UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

McDERMOTT INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, par value $1.00 per share, of McDermott International, Inc. (the “MII Common Stock”); guaranty by McDermott International, Inc. of the price of the shares of the MII Common Stock (the “Guaranty”); and 7.5% notes of McDermott Incorporated (the “MI Notes”).

(2)	Aggregate number of securities to which transaction applies: 4.75 million shares of MII Common Stock; the Guaranty; and $92 million principal amount of MI Notes.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $30,068,000, $49,014,000 and $85,571,000, representing the present value of the MII Common Stock, the Guaranty and the MII Notes, respectively, proposed to be issued to an asbestos personal injury trust as described in the attached Preliminary Proxy Statement.

(4)	Proposed maximum aggregate value of transaction: $164,653,000

(5)	Total fee paid: $32,931

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

McDermott International, Inc.

Bruce W. Wilkinson	1450 Poydras Street
Chairman of the Board and	P.O. Box 61961
Chief Executive Officer	New Orleans, Louisiana 70161-1961

November 17, 2003

Dear Stockholder:

We invite you to attend a special meeting of stockholders of McDermott International, Inc., which we have called to ask our stockholders to consider and vote on a resolution relating to the proposed settlement of the Chapter 11 proceedings involving The Babcock & Wilcox Company, a significant subsidiary of McDermott. We have scheduled this meeting to take place on Wednesday, December 17, 2003, in the Pelican I Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 1:30 p.m. local time. The accompanying proxy statement provides information about the proposed settlement. You should consider this information, including the discussion of the risks associated with the proposed settlement which appears beginning on page 10, before voting on the proposed resolution. Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed resolution.

If EquiServe Trust Company, N.A., our transfer agent and registrar, holds your shares of record, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name, it has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares. If you attend the meeting, you may change your vote at that time.

Thank you for your interest in our company.

Sincerely yours,

BRUCE W. WILKINSON

    McDermott International, Inc.

1450 Poydras Street

P.O. Box 61961

New Orleans, Louisiana 70161-1961

Notice of Special Meeting of Stockholders

A special meeting of the stockholders of McDermott International, Inc., a Panamanian corporation, will be held in the Pelican I Room of the Hotel Inter-Continental at 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, December 17, 2003, at 1:30 p.m. local time, for the following purpose:

To consider and vote on the adoption of a resolution to:

•	approve the proposed settlement agreement relating to the Chapter 11 bankruptcy proceedings involving The Babcock & Wilcox Company, a significant subsidiary of McDermott;

•	authorize and approve the settlement contemplated by the proposed settlement agreement, including the disposition of assets of McDermott in the settlement, as provided in the proposed settlement agreement; and

•	authorize McDermott’s execution and delivery of, and performance under, the proposed settlement agreement, in substantially the form the stockholders approve, with such modifications or changes as the Board of Directors may approve;

in each case subject to the subsequent approval of the proposed settlement and settlement agreement by the Board of Directors of McDermott, after consideration of any developments that may occur prior to the effective date of the related joint plan of reorganization that has been proposed in connection with the Chapter 11 bankruptcy proceedings referred to above, including developments involving the currently pending federal legislation relating to an overall resolution of asbestos-related personal injury claims in the United States, all as the enclosed proxy statement describes.

The enclosed proxy statement sets forth the proposed resolution under the caption “The Special Meeting—General.” Appendix A to the enclosed proxy statement includes a copy of the proposed settlement agreement, in substantially complete form.

If you were a stockholder as of the close of business on November 7, 2003, you are entitled to vote at the meeting and at any adjournment thereof.

Please indicate your vote by following the instructions the enclosed proxy card or voting instruction form provides, whether or not you plan on attending the meeting. If you attend the meeting, you may change your vote at that time if you so desire.

By Order of the Board of Directors,

JOHN T. NESSER, III

Secretary

Dated: November 17, 2003

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Summary Term Sheet

This term sheet summarizes information relating to the proposed resolution we describe below. You should carefully read this entire proxy statement and the other documents to which it refers you for more complete information relating to that resolution. For instructions on obtaining more information, see “Where You Can Find More Information” on page 49.

The Proposed Resolution (see page 12)

Background.    The Board of Directors of McDermott International, Inc., a Panamanian corporation (“McDermott”), has called the special meeting of stockholders of McDermott (the “Special Meeting”) and is soliciting proxies of McDermott’s stockholders for a vote at the Special Meeting on a resolution relating to a proposed settlement agreement (the “Settlement Agreement”) that would resolve the Chapter 11 proceedings involving The Babcock & Wilcox Company, a Delaware corporation and an indirect wholly owned subsidiary of McDermott (“B&W”), and three of B&W’s subsidiaries as debtors (collectively with B&W, the “Chapter 11 Debtors”). Those proceedings are pending in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”).

The Chapter 11 Debtors filed for protection under Chapter 11 of the U.S. Bankruptcy Code on February 22, 2000, in response to increases in the amounts being demanded to settle asbestos-related personal injury claims that put an extraordinary strain on B&W’s historical claims resolution process, left B&W with no practicable means of resolving the claims through out-of-court settlement and threatened B&W’s financing capability and long-term prospects. The Chapter 11 Debtors took this action as a means to determine and comprehensively resolve all pending and future asbestos-related liability claims against them. After the filing, an asbestos claimants’ committee (the “ACC”) formed to represent the rights of asbestos-related personal injury claimants, and the Bankruptcy Court appointed a future claimants’ representative (the “FCR”) to represent the rights of persons who might subsequently assert future asbestos-related personal injury claims.

Parties to the Proposed Settlement Agreement.    The parties to the Settlement Agreement would be:

•	McDermott;

•	McDermott Incorporated, a Delaware corporation and a wholly owned subsidiary of McDermott (“MI”);

•	Babcock & Wilcox Investment Company, a Delaware corporation and a wholly owned subsidiary of MI (“BWICO”);

•	the Chapter 11 Debtors;

•	the ACC; and

•	the FCR.

Appendix A to this proxy statement includes a copy of the Settlement Agreement, in substantially complete form.

Consideration to be provided under the Proposed Settlement.    Under the terms of the Settlement Agreement and a related plan of reorganization the Chapter 11 Debtors, the ACC, the FCR and MI have jointly proposed (the “Joint Plan”), a trust (the “Asbestos PI Trust”) will be formed to process and pay asbestos-related personal injury claims against B&W and its subsidiaries. The Asbestos PI Trust would be funded by issuances or transfers of:

•	all the capital stock of B&W;

•	4.75 million shares of common stock of McDermott, with a guaranty from McDermott that those shares will have a value of no less than $19 per share on the third anniversary of the date of issuance; and

•	$92 million principal amount of notes of MI, guaranteed by McDermott, bearing interest at 7.5% annually, with payments to be made over an 11-year term.

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McDermott and most of its subsidiaries would also contribute specified insurance rights to the Asbestos PI Trust. See “Description of the Settlement Agreement and Related Agreements—The Settlement Agreement—Creation of the Asbestos PI Trust and Contribution of Assets.”

The Joint Plan and the Settlement Agreement also contemplate the formation of separate trusts for the benefit of holders of asbestos-related property damage claims against the Chapter 11 Debtors and holders of claims for nuclear-related liabilities allegedly arising from the operation of two nuclear fuel processing facilities in Apollo and Parks Township, Pennsylvania. Those trusts would be funded primarily through specified cash contributions and assignments of applicable insurance rights.

Benefits of the Proposed Settlement.    The benefits we expect to obtain from the proposed settlement include the following:

•	B&W and its subsidiaries (the “B&W Entities”) would generally release McDermott and its other subsidiaries (the “McDermott Entities”) from, and B&W and/or the Asbestos PI Trust would indemnify the McDermott Entities with respect to, claims arising out of their ownership of the Chapter 11 Debtors, including the asbestos-related personal injury claims attributable to the business and operations of the B&W Entities;

•	the McDermott Entities would receive the protection of a “channeling” injunction under Section 524(g) of the U.S. Bankruptcy Code, which would “channel” all pending and future asbestos-related personal injury claims attributable to the business and operations of the B&W Entities to the Asbestos PI Trust;

•	the McDermott Entities would be released and indemnified from, and entitled to the protection of a channeling injunction for, all pending and future asbestos-related property damage claims attributable to the business and operations of the B&W Entities;

•	the McDermott Entities would be released and indemnified from, and entitled to the protection of a channeling injunction for, all pending and future alleged nuclear-related liabilities arising from the operation of two nuclear fuel processing facilities in Apollo and Parks Township, Pennsylvania;

•	McDermott’s captive insurance subsidiaries, which provided insurance coverage to the B&W Entities for specified risks, and/or reinsured against specified risks, would generally be entitled to the same release, indemnification and channeling injunction protections as described above;

•	the McDermott Entities would be relieved of payment obligations on approximately $37 million of intercompany indebtedness owed to the B&W Entities, as well as various other existing and contingent intercompany obligations to the B&W Entities; and

•	the ACC and the FCR would terminate their appeal of a favorable ruling by the Bankruptcy Court validating a corporate reorganization we completed in 1998, which involved B&W’s cancellation of a $313 million intercompany note receivable and transfers of substantial assets from B&W to BWICO, including transfers of all the capital stock of several operating subsidiaries.

The protections to be provided to us with regard to asbestos-related liabilities would only apply to liabilities attributable to the business and operations of the B&W Entities and would not apply to any asbestos-related liabilities for which any of the McDermott Entities may otherwise have responsibility. See “Description of the Settlement Agreement and Related Agreements—The Settlement Agreement.”

Tax Considerations.    The settlement would generate significant tax benefits, which MI and B&W would share under the terms of a proposed tax separation agreement that the Settlement Agreement includes as an exhibit. This tax separation agreement would allocate those tax benefits as follows:

•	MI would have the economic benefit of any tax deductions arising from the transfer of the McDermott common stock, payments on the MI promissory notes and any payments made under the share price guarantee; and

•	B&W would have the economic benefit of any tax deductions arising from the contribution of its common stock and any cash payments made to the Asbestos PI Trust, other than payments on the MI promissory notes or the share price guarantee.

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Neither B&W nor MI would be entitled to a deduction to the extent that the trusts are funded through insurance proceeds or the proposed transfer of rights under various insurance policies. The proposed tax separation agreement provides that MI and B&W will be entitled to their respective economic benefits on a proportionate basis, as the deductions resulting from the property transferred to the Asbestos PI Trust are used to offset income of either the MI consolidated group or B&W. See “Description of the Settlement Agreement and Related Agreements–The Proposed Tax Separation Agreement.”

Risks Associated with the Proposed Settlement.    Some of the risks associated with the proposed settlement include the following:

•	the risk that, if our stockholders adopt the proposed resolution and the Joint Plan is consummated, we may not be able to take advantage of any subsequently enacted federal legislation that would address the resolution of asbestos-related personal injury claims throughout the United States, whether now or later proposed, and any such legislative resolution could be less costly to us than the proposed settlement;

•	the risk that, if our common stock does not reach a value of $19 per share by the third anniversary of the settlement effective date, we may have a potentially substantial obligation to transfer cash or up to 12.5 million additional shares of our common stock to the Asbestos PI Trust; and

•	the risks associated with MI’s issuance of $92 million in aggregate principal amount of promissory notes, including the annual debt service obligations and the impact of those obligations on our liquidity and our access to capital.

On the other hand, if our stockholders do not adopt the proposed resolution, or if the proposed settlement otherwise is not consummated for any reason, and the prospect of federal legislation does not materialize, the Bankruptcy Court will be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings outside of the control of management of the Chapter 11 Debtors, potentially followed by a conversion or dismissal of the Chapter 11 proceedings as described below;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.

In the case of each of these alternatives, we would continue to be subject to substantial risks and uncertainties associated with the pending and future asbestos-related liabilities and other liabilities of B&W and the other Chapter 11 Debtors. Any one of these alternatives could ultimately result in the return to the courts of the approximately 300,000 asbestos-related personal injury and related-party claims, as well as a substantial number of asbestos-related property damage claims and claims relating to the Apollo and Parks Township facilities, which are currently pending and proposed to be resolved through the proposed settlement. Each of these alternatives could also result in the resumption of litigation relating to the corporate reorganization we completed in 1998. As a result of these risks and uncertainties, we cannot predict the outcome if the proposed settlement fails; however, any such outcome could have a material and adverse impact on us and the market value of our common stock. See “Risk Factors.”

Conditions.    There are numerous conditions to the proposed settlement, including that the Joint Plan must be confirmed and become effective. The Joint Plan sets forth various conditions to confirmation, including numerous required findings of fact and conclusions of law by the Bankruptcy Court or the United States District Court for the Eastern District of Louisiana (the “District Court”), as well as the approval of the proposed resolution by our

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stockholders, with the requisite vote as described below under “—The Special Meeting—Vote Required for Approval.” The Joint Plan also establishes various conditions that must be satisfied after its confirmation and before it will become effective. These conditions include, among others, the following:

•	specified court orders, including a confirmation order and an order or orders entering specified injunctions, including the Asbestos PI Trust Channeling Injunction and the other channeling injunctions the Joint Plan contemplates, must have been entered or affirmed by the District Court, and those orders must have become final and nonappealable and those injunctions must be in full force and effect;

•	the applicable parties to the documents ancillary to the Joint Plan, to implement the proposed settlement and the other provisions of the Joint Plan, must have executed and delivered those documents;

•	the Chapter 11 Debtors must have obtained new financing arrangements to support their operations on their exit from the Chapter 11 proceedings;

•	the ACC and the FCR must have dismissed with prejudice their appeal from the decision in the adversary proceeding relating to the corporate reorganization we completed in 1998; and

•	the Settlement Agreement must be approved by our Board of Directors, and that approval must be as of a date not more than 30 days prior to the effective date of the Joint Plan.

While it is possible that conditions to confirmation or effectiveness may be waived, any such waiver would require unanimous agreement among the plan proponents. See “Description of the Settlement Agreement and Related Agreements—The Settlement Agreement—Conditions.”

Accordingly, even assuming adoption of the proposed resolution at the Special Meeting, we can provide no assurance that the Joint Plan will be confirmed and become effective and that the proposed settlement will be consummated.

The Proposed Resolution.    We are asking you to consider and vote on the adoption of a resolution relating to the Settlement Agreement, subject to the approval of the proposed settlement and Settlement Agreement by the Board of Directors of McDermott, after consideration, at a later date, of any subsequent developments that may occur prior to the effective date of the Joint Plan, including any developments involving the currently pending federal legislation relating to an overall resolution of asbestos-related personal injury claims in the United States. The proposed resolution would, subject to the McDermott Board approval described above, which would not be provided more than 30 days before the effective date of the Joint Plan:

•	approve the Settlement Agreement;

•	authorize and approve the settlement the Settlement Agreement contemplates, including the disposition of assets in the settlement, as provided in the Settlement Agreement; and

•	authorize McDermott’s execution and delivery of, and performance under, the Settlement Agreement, in substantially the form our stockholders approve, with such modifications or changes as our Board of Directors may later approve.

Approval of the proposed resolution would facilitate the proposed settlement, but it will not bind us to the Settlement Agreement. We would only become bound to the Settlement Agreement when the Joint Plan becomes effective, and the Joint Plan cannot become effective without the subsequent Board approval we have described above, which would not be provided more than 30 days before the effective date of the Joint Plan. The proposed resolution is set forth below under the caption “The Special Meeting—General.”

As we have indicated above, adoption of the proposed resolution is only one of a significant number of conditions precedent to the confirmation of the Joint Plan and the consummation of the proposed settlement. Our Board of Directors believes that adoption of the proposed resolution at the Special Meeting would facilitate progress on the proposed settlement while permitting the Board to consider further developments, including developments involving the currently pending federal legislation relating to an overall resolution of asbestos-related personal injury claims in the United States. However, you should note that, if our stockholders adopt the proposed resolution at the Special

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Meeting, we do not anticipate re-soliciting our stockholders prior to the proposed settlement taking effect unless we subsequently propose to amend the Joint Plan after the date of this proxy statement, or we subsequently propose to waive a condition to confirmation or effectiveness of the Joint Plan, and such amendment or waiver would be material to our stockholders, in which case we would re-solicit the vote of our stockholders.

Timetable for Confirmation of the Joint Plan.    The Joint Plan is subject to ongoing confirmation proceedings, in the following sequence. First, the Bankruptcy Court will conduct plan confirmation hearings, which began on September 22, 2003 and will continue at least into December 2003. The Bankruptcy Court has indicated that it may take a substantial period of time to prepare written proposed findings that would be submitted to the District Court. Thereafter, the District Court may oversee additional hearings and briefing and may issue a plan confirmation order. If the District Court confirms the Joint Plan, one or more parties may appeal any such confirmation order to the U.S. Court of Appeals for the Fifth Circuit in appellate proceedings that could last for a year or more. We do not currently expect that our Board would give the final Board approval which is a condition to the effectiveness of the Joint Plan until the District Court has issued the confirmation order and any related appeals have been resolved. As we have noted above, the Board will have the opportunity to consider any developments that occur during the period from the date of the Special Meeting through the date the Board provides its final approval, including any developments involving the currently pending federal legislation relating to an overall resolution of asbestos-related personal injury claims in the United States.

The Special Meeting (see page 12)

Time, Date and Place.    We will hold the Special Meeting on December 17, 2003 in the Pelican I Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 1:30 p.m. local time.

Record Date and Who May Vote.    Only holders of record of our common stock as of the close of business on November 7, 2003 will be entitled to notice of and to vote at the Special Meeting. On that date, 66,001,534 shares of our common stock were outstanding. Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

How to Vote.    You can vote your shares where indicated by the instructions set forth on the proxy card, including by the Internet or by telephone, or you can attend and vote your shares at the Special Meeting.

How to Change Your Vote.    You may change your vote by submitting notice to the Corporate Secretary as described in this proxy statement or by attending the Special Meeting and voting in person. If you have instructed a broker or bank to vote your shares, follow the directions you receive from your broker or bank to change those instructions.

Quorum.    A majority of our outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the Special Meeting.

Vote Required for Approval.    The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting is required to approve the proposed resolution, provided that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the outstanding shares of our common stock outstanding and entitled to vote on the proposed resolution.

Recommendation of our Board of Directors (see page 25)

Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed resolution. For a discussion of the factors our Board of Directors considered in determining to make its recommendation, see “The Proposed Settlement—Recommendation of the Board.”

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Questions and Answers About the Proposed Settlement

and the Special Meeting

Questions About the Proposal

Q:	What are we being asked to approve?

A:	You will be asked to consider and vote on the adoption of a resolution relating to the Settlement Agreement, subject to the approval of the proposed settlement and Settlement Agreement by the Board of Directors of McDermott, after consideration, at a later date, of any subsequent developments that may occur prior to the effective date of the Joint Plan, including any developments involving the currently pending federal legislation relating to an overall resolution of asbestos-related personal injury claims in the United States. The proposed resolution would, subject to the McDermott Board approval described above, which would not be provided more than 30 days before the effective date of the Joint Plan:

•	approve the Settlement Agreement;

•	authorize and approve the settlement the Settlement Agreement contemplates, including the disposition of assets of McDermott in the settlement, as provided in the Settlement Agreement; and

•	authorize McDermott’s execution and delivery of, and performance under, the Settlement Agreement, in substantially the form our stockholders approve, with such modifications or changes as our Board of Directors may later approve.

Approval of the proposed resolution would facilitate the proposed settlement, but it will not bind us to the Settlement Agreement. We would only become bound to the Settlement Agreement when the Joint Plan becomes effective, and the Joint Plan cannot become effective without the subsequent Board approval we have described above. The proposed resolution is set forth below under the caption “The Special Meeting—General.” A copy of the Settlement Agreement is attached to this proxy statement as Appendix A.

Q:	Is a stockholder vote necessary to consummate the proposed settlement?

A:	Yes. The Settlement Agreement requires, as a condition to its effectiveness, and the Joint Plan requires, as a condition to its confirmation, the approval of the Settlement Agreement, and the settlement it contemplates, by the affirmative vote of a majority of the shares of McDermott common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter, provided that, in order for the vote to be effective, the number of shares of McDermott common stock for which votes are cast in favor of the proposal must represent at least 50% of the voting power of all of the shares of McDermott common stock outstanding and entitled to vote on the matter. See “The Special Meeting—Vote Required and How Votes Are Counted.”

Q:	In view of the proposed legislation being considered by the U.S. Senate to resolve pending and future asbestos-related personal injury claims in the United States, why are we being asked to vote on the proposed resolution now?

A:

Our schedule for the Special Meeting has been driven in large part by the schedule established by the Bankruptcy Court to move the Chapter 11 proceedings toward a conclusion. The Bankruptcy Court previously established August 29, 2003 as the deadline for all claimants to vote on the Joint Plan and established September 22, 2003 as the date on which hearings on the confirmation of the Joint Plan will commence. The ACC and the FCR urged the Court to consider their position that the asbestos-related personal injury claimants should not have to become bound by their vote on the Joint Plan before McDermott’s stockholders vote on the proposed settlement. In response, the Bankruptcy Court modified its previous order, effectively extending the period of time for the asbestos-related personal injury claimants to complete their voting on the Joint Plan until November 25, 2003. In connection with that extension, we stated our intention to convene the Special Meeting as promptly as practicable. Significantly, because our Board of Directors will have an opportunity to review any further developments, including developments involving the proposed federal legislation that occur before the Board provides the approval that is a condition to the Joint Plan becoming effective, based on the current version of the pending legislation, we

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believe we would still have the opportunity to take advantage of any favorable legislation that may be adopted before the effective date of the Joint Plan, so long as that legislation is not amended or modified to provide for an exclusion that would apply to the Joint Plan as a result of the adoption of the proposed resolution or the confirmation of the Joint Plan, or for some other reason. However, you should note that, if our stockholders adopt the proposed resolution at the Special Meeting, we do not anticipate re-soliciting our stockholders prior to the proposed settlement taking effect unless we subsequently propose to amend the Joint Plan after the date of this proxy statement, or we subsequently propose to waive a condition to confirmation or effectiveness of the Joint Plan, and that such amendment or waiver would be material to our stockholders, in which case we would re-solicit the vote of our stockholders. See “Risk Factors.”

Q:	What will happen if the proposed resolution is not approved?

A:	If the proposed resolution is not approved at the Special Meeting, or if the proposed settlement is not implemented for any other reason, the Bankruptcy Court will be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings outside of the control of management of the Chapter 11 Debtors, potentially followed by a conversion or dismissal of the Chapter 11 proceedings as described below;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.

Our Board of Directors considered each of these alternatives in determining to recommend the proposed resolution for adoption by our stockholders. In the case of each of these alternatives, McDermott would continue to be subject to various risks and uncertainties associated with the pending and future asbestos-related liabilities of B&W and the other Chapter 11 Debtors (in the absence of federal legislation that comprehensively resolves those liabilities). These risks and uncertainties include potential future rulings by the Bankruptcy Court, the District Court or other courts that could be adverse to us and the risks and uncertainties associated with appeals from the rulings issued by the Bankruptcy Court relating to the corporate reorganization we completed in 1998, which involved transfers of substantial assets from B&W to BWICO, and other matters. See “Risk Factors” and “The Proposed Settlement—Background of the Proposed Settlement—Alternatives to the Settlement Agreement.”

Q:	What factors did the Board of Directors take into consideration in making its determination to recommend the proposed resolution? Why has the Board recommended that I vote to approve the proposed resolution?

A:

In determining to make its recommendation, the Board considered the substantial benefits we would derive from the proposed settlement, including the benefits we have outlined above under “Summary Term Sheet–The Proposed Resolution–Benefits of the Proposed Settlement.” The Board also considered the factors discussed under “Risk Factors” and the alternatives discussed under “The Proposed Settlement—Background of the Proposed Settlement—Alternatives to the Settlement Agreement,” each of which would result in our continuing to be subject to substantial risks and uncertainties associated with the pending and future asbestos-related liabilities and other liabilities of B&W and the other Chapter 11 Debtors. In addition, the Board considered the need to bring the Chapter 11 proceedings to a close, given the fact that the Chapter 11 proceedings have required significant amounts of attention from our senior management and have resulted in substantial uncertainties for our customers, suppliers and financing sources, as well as in the market for our common stock and other securities. The Board also considered the fact that the adoption of the proposed resolution by our stockholders is only one of a significant number of conditions precedent to the confirmation of the Joint Plan and consummation of the proposed settlement, and that adoption of the proposed resolution at the Special Meeting would facilitate progress on the proposed settlement while permitting the Board to consider, at a later date, further developments, including

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developments involving the proposed federal legislation, before the proposed settlement is finalized. See “The Proposed Settlement—Recommendation of the Board.”

Q:	What will our business be if the proposed settlement is consummated?

A:	Following the settlement, McDermott will continue to own its Marine Construction Services and Government Operations business segments. McDermott will no longer own the Power Generation Systems business segment because it will no longer have any equity interest in B&W. See “Information About McDermott and its Subsidiaries.”

Q:	What will be the accounting treatment for the proposed settlement?

A:	As a result of the Chapter 11 filing, beginning on February 22, 2000, we stopped consolidating the results of operations of the B&W Entities in our financial statements and we began accounting for our investment in B&W under the cost method. Due to the increased uncertainty with respect to the amounts, means and timing of the ultimate settlement of the numerous asbestos-related claims and the recovery of our investment in B&W, we wrote off our net investment in B&W in the quarter ended June 30, 2002. In addition, as of December 31, 2002, we established an estimate for the cost of the proposed settlement of $110 million, including tax expense of $23.6 million, reflecting our estimate of the present value of our contemplated contributions to the trusts as outlined above. At September 30, 2003, we updated our estimated cost of the proposed settlement and, for the nine months ended September 30, 2003, we recorded an aggregate $8.2 million increase in the provision for settlement. If the proposed settlement is finalized, the final value of the overall settlement may differ significantly from the estimates currently recorded, depending on a variety of factors. We will revalue the estimate of the proposed settlement on a quarterly basis and at the time the securities are issued. See “The Proposed Settlement—Accounting Treatment.”

Questions About Voting

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on December 17, 2003 in the Pelican I Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 1:30 p.m. local time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Only holders of record of our common stock as of the close of business on November 7, 2003 will be entitled to notice of and to vote at the Special Meeting. On that date, 66,001,534 shares of our common stock were outstanding.

Q:	How do I vote?

A:	If your shares are held of record with EquiServe Trust Company, N.A., our transfer agent and registrar, you can vote your shares where indicated by the instructions set forth on the proxy card, including by the Internet or telephone, or you can attend and vote your shares at the Special Meeting. If your shares are held by a broker or other nominee (i.e., in “street name”), they have enclosed a voting instruction form, which you should use to vote those shares. Whether you have the option to vote those shares by telephone or by using the Internet is indicated on the voting instruction form.

Q:	What is the vote required for adoption of the proposed resolution?

A:	As provided in the Settlement Agreement, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting is required to approve the proposed resolution, provided that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the proposed resolution.

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Q:	How will votes be counted?

A:	The Special Meeting will be held if a quorum, consisting of a majority of our outstanding shares of common stock as of November 7, 2003, the record date, is represented in person or by proxy. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. Broker non-votes are shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter.

Q:	Who will count the votes?

A:	Votes cast by proxy or in person will be counted by one or more persons we appoint to act as inspectors for the Special Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you hold your shares in “street name,” your broker will not be able to vote your shares unless the broker receives appropriate instructions from you. We recommend that you contact your broker for directions on how to instruct your broker to vote your shares.
Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Just send in a written notice to our Corporate Secretary or simply attend the Special Meeting and vote in person. Attending the Special Meeting, however, will not revoke your proxy unless you vote at the Special Meeting.

Q:	Will I have dissenters rights?

A:	No. Under Panamanian law, you will have no dissenters rights in connection with the adoption of the proposed resolution or the consummation of the proposed settlement.

Q:	Who should I call if I have questions?

A:	If you have questions relating to the proposed resolution or the Special Meeting, please contact our Corporate Secretary at the following address or telephone number:

McDermott International, Inc.

1450 Poydras Street

New Orleans, Louisiana 70112-6050

Attention: John T. Nesser, III or

Liane K. Hinrichs

Telephone: (504) 587-5400

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Cautionary Statement Regarding Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this proxy statement which are forward-looking and provide other than historical information involve risks and uncertainties that may result in actual outcomes or results that differ from those indicated in the forward-looking statements. The forward-looking statements in this proxy statement include, among other things, statements about: conditions to the consummation and the effectiveness of the Joint Plan and Settlement Agreement; alternatives to the Joint Plan and Settlement Agreement; the estimated cost of the proposed settlement of the Chapter 11 proceedings; the estimated cost of contributions to a proposed national trust fund to resolve asbestos-related personal injury claims based on the provisions of legislation currently pending before the U.S. Senate; and the timing of the submission of that legislation to a vote of the U.S. Senate. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are subject to various underlying assumptions, uncertainties and risks. If underlying assumptions prove incorrect, or if one or more of these risks materialize, actual outcomes or results may vary materially from those expected. For a more complete discussion of these and other risk factors, see “Risk Factors” below and the information in our annual report on Form 10-K for the year ended December 31, 2002 and our 2003 quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, which are incorporated into this proxy statement by reference.

Risk Factors

You should carefully consider the following risks related to the proposed settlement. For information about risks associated with McDermott’s business, see McDermott’s annual report on Form 10-K for the year ended December 31, 2002, which is incorporated into this proxy statement by reference. See “Where You Can Find More Information.”

If you vote to approve the proposed resolution and the Joint Plan becomes effective, the Chapter 11 Debtors may not qualify for participation under the terms of federal legislation addressing the resolution of asbestos claims, if any such legislation is subsequently enacted.

The Fairness in Asbestos Injury Resolution Act of 2003, a bill introduced in the U.S. Senate in May 2003, would create a privately funded, federally administered fund for a national asbestos injury claims program. It is uncertain whether this bill will ever be presented for a vote or passed by the Senate or the U.S. House of Representatives or whether it will be signed into law. As currently drafted, we believe we would have the opportunity to take advantage of this proposed legislation if it is enacted before the effective date of the Joint Plan. In fact, the proposed resolution contemplates that our Board would consider developments involving, among other things, this proposed legislation before giving the final Board approval which is a condition to the effectiveness of the Joint Plan. However, the legislative process is uncertain and there is some risk that the proposed legislation could be enacted after it is amended or modified to provide for an exclusion that would apply to the Joint Plan, as a result of the adoption of the proposed resolution or the confirmation of the Joint Plan, or for some other reason. Furthermore, if our Board provides its final approval and the Joint Plan becomes effective, it is unlikely that we would be able to avail ourselves of a more favorable outcome under any legislation that may be enacted after the Joint Plan becomes effective. See “Fairness in Asbestos Injury Resolution Act of 2003” for more information regarding the proposed legislation.

MI’s issuance of $92 million in aggregate principal amount of promissory notes in the proposed settlement would create significant debt service obligations, and those obligations could adversely impact our liquidity and access to capital.

The $92 million in aggregate principal amount of MI promissory notes that would be issued under the Settlement Agreement would represent significant additional indebtedness for us on a consolidated basis and would require payments of principal of $8.4 million per year, plus interest at the rate of 7.5% per year, over an 11-year period. While our management believes that, even with the addition of this new debt, our consolidated indebtedness on effectiveness of the proposed settlement would be reasonable in relation to our projected capitalization and working capital positions, the increased level of indebtedness and increased debt service obligations would increase our vulnerability to

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cyclical declines in our businesses. More specifically, our increased level of consolidated indebtedness and debt service requirements could affect our operations and expose us to greater risks during a cyclical decline in several ways, including:

•	a greater percentage of our cash flow would be required to be used to service debt obligations;

•	we may not be able to generate sufficient cash flow from operations to enable us to meet all of our debt service and other fixed-charge requirements;

•	we may not be able to obtain additional financing for working capital, capital expenditures or general corporate and other purposes; and

•	our flexibility in planning for, or reacting to changes in, our businesses and the industries in which we compete may be limited.

If our common stock does not reach a value of $19 per share by the third anniversary of the settlement effective date, we may have a potentially substantial obligation to transfer cash or up to 12.5 million additional shares of our common stock to the Asbestos PI Trust under the terms of the Settlement Agreement.

Under the terms of the Settlement Agreement, on the effective date of the Joint Plan, we would transfer, or cause one of our subsidiaries to transfer, 4.75 million shares of our common stock to the Asbestos PI Trust, all of which will initially be subject to a guaranteed share value. The Settlement Agreement would also obligate us to transfer to the Asbestos PI Trust the excess, if any, of $19 over the current value of our common stock multiplied by the aggregate number of shares held by the Asbestos PI Trust on the third anniversary of the effective date of the Joint Plan. We must satisfy this obligation with cash or shares of our common stock by the third business day following the third anniversary of the effective date of the Joint Plan. If we elect to satisfy the obligation in shares of our common stock, our obligation would not exceed the issuance of 12.5 million shares.

On November 13, 2003, the last reported sales price of our common stock on the New York Stock Exchange was $8.82 per share. If our common stock remains at or near its current price, satisfaction of this obligation could have a material effect on our financial condition and could be dilutive to our existing stockholders. We encourage you to read the description of the Settlement Agreement in “Description of the Settlement Agreement and Related Agreements – The Settlement Agreement” and the Settlement Agreement itself, attached as Appendix A, to fully understand this obligation.

If the prospect of federal legislation effectively addressing the liability of the Chapter 11 Debtors for asbestos-personal injury claims does not materialize and the proposed settlement is not effected for any reason, either because the proposed resolution is not adopted at the Special Meeting or because any of the many other conditions to the proposed settlement are not satisfied, our inability to consummate the proposed settlement could have a material adverse effect on our company.

If the proposed resolution is not adopted, or if the proposed settlement is not consummated for any other reason, and the prospect of federal legislative relief does not materialize, the Bankruptcy Court will be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.

In the case of each of these alternatives, we would continue to be subject to substantial risks and uncertainties associated with the pending and future asbestos-related liabilities and other liabilities of B&W and the other Chapter 11 Debtors. Any one of these alternatives could ultimately result in the return to the courts of the approximately 300,000 asbestos-related personal injury and related-party claims, as well as a substantial number of asbestos-related property

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damage claims and claims relating to the Apollo and Parks Township facilities, which are currently pending and proposed to be resolved through the proposed settlement. Each of these alternatives could also result in the resumption of litigation relating to the corporate reorganization we completed in 1998. As a result of these risks and uncertainties, we cannot predict the outcome if the proposed settlement fails; however, any such outcome could have a material and adverse impact on us and the market value of our common stock. See “The Proposed Settlement – Background of the Proposed Settlement.”

The Special Meeting

General

We are mailing this proxy statement and accompanying proxy card to our stockholders beginning on November 17, 2003. Our Board of Directors is soliciting your proxy to vote your shares at a Special Meeting to be held on December 17, 2003. We have called the Special Meeting to ask our stockholders to consider and vote on the following resolution:

RESOLVED, that the stockholders of McDermott International, Inc., a Panamanian corporation (“McDermott”), hereby:

(1) approve the form, terms and provisions of the Settlement Agreement to be entered into by and among McDermott, McDermott Incorporated, a Delaware corporation and a wholly owned subsidiary of McDermott (“MI”), Babcock & Wilcox Investment Company, a Delaware corporation and a wholly owned subsidiary of MI (“BWICO”), The Babcock & Wilcox Company, a Delaware corporation and a wholly owned subsidiary of BWICO (“B&W”), Diamond Power International, Inc., a Delaware corporation and a wholly owned subsidiary of B&W (“DPII”), Americon, Inc., a Delaware corporation and a wholly owned subsidiary of B&W (“Americon”), Babcock & Wilcox Construction Co., Inc., a Delaware corporation and a wholly owned subsidiary of Americon (together with B&W, DPII and Americon, the “Chapter 11 Debtors”), the Asbestos Claimants’ Committee in the Chapter 11 bankruptcy proceedings involving the Chapter 11 Debtors as debtors-in-possession, which are pending in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Chapter 11 proceedings”), and the Legal Representative for Future Asbestos-Related Claimants in the Chapter 11 proceedings, in the form attached as Appendix A to the proxy statement of MII dated as of November 17, 2003, relating to the special meeting of stockholders of McDermott held on December 17, 2003 (the “Settlement Agreement”);

(2) authorize and approve the settlement contemplated by the Settlement Agreement, including the disposition of the assets of McDermott in the Settlement, as provided in the Settlement Agreement; and

(3) authorize McDermott’s execution and delivery of, and performance under, the Settlement Agreement, in substantially the form hereby approved, with such modifications or changes thereto as may be approved by the Board of Directors of McDermott;

provided, however, that the foregoing approvals and authorizations shall be subject to the approval of the Board of Directors, after the date of adoption of this resolution but prior to the “Effective Date” (as that term is used in the Settlement Agreement), of the terms and provisions of the Settlement Agreement (as the same may be modified or changed in accordance with the foregoing clause (3)), after consideration of any developments that may occur, between the date of adoption of this resolution by the stockholders of McDermott and the Effective Date, including any developments involving the pending United States federal legislation entitled “The Fairness in Asbestos Injury Resolution Act of 2003” (Senate Bill 1125).

We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation for a fee that will not exceed $25,000, plus out-of-pocket expenses. In addition to solicitation by mail and by The Proxy Advisory Group of Strategic Stock Surveillance, LLC, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse it for its reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of McDermott

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Incorporated and Participating Subsidiary and Affiliated Companies or the Thrift Plan for Salaried Employees of Babcock & Wilcox Canada, the trustees of those plans have sent you this proxy statement and a voting instruction form, which you can use to direct the trustees on how to vote your plan shares.

Record Date and Who May Vote

Our Board of Directors selected November 7, 2003 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, EquiServe Trust Company, N.A., on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Special Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Special Meeting. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.

On the Record Date, 66,001,534 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

How to Vote

You can vote your shares in person at the Special Meeting or vote now by giving us your proxy. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time. If your shares are held in street name, the broker or nominee that holds your shares will need to obtain your authorization in order to have the authority to vote those shares for or against the proposed resolution and has enclosed a voting instruction form with this proxy statement for that purpose. It will vote your shares as you direct on its voting instruction form. You can vote by completing the enclosed proxy card or voting instruction form and returning it in the enclosed U.S. postage prepaid envelope. If your shares are held in street name and you want to vote your shares in person at the Special Meeting, you must obtain a valid proxy from your broker or nominee.

If you hold your shares of record, you also will be able to give us your proxy by calling a toll-free telephone number or using the Internet — 24 hours a day, seven days a week. If your shares are held in street name, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares. In either case, you should refer to the instructions provided in the enclosed proxy card or voting instruction form. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form covers only those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote

You may change your proxy voting instructions at any time prior to the stockholder vote at the Special Meeting. For shares held of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Special Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Special Meeting, you must obtain a valid proxy from the broker or nominee that holds such shares for you.

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Quorum

The Special Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on the proposed resolution. Broker non-votes (i.e., shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on the proposed resolution) also will count for quorum purposes.

Vote Required and How Votes Are Counted

As provided in the Settlement Agreement, the adoption of the proposed resolution requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter, provided that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the matter. The shares of “common stock outstanding and entitled to vote on the matter” are all the shares that were outstanding as of the record date, excluding treasury shares.

You may vote “FOR” or “AGAINST” or abstain from voting on the proposal. If you submit a signed proxy card without specifying your vote, your shares will be voted “FOR” the approval of the Settlement Agreement.

Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for the proposal, they have the same effect as votes “AGAINST” the proposal.

If you hold your shares in street name and you do not instruct your broker or nominee how to vote those shares, it may vote your shares as it decides only as to matters for which it has discretionary authority under New York Stock Exchange rules. Those rules will not permit brokers or other nominees to exercise their discretionary authority with respect to the vote on the proposed resolution. Accordingly, shares held by brokers or other nominees as to which they have not received voting instructions from the beneficial owners with regard to the vote on the proposed resolution will be treated as “broker non-votes.” While broker non-votes will be counted toward a quorum, they are not entitled to vote on, or considered present for purposes of, the vote on the proposed resolution. However, because of the requirement set forth in the Settlement Agreement that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the matter, broker non-votes may have the same effect as a vote “AGAINST” the proposal.

We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

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The Proposed Settlement

Background of the Proposed Settlement

B&W and the other Chapter 11 Debtors filed for protection under Chapter 11 of the U.S. Bankruptcy Code on February 22, 2000, in response to increases in the amounts being demanded to settle asbestos-related personal injury claims that put an extraordinary strain on B&W’s historical claims resolution process, left B&W with no practicable means of resolving the claims through out-of-court settlement and threatened B&W’s financing capability and long-term prospects. The Chapter 11 Debtors took this action as a means to determine and comprehensively resolve all pending and future asbestos-related liability claims against them. After the bankruptcy filing, the ACC formed to represent the rights of asbestos-related personal injury claimants, and the Bankruptcy Court appointed the FCR to represent the rights of persons who might subsequently assert future asbestos-related personal injury claims.

Since July 1, 2002, we have been engaged in continuing negotiations with the ACC, the FCR and other parties to the bankruptcy proceedings to reach a settlement and a consensual joint plan of reorganization for the Chapter 11 proceedings. Those negotiations have culminated in the Joint Plan and the Settlement Agreement.

Under the terms of the Joint Plan and the Settlement Agreement, the Asbestos PI Trust will be formed to process and pay asbestos-related personal injury claims against the B&W Entities. The Asbestos PI Trust would be funded by issuances or transfers of:

•	all the capital stock of B&W;

•	4.75 million shares of common stock of McDermott, with a guaranty from McDermott that those shares will have a value of no less than $19 per share on the third anniversary of the date of issuance; and

•	$92 million principal amount of notes of MI, guaranteed by McDermott, bearing interest at 7.5% annually, with payments to be made over an 11-year term.

McDermott and most of its subsidiaries would also contribute specified insurance rights to the Asbestos PI Trust. See “Description of the Settlement Agreement and Related Agreements—The Settlement Agreement—Creation of the Asbestos PI Trust and Contribution of Assets.”

The Joint Plan and the Settlement Agreement also contemplate the formation of separate trusts for the benefit of holders of asbestos-related property damage claims against the Chapter 11 Debtors and holders of claims for nuclear-related liabilities allegedly arising from the operation of two nuclear fuel processing facilities in Apollo and Parks Township, Pennsylvania. Those trusts would be funded primarily through specified cash contributions and assignments of applicable insurance rights. See “—Apollo/Parks Township Claims” below.

A summary of the events leading up to B&W’s bankruptcy and the Settlement Agreement is set forth below, including the history of asbestos-related and other claims filed against B&W, a corporate reorganization we undertook that has been challenged by other parties to the bankruptcy proceedings, a description of the settlement negotiation process and other alternatives we considered.

Asbestos-Related Claims and Bankruptcy Proceedings

As a result of asbestos-insulated commercial boilers and other products B&W and some of its subsidiaries sold, installed or serviced in prior decades, B&W is subject to a substantial volume of nonemployee liability claims asserting asbestos-related injuries. The vast majority of these claims relate to exposure to asbestos occurring prior to 1977, the year in which the U.S. Occupational Safety and Health Administration adopted new regulations that impose liability on employers for, among other things, job-site exposure to asbestos. All of these personal injury claims are similar in nature, the primary difference being the type of alleged injury or illness suffered by the plaintiff as a result of the exposure to asbestos fibers (e.g., mesothelioma, lung cancer, other types of cancer, asbestosis or pleural changes).

B&W received its first asbestos claims in the late 1970s. Initially, our primary insurance carrier, a unit of Travelers Group, handled the claims. B&W exhausted the limits of most of our primary products liability insurance coverage in 1989. Prior to the Chapter 11 filing, B&W had been handling the claims under a claims-handling program funded primarily by reimbursements from our excess-coverage insurance carriers. The excess coverage available for

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B&W’s asbestos-related products liability claims extended through March 1986. This coverage has been provided by a total of approximately 135 insurance companies. We obtained varying amounts of excess-coverage insurance for each year within that period, and within each year there are typically several increments of coverage. For each of those increments, a syndicate of insurance companies has provided the coverage.

Pursuant to agreements with the majority of our principal insurers concerning the method of allocation of claim payments to the years of coverage, B&W historically negotiated and settled asbestos-related personal injury claims against it and billed the appropriate amounts to the insurers. From the early 1980s forward, B&W devised a broad settlement program with key plaintiffs’ law firms, entering into informal arrangements with such firms throughout the country to settle, rather than litigate, asbestos claims. This program involved grouping claims that met basic criteria and paying negotiated settlement amounts. The average amount per settled claim, including related out-of-pocket attorneys’ fees and other related out-of-pocket expenses, over the three calendar years prior to the Chapter 11 filing was approximately $7,900.

Beginning in the third quarter of calendar year 1999, B&W experienced a significant increase in the amount demanded by several plaintiffs’ attorneys to settle some types of asbestos-related personal injury claims. These increased demands significantly impaired B&W’s ability to continue to resolve its asbestos-related liability through out-of-court settlements. As a result, B&W filed for bankruptcy, believing that a Chapter 11 reorganization offered the only viable legal process through which it and its subsidiaries could seek a comprehensive resolution of their asbestos-related liability.

On February 22, 2000, the Chapter 11 Debtors filed a voluntary petition in the Bankruptcy Court for the Eastern District of Louisiana to reorganize under Chapter 11 of the U.S. Bankruptcy Code. As a result of the filing, the Bankruptcy Court issued a temporary restraining order prohibiting asbestos-related liability lawsuits and other actions for which there is shared insurance from being brought against non-filing affiliates of B&W, including McDermott, MI and J. Ray McDermott, S.A. The temporary restraining order was converted to a preliminary injunction, which has been subject to periodic hearings before the Bankruptcy Court for extension. Currently, the preliminary injunction runs through January 12, 2004.

Pursuant to an order of the Bankruptcy Court, a March 29, 2001 bar date was set for the submission of allegedly unpaid pre-Chapter 11 settled asbestos claims and a July 30, 2001 bar date was set for all other asbestos-related personal injury claims, asbestos-related property damage claims and derivative asbestos claims against the Chapter 11 Debtors, as well as claims against the Chapter 11 Debtors relating to alleged nuclear liabilities arising from the operation of two nuclear fuel processing facilities in Apollo and Parks Township, Pennsylvania (“Apollo/Parks Township Claims”). As of the March 29, 2001 bar date, over 49,000 allegedly settled claims had been filed. The Chapter 11 Debtors have accepted approximately 8,910 as pre-Chapter 11 binding settled claims at this time, with an aggregate liability of approximately $69 million. The Bankruptcy Court has disallowed approximately 33,000 claims as settled claims, and the Chapter 11 Debtors are in the process of challenging virtually all the remaining claims. If the Bankruptcy Court determines these claims were not settled prior to the filing of the Chapter 11 petition, these claims may be refiled as unsettled personal injury claims. As of July 30, 2001, approximately 223,000 additional asbestos-related personal injury claims, 60,000 related-party claims, 183 property damage claims, 225 derivative asbestos claims and 571 claims relating to the Apollo/Parks Township facilities had been filed. Since the July 30, 2001 bar date, approximately 15,000 additional personal injury claims have been filed, including approximately 10,000 claims originally filed as allegedly settled claims that were disallowed by the Bankruptcy Court as settled claims and subsequently refiled as unsettled personal injury claims. Approximately 3,900 additional related party claims, 28 property damage claims, 218 derivative claims and three Apollo/Parks Township Claims have also been filed since the July 30, 2001 bar date. A bar date of January 15, 2003 was set for the filing of specified general unsecured claims. As of January 15, 2003, more than 2,700 general unsecured claims were filed, and the Chapter 11 Debtors commenced an analysis of these claims and filed objections to many of them. These include claims filed by various insurance companies seeking recovery from the Chapter 11 Debtors under various theories and priority tax claims, which appear to be estimates of liability by taxing authorities for ongoing audits of MI. The Chapter 11 Debtors believe that these claims are without merit and are contesting them. The Chapter 11 Debtors continue to analyze the claims filed by the January 15, 2003 bar date. The estimated total alleged liability, as asserted by the claimants in the Chapter 11 proceedings and in filed proofs of claim, of the asbestos-related claims, including the alleged settled claims, substantially exceeds the combined value of the Chapter 11 Debtors and the known available products liability and property damage insurance coverages. The Chapter 11 Debtors filed a proposed Litigation Protocol with the District

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Court on October 18, 2001, setting forth the intention of the Chapter 11 Debtors to challenge all unsupported claims and taking the position that a significant number of those claims may be disallowed by the Bankruptcy Court. The ACC and the FCR filed briefs opposing the Litigation Protocol and requesting an estimation of pending and future claims. No decision was rendered by the Bankruptcy Court and these matters have been stayed pending the settlement negotiations between the parties.

On May 15, 2000, the Chapter 11 Debtors filed their first motion for an extension of the exclusive period within which they had the exclusive right to file a plan of reorganization and solicit acceptance of that plan. The ACC filed an opposition to that request. By order dated June 9, 2000, the Bankruptcy Court approved the Chapter 11 Debtors’ motion and extended the exclusive period for 60 days. Thereafter, the Chapter 11 Debtors filed a second motion seeking a further extension. The ACC filed an opposition to that request as well. By order dated October 13, 2000, the Bankruptcy Court extended the exclusive period in which the Chapter 11 Debtors had to file a plan of reorganization until February 22, 2001, and the period in which they had to obtain acceptances of that plan in order to preserve the exclusive period until April 23, 2001. Due to the parties’ inability to reach a compromise of the issues raised in the Chapter 11 proceedings, the Chapter 11 Debtors filed a motion to appoint a mediator on January 25, 2001, in an effort to move the Chapter 11 proceedings toward a consensual plan of reorganization. As a result, the Bankruptcy Court appointed Professor Francis McGovern as a mediator to coordinate and otherwise assist with settlement discussions.

On February 22, 2001, the Chapter 11 Debtors filed a plan of reorganization and disclosure statement (the “B&W Plan”). This plan of reorganization contemplated a resolution under either a settlement process or a strategy of litigating asbestos claims. Under the settlement process, there would have been a consensual agreement of 75% of the asbestos-related personal injury claimants. A trust would have been formed and assigned all of the Chapter 11 Debtors’ insurance rights with an aggregate products liability value of approximately $1.15 billion. In addition, $50 million of cash and a $100 million subordinated 10-year note payable would have been transferred to the trust. The Chapter 11 Debtors and their non-debtor affiliates (including the McDermott Entities) would have consented to the assignment of the insurance and would have released and voided any right they had to the insurance, with the non-debtor defendants receiving a full release and protection under the U.S. Bankruptcy Code against all present and future asbestos-related liability claims relating to the B&W Entities. The trust’s rights to the insurance would have been protected and could have been dedicated solely to the resolution of the asbestos-related claims. Significantly, the protection that would have been provided to the Chapter 11 Debtors and their non-debtor affiliates (including the McDermott Entities) would not have included a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code. Accordingly, while the B&W Plan contemplated that B&W and all of its affiliates would have been released and discharged from all present and future liability for asbestos-related claims arising out of exposure to products of the B&W Entities, the absence of a permanent channeling injunction might have left us with some risk of future asbestos-related claims attributable to the B&W Entities, particularly in the event the trust exhausted its assets, through the payment of claims or otherwise.

Under the litigation strategy, if B&W was not able to reach a consensual agreement with the plaintiffs, a cram-down option under the U.S. Bankruptcy Code would have been available. The claims would still have been channeled to a trust with $50 million of cash and a $100 million subordinated 10-year note payable, but the Chapter 11 Debtors and their affiliates would not have transferred their insurance rights. The Chapter 11 Debtors would have managed the insurance rights, and claims would have been handled through the litigation process by the trust. Funding of the trust would have been from the insurance, the cash, the note payable and equity of the Chapter 11 Debtors, if necessary.

Shortly after the filing of the B&W Plan, it became apparent that the ACC, the FCR and other representatives for asbestos-related claimants found that plan to be unacceptable. By their filing of the B&W Plan, the Chapter 11 Debtors preserved their exclusive period through April 23, 2001, the deadline as of which the Chapter 11 Debtors had to have obtained acceptance of the initial proposed plan. The Chapter 11 Debtors filed subsequent requests to extend that deadline. That deadline was extended until May 8, 2002, at which time, in response to further objections from the ACC and the FCR, the Bankruptcy Court allowed the exclusivity period to expire and permitted other parties in interest to file competing plans. The ACC and the FCR filed a competing joint plan of reorganization (the “ACC/FCR Plan”) and a related disclosure statement on July 3, 2002.

The ACC/FCR Plan contemplated that, on its effective date, all of the shares of B&W owned by BWICO would be canceled and new shares would be issued to: (1) a trust established for the benefit of claimants with asbestos-related personal injury claims against the Chapter 11 Debtors; and (2) certain general unsecured creditors of the Chapter 11 Debtors. The ACC/FCR Plan further contemplated that McDermott and its affiliates (other than the B&W Entities)

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would be enjoined from any continuing access to the insurance rights that provided coverage for the Chapter 11 Debtors’ liability on account of asbestos-related personal injury claims. Those insurance rights would be assigned to the trust. The ACC/FCR Plan, however, did not contemplate that, absent a settlement, McDermott and its affiliates (other than the B&W Entities) would receive the protection of an injunction against present or future claims based on the Chapter 11 Debtors’ asbestos-related liabilities. Instead, it contemplated that claims against the McDermott Entities, including McDermott’s captive insurance subsidiaries, would survive. Furthermore, it did not contemplate a settlement of the pending appeal by the ACC and the FCR of a favorable ruling by the Bankruptcy Court validating the corporate reorganization we completed in 1998, which involved B&W’s cancellation of a $313 million intercompany note receivable and transfers of substantial assets from B&W to BWICO, including all the capital stock of several operating subsidiaries. See “—Corporate Reorganization.”

The ACC/FCR Plan generally contemplated that:

•	asbestos-related personal injury claimants asserting claims arising from cases of severe asbestosis and malignancies would have access to 55% of the asbestos trust’s resources;

•	asbestos-related personal injury claimants asserting claims based on cases involving nonmalignant asbestosis and pleural disease would have access to 45% of the asbestos trust’s resources; and

•	all asbestos-related personal injury claimants would be entitled to a “quick pay” option of $250.

The trustees of the trust would have had the discretion to assert defenses to asbestos-related personal injury claims.

Under the ACC/FCR Plan, the asbestos trust and general unsecured creditors with allowed claims would have shared pro rata in a pool of assets consisting of the new stock of B&W issued on the effective date of the ACC/FCR Plan, excess cash of the Chapter 11 Debtors and the monetary value of specified tax benefits created upon effectuation of the ACC/FCR Plan. In addition, certain general unsecured creditors of the Chapter 11 Debtors would have been entitled to recover the full amount of insurance proceeds arising from the allowance of their claims.

The ACC/FCR Plan also contemplated that a separate trust would have been created to pay the Apollo/Parks Township Claims. This trust would have been funded by access to separate insurance and a contribution from the Chapter 11 Debtors that would be reimbursed out of insurance proceeds. McDermott and its affiliates (other than the B&W Entities) would not have been protected by an injunction from the assertion of Apollo/Parks Township Claims against them, but would have been enjoined from access to the insurance rights relating to those claims.

As more fully described under “—Negotiating the Settlement” below, subsequent settlement discussions between the parties resulted in an agreement in principle on key terms by August 7, 2002, which served as a basis for continuing negotiations. Based on that agreement in principle and subsequent negotiations, on December 19, 2002, the Chapter 11 Debtors, the ACC, the FCR and MI, acting together as plan proponents, filed drafts of the Joint Plan, a related joint disclosure statement and the proposed Settlement Agreement. On March 28, 2003 and again on May 5, 2003, the parties filed amended drafts of the Joint Plan, the disclosure statement and the Settlement Agreement. On June 25, 2003, the parties filed a third amended Joint Plan and disclosure statement and another revised version of the Settlement Agreement. On July 7, 2003, the Bankruptcy Court ruled that the third amended disclosure statement was adequate for purposes of soliciting votes on whether to accept or reject the Joint Plan and, on July 21, 2003, the solicitation commenced. Under a voting procedures order entered on July 10, 2003 by the Bankruptcy Court, August 29, 2003 was established as the voting deadline for the claimants entitled to vote on the proposed plan of reorganization, and objections to confirmation were also due by that date. As discussed below under “—Negotiating the Settlement,” the Bankruptcy Court subsequently modified its voting procedures order, effectively extending the period of time for the asbestos-related personal injury claimants to complete their voting on the Joint Plan until November 25, 2003, in order to permit that vote to be completed concurrently with the holding of the Special Meeting. The Bankruptcy Court commenced hearings on the confirmation of the Joint Plan on September 22, 2003.

Apollo/Parks Township Claims

In 1971, B&W purchased the stock of Nuclear Materials and Equipment Corporation (“NUMEC”) from Atlantic Richfield Company (“ARCO”). NUMEC owned and operated two nuclear fuel processing facilities located in Apollo, Pennsylvania and in Parks Township, Pennsylvania. Under the stock purchase agreement, ARCO agreed to indemnify B&W for specified claims arising out of these facilities.

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B&W merged NUMEC into itself in 1974 and continued to operate the Parks Township facility until 1980 and the Apollo facility until 1983. Subsequently, the Apollo facility was decommissioned and the Parks Township facility is in the process of being decommissioned.

On June 7, 1994, Donald F. Hall, Mary Ann Hall and others filed suit against B&W and ARCO in the United States District Court for the Western District of Pennsylvania. The suit involves approximately 500 separate claims for compensatory and punitive damages relating to the operation of the Apollo and Parks Township nuclear fuel processing facilities (the “Hall Litigation”). The plaintiffs in the Hall Litigation allege, among other things, that they suffered personal injury, property damage and other damages as a result of radioactive emissions from these facilities. In September 1998, a jury found B&W and ARCO liable to eight plaintiffs in the first cases brought to trial, awarding $36.7 million in compensatory damages. In June 1999, the Court set aside the $36.7 million judgment and ordered a new trial on all issues. In November 1999, the Court allowed an interlocutory appeal by the plaintiffs of some of the issues, including the granting of the new trial and the Court’s rulings on specified evidentiary matters, which, following B&W’s bankruptcy filing, the Third Circuit Court of Appeals declined to accept for review. In 1998, B&W settled all pending and future punitive damages claims in the Hall Litigation for $8.0 million.

The plaintiffs’ remaining claims against B&W in the Hall Litigation have been automatically stayed as a result of B&W’s bankruptcy filing. The Joint Plan and several related agreements, including a settlement agreement to which ARCO, B&W and representatives of the plaintiffs are parties, provide for a comprehensive settlement of the Apollo/Parks Township Claims. That settlement contemplates the establishment of a trust for the benefit of holders of Apollo/Parks Township Claims. The trust would be funded by, among other things, a $27 million cash payment from ARCO, a $2.8 million cash payment from B&W and assignments of specified insurance rights by ARCO and B&W, with the trust assuming all risks of collection under those insurance rights.

B&W transferred the two facilities subject to the Hall Litigation to BWX Technologies, Inc. (“BWXT”) in June 1997 in connection with BWXT’s formation and an overall corporate restructuring, and the proposed settlement of the Hall Litigation would provide BWXT with a full release and indemnification from, as well as the protection of a channeling injunction for, the Apollo/Parks Township Claims. However, as we have previously disclosed in our annual report on Form 10-K for the year ended December 31, 2002, if the proposed settlement is not consummated, BWXT could have some exposure to these claims, and, additionally, we would have to resolve some issues relating to our insurance coverage and we may be materially adversely impacted if our liabilities exceed our insurance coverage. See “Description of the Settlement Agreement and Related Agreements — The Settlement Agreement” for more information relating to the treatment of the Apollo/Parks Township Claims under the Joint Plan.

Corporate Reorganization

In 1998, we completed a corporate reorganization which included, among other things, B&W’s cancellation of a $313 million intercompany note receivable and B&W’s transfer to a wholly owned subsidiary of MI, Babcock & Wilcox Investment Company (“BWICO”), of all the capital stock of Babcock & Wilcox Tracy Power, Inc., Hudson Products Corporation (“Hudson Products”), McDermott Technology, Inc. (“MTI”) and BWXT (collectively, the “1998 Transfers”).

On April 30, 2001, B&W filed a declaratory judgment action in its Chapter 11 proceeding in the Bankruptcy Court against MI, BWICO, BWXT, Hudson Products and MTI, seeking a judgment, among other things, that (1) B&W was not insolvent at the time of, or rendered insolvent as a result of, the corporate reorganization that we completed in the fiscal year ended March 31, 1999, and (2) the transfers related to the reorganization are not voidable. The Bankruptcy Court permitted the ACC and the FCR in the Chapter 11 proceeding to intervene and proceed as plaintiff-intervenors and realigned B&W as a defendant in this action. The ACC and the FCR asserted in this action, among other things, that B&W was insolvent at the time of the transfers and that the transfers should be voided. Following a trial on the issue of solvency, the Bankruptcy Court found B&W solvent at the time of the corporate reorganization. MI, BWICO, BWXT, Hudson Products and MTI then filed a motion for summary judgment asking that judgment be entered on a variety of additional pending counts presented by the ACC and the FCR. The Bankruptcy Court granted this motion and entered an order dismissing all claims asserted in complaints filed by the ACC and the FCR regarding the 1998 Transfers. The ACC and the FCR have appealed this order to the District Court, but their appeal would be dismissed if the proposed settlement is finalized.

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The Settlement Agreement and the Joint Plan provide for settlement of the claims brought by the ACC and the FCR relating to the 1998 Transfers. Please read “Description of the Settlement Agreement and Related Agreements — The Settlement Agreement” for more information.

Insurance Litigation

In early April 2001, a group of insurers including certain underwriters at Lloyd’s and Turegum Insurance Company (the “Plaintiff Insurers”) who previously provided insurance to B&W under our excess liability policies filed a complaint for declaratory judgment and damages against McDermott in the District Court, and a declaratory judgment complaint against B&W in the Bankruptcy Court, which actions were later consolidated before the District Court. The insurance policies at issue in this litigation provide a significant portion of B&W’s excess liability coverage available for the resolution of the asbestos-related claims that are the subject of the B&W Chapter 11 proceedings. The consolidated complaints included allegations that, in the course of settlement discussions with the representatives of the asbestos claimants in the Chapter 11 proceedings, McDermott and B&W breached the confidentiality provisions of a settlement agreement they had entered into with these Plaintiff Insurers relating to insurance payments by the Plaintiff Insurers as a result of asbestos-related claims. Our settlement agreement with the underwriters went into effect in April 1990 and has served as the allocation and payment mechanism to resolve many of the asbestos claims against B&W. The Plaintiff Insurers also alleged that McDermott and B&W wrongfully attempted to expand the underwriters’ obligations under that settlement agreement and the applicable policies through the filing of a plan of reorganization in the Chapter 11 proceedings that contemplated the transfer of rights under that agreement and those policies to the Asbestos PI Trust. The complaints sought declarations that, among other things, the defendants were in material breach of the settlement agreement with the Plaintiff Insurers and that the Plaintiff Insurers owed no further obligations to McDermott and B&W under that agreement. With respect to the insurance policies, if the Plaintiff Insurers had succeeded in vacating the settlement agreement, they then would have sought to litigate issues under the policies in order to reduce their coverage obligations. The complaint against McDermott also sought a recovery of unspecified compensatory damages.

In January 2002, the District Court granted McDermott’s and B&W’s motions for summary judgment and dismissed the declaratory judgment action filed by the Plaintiff Insurers, concluding that the Plaintiff Insurers’ claims lacked a factual or legal basis. We believe this ruling reflects the extent of the underwriter’s contractual obligations and underscores that this coverage is available to settle B&W’s asbestos-related claims. As a result of the January 4, 2002 ruling, the only claims that remained in the litigation were B&W’s counterclaims against the Plaintiff Insurers for certain receivable amounts, and the parties have reached a preliminary agreement in principle to settle B&W’s counterclaim for in excess of the claimed amounts. Following the resolution of this remaining counterclaim, the Plaintiff Insurers will have an opportunity to appeal the January 4, 2002 ruling. If such an appeal is perfected and ultimately successful, B&W and we could lose access to over $750 million in insurance for asbestos-related personal injury claims.

On or about August 5, 2003, certain underwriters at Lloyd’s, London and certain London Market companies (the “London Insurers”) commenced a new adversary proceeding against B&W, which makes allegations similar to those made in the prior adversary action. The complaint of the London Insurers alleges that B&W anticipatorily repudiated the 1990 settlement agreement between B&W and the London Insurers. The alleged anticipatory repudiation is based primarily on B&W’s submission of the Joint Plan to the Bankruptcy Court. The complaint alleges that the London Insurers’ claims from the first adversary action that were ruled to be premature are now ripe for adjudication, given that B&W has reached agreement on a consensual plan of reorganization with representatives of asbestos claimants. In addition to seeking unspecified damages for this alleged anticipatory repudiation, the complaint also seeks declaratory relief as to the London Insurers’ obligations to indemnify B&W for its asbestos-related claims and seeks to prevent the assignment of rights to asbestos bodily injury coverage to the Asbestos PI Trust. On or about August 6, 2003, a similar lawsuit was filed in the District Court by the London Insurers against McDermott. The London Insurers also filed a motion to withdraw the reference with respect to the action pending in the Bankruptcy Court, seeking to transfer it from the Bankruptcy Court to the District Court. B&W and McDermott have each filed motions to dismiss or, in the alternative, to stay the actions filed against each of them by the London Insurers. The Court has not ruled on the London Insurers’ motion to withdraw the reference or on B&W’s or McDermott’s motion to dismiss or stay. No discovery has been taken in either case.

On or about November 5, 2001, The Travelers Indemnity Company and Travelers Casualty and Surety Company (collectively, “Travelers”) filed adversary proceedings against B&W and related entities in the Bankruptcy Court, and MI and McDermott in the District Court, seeking a declaratory judgment that Travelers was not obligated to provide any coverage to B&W with respect to so-called “non-products” asbestos bodily injury liabilities on account of previous

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settlement agreements entered into by the parties. The cases were consolidated before the District Court, and the ACC and the FCR intervened in the action. In February 2002, B&W and McDermott filed answers to Travelers’ complaints, denying that previous agreements operated to release Travelers from coverage responsibility for asbestos “non-products” liabilities and asserting counterclaims requesting a declaratory judgment specifying Travelers’ duties and obligations with respect to coverage for B&W’s asbestos-related liabilities. The Court bifurcated the case into two phases, with Phase I addressing the issue of whether previous agreements between the parties served to release Travelers from any coverage responsibility for asbestos “non-products” claims and Phase II addressing whether, in the absence of such a release, Travelers would be obligated to cover any additional asbestos-related bodily injury claims asserted against B&W. After discovery was completed, the parties filed cross-motions for summary judgment on Phase I issues. On August 22, 2003, the Court granted summary judgment to B&W, the ACC, the FCR, MI and McDermott, and against Travelers, finding that the agreements did not release Travelers from all asbestos liability and further finding that McDermott and MI were not liable to indemnify Travelers for asbestos-related non-products claims under those agreements. One of our captive insurers reinsured certain coverages provided by Travelers to B&W, and therefore, our captive insurer may have certain exposures, subject to the terms, conditions and limits of liability of the reinsurance coverages, in the event Travelers is ultimately found liable for any amounts to B&W, on account of asbestos-related non-products personal injury claims. The issue of whether Travelers will have any additional coverage liability to B&W will be considered in Phase II of the litigation, which has not yet commenced.

Negotiating the Settlement

At various points in time between the commencement of the Chapter 11 proceedings and July 1, 2002, our representatives engaged in discussions with representatives of the ACC and the FCR regarding the possibility of a negotiated settlement of the contested issues among the parties in the proceedings. Those discussions did not result in any agreement on material issues.

On July 1, 2002, at a meeting in Washington, D.C. that was arranged through the mediator appointed by the Bankruptcy Court, Francis S. Kalman, the Chief Financial Officer of McDermott, and John T. Nesser, III, the General Counsel of McDermott, met with representatives of the ACC and the mediator to further discuss the possibility of a settlement. During that meeting, the participants agreed on eight basic “points of agreement,” which were memorialized in a preliminary term sheet. Those points of agreement served as the general basis for further negotiations that culminated in the Settlement Agreement.

On July 3, 2002, the Board of Directors of McDermott held a meeting by telephone to discuss the potential settlement. At that meeting, Messrs. Kalman and Nesser described the July 1 points of agreement, and the general consensus of the McDermott Board was that the points of agreement could serve as a basis for further discussions among the parties.

On July 8, 2002, Mr. Nesser sent a letter to the ACC’s national counsel requesting a meeting on July 12, 2002 to further discuss the potential settlement.

On July 12, 2002, Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer of McDermott, Mr. Nesser and David L. Keller, President and Chief Operating Officer of B&W, along with their legal and financial advisors, participated in settlement negotiations with representatives of the ACC and the FCR and their advisors, at a meeting in New York City. The mediator was also present at that meeting. The parties discussed the process and timetable for developing a detailed agreement on the terms of the proposed settlement, as well as near-term issues in the Chapter 11 proceedings that the parties needed to address. In this connection, the parties generally agreed to a deferral of all litigation among them, including the appeal by the ACC and the FCR of the Bankruptcy Court’s rulings relating to the 1998 Transfers, while the parties proceeded with the settlement negotiations.

On July 15 and 16, 2002, Messrs. Wilkinson, Kalman and Nesser advised each of the members of McDermott’s Board of Directors of developments regarding the potential settlement, including the substance of the July 12 meeting.

On July 18, 2002, attorneys for the various parties to the proposed settlement participated in a status conference with the Bankruptcy Court. The subject of the conference was the parties’ request to defer various court proceedings pending further negotiations toward a potential settlement. As a result, the Bankruptcy Court entered an order to defer those proceedings.

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From July 22 to August 7, 2002, the parties to the settlement and their legal and financial advisors communicated by telephone, e-mail, correspondence and in-person meetings. In these communications, the parties discussed and negotiated various issues related to the proposed settlement, including settlement terms as reflected in various drafts of a detailed memorandum of understanding. Although those representatives were unable to reach agreement on a memorandum of understanding, as of August 7, 2002, they generally concurred that the remaining issues were not reasonably likely to stand in the way of an agreement in principle among the parties.

The Board of Directors of McDermott discussed the potential settlement at a meeting on August 7, 2002. At that meeting, Mr. Nesser reviewed the most recent draft of the memorandum of understanding and described the remaining issues that were unresolved. Later that day, with the concurrence of representatives of the ACC and the FCR, McDermott issued a press release announcing the items of agreement in principle regarding the proposed settlement and cautioning that there were many open issues remaining to be resolved, resolution of which was necessary to reach a settlement.

From August 8, 2002 to early September 2002, representatives of McDermott, B&W, the ACC and the FCR continued to negotiate to resolve open issues reflected in the memorandum of understanding. In early September 2002, representatives of B&W and McDermott began preparing initial drafts of the Joint Plan and Settlement Agreement.

While early drafts of the Joint Plan and Settlement Agreement were prepared and discussed among representatives of the parties, the parties also considered an alternative settlement structure during the period from early September 2002 through mid-October 2002. This alternative structure, which McDermott’s management proposed, would have involved the combination of B&W and BWXT into a new company and the co-ownership of that new company by McDermott and the Asbestos PI Trust. The Asbestos PI Trust’s share in the ownership of this new company would have been economically equivalent to the value of the entire equity ownership of the B&W Entities. After some consideration of this alternative, the ACC and the FCR rejected it without detailed explanation to us.

After several telephonic negotiating sessions among representatives of the parties, Messrs. Kalman and Nesser, together with counsel for the Chapter 11 Debtors and McDermott, met with representatives of the ACC and the FCR in Washington, D.C. on November 8, 2002. At that meeting, the parties attempted to reach an agreement on all significant open issues relating to the draft Joint Plan and Settlement Agreement, both of which needed to be put into substantially complete form in order to meet a filing deadline for the Joint Plan imposed by the Bankruptcy Court. While the parties did not reach agreement on all the open issues, they were able to reach agreement on many of these issues and agreed on a continued information exchange to permit resolution of the remaining issues.

The plan proponents filed the first version of the Joint Plan on November 19, 2002. Although the basic terms of the proposed settlement did not materially change after that filing, numerous ancillary matters and details remained to be negotiated and finalized. Representatives of the plan proponents continued to negotiate by telephone and by e-mail until June 9, 2003, to resolve the remaining issues relating to the Settlement Agreement, and prepared and negotiated revisions to various ancillary agreements and other documents, including a transition services agreement, a tax separation agreement and insurance rights assignment agreements. On March 28, 2003, the plan proponents filed a first amended version of the Joint Plan reflecting progress in those negotiations through that date, as well as the addition of provisions to reflect progress in the settlement discussions relating to the Apollo/Parks Township Claims and to define more particularly the insurance rights to be assigned to the Asbestos PI Trust. On May 5, 2003, the plan proponents filed a second amended version of the Joint Plan to incorporate various technical amendments to which the plan proponents agreed, including amendments involving the settlement relating to Apollo/Parks Township Claims and the insurance rights to be assigned to the Asbestos PI Trust and the trusts to be created for the benefit of holders of Apollo/Parks Township Claims and claims for asbestos-related property damages.

On June 9, 2003, Messrs. Nesser and Keller, together with other representatives of McDermott and the Chapter 11 Debtors, met with the mediator and representatives of the ACC and the FCR in Washington, D.C. to identify and work to resolve all open issues relating to the Joint Plan, the Settlement Agreement and various ancillary documents. Following that meeting and a series of telephonic follow-up meetings extending until June 25, 2003, the plan proponents agreed on the form of the Joint Plan and Settlement Agreement. The plan proponents filed the third amended version of the Joint Plan and related documents, including the Settlement Agreement, with the Bankruptcy Court on June 25, 2003. The third amended version of the Joint Plan reflected changes from the second amended version to, among other things, finalize the provisions for the settlement relating to the Apollo/Parks Township Claims.

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Subsequent to June 25, 2003 and through August 28, 2003, representatives of the plan proponents continued work to resolve various issues and finalize various ancillary documents. Substantially complete forms of those documents were filed with the Bankruptcy Court on August 28, 2003.

During this period, the plan proponents resolved an issue among themselves concerning the timing of voting by the asbestos-related personal injury claimants on whether to accept or reject the Joint Plan. As initially established by the Bankruptcy Court, the deadline for all claimants to vote on the Joint Plan was August 29, 2003. The ACC and the FCR urged the Bankruptcy Court to consider their position that the asbestos-related personal injury claimants should not have to become bound by their vote on the Joint Plan before McDermott’s stockholders voted on the proposed settlement. In response, the Bankruptcy Court modified its previous voting procedures order, effectively extending the period of time for the asbestos-related personal injury claimants to complete their voting on the Joint Plan until November 25, 2003. In connection with that extension, we stated our intention to convene the Special Meeting as promptly as practicable.

At a meeting of the Board of Directors of McDermott held on September 12, 2003, Mr. Nesser, together with outside counsel for McDermott, reviewed with the McDermott Board the history of the negotiations leading up to the proposed settlement, the terms and provisions of the Settlement Agreement and the related transition services and tax separation agreements and a preliminary draft of this proxy statement. After a full discussion of issues, including the alternatives discussed under “—Alternatives to the Settlement Agreement” below, the McDermott Board unanimously approved the submission of the proposed resolution to the stockholders of McDermott and recommended that those stockholders vote to adopt the proposed resolution.

Alternatives to the Settlement Agreement

If the proposed resolution is not adopted at the Special Meeting, or if the proposed settlement is not otherwise consummated, the Bankruptcy Court will be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings outside of the control of management of the Chapter 11 Debtors, potentially followed by a conversion or dismissal of the Chapter 11 proceedings as described below;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.

Our Board of Directors considered each of these alternatives in determining to recommend the proposed resolution for adoption by our stockholders. In the case of each of these alternatives, we would continue to be subject to various risks and uncertainties associated with the pending and future asbestos-related liabilities of B&W and the other Chapter 11 Debtors (in the absence of federal legislation that comprehensively resolves those liabilities). These risks and uncertainties include potential future rulings by the Bankruptcy Court, the District Court or other courts that could be adverse to us and the risks and uncertainties associated with appeals from the rulings issued by the Bankruptcy Court relating to the 1998 Transfers. Any one of these alternatives could ultimately result in the return to the courts of the approximately 300,000 asbestos-related personal injury and related-party claims, as well as a substantial number of asbestos-related property damage claims and the Apollo/Parks Township Claims, which are currently pending and proposed to be resolved through the proposed settlement. Each of these alternatives could also result in the resumption of litigation relating to the 1998 Transfers. The following discussion provides more detail regarding each of these alternatives.

Continuation of Chapter 11 Proceedings.    If the Chapter 11 Debtors remain in Chapter 11, they could continue to operate their businesses and manage their properties as debtors-in-possession until a plan of reorganization is confirmed and becomes effective. Under this alternative, the Chapter 11 proceedings could revert to the situation in which there are two competing plans of reorganization – the B&W Plan and the ACC/FCR Plan. It is possible that the Bankruptcy Court could confirm the ACC/FCR Plan over our and any other objections. As discussed under

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“—Asbestos-Related Claims and Bankruptcy Proceedings” above, the ACC/FCR Plan would be considerably less favorable to us than the Joint Plan in several respects, including the preservation of claims regarding the 1998 Transfers and the absence of channeling injunctions to protect us and our affiliates from asbestos-related claims attributable to the business and operations of the B&W Entities and Apollo/Parks Township Claims.

Appointment of a Trustee.    The Bankruptcy Court could order the appointment of a trustee on the request of either a party in interest or the United States Trustee. The trustee would assume both the authority and responsibility of administering the Chapter 11 Debtors’ estates, and certain legal powers associated with that administration. The Chapter 11 Debtors would lose the authority otherwise granted to debtors in possession to manage their affairs on a day-to-day basis. Once the Bankruptcy Court ordered the appointment of a trustee, the United States Trustee would select the trustee. In making that selection, the United States Trustee would consult not only with us but also with the ACC and the FCR. Alternatively, any party in interest (including the ACC and the FCR) could request the election of a trustee by the creditors of the Chapter 11 Debtors. Whether selected by the United States Trustee or elected by the creditors, the trustee could pursue a plan of reorganization or liquidation of the Chapter 11 Debtors that would be substantially less favorable to us than the Joint Plan.

Liquidation Under Chapter 7.    The Bankruptcy Court could convert the Chapter 11 proceedings from reorganization proceedings to a Chapter 7 liquidation at the request of a party in interest or the United States Trustee, if the Bankruptcy Court determines that conversion is in the best interest of the creditors and the estate. If the B&W Entities were liquidated under Chapter 7, a trustee would be elected or appointed to liquidate all of their assets. The proceeds of liquidation would be distributed to the respective holders of claims against the B&W Entities in accordance with the priorities established by the U.S. Bankruptcy Code. Any assets of the Chapter 11 Debtors remaining after paying their obligations would be distributed to BWICO, the sole stockholder of B&W.

Dismissal of the Chapter 11 Proceedings.    The Bankruptcy Court could dismiss the Chapter 11 proceedings altogether at the request of a party in interest or the United States Trustee if the Court determines that dismissal is in the best interest of the creditors and the estate. Upon dismissal, we and our affiliates, including the Chapter 11 Debtors, would lose the benefits of the automatic stay afforded by the U.S. Bankruptcy Code, which, since the commencement of the reorganization proceedings, has shielded the Chapter 11 Debtors, us and our other affiliates from litigation arising from the use of asbestos by the B&W Entities.

Remaining Issues to be Resolved

Even assuming all requisite approvals of the Joint Plan and the proposed settlement are obtained, there are a number of issues and matters to be resolved prior to completion of the B&W Chapter 11 proceedings. Remaining issues and matters to be resolved include, among other things, the following:

•	the ultimate asbestos-related liability of the Chapter 11 Debtors;

•	the outcome of negotiations with our insurers as to additional amounts of coverage of the Chapter 11 Debtors and their participation in the funding of the settlement trusts;

•	the Bankruptcy Court’s decisions relating to numerous substantive and procedural aspects of the Chapter 11 proceedings;

•	the continued ability of our insurers to reimburse the B&W Entities for payments made to asbestos claimants and the resolution of claims filed by insurers for recovery of insurance amounts previously paid for asbestos-related personal injury claims, as well as various insurance coverage issues;

•	the outcome of objections and potential appeals involving approval of the disclosure statement and confirmation of the plan of reorganization; and

•	conversion of B&W’s debtor-in-possession financing to exit financing.

In addition, there are numerous conditions to the confirmation of the Joint Plan and the effectiveness of the Joint Plan following confirmation. See “Description of the Settlement Agreement and Related Agreements—The Settlement Agreement—Conditions.”

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Timetable for Confirmation of the Joint Plan

The Joint Plan is subject to ongoing confirmation proceedings, in the following sequence. First, the Bankruptcy Court will conduct plan confirmation hearings beginning September 22, 2003 and continuing into December 2003. The Bankruptcy Court has indicated that it may take 45 to 60 days to prepare written proposed findings that would be submitted to the District Court. Thereafter, the District Court may oversee additional hearings and briefing and may issue a plan confirmation order. If the District Court confirms the Joint Plan, one or more parties may appeal any such confirmation order to the U.S. Court of Appeals for the Fifth Circuit in appellate proceedings that could last for a year or more.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed resolution.

In determining to make its recommendation, the Board considered the benefits we would obtain from the proposed settlement, including the following:

•	the B&W Entities would generally release the McDermott Entities from, and B&W and/or the Asbestos PI Trust would indemnify the McDermott Entities with respect to, claims arising out of their ownership of the Chapter 11 Debtors, including the asbestos-related personal injury claims attributable to the business and operations of the B&W Entities;

•	the McDermott Entities would receive the protection of a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code, which would “channel” all pending and future asbestos-related personal injury claims attributable to the business and operations of the B&W Entities to the Asbestos PI Trust;

•	the McDermott Entities would be released and indemnified from, and entitled to the protection of a channeling injunction for, all pending and future asbestos-related property damage claims attributable to the business and operations of the B&W Entities;

•	the McDermott Entities would be released and indemnified from, and entitled to the protection of a channeling injunction for, all pending and future Apollo/Parks Township Claims;

•	McDermott’s captive insurance subsidiaries, which provided insurance coverage to the B&W Entities for specified risks, and/or reinsured against specified risks, would generally be entitled to the same protections as described above;

•	the McDermott Entities would be relieved of payment obligations on approximately $37 million of intercompany indebtedness owed to the B&W Entities, as well as various other existing and contingent intercompany obligations to the B&W Entities; and

•	The ACC and the FCR would terminate their appeal of a favorable ruling by the Bankruptcy Court validating the 1998 Transfers.

The Board also considered the factors discussed under “Risk Factors” and the alternatives discussed above under “—Background of the Proposed Settlement–Alternatives to the Settlement Agreement.” In addition, the Board considered the need to bring the Chapter 11 proceedings to a close, given the fact that the Chapter 11 proceedings have required significant amounts of attention from our senior management and have resulted in substantial uncertainties for our customers, suppliers and financing sources, as well as in the market for our common stock and other securities. The Board also considered the fact that the adoption of the proposed resolution by our stockholders is only one of a significant number of conditions precedent to the confirmation of the Joint Plan and consummation of the proposed settlement, and that adoption of the proposed resolution at the Special Meeting would facilitate progress on the proposed settlement while permitting the Board to consider further developments, including any developments involving the proposed FAIR Act, before the proposed settlement is finalized.

Interests of Certain Persons

As we have previously disclosed, during the year ended December 31, 2000, we provided officers and other key employees of McDermott and its subsidiaries (including B&W and its subsidiaries) the opportunity to exchange their outstanding “out-of-the-money” stock options for deferred stock units, or DSUs. Each DSU entitles its holder to

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receive one share of McDermott common stock upon vesting, and all the DSUs held by persons who remain employees are generally scheduled to vest on March 20, 2005. However, under the terms of the DSU award grants, the DSUs will vest earlier if their is a judicial confirmation of a plan of reorganization for the Chapter 11 Debtors prior to March 20, 2005. In that event, 50% of those DSUs would vest upon such confirmation and 50% would vest a year later. Prior to vesting, DSUs carry no voting or dividend rights, and no shares will be issued with respect to DSUs until they vest. As of September 30, 2003, 234,849 DSUs were outstanding. The following table reflects the number of DSUs currently held by persons who are named in the table captioned “Security Ownership of Directors and Executive Officers,” which appears below:

Name	DSUs
David L. Keller	1,712
John T. Nesser, III	917

In addition, under B&W’s performance incentive plan, a transfer of all the capital stock of B&W, as contemplated by the Settlement Agreement, would result in the immediate vesting of performance units and performance unit appreciation awards granted to employees of B&W and its subsidiaries. Assuming that the transfer had occurred on September 15, 2003, an aggregate amount of $12.8 million would be payable in four equal installments over a 18-month period. Of that amount, a total of $1.9 million would have been payable to Mr. Keller.

Accounting Treatment

Due to the bankruptcy filing, beginning on February 22, 2000, we stopped consolidating the results of operations of the B&W Entities in our consolidated financial statements and we have been presenting our investment in B&W on the cost method. The Chapter 11 filing, along with subsequent filings and negotiations, led to increased uncertainty with respect to the amounts, means and timing of the ultimate settlement of asbestos claims and the recovery of our investment in B&W. Due to this increased uncertainty, we wrote off our net investment in B&W in the quarter ended June 30, 2002. The total impairment charge of $224.7 million included our investment in B&W of $187.0 million and other related assets totaling $37.7 million, primarily consisting of accounts receivable from B&W, for which we provided an allowance of $18.2 million.

On December 19, 2002, drafts of Joint Plan and Settlement Agreement were filed in the Chapter 11 proceedings, and we determined that a liability related to the proposed settlement was probable and that the amount of that liability was reasonably estimable. Accordingly, as of December 31, 2002, we established an estimate for the cost of the proposed settlement of $110 million, including tax expense of $23.6 million. At September 30, 2003, we updated our estimated cost of the proposed settlement to reflect current conditions, and, for the nine months ended September 30, 2003, we recorded an aggregate increase in the provision of $8.2 million, including associated tax expense of $2.6 million. The provision for the estimated cost of the proposed settlement is comprised of the following (in thousands):

September 30, 2003
(Unaudited)
Promissory notes to be issued	$83,054
Shares of McDermott common stock to be issued	27,123
Share price guaranty obligation	49,176
Other	3,435
Estimated impact of tax separation and sharing agreement	(33,226)
Forgiveness of certain intercompany balances	(37,543)

Total	$92,019
Plus: tax expense	26,183

Net provision for estimated cost of settlement	$118,202

The fair value of the promissory notes to be issued was based on the present value of future cash flows discounted at borrowing rates currently assumed to be available for debt with similar terms and maturities. The shares of McDermott common stock to be issued were valued at our closing stock price on September 30, 2003 and December 31, 2002 of $5.71 and $4.38, respectively. The fair value of the share price guaranty obligation as of each of those

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dates was based on a present value calculation using our closing stock price on that date, assuming the number of shares to be issued is approximately 11.1 million at September 30, 2003 and 12.5 million at December 31, 2002. The estimated impact of the proposed tax separation agreement was based on a present value of projected future tax reimbursements to be received pursuant to such arrangement between MI and B&W. If the proposed settlement is finalized, the final value of the overall settlement may differ significantly from the estimates currently recorded depending on a variety of factors, including changes in market conditions and the market value of our common shares when issued. Accordingly, assuming the proposed resolution is adopted, we will continue to revalue the estimate of the proposed settlement on a quarterly basis and at the time the securities are issued.

Under the proposed settlement, effective as of the effective date of the Joint Plan, we will spin off the portion of MI’s qualified pension plan attributable to the current employees of the B&W Entities and the former employees of the current business operations of the B&W Entities. Upon the effectiveness of that spin-off, we would be required to recognize any curtailment and settlement gains or losses associated with the spin-off. Curtailment and settlement gains or losses are determined based on actuarial calculations as of the date of the spin-off. Based on data provided by our actuary, if this spin-off were to occur effective as of December 31, 2003, we would record curtailment and settlement losses through a pre-tax charge to earnings totaling approximately $59 million. In addition, we also would record a reduction in our charge to other comprehensive income for recognition of our minimum pension liability totaling approximately $161 million. As a result, assuming the effectiveness of the spin-off at December 31, 2003, our stockholders’ deficit would improve by approximately $102 million. We anticipate recording the effect of the spin-off based on actuarial calculations as of the date of the spin-off, which could be materially different from the effect described in this paragraph.

The following historical financial data for the nine months ended September 30, 2003 is derived from unaudited consolidated financial statements of McDermott, which include all adjustments that we consider necessary for a fair presentation of our financial position and results of operations for that period. The following unaudited pro forma financial data for the nine months ended September 30, 2003 gives effect to the adjustments required to reflect the final settlement of the Chapter 11 proceedings which are detailed below. The following historical consolidated financial data for the year ended December 31, 2002 is derived from the audited consolidated financial statements of McDermott. Because we have provided for the estimated cost of the proposed settlement in our historical results, we expect the pro forma adjustments that will be required to reflect the final settlement will impact only our balance sheet. Therefore, we have not presented any pro forma income statement or earnings per share information.

	Nine Months Ended September 30, 2003				Year Ended December 31, 2002
	Historical	Adjustments		Pro Forma	Historical
		Debit (Credit)
At end of period:
Total assets	$1,124,123	$39,082	(1)	$1,163,205	$1,278,171
Total debt (including current maturities)	86,234	(83,054	)(2)	169,288	141,681
Total liabilities (excluding debt)	1,457,941	75,834		1,382,107	1,553,247
Total stockholders’ deficit	(420,052)	(31,862	)(3)	(388,190)	(416,757)

(1)	Reflects establishment of receivable for future tax reimbursements and adjustments for certain intercompany receivables.
(2)	Reflects issuance of MI promissory notes.
(3)	Reflects issuance of McDermott common stock and adjustments to other comprehensive loss for cumulative translation adjustments associated with three foreign joint ventures which would be transferred to B&W under the Settlement Agreement.

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On a historical basis, the provision for the estimated cost of the proposed settlement is included in total liabilities (excluding debt) and is comprised of the following:

	September 30, 2003	December 31, 2002
Promissory notes to be issued	$83,054	$83,081
McDermott common stock to be issued	27,123	20,805
Share price guaranty obligation	49,176	42,026
Other	3,435	3,435
Future tax reimbursements	(33,226)	(29,000)
Forgiveness of certain intercompany balances	(37,543)	(33,970)

Total	92,019	86,377
Plus: tax expense	26,183	23,593

Net provision	$118,202	$109,970

For pro forma purposes, these amounts have been reclassified to the appropriate balance sheet caption based on the nature of the individual security to be issued or the nature of the item.

On a pro forma basis, total debt includes the issuance of the promissory notes pursuant to the Settlement Agreement. The value of the notes is based on the present value of future cash flows discounted at borrowing rates assumed to be available at September 30, 2003 for debt with similar terms and maturities.

On a pro forma basis, total stockholders’ deficit includes the issuance of 4.75 million shares of McDermott common stock, valued at the closing price on September 30, 2003 of $5.71. These additional shares will increase our weighted average number of shares of common stock outstanding for purposes of computing basic and diluted earnings per share. If these additional shares had been outstanding as of January 1, 2003 and 2002, our weighted average common shares as of September 30, 2003 and December 31, 2002 would have been 68,693,128 and 66,610,585, respectively, resulting in a basic and diluted net loss per share of $0.18 for the nine months ended September 30, 2003 and a basic and diluted net loss per share of $11.66 for the year ended December 31, 2002. Our historical basic and diluted net loss per share was $0.20 and $12.55 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. On a historical basis, the value of the common stock to be issued was included in total liabilities.

On a historical and pro forma basis, the fair value of the share price guaranty obligation is included in total liabilities (excluding debt). The fair value is based on a present value calculation using our closing stock price and the number of shares that would be issued based on that stock price. At September 30, 2003, our closing stock price was $5.71 and the number of shares assumed to be issued was approximately 11.1 million. Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), which is effective for financial instruments entered into after May 31, 2003, will require that we continue to account for the share price guaranty obligation as a liability measured at fair value, with changes in fair value, recognized in earnings. For purposes of computing earnings per share, we will assume that this obligation will be settled in common stock and the resulting potential shares of common stock included in diluted earnings per share if the effect is more dilutive. Also, an adjustment to the numerator of the earnings per share calculation for any changes in income or loss that would result if the obligation had been reported as an equity instrument for accounting purposes during the period may be required. The share price guaranty obligation would have had no impact on our diluted earnings per share for the nine months ended September 30, 2003 or the year ended December 31, 2002, because its effect would have been antidilutive.

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Material Federal Income Tax Considerations

For a discussion of material federal income tax considerations relating to the proposed settlement, see “Description of the Settlement Agreement and Related Agreements—The Proposed Tax Separation Agreement” below.

Dissenters Rights

McDermott is a Panamanian corporation. Neither Panamanian law nor McDermott’s articles of incorporation or by-laws provides for dissenters or similar rights for dissenting stockholders in connection with the vote on the proposed resolution or the consummation of the proposed settlement. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Description of the Settlement Agreement and Related Agreements

The Settlement Agreement

The following discussion describes the material provisions of the Settlement Agreement but does not describe all of its terms. The full text of the Settlement Agreement is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference. We urge you to read the Settlement Agreement in its entirety.

Creation of the Asbestos PI Trust and Contribution of Assets

The Settlement Agreement provides for the contribution of specified assets to the Asbestos PI Trust, which will be established to process and pay asbestos-related personal injury claims, manage the assets of the trust for use in paying asbestos-related personal injury claims and manage the disposition of insurance rights assigned to the trust by McDermott and various subsidiaries of McDermott. Specifically, the Settlement Agreement provides that, as of the effective date of the Joint Plan and in consideration of an asbestos-related personal injury claim channeling injunction established pursuant to the Joint Plan (the “Asbestos PI Channeling Injunction”) and the releases and indemnification provided under the Joint Plan and the Settlement Agreement:

•	McDermott will, and will cause various of its subsidiaries to, enter into an agreement assigning to the Asbestos PI Trust their rights to numerous insurance policies that have a face amount of available limits of coverage for, among other things, asbestos-related personal injury claims of approximately $1.15 billion; and

•	McDermott will issue or transfer, or cause to be issued or transferred, the following other assets to the Asbestos PI Trust:

•	all the capital stock of B&W;

•	4.75 million shares of restricted common stock of McDermott (the “McDermott Shares”), with a value of no less than $19 per share guaranteed by McDermott on the third anniversary of the date of issuance of the shares (as more particularly described below under “—Provisions Relating to the McDermott Shares”); and

•	$92 million aggregate principal amount of promissory notes issued by MI, which would be fully and unconditionally guaranteed by McDermott and would bear interest at 7.5% annually and provide for annual payments of principal of $8.4 million over an 11-year period.

Release and Indemnification

The Settlement Agreement provides that, effective as of the effective date of the Joint Plan, each of the Chapter 11 Debtors will generally release McDermott, its affiliates (other than the B&W Entities, but including McDermott’s captive insurers), and their respective directors and officers, from all pending and future claims arising out of or attributable to the ownership and to the business and operation of any of the Chapter 11 Debtors or their past or present subsidiaries (other than the subsidiaries that were transferred as part of the 1998 Transfers), including full release and protection under the U.S. Bankruptcy Code against pending and future asbestos and other products liability claims, Apollo/Parks Township Claims, claims related to the 1998 Transfers and other intercompany dealings prior to the effective date, various claims that could be asserted through the Chapter 11 Debtors and that may arise out of, result from or be attributable to insurance or the placement of insurance under which any of the Chapter 11 Debtors or any of their respective past or present subsidiaries is or was insured, and other specified claims.

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From and after the effective date of the Joint Plan, McDermott, its affiliates, and their respective directors and officers, will generally be indemnified by:

•	the Asbestos PI Trust, with respect to released claims and damages described in the preceding paragraph that are channeled to the Asbestos PI Trust in accordance with the Asbestos PI Channeling Injunction, claims related to assigned insurance rights and other specified claims;

•	a trust created to process and pay asbestos-related property damage claims (the “Asbestos PD Trust”), with respect to released claims and damages described in the preceding paragraph that are channeled to the Asbestos PD Trust in accordance with a channeling injunction, claims related to assigned insurance rights and other specified claims; and

•	a trust created to process and pay Apollo/Parks Township Claims (the “Apollo/Parks Township Trust”), with respect to released claims and damages described in the preceding paragraph that are channeled to the Apollo/Parks Township Trust in accordance with a channeling injunction, claims related to assigned insurance rights and other specified claims.

The B&W Entities will also generally indemnify McDermott, its affiliates, and their respective directors and officers, with respect to the released claims and damages and other specified claims. In addition, the McDermott Entities would be relieved of payment obligations on approximately $37 million of intercompany indebtedness owed to the B&W Entities, as well as various other existing and contingent intercompany obligations to the B&W Entities.

Channeling Injunctions

In addition to the release and indemnification protections set forth in the Settlement Agreement, the Joint Plan provides for an injunction, to be entered or affirmed by the United States District Court for the Eastern District of Louisiana under Section 524(g) of the U.S. Bankruptcy Code, permanently enjoining any person or entity from taking any action against McDermott and the Chapter 11 Debtors and their respective subsidiaries, directors and officers, as well as other specified persons and entities, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any asbestos-related personal injury claims against one or more of the Chapter 11 Debtors or their respective subsidiaries, all of which are to be channeled to the Asbestos PI Trust for resolution as set forth in the procedures governing distributions from that trust.

The Joint Plan also provides for similar injunctions under Section 105(a) of the U.S. Bankruptcy Code, covering asbestos-related property damage claims against one or more of the Chapter 11 Debtors or their respective subsidiaries and Apollo/Parks Township Claims. These injunctions may not have the same force as a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code, particularly in the event one of the applicable trusts exhausts its assets, through payment of claims or otherwise.

Protection from B&W-Related Contingent Liabilities

The Settlement Agreement would require that the B&W Entities use their best efforts on, or promptly after, the effective date of the Joint Plan to terminate specified letters of credit, surety bonds, guaranties and similar contingent liabilities for which any of the McDermott Entities has an obligation. If the B&W Entities have not terminated these arrangements as of the effective date of the Joint Plan, B&W will generally be required to either cause letters of credit in an amount up to $75 million to be issued to McDermott or any of its applicable subsidiaries, or, at its option, provide the same amount of cash collateral in lieu of letters of credit, in order to reimburse McDermott or its applicable subsidiaries in the event of any related draw, cash call or other event giving rise to a payment obligation of any of the McDermott Entities. The Asbestos PI Trust and the B&W Entities will generally indemnify McDermott, its affiliates (other than the B&W Entities), and their respective directors and officers, from and against any claims related to these arrangements after the effective date of the Joint Plan; provided, however, that the liability of the Asbestos PI Trust for these claims will not exceed the sum of the aggregate present value of the shares of McDermott common stock contributed to the Asbestos PI Trust (as of the effective date of the Joint Plan) plus $92 million.

Mutual Release of Pre-petition Intercompany Accounts and Claims

The Settlement Agreement provides that, unless otherwise provided by the Settlement Agreement, the McDermott Entities, on the one hand, and the B&W Entities, on the other hand, will generally release each other from all

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pre-petition intercompany accounts and other liabilities owed by one party to the other party and from all claims by one party against the other party. This general release will have no effect on amounts owed under specified intercompany agreements or specified warranty and premises liability claims.

Post-petition Intercompany Accounts

The Settlement Agreement provides that, promptly after the effective date of the Joint Plan, the McDermott Entities, on the one hand, and the B&W Entities, on the other hand, will complete a cash settlement of all post-petition intercompany accounts between them, subject to specified exceptions. The McDermott Entities, on the one hand, and the B&W Entities, on the other hand, will generally release each other from all other obligations and claims arising during the period from February 22, 2000 through the effective date of the Joint Plan. This general release will have no effect on amounts owed under specified intercompany agreements or specified warranty and premises liability claims.

Conditions

General conditions to the obligations of all parties.    The Settlement Agreement provides for the following conditions to the obligations of all parties to the agreement:

•	no temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing or otherwise interfering with the consummation of the settlement as contemplated by the Settlement Agreement shall be in effect;

•	the Asbestos PI Channeling Injunction shall be in full force and effect; and

•	no governmental authority shall have enacted or otherwise implemented any law, statute, order, rule, regulation, judgment, decree, award or other requirement that prohibits or restricts in any material respect the consummation of the settlement contemplated by the Settlement Agreement.

In order to meet the condition that the Asbestos PI Channeling Injunction shall be in full force and effect, the Joint Plan must be confirmed by the Bankruptcy Court or the District Court and must become effective. The Joint Plan establishes various conditions to its confirmation and effectiveness.

The conditions to confirmation include, among others, the following:

•	numerous findings of fact and conclusions of law that must be set forth in the confirmation order, including, with respect to insurance matters, that:

•	the various assignments of insurance rights contemplated by the Joint Plan do not violate any obligation of the Chapter 11 Debtors or any of the other assigning entities under any consent-to-assignment, consent-to-settlement, cooperation, management-of-claims or no-action provision under any of the applicable insurance policies or related agreements;

•	the various assignments of insurance rights contemplated by the Joint Plan do not materially increase any applicable insurer’s risk of providing coverage for specified claims, as compared to the risk that was otherwise being borne by the insurer prior to the effective date of the Joint Plan; and

•	the duties and obligations of various insurers are not impaired, altered or diminished by (1) the discharge, release and extinguishment of various obligations of McDermott and the Chapter 11 Debtors and their respective officers, directors, subsidiaries and other affiliates from and in respect of various asbestos-related claims and the Apollo/Parks Township Claims, (2) the assumption of responsibility for those claims by the applicable trusts or (3) the assignment of the insurance rights to be assigned pursuant to the Joint Plan;

•	various findings to the effect that the Joint Plan complies with the requirements of Section 524(g) of the U.S. Bankruptcy Code;

•	the entry of an order of the Bankruptcy Court or the District Court estimating the aggregate value of all asbestos-related property damage claims (as distinguished from asbestos-related personal injury claims) against the Chapter 11 Debtors and determining that such value is not greater than $5 million; and

•

the approval of the Settlement Agreement, and the settlement contemplated by the Settlement Agreement, by the affirmative vote of a majority of the shares of McDermott common stock present in person or represented

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by proxy at the Special Meeting and entitled to vote on the matter, provided that, in order for the vote to be effective, the number of shares of McDermott common stock for which votes are cast in favor of the proposal must represent at least 50% of the voting power of all of the shares of McDermott common stock outstanding and entitled to vote on the matter.

A number of our insurers are objecting to the Joint Plan by contending that some of the conditions of confirmation of the Joint Plan, such as the entry of an order setting forth some of the findings of fact and conclusions of law referred to above, cannot be satisfied in the context of confirmation. These insurers are contending that certain requested findings of fact and conclusions of law would violate the U.S. Bankruptcy Code and are matters that should be decided in a coverage lawsuit outside of the context of plan confirmation. These insurers are also contending that the requested findings of fact and conclusions of law would violate their constitutional rights to trial by jury and due process of law. While we disagree with these contentions, the timing of the resolution of these issues is uncertain. As a result, even assuming the proposed resolution is adopted at the Special Meeting, we cannot predict when confirmation of the Joint Plan will occur, if at all.

The Joint Plan also establishes various conditions that must be satisfied after the confirmation of the Joint Plan before it will become effective. These conditions include, among others, the following:

•	specified court orders, including a confirmation order and an order or orders entering specified injunctions, including the Asbestos PI Trust Channeling Injunction and the other channeling injunctions contemplated by the Joint Plan, must have been entered or affirmed by the District Court, and those orders must have become final and nonappealable and those injunctions must be in full force and effect;

•	the applicable parties to the documents ancillary to the Joint Plan, to implement the proposed settlement and the other provisions of the Joint Plan, must have executed and delivered those documents;

•	the Chapter 11 Debtors must have obtained new financing arrangements to support their operations on their exit from the Chapter 11 proceedings;

•	the ACC and the FCR must have dismissed with prejudice their appeal from the decision in the adversary proceeding relating to the 1998 Transfers; and

•	the Settlement Agreement must be approved by our Board of Directors, and that approval must be as of a date not more than 30 days prior to the effective date.

While it is possible that conditions to confirmation or effectiveness may be waived, any such waiver would require unanimous agreement among the plan proponents. Furthermore, a waiver of the conditions relating to the Apollo/Parks Township Claims would generally require agreement of representatives of the claimants under the Apollo/Parks Township Claims and ARCO. We do not anticipate re-soliciting our stockholders for approval of any such waiver unless we propose to waive a condition to confirmation or effectiveness and such waiver would be material to our stockholders, in which case we would re-solicit the vote of our stockholders.

Additional conditions to the obligations of the Chapter 11 Debtors.    The obligations of the Chapter 11 Debtors under the Settlement Agreement are subject to the following further conditions:

•	the execution and delivery by McDermott and its applicable subsidiaries of a tax separation agreement, a transition services agreement, a captive insurance company formation agreement and specified intellectual property agreements; and

•	the transfer or agreement to transfer or commit to transfer to B&W, as promptly as practicable after the effective date of the Joint Plan, by the appropriate subsidiary of McDermott of all of its equity interest in each of the following subsidiaries or joint ventures: Babcock & Wilcox Beijing Company, Ltd.; Diamond Power Hubei Machine Company, Ltd.; and Halley & Mellowes Pty. Ltd.

Additional conditions to the obligations of the McDermott Entities.    The obligations of the McDermott Entities under the Settlement Agreement are subject to the following further conditions:

•	the execution and delivery by the Chapter 11 Debtors of the tax separation agreement, transition services agreement, captive insurance company formation agreement and intellectual property agreements referred to above;

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•	the approval of the Settlement Agreement and the settlement contemplated by the Settlement Agreement by the Board of Directors and stockholders of McDermott; and

•	the provision to McDermott of letters of credit or cash collateral, as applicable, as described above under “—Protection from B&W-Related Contingent Liabilities.”

Additional conditions to the obligations of the Asbestos PI Trust.    The obligations of the Asbestos PI Trust under the Settlement Agreement are subject to the following further conditions:

•	the execution and delivery by McDermott and its applicable subsidiaries and by the Chapter 11 Debtors of the tax separation agreement, transition services agreement, captive insurance company formation agreement and intellectual property agreements referred to above;

•	the transfer or agreement to transfer or commit to transfer to B&W as promptly as practicable after the effective date of the Joint Plan, by the appropriate subsidiary of McDermott of all of its equity interest in each of the following subsidiaries or joint ventures: Babcock & Wilcox Beijing Company, Ltd.; Diamond Power Hubei Machine Company, Ltd.; and Halley & Mellowes Pty. Ltd.; and

•	the approval by the New York Stock Exchange Inc. of the shares of McDermott common stock to be contributed to the Asbestos PI Trust for listing on the NYSE, subject to official notice of issuance.

Provisions Relating to the McDermott Shares

Share price guaranty.    Under the terms of the Settlement Agreement, McDermott would generally guaranty a $19 per share value for any McDermott Shares that are held by the Asbestos PI Trust on the third anniversary of the effective date of the Joint Plan and that, in the opinion of a broker mutually designated by McDermott and the trustees of the Asbestos PI Trust, could not have been sold previously at a price greater than or equal to $19 per share. McDermott would be able to satisfy any obligation under this guaranty by making a cash payment or by delivering additional shares of its common stock having a total value equal to the amount of the aggregate shortfall in value (from $19 per share) of the McDermott Shares to which the guaranty applies. If McDermott elects to satisfy this obligation by delivering additional shares of its common stock, it would not be required to deliver more than 12.5 million additional shares, and the shares so delivered would be deemed to fully satisfy the guaranty obligation.

Restrictions on resale.    The Settlement Agreement contains contractual restrictions on the sale of the McDermott Shares by the Asbestos PI Trust during the three-year period following the effective date of the Joint Plan. These restrictions would:

•	prohibit any sale of the McDermott Shares in the first year following the effective date of the Joint Plan, except pursuant to the exercise of the “piggy-back” rights described below; and

•	generally limit sales in the second and third years following the effective date of the Joint Plan, except pursuant to the exercise of the “demand” or “piggy-back” rights described below, so that the number of McDermott Shares that could be sold by the Asbestos PI Trust in any three-month period would be limited to the same extent as if they were subject to the volume limitations established by Rule 144 under the Securities Act of 1933, as currently in effect, throughout that period.

The McDermott Shares will become freely transferable on the third anniversary of the effective date of the Joint Plan.

Demand and “piggyback” rights.    The Settlement Agreement provides that, until the date that is 60 days before the third anniversary of the effective date of the Joint Plan, the Asbestos PI Trust may at any time make one request to McDermott to effect a single public offering of all or part of the McDermott Shares through arrangements with underwriters to be mutually designated by the Asbestos PI Trust and McDermott. McDermott will provide reasonable cooperation to effect this offering, subject to specified conditions including a minimum size of the offering and customary blackout periods. McDermott will also provide the Asbestos PI Trust with “piggy-back” rights to include its shares in future registrations of McDermott’s common stock effected under the Securities Act prior to the third anniversary of the effective date of the Joint Plan.

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Right of first refusal.    The Settlement Agreement would provide McDermott with a right of first refusal to purchase any McDermott Shares proposed to be sold by the Asbestos PI Trust in any transaction or series of related transactions involving the sale of 100,000 shares or more.

The Proposed Transition Services Agreement

The Settlement Agreement contemplates that, as of the effective date of the Joint Plan, MI will enter into a transition services agreement with B&W under which MI will provide specified administrative transition services and employee benefits services to B&W. The following discussion describes the material provisions of the proposed transition services agreement but does not describe all of its terms. The full text of the proposed transition services agreement is included as Exhibit C to the Settlement Agreement, which is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference. We urge you to read the proposed transition services agreement in its entirety.

Under the terms of the proposed transition services agreement, MI will provide specified administrative services for a monthly fee of $1,250,000, and B&W will generally reimburse MI for the incremental costs and expenses associated with the provision of the employee benefits services described below. The administrative services to be provided by MI include assistance in the following areas:

•	accounting and financial reporting;

•	business analysis and corporate development;

•	communications and marketing;

•	compliance services;

•	external and internal audit services coordination;

•	government contracting administration;

•	information technology administration;

•	corporate secretary services;

•	payroll, payables and record keeping administration;

•	personnel and human resource administration;

•	purchasing, procurement and transportation administration;

•	safety, health, environmental and risk management;

•	salary and benefits administration;

•	tax return preparation and related services; and

•	treasury administration.

The proposed transition services agreement also provides for a division of financial responsibility between MI and its subsidiaries (other than the B&W Entities), on the one hand, and the B&W Entities, on the other hand, with respect to existing pension, employee welfare and other employee benefit plans and arrangements covering employees of B&W and its past and present subsidiaries, and provides for MI to assist the B&W Entities in establishing new pension, employee welfare and other employee benefit plans and arrangements. With regard to our existing defined-benefit pension plan, the assets and liabilities under the pension plan attributable to the current employees of the B&W Entities and the former employees of the current business operations of the B&W Entities would be “spun off” to a separate defined benefit pension plan sponsored by B&W. We would retain the assets and liabilities (including the funding obligations and statutory insurance premium obligations) attributable to all current and former employees who are not covered by the new B&W pension plan. See “The Proposed Settlement—Accounting Treatment.”

The transition services agreement will extend for an initial term of nine months after the effective date of the Joint Plan. Beginning 91 days after the effective date of the Joint Plan, the agreement will automatically renew each day for a term of six months until terminated by either party providing at least 180 days’ notice of termination to the other party. B&W may at any time during the term of the agreement cancel the provision of all or a portion of the employee benefits services by providing at least 90 days’ notice to MI.

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The proposed transition services agreement provides that MI will not be liable to B&W with respect to the provision of services under the transition services agreement, except for any losses attributable to the gross negligence or willful misconduct of MI, unless B&W gives MI timely written notice of a claim that relates to MI’s failure to perform with the level of care and diligence it has historically applied in providing administrative services to B&W. MI’s liability will be limited to proper performance or reperformance of the transition services, and B&W will agree to waive any indirect, special, consequential, incidental or punitive damages as to MI in connection with the transition services agreement. The proposed transition services agreement also provides that B&W will indemnify MI and its affiliates, agents, successors and assigns against losses arising out of the performance or nonperformance of the transition services (other than losses attributable to MI’s gross negligence or willful misconduct) and other specified losses.

The Proposed Tax Separation Agreement

The Settlement Agreement contemplates that, as of the effective date of the Joint Plan, MI will enter into a tax separation agreement with B&W and its U.S. domestic subsidiaries. The proposed tax separation agreement will reflect various arrangements that would be implemented to separate B&W and its U.S. domestic subsidiaries from MI’s consolidated group for U.S. federal income tax purposes following the effective date of the Joint Plan. It would also allocate the tax benefits realized from the consummation of the proposed settlement. The following discussion describes the material provisions of the proposed tax separation agreement but does not describe all of its terms. The full text of the proposed tax separation agreement is included as Exhibit B to the Settlement Agreement, which is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference. We urge you to read the proposed tax separation agreement in its entirety.

The Asbestos PI Trust and the trusts to be formed for the benefit of holders of asbestos-related property damage claims against the Chapter 11 Debtors and Apollo/Parks Township Claims are intended to qualify as “qualified settlement funds” for federal income tax purposes. Assuming that qualification, B&W expects to be entitled to a current federal income tax deduction for all transfers of cash, stock and other property (other than the promissory notes proposed to be issued by MI) to the trusts to the same extent it would be entitled to a deduction if those amounts were paid directly to holders of personal injury claims. Accordingly, B&W expects it would be able to obtain a substantial tax deduction upon the funding of the trusts on the effective date of the Joint Plan and, consequently, to have a substantial net operating loss for the taxable year that includes that effective date. B&W also expects it would be entitled to a deduction for the principal amount of the MI promissory notes contributed to the Asbestos PI Trust as and when payments are made on those notes. MI would be entitled to deduct interest on the MI promissory notes as it accrues. Neither B&W nor MI would be entitled to a deduction to the extent that the trusts are funded through insurance proceeds or the proposed transfer of rights under various insurance policies.

The proposed tax separation agreement provides for an agreed method of computing and allocating the tax benefits that would result from the transfers of property to the Asbestos PI Trust. Under the proposed agreement:

•	MI would have the economic benefit of any tax deductions arising from the transfer of the McDermott common stock, payments on the MI promissory notes and any payments made under the share price guarantee; and

•	B&W would have the economic benefit of any tax deductions arising from the contribution of its common stock and any cash payments made to the Asbestos PI Trust, other than payments on the MI promissory notes or the share price guarantee.

The proposed tax separation agreement provides that MI and B&W will be entitled to their respective economic benefits on a proportionate basis, as the deductions resulting from the property transferred to the Asbestos PI Trust are used to offset income of either the MI consolidated group or B&W.

Fairness in Asbestos Injury Resolution Act of 2003

On May 22, 2003, Senator Orrin Hatch introduced in the United States Senate a bill for the enactment of federal legislation entitled “The Fairness in Asbestos Injury Resolution Act of 2003” (Senate Bill 1125, the “FAIR Act”). The bill was referred to the Senate Judiciary Committee, which held hearings and considered and amended the bill. The

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Committee voted to approve the FAIR Act on July 10, 2003, and the bill was reported to the Senate and placed on the legislative calendar on July 30, 2003. Although the legislative timetable is uncertain, we currently believe the FAIR Act will be submitted to a vote of the Senate by the end of the current calendar year.

The proposed FAIR Act narrowly passed in the Senate Judiciary Committee, and several prominent Senators have indicated their opposition to the FAIR Act in its current form. Many organized labor organizations, including the AFL-CIO, and the American Insurance Association, a national organization of insurance companies, have also expressed opposition to the FAIR Act in the form passed by the Senate Judiciary Committee. It is uncertain whether the FAIR Act will ever be presented for a vote or passed by the Senate or the House of Representatives, or whether it will be signed into law. We cannot predict the final terms or costs associated with any bill that might become law and impact the B&W Chapter 11 bankruptcy proceedings, the Chapter 11 Debtors and McDermott. The terms of the FAIR Act as approved by the Senate Judiciary Committee could change, and any changes could be material to the impact of the FAIR Act on the B&W Chapter 11 proceedings, the Chapter 11 Debtors and McDermott.

To enable you to make an informed decision on the proposed resolution, we include below a summary description of the FAIR Act as currently drafted. The description does not address all material provisions of the proposed FAIR Act. We encourage you to read the entire FAIR Act as currently drafted.

Overview

The FAIR Act would create a privately funded, federally administered trust fund to resolve pending and future asbestos-related personal injury claims. An Office of Special Asbestos Masters would be formed to process asbestos claims and make awards to qualified claimants. The proposed FAIR Act defines different disease levels based on latency, diagnostic, exposure and medical criteria and sets award amounts for each level.

The trust fund would be funded by existing asbestos trusts and mandatory payments from companies with asbestos-related liabilities and insurers. Participating companies and insurers would be shielded from asbestos-related personal injury claims if they make the payments in accordance with the FAIR Act. See “—Effect on Existing Asbestos Claims and Agreements.”

Funding Mechanism

The fund would be funded principally by mandatory contributions of $52 billion each by asbestos defendants and insurers. While defendants and insurers would share this principal funding obligation equally, individual contributions would be assessed differently for each group. The methods of assessing contributions among the participants in each group are discussed below.

Asbestos Defendant Contributions

Asbestos defendants would be divided into tiers based on prior asbestos liability-related expenditures, including settlement, judgment, defense and indemnity costs. Defendants would be further divided into subtiers based on revenues for the fiscal year 2002. Additionally, a separate tier would be created for companies that have a case pending under a chapter of title 11 of the U.S. Code on the date of enactment of the FAIR Act or during the year preceding that date if the bankruptcy filing was caused by asbestos-related liability.

Each subtier of defendants would be assessed an annual payment to the trust. Payments would be assessed over a 27-year period at declining rates. Defendants with greater prior asbestos-related liability-related expenditures and revenues would generally be assessed larger annual payments. For defendants other than defendants in the bankruptcy tier, annual payments would be for fixed dollar amounts. Bankruptcy tier defendants would be assessed payments based on a percentage of 2002 revenues. Bankruptcy tier defendants that are still operating would be required to pay to the trust approximately 1.52 percent of 2002 revenues per year in years one through five, declining gradually to approximately 0.15 percent in year 27.

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Insurer Contributions

An Asbestos Insurers Commission would be created to determine the amount to be assessed each insurer to satisfy the $52 billion aggregate insurer contribution. The Commission would be required to apply the following factors in assessing insurer contributions:

•	historic premium lines for asbestos-related liability coverage;

•	recent loss experiences for asbestos-related liabilities;

•	amounts reserved for asbestos-related liabilities;

•	the likely costs to each insurer of its future liabilities under applicable insurance policies; and

•	other factors the Commission deems relevant and appropriate.

Captive insurers of defendant participants would generally not be assessed funding obligations except to the extent they have asbestos-related liabilities for claims from persons unaffiliated with their ultimate corporate parent.

Other Payment Provisions

In addition to the mandatory payments discussed above, the proposed FAIR Act contains the following provisions related to contributor payments:

•	contributors would be required pay an annual surcharge to the trust to insure against the risk of nonpayment of required contributions;

•	the administrator of the trust fund would be able to delay or reduce any scheduled payment step-down if he cannot certify that the fund will have adequate funds available to compensate past, pending and projected future claimants; and

•	beginning in year 28, the administrator would have the authority to request annually $1 billion in aggregate contributions from defendant participants and $1 billion in aggregate contributions from insurer participants to assure adequate funding for claims. Assessments would be voluntary; however, any participant not making an assessed voluntary payment would be subject to civil actions for asbestos claims.

Sunset Provision

Each year the administrator would have to certify that 95% or more of eligible asbestos claimants who filed claims during the prior calendar year have been paid according to the terms of the FAIR Act. If the administrator fails to make such certification, he would be given 90 days to remedy the situation. If the situation is not remedied after expiration of the 90 days, the fund would terminate and all claimants would have the opportunity to pursue their claims in the appropriate court; provided, that such claims would be reduced by any amounts already received by the claimants from the fund.

Effect on Existing Asbestos Claims and Agreements

Upon determination by the administrator that the fund is fully operational and processing claims, the proposed FAIR Act would bar any pending or future asbestos claims in state or federal court except as provided for by the FAIR Act. Moreover, any agreement with respect to the treatment of any asbestos claim that requires future performance by any party would be superseded and rendered of no force or effect.

Comparison of Treatment of the Chapter 11 Debtors under the Proposed FAIR Act as Passed by the Senate Judiciary Committee and the Settlement Agreement

If the proposed FAIR Act were eventually passed containing the same provisions as the FAIR Act approved by the Senate Judiciary Committee, McDermott estimates that the present value of the Chapter 11 Debtors’ total payments to the proposed national trust over a period of 27 years would be approximately $409 million, assuming the sunset provision described above does not become applicable. We believe the present value of those payments would be substantially less than the combined value of the consideration we would be delivering under the proposed settlement.

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In addition, although the provisions of the FAIR Act would result in the erosion of some of our insurance limits, it would not eliminate all of our excess coverage, as would be the effect under the proposed settlement. However, the level of funding required by the FAIR Act could increase. Furthermore, we can provide no assurance that any legislation will be enacted and, if legislation is enacted, what the terms of such legislation will be.

Enactment of the FAIR Act, or other similar legislation addressing asbestos-related personal injury claims, could have a material impact on the B&W Chapter 11 proceedings, the Chapter 11 Debtors and McDermott. Under the proposed FAIR Act as passed by the Senate Judiciary Committee, we believe we would have the opportunity to take advantage of this proposed legislation if it is enacted before the effective date of the Joint Plan. In fact, the proposed resolution contemplates that our Board would consider developments involving, among other things, this proposed legislation before giving the final Board approval which is a condition to the effectiveness of the Joint Plan. However, the legislative process is uncertain and there is some risk that the proposed legislation could be enacted after it is amended or modified to provide for an exclusion that would apply to the Joint Plan, as a result of the adoption of the proposed resolution or the confirmation of the Joint Plan, or for some other reason. Furthermore, if our Board provides its final approval and the Joint Plan becomes effective, it is unlikely that we would be able to avail ourselves of a more favorable outcome under any legislation that may be enacted after the Joint Plan becomes effective.

Information about McDermott and its Subsidiaries

McDermott is a leading worldwide energy services company. McDermott’s subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facility management services to a variety of customers in the energy industry, including the U.S. Department of Energy. McDermott currently operates in three business segments: Marine Construction Services, Government Operations and Power Generation Systems.

Marine Construction Services includes the results of operations of J. Ray McDermott, S.A. and its subsidiaries, which supply worldwide services to customers in the offshore oil and gas exploration and production and hydrocarbon processing industries and to other marine construction companies. This segment’s principal activities include:

•	the front-end and detailed engineering, fabrication and installation of offshore drilling and production platforms and other specialized structures, modular facilities, marine pipelines and subsea production systems; and

•	comprehensive project management and procurement services.

This segment operates throughout the world in most major offshore oil and gas producing regions, including the Gulf of Mexico, West Africa, South America, the Middle East, India, the Caspian Sea and Southeast Asia.

Government Operations includes the results of operations of BWX Technologies, Inc. This segment includes the provision of:

•	nuclear components to the U.S. Navy;

•	various services to the U.S. Government, including uranium processing, environmental site restoration services and management; and

•	operating services for various U.S. Government-owned facilities, primarily within the nuclear weapons complex of the U.S. Department of Energy.

Power Generation Systems includes the results of operations of McDermott’s Power Generation Group, which is conducted primarily through the B&W Entities. This segment provides a variety of services, equipment and systems to generate steam and electric power at energy facilities worldwide. See “Information about B&W and its Subsidiaries” below.

As described elsewhere in this proxy statement, after the effective date of the Joint Plan, McDermott will no longer have any ownership interest in B&W and will operate in only two business segments: Marine Construction Services and Government Operations.

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McDermott’s principal executive offices are located at 1450 Poydras Street, P.O. Box 61961, New Orleans, Louisiana 70161. Its telephone number at that address is (504) 587-5400.

For more information about McDermott and its subsidiaries, see McDermott’s annual report on Form 10-K for the year ended December 31, 2002, and its subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated into this proxy statement by reference. See “Where You Can Find More Information.”

Information about B&W and its Subsidiaries

Business

The B&W Entities are leading suppliers of fossil fuel-fired steam generating systems, replacement commercial nuclear steam generators, environmental equipment and components, and related services to customers around the world. They design, engineer, manufacture, and service large utility and industrial power generation systems, including boilers used to generate steam in electric power plants, pulp and paper making, chemical and process applications and other industrial uses.

More specifically, the B&W Entities:

•	provide engineered-to-order services, products and systems for energy conversion worldwide and related auxiliary equipment, such as burners, pulverizer mills, soot blowers and ash handlers;

•	manufacture heavy-pressure equipment for energy conversion, such as boilers fueled by coal, oil, bitumen, natural gas, solid municipal waste, biomass and other fuels;

•	fabricate steam generators for nuclear power plants;

•	design and supply environmental control systems, including both wet and dry scrubbers for flue gas desulfurization, modules for selective catalytic reduction of nitrous oxides and electrostatic precipitators and similar devices;

•	construct power plant equipment, and provide related heavy mechanical erection services;

•	support operating plants with a wide variety of services, including the installation of new systems and replacement parts, engineered upgrades, construction, maintenance and field technical services such as condition assessments;

•	provide inventory services to help customers respond quickly to plant interruptions and construction crews to assist in maintaining and repairing operating equipment; and

•	provide power through cogeneration, refuse-fueled power plants, and other independent power-producing facilities and participate in this market as a contractor for engineer-procure-construct services, as an equipment supplier, as an operations and maintenance contractor and as an owner.

The principal customers of the B&W Entities are government- and investor-owned utilities and independent power producers, businesses in various process industries, such as pulp and paper mills, petrochemical plants, oil refineries and steel mills, and other steam-using businesses and governmental units. Customers normally purchase services, equipment or systems from B&W after an extensive evaluation process based on competitive bids. We generally submit proposals based on the estimated cost of each job.

B&W’s principal manufacturing plants are located in:

•	West Point, Mississippi;

•	Lancaster, Ohio;

•	Cambridge, Ontario, Canada;

•	Melville, Saskatechewan, Canada; and

•	Esbjerg, Denmark

B&W owns each of these plants.

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The B&W Entities use raw materials such as carbon and alloy steels in various forms, including plates, forgings, structurals, bars, sheets, strips, heavy wall pipes and tubes. They also purchase many components and accessories for assembly. The B&W Entities generally purchase these raw materials and components as needed for individual contracts. Although shortages of some raw materials have existed from time to time, no serious shortage exists at the present time. The B&W Entities do not depend on a single source of supply for any significant raw materials.

The B&W Entities primarily compete with:

•	a number of domestic and foreign-based companies specializing in steam-generating systems, equipment and services, including Ahlstom S.A., Mitsui Babcock Energy Limited, Babcock Power, Foster Wheeler Corporation, Aker Kvaerner ASA, Mitsubishi Heavy Industries, and Hitachi;

•	a number of additional companies in the markets for environmental control equipment and related specialized industrial equipment and in the independent power-producing business; and

•	other suppliers of replacement parts, repair and alteration services, and other services required to backfit and maintain existing steam systems.

At September 30, 2003, December 31, 2002 and December 31, 2001, B&W’s consolidated backlog amounted to $1.3 billion, $1.1 billion and $1.4 billion, respectively. If, in B&W’s management’s judgment, it becomes doubtful whether a contract will proceed, B&W adjusts its backlog accordingly. If a contract is deferred or cancelled, B&W or one of its subsidiaries is usually entitled to a financial settlement related to the individual circumstances of the contract.

B&W attempts to cover increased costs of anticipated changes in labor, material and service costs of long-term contracts through an estimate of those changes, which are reflected in the original price. Most of those long-term contracts contain provisions for progress payments.

B&W’s overall activity depends mainly on the capital expenditures of electric power generating companies, paper companies and other steam-using industries. Several factors influence these expenditures:

•	prices for electricity and paper, along with the cost of production and distribution;

•	demand for electricity, paper and other end products of steam-generating facilities;

•	availability of other sources of electricity, paper or other end products;

•	requirements for environmental improvements;

•	level of capacity utilization at operating power plants, paper mills and other steam-using facilities;

•	requirements for maintenance and upkeep at operating power plants and paper mills to combat the accumulated effects of wear and tear;

•	ability of electric generating companies and other steam users to raise capital; and

•	relative prices of fuels used in boilers, compared to prices for fuels used in gas turbines and other alternative forms of generation.

B&W’s products and services are capital intensive. As such, customer demand is heavily affected by the variations in customer’s business cycles and by the overall economies of the countries in which they operate.

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Selected Financial Information

We have derived the following selected financial information from (1) the audited financial statements of B&W and subsidiaries included in this proxy statement as of and for the years ended December 31, 2002, 2001 and 2000, (2) the audited financial statements of B&W and subsidiaries as of and for the nine-month period ended December 31, 1999 and the fiscal year ended March 31, 1999 and (3) the unaudited financial statements of B&W and subsidiaries as of and for the nine-month periods ended September 30, 2003 and 2002 included in this proxy statement, which have been prepared on the same basis as the audited statements and, in the opinion of B&W’s management, reflect all adjustments necessary for a fair presentation of the financial position and results of operations of B&W and its consolidated subsidiaries as of those dates and for those periods.

	For the Nine-Months Ended September 30,		For the Years Ended December 31,			For the Nine-Month Period Ended December 31,	For the Fiscal Year Ended March 31,
	2003	2002	2002	2001	2000	1999	1999
	(In thousands)
Revenues	$1,051,796	$1,100,977	$1,497,401	$1,431,908	$1,162,458	$731,283	$1,062,666
Income (Loss) from Continuing Operations	$(16,599)	$66,220	$(232,435)	$35,377	$(3,572)	$46,960	$369
Net Income (Loss)	$(22,867	$37,036	$(213,723)	$17,499	$(4,308)	$26,083	$13,393
Total Assets	$2,277,539	$2,126,800	$2,257,072	$2,069,139	$2,013,662	$2,006,388	$2,198,899
Current Maturities of Long-Term Debt	$457	$50	$288	$50	$50	$28	$320
Long-Term Debt	$4,676	$4,579	$4,727	$4,617	$4,667	$4,734	$4,980

Pre-tax results for the nine months ended September 30, 2003, the year ended December 31, 2002 and the fiscal year ended March 31, 1999 include additional losses of $64.5 million, $286.5 million and $85.2 million, respectively, for estimated costs relating to future nonemployee asbestos-related claims.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

B&W’s financial statements have been prepared in conformity with the American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” issued November 19, 1990 (“SOP 90-7”). SOP 90-7 requires a segregation of liabilities subject to compromise by a Bankruptcy Court as of the commencement of the bankruptcy proceedings and identification of all transactions and events that are directly associated with the reorganization. As used in the following discussion, “B&W” refers to The Babcock & Wilcox Company and its consolidated subsidiaries, unless the context otherwise requires.

Critical Accounting Policies and Estimates

We believe the following are the most critical accounting policies that B&W applies in the preparation of its financial statements. These policies require B&W’s most difficult, subjective and complex judgements, often as a result of the need to make estimates of matters that are inherently uncertain.

Contracts and Revenue Recognition.    B&W generally recognizes contract revenues and related costs on a percentage-of-completion method for individual contracts or combinations of contracts. Under this method, B&W generally recognizes estimated contract income and resulting revenue based on costs incurred to date as a percentage of total estimated costs. Changes in the expected cost of materials and labor, productivity, scheduling and other factors affect total estimated costs and resulting contract income. Additionally, external factors such as weather, customer requirements and other factors outside of B&W’s control, may also affect the progress and estimated cost of a project’s completion and therefore the timing of income and revenue recognition. B&W routinely reviews estimates related to its contracts, and revisions to profitability are reflected in earnings immediately. If a current estimate of total contract cost

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indicates a loss on a contract, the projected loss is recognized in full when determined. In prior years, B&W has had significant adjustments to earnings as a result of revisions to contract estimates. Adjustments to overall contract costs due to unforeseen events may continue to be significant in future periods.

B&W generally recognizes claims for extra work or changes in scope of work in contract revenues, to the extent of costs incurred, when its management believes collection is probable. Any amounts not collected are reflected as an adjustment to earnings. B&W regularly assesses customer credit risk inherent in contract costs. It recognizes contract claim income when formally agreed with the customer.

Property, Plant and Equipment.    B&W carries its property, plant and equipment at depreciated cost, reduced by provisions to recognize economic impairment when B&W determines impairment has occurred. Factors that impact B&W’s determination of impairment include forecasted utilization of equipment and estimates of cash flow from projects to be performed in future periods. B&W’s estimates of cash flow may differ from actual cash flow due to, among other things, technological changes, economic conditions or changes in operating performance. It is reasonably possible that changes in such factors may negatively affect B&W’s business and result in future asset impairments.

B&W depreciates its property, plant and equipment using the straight-line method, over estimated economic useful lives of eight to 40 years for buildings and three to 28 years for machinery and equipment.

B&W expenses the costs of maintenance, repairs and renewals, which do not materially prolong the useful life of an asset, as it incurs them.

Pension Plans and Postretirement Benefits.    B&W estimates income or expense related to pension and postretirement benefit plans based on actuarial assumptions, including assumptions regarding discount rates and expected returns on plan assets. B&W determines the discount rate based on a review of published financial data and discussions with an actuary regarding rates of return on high-quality fixed-income investments currently available and expected to be available during the period to maturity of its pension obligations. Based on historical data and discussions with the actuary, B&W determines its expected return on plan assets based on the expected long-term rate of return on plan assets and the market-related value of the plan assets. Changes in these assumptions can result in significant changes in the estimated pension income or expense. B&W revises its assumptions on an annual basis based on changes in current interest rates, return on plan assets and the underlying demographics of its workforce. These assumptions are reasonably likely to change in future periods and may have a material impact on future earnings.

B&W and most of its subsidiaries presently participate in the Retirement Plan for Employees of MI. If the Joint Plan is confirmed and the parties receive all requisite approvals for the proposed settlement, MI will spin off the portion of this qualified pension plan related to current employees of the B&W Entities and the former employees of the current business operations of the B&W Entities. If the proposed spinoff were to occur effective as of December 31, 2003, and assuming no changes are made to the existing plan, we expect B&W’s qualified pension plan expense related to this plan would be approximately $17 million for the year ended December 31, 2004. In addition, we believe that B&W’s funding obligation for this plan would total approximately $20 million in 2004. Since the effect of any spin-off will be recorded based upon actuarial calculations as of the date of the spin-off, the projected 2004 qualified pension plan expense and related funding obligation could be materially different from that described in this paragraph.

Loss Contingencies.    B&W estimates liabilities for loss contingencies when it is probable that a liability has been incurred and the amount of loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. B&W has accrued its estimates of probable losses when appropriate. However, losses are typically resolved over long periods of time and are often difficult to estimate due to the possibility of multiple actions by third parties. Therefore, it is possible future earnings could be affected by changes in estimates related to these matters. B&W’s most significant loss contingency is its estimate of its asbestos-related liability. Currently, B&W’s best estimate of its liability for asbestos claims is based on the proposal to settle the liability contemplated by the Joint Plan. Any changes to the proposed settlement could change the estimate of B&W’s liability for asbestos claims and could be material to B&W’s financial condition and results of operations.

Goodwill.    SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that B&W no longer amortize goodwill, but instead perform periodic testing for impairment. It requires a two-step impairment test to identify potential goodwill impairment and measure the amount of a goodwill impairment loss. The first step of the test

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compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. Both steps of goodwill impairment testing involve significant estimates. A discounted cash flow model is used to determine the fair value of each reporting unit. Inherent in the model are assumptions regarding forecasted revenue, operating expenses and future cash flows, which could differ materially from actual future results.

Deferred Taxes.    Deferred taxes reflect the net effects of temporary differences between the financial and tax bases of assets and liabilities. B&W records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. B&W will continue to assess the adequacy of the valuation allowance on a quarterly basis. Any changes to its estimated valuation allowance could be material to B&W’s consolidated financial condition and results of operations.

Warranty.    B&W accrues estimated expense to satisfy contractual warranty requirements when it recognizes the associated revenue on the related contracts. In addition, B&W makes specific provisions where it expects the costs of warranty to significantly exceed the accrued estimates. Such provisions could result in a material effect on B&W’s results of operations, financial position and cash flows.

Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002

B&W’s revenues decreased $49.2 million to $1.1 billion, primarily due to lower volumes from the fabrication, repair and retrofit of existing facilities, replacement of nuclear steam generators and nuclear services. Higher volumes from utility steam system fabrication, replacement parts and boiler cleaning equipment partially offset these decreases.

B&W’s operating income (loss) decreased $78.4 million from income of $69.0 million to a loss of $9.4 million, primarily due to an increase in its provision for asbestos-related liability of $64.5 million. Lower volume in the fabrication, repair and retrofit of existing facilities, lower volume and margins in replacement nuclear steam generators and nuclear services and lower margins from non-boiler construction activities also contributed to the decrease in operating income. In addition, we experienced higher general and administrative expenses in 2003 compared to 2002. Higher margins from the utility steam system fabrication, higher volumes from boiler cleaning equipment and lower reorganization expenses associated with the Chapter 11 proceedings partially offset these decreases.

Other-net expense increased $6.3 million, primarily due to a charge of $3.4 million to increase the reserve for certain notes receivable from affiliates of McDermott which, as a result of the proposed settlement, are not expected to be collected. We also experienced approximately $2.4 million in currency exchange losses in 2003 compared to 2002.

The tax provision recorded for the nine months ended September 30, 2003 includes an additional provision of $7.7 million of valuation allowance for the realization of deferred tax assets. The valuation allowance increased from $91.3 million at December 31, 2002 to $99.0 million at September 30, 2003. The provision for income taxes for the nine months ended September 30, 2002 includes a provision of $1.0 million relative to the valuation allowance for the realization of deferred tax assets. We operate in different tax jurisdictions with different statutory rates. These variances in rates, along with our mix in income in these jurisdictions, are responsible for the shifts in our effective tax rates.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

B&W’s revenues increased $65 million to $1.5 billion, primarily due to higher volumes from the fabrication, repair and retrofit of existing facilities. Lower volumes from replacement of nuclear steam generators, replacement parts and the fabrication and erection of fossil fuel steam and environmental control systems partially offset this increase.

B&W’s operating income (loss) decreased $246.4 million from income of $41.6 million to a loss of $204.8 million, primarily due to an increase in its provision for asbestos-related liability of $286.5 million. In addition, B&W experienced lower volumes and margins from replacement nuclear steam generators, lower margins from boiler cleaning equipment, higher selling and marketing expenses and lower equity in income from investees. Higher margins from the fabrication and erection of fossil fuel steam and environmental control systems, as well as nuclear service

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work, and higher volume from the fabrication, repair and retrofit of existing facilities partially offset these decreases. In addition, B&W experienced lower reorganization expenses associated with the Chapter 11 proceedings and lower general and administrative expenses.

Other-net expense increased $22.6 million, primarily due a charge of $22.0 million for the establishment of a reserve for certain notes receivable from affiliates of McDermott which, as a result of the proposed settlement, are not expected to be collected.

The tax benefit recorded for the year ended December 31, 2002 includes an additional provision of $69.6 million of valuation allowance for the realization of deferred tax assets. The valuation allowance increased from $21.7 million at December 31, 2001 to $91.3 million at December 31, 2002. The provision for income taxes for the year ended December 31, 2001 includes an additional provision of $2.7 million relative to the valuation allowance for the realization of deferred tax assets.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

B&W’s revenues increased $269 million to $1.43 billion, primarily due to higher volumes from the fabrication and erection of fossil fuel steam and environmental control systems, fabrication, repair and retrofit of existing facilities, nuclear services, replacement nuclear steam generators and replacement parts.

B&W’s operating income (loss) improved $44.8 million from a loss of $3.2 million to income of $41.6 million, primarily due to higher volumes and margins from the fabrication and erection of fossil fuel steam and environmental control systems. In addition, the year ended December 31, 2000 included higher charges to substantially completed original equipment contracts still under warranty or in dispute resolution. B&W also experienced higher volumes from nuclear services. Lower margins from replacement nuclear steam generators, higher general and administrative expenses and reorganization expenses associated with the Chapter 11 proceedings and lower operating results from a joint venture in Pennsylvania partially offset these increases.

Other-net expense increased $4.3 million, primarily due to losses on the sale of investment securities and additional postretirement benefit expenses.

The tax provision recorded for the year ended December 31, 2001 included an additional provision of $2.7 million of valuation allowance for the realization of deferred tax assets. The valuation allowance increased from $19.0 million at December 31, 2000 to $21.7 million at December 31, 2001. The provision for income taxes for the year ended December 31, 2000 included a provision of $2.0 million relative to the valuation allowance for the realization of deferred tax assets.

Liquidity and Capital Resources

In connection with the bankruptcy filing, on February 21, 2000, B&W and the other Chapter 11 Debtors entered into a $300 million debtor-in-possession revolving credit facility (the “DIP Credit Facility”) with a group of lenders, providing for a term currently scheduled to expire in February 2004. This facility, as amended, provides for an additional one-year extension at the option of B&W and has been reduced to $227.75 million. All amounts owed under the facility have a super-priority administrative expense status in the Chapter 11 proceedings. The Chapter 11 Debtors’ obligations under the facility are (1) guaranteed by substantially all of B&W’s other domestic subsidiaries and B&W Canada Ltd. and (2) secured by security interests in B&W Canada Ltd.’s assets. Additionally, B&W and substantially all of its domestic subsidiaries granted security interests in their assets to the lenders under the DIP Credit Facility, effective only upon the defeasance or repayment of MI’s outstanding public debt. The DIP Credit Facility generally provides for borrowings by the Chapter 11 Debtors for working capital and other general corporate purposes and the issuance of letters of credit, except that the total of all borrowings and nonperformance letters of credit issued under the facility cannot exceed $100 million in the aggregate. B&W had no borrowings outstanding under the DIP Credit Facility at September 30, 2003 or December 31, 2002. As a condition to borrowing or obtaining letters of credit under the DIP Credit Facility, B&W must comply with certain financial and nonfinancial covenants.

A permitted use of the DIP Credit Facility is the issuance of new letters of credit to backstop or replace pre-existing letters of credit issued in connection with B&W’s business operations, but for which McDermott, MI or BWICO was a maker or guarantor. As of February 22, 2000, the aggregate amount of all such pre-existing letters of credit totaled approximately $172 million (the “Pre-existing LCs”), $2.9 million of which remains outstanding at September 30, 2003. Each of McDermott, MI and BWICO has agreed to indemnify and reimburse the Chapter 11 Debtors for any customer draw on any letter of credit issued under the DIP Credit Facility to backstop or replace any

44

Pre-existing LC for which it already had exposure and for the associated letter of credit fees paid under the facility. As of September 30, 2003, approximately $169.7 million in letters of credit has been issued under the DIP Credit Facility of which approximately $44.3 million was to replace or backstop Pre-existing LCs.

B&W incurred positive cash flows for the nine months ended September 30, 2003. However, it expects to incur negative cash flows of approximately $51 million in the remainder of 2003. These negative cash flows include capital expenditures of approximately $7.4 million.

B&W and most of its subsidiaries presently participate in the Retirement Plan for Employees of MI. If the Joint Plan is confirmed and the parties receive all requisite approvals for the proposed settlement, MI will spin off the portion of this qualified pension plan related to current employees of the B&W Entities and the former employees of the current business operations of the B&W Entities. If the proposed spinoff were to occur effective as of December 31, 2003, and assuming no changes are made to the existing plan, we expect B&W’s qualified pension plan expense related to this plan would be approximately $17 million for the year ended December 31, 2004. In addition, we believe that B&W’s funding obligation for this plan would total approximately $20 million in 2004. Since the effect of any spin-off will be recorded based upon actuarial calculations as of the date of the spin-off, the projected 2004 qualified pension plan expense and related funding obligation could be materially different from that described in this paragraph.

B&W has assessed its liquidity position as a result of the Chapter 11 filing and believes that it can continue to fund its operating activities and meet its debt and capital requirements for the foreseeable future. However, B&W’s ability to continue as a going concern depends on its ability to settle its ultimate asbestos-related liability from its net assets, future profits and cash flow and available insurance proceeds, whether through the confirmation of a plan of reorganization or otherwise. The financial statements of B&W have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. As a result of the Chapter 11 filing and related events, there is no assurance that the carrying amounts of B&W’s assets will be realized or that B&W’s liabilities will be liquidated or settled for the amounts recorded. The independent accountant’s report on the consolidated financial statements of B&W for the years ended December 31, 2002, 2001 and 2000 includes an explanatory paragraph indicating that these issues raise substantial doubt about B&W’s ability to continue as a going concern.

Quantitative and Qualitative Disclosures about Market Risk

Due to covenants in the DIP Credit Facility, B&W is restricted to certain types of investment instruments. At December 31, 2002, all of B&W’s investments are reported as cash equivalents and consist of investments in short-term money market mutual funds, Eurodollar time deposits and other high-grade investments. B&W has exposure to market risk from changes in interest rates on these short-term investments.

B&W has exposure to changes in interest rates under the DIP Credit Facility. At December 31, 2002 and 2001, B&W had no borrowings outstanding under this facility. B&W also has exposure to changes in interest rates on its variable-rate long-term debt obligations, which totaled $4.62 million at December 31, 2002. At December 31, 2002, this debt carried an interest rate of 2.2%, matures $50,000 per year over the next five years and had an estimated fair value of $4.62 million. B&W has no material future earnings or cash flow exposures from changes in interest rates on the remainder of its long-term debt obligations, which totaled $4.97 million at December 31, 2002, as these obligations have fixed interest rates. Principal cash flows and related weighted average interest rates by expected maturity dates for B&W’s fixed-rate long-term debt obligations are as follows:

Maturity Date	Principal Cash Flows	Weighted Average Interest Rate
2003	$238,000	5.81%
2004	$2,352,000	4.09%
2005	$249,000	5.75%
2006	$257,000	5.73%
2007	$230,000	5.81%
Thereafter	$1,639,000	5.46%

These fixed-rate obligations had an estimated fair value totaling $4.0 million at December 31, 2002.

45

B&W has operations in foreign locations, and, as a result, its financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in those foreign markets. In order to manage the risks associated with foreign currency exchange fluctuations, B&W regularly hedges those risks with foreign currency forward contracts. B&W does not enter into speculative forward contracts.

Exchange Rate Sensitivity

The following tables provide information about B&W’s foreign currency forward contracts and present such information in U.S. dollar equivalents. The tables present notional amounts and related weighted-average exchange rates by expected (contractual) maturity dates and constitute a forward-looking statement. These notional amounts generally are used to calculate the contractual payments to be exchanged under the contract.

Contract Amount by Expected Maturity

(In thousands)

At December 31, 2002:

	Year Ending December 31,			Fair Value at December 31,	Average Contractual Exchange Rate
	2003	2004	Total	2002	2003	2004
Forward Contracts to Purchase Foreign Currencies for U.S. Dollars:
Canadian Dollar	$9,530	$11,562	$21,092	$(1,689)	1.470	1.466

Forward Contracts to Sell Foreign Currencies for U.S. Dollars:
Euro	$1,083	—	$1,083	$(174)	0.947	—
Swedish Krona	$3,565	—	$3,565	$(7)	8.963	—

At December 31, 2001:

	Year Ending December 31,				Fair Value at December 31,	Average Contractual Exchange Rate
	2002	2003	2004	Total	2001	2002	2003	2004
Forward Contracts to Purchase Foreign Currencies for U.S. Dollars:
Canadian Dollar	$89,076	$9,530	$11,562	$110,168	$(6,043)	1.516	1.470	1.466

Forward Contracts to Purchase Foreign Currencies for U.S. Dollars:
Canadian Dollar	$36,992	$—	$—	$36,992	$208	1.587	—	—
Euro	$1,263	$1,083	$—	$2,346	$5	0.922	0.947	—

At September 30, 2003, B&W’s exposures to market risks have not changed materially from that described above for the year ended December 31, 2002.

46

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned as of September 1, 2003 by our directors, our Chief Executive Officer, the four persons who were executive officers as of December 31, 2002 and were our five most highly compensated executive officers during 2003 (other than our CEO) and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the exercise of stock options.

Name	Shares Beneficially Owned
Philip J. Burguieres(1)	94,350
Ronald C. Cambre(2)	8,438
Bruce DeMars(3)	18,484
John A. Fees(4)	131,271
Joe B. Foster(5)	28,825
Robert L. Howard(6)	23,210
John W. Johnstone, Jr.(7)	23,355
Francis S. Kalman(8)	148,834
David L. Keller(9)	86,291
D. Bradley McWilliams(10)	113
John T. Nesser, III(11)	244,783
Bruce W. Wilkinson(12)	811,729
Richard E. Woolbert(13)	203,099
All directors and executive officers as a group (19 persons) (14)	2,329,907

(1)	Shares owned by Mr. Burguieres include 9,500 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.
(2)	Shares owned by Mr. Cambre include 6,325 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.
(3)	Shares owned by Admiral DeMars include 8,350 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.
(4)	Shares owned by Mr. Fees include 75,258 shares of common stock that he may acquire on the exercise of stock options, as described above, and 49,061 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 4,369 shares of common stock held in the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Thrift Plan”).
(5)	Shares owned by Mr. Foster include 7,450 restricted shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.
(6)	Shares owned by Mr. Howard include 9,077 shares of common stock that he may acquire on the exercise of stock options, as described above, and 650 restricted shares of common stock as to which he has sole voting power but no dispositive power.
(7)	Shares owned by Mr. Johnstone include 9,800 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.
(8)	Shares owned by Mr. Kalman include 53,334 shares of common stock that he may acquire on the exercise of stock options, as described above, and 69,500 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 21,000 shares held by a family limited partnership, of which he and his wife are the two sole general and limited partners. Mr. Kalman disclaims beneficial ownership of the 21,000 shares held by that family limited partnership, except to the extent of his pecuniary interest.
(9)	Shares owned by Mr. Keller include 57,670 shares of common stock that he may acquire on the exercise of stock options, as described above, and 25,898 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 2,723 shares of common stock held in the McDermott Thrift Plan.
(10)	Shares owned by Mr. McWilliams include 113 restricted shares of common stock as to which he has sole voting power but no dispositive power.

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(11)	Shares owned by Mr. Nesser include 133,433 shares of common stock that he may acquire on the exercise of stock options, as described above, and 82,909 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 3,441 shares of common stock held in the McDermott Thrift Plan.
(12)	Shares owned by Mr. Wilkinson include 490,167 shares of common stock that he may acquire on the exercise of stock options, as described above, and 239,306 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 2,256 shares of common stock held in the McDermott Thrift Plan.
(13)	Shares owned by Mr. Woolbert include 126,027 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 5 shares of common stock held in a custodial account for an immediate family member under the Uniform Gifts to Minors Act as to which Mr. Woolbert disclaims beneficial ownership.
(14)	Shares owned by all directors and executive officers as a group include 1,227,700 shares of common stock that may be acquired on the exercise of stock options, as described above, and 651,749 restricted shares of common stock as to which they have sole voting power but no dispositive power. Also includes 27,955 shares of common stock held in the McDermott Thrift Plan.

Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of common stock, except that the 811,729 shares of common stock beneficially owned by Mr. Wilkinson constituted approximately 1.22% and the 2,329,907 shares of common stock beneficially owned by all directors and executive officers as a group constituted approximately 3.47% of the outstanding shares of common stock on September 1, 2003, in each case as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	4,542,700	(2)	6.90%

Common Stock	Al A. Gonsoulin 4655 Sweetwater Blvd., Suite 300 Sugar Land, TX 77479	4,000,000	(3)	6.08%

Common Stock	Vanguard Fiduciary Trust Company, in its capacity as trustee for certain employee benefit plan(s) 500 Admiral Nelson Blvd. Malvern, PA 19355	3,868,243	(4)	5.88%

Common Stock	Jana Partners LLC 536 Pacific Avenue San Francisco, CA 94133	3,748,700	(5)	5.69%

(1)	Percent of class based on the outstanding shares of our common stock on September 1, 2003.
(2)	As reported on a Schedule 13G dated December 31, 2002.
(3)	As reported on an amendment to Schedule 13G dated April 29, 2002.
(4)	As reported on a Schedule 13G dated February 10, 2003.
(5)	As reported on a Schedule 13G dated August 25, 2003.

48

Stockholders’ Proposals

Under the provisions of our by-laws, the only matters that may be brought before the Special Meeting are matters that are brought by or at the direction of our Board of Directors. If a stockholder desires to bring a matter before a meeting of our stockholders, the next opportunity to do so will be at our 2004 Annual Meeting.

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2004 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 6, 2003. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2004 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than January 8, 2004 or later than February 7, 2004 and (2) satisfy specified requirements. A copy of the pertinent by-law provisions can be obtained from our Corporate Secretary on written request.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding our company.

Our website address is http://www.mcdermott.com. We make available through this website under “SEC Filings,” free of charge, our annual, quarterly and current reports, and amendments to those reports as soon as reasonably practicable after we electronically file those materials with, or furnish those materials to, the SEC.

The SEC allows us to “incorporate by reference” the information McDermott files with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this proxy statement, and later information that McDermott files with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings McDermott makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the Special Meeting:

•	our annual report on Form 10-K for the year ended December 31, 2002;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

•	our current reports on Form 8-K dated February 11, 2003, February 27, 2003, March 25, 2003, June 19, 2003 and August 13, 2003.

49

We will provide without charge to each person, including any beneficial owner, to whom a copy of this proxy statement has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this proxy statement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this proxy statement incorporates. You may request copies by writing or telephoning us at the following address:

McDermott International, Inc.

1450 Poydras Street

New Orleans, Louisiana 70112-6050

Attention: Corporate Secretary

Telephone: (504) 587-5400

By Order of the Board of Directors,

JOHN T. NESSER, III

Secretary

Dated: November 17, 2003

50

Report of Independent Auditors

To the Board of Directors and Stockholder of

The Babcock & Wilcox Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income (loss), comprehensive income (loss), stockholder’s equity (deficit), and cash flows present fairly, in all material respects, the financial position of The Babcock & Wilcox Company and its subsidiaries (the “Company”) at December 31, 2002 and 2001, and the results of their operations and their cash flows for the three years ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets on January 1, 2002.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, The Babcock & Wilcox Company filed a voluntary petition in the U.S. Bankruptcy Court to reorganize under Chapter 11 of the Bankruptcy Code on February 22, 2000, which raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 24, 2003

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED BALANCE SHEETS

	September 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
	(In thousands)
ASSETS

Current Assets:
Cash and cash equivalents	$368,844	$310,062	$174,993
Accounts receivable - trade, net	180,601	212,547	225,131
Accounts receivable - other	2,355	1,884	2,062
Contracts in progress	52,254	70,579	77,186
Inventories	44,259	45,083	45,259
Deferred income taxes	52,014	52,733	57,205
Other current assets	12,087	16,842	11,132

Total Current Assets	712,414	709,730	592,968

Property, Plant and Equipment:
Land	3,214	3,038	1,936
Buildings	72,011	67,643	61,843
Machinery and equipment	170,806	153,606	136,500
Property under construction	8,569	11,839	6,350

	254,600	236,126	206,629

Less accumulated depreciation	157,983	141,138	129,444

Net Property, Plant and Equipment	96,617	94,988	77,185

Notes Receivable - Affiliates	10,317	12,043	25,441

Products Liabilities Insurance Recoverable (Note 2)	1,152,489	1,152,489	1,152,489

Goodwill	97,550	98,787	74,394

Deferred Income Taxes	135,580	126,605	71,175

Prepaid Pension Costs	5,011	5,011	12,411

Other Assets	61,985	57,419	63,076

TOTAL	$2,271,963	$2,257,072	$2,069,139

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED BALANCE SHEETS—(Continued)

	September 30, 2003	December 31, 2002	December 31, 2001
	(Unaudited)
	(In thousands)
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

Liabilities Not Subject to Compromise:

Current Liabilities:
Accounts payable	$83,852	$122,501	$98,915
Accounts payable - affiliates	14,025	32,116	12,493
Accrued employee benefits	29,358	29,232	27,293
Accrued liabilities - other	35,160	39,130	37,482
Advance billings on contracts	293,436	287,848	218,662
Accrued warranty expense	49,716	40,401	28,134
U.S. and foreign income taxes payable	6,060	—	8,723

Total Current Liabilities	511,607	551,228	431,702

Long-Term Debt	4,676	4,727	—

Accumulated Postretirement Benefit Obligation	1,345	947	897

Other Liabilities	31,831	22,806	14,693

Liabilities Subject to Compromise (Note 2)	1,769,025	1,715,257	1,441,869

Commitments and Contingencies (Notes 2 and 10)

Stockholder’s Equity (Deficit):
Common stock, par value $10.00 per share, 100,100 shares authorized and issued	1,001	1,001	1,001
Capital in excess of par value	134,717	134,717	134,729
Retained earnings (accumulated deficit)	(158,267)	(135,400)	78,323
Accumulated other comprehensive loss	(23,972)	(38,211)	(34,075)

Total Stockholder’s Equity (Deficit)	(46,521)	(37,893)	179,978

TOTAL	$2,271,963	$2,257,072	$2,069,139

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Nine Months Ended September 30,		Years Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)
	(In thousands)
Revenues	$1,051,796	$1,100,997	$1,497,401	$1,431,908	$1,162,458

Costs and Expenses:
Cost of operations	876,804	925,303	1,276,259	1,243,553	1,042,663
Selling, general and administrative expenses	103,361	89,730	121,256	117,090	110,215
Provision for asbestos liability (Note 2)	64,496	—	286,519	—	—
Reorganization charges (Note 2)	15,261	16,231	18,365	32,627	17,888

Total Costs and Expenses	1,059,922	1,031,264	1,702,399	1,393,270	1,170,766

Equity in Income (Loss) from Investees	(1,282)	(717)	200	2,946	5,098

Operating Income (Loss)	(9,408)	69,016	(204,798)	41,584	(3,210)

Other Income (Expense):
Interest income	4,910	4,343	4,622	4,981	4,051
Interest expense	(2,632)	(3,931)	(5,155)	(6,709)	(4,221)
Other-net	(9,469)	(3,208)	(27,104)	(4,479)	(192)

	(7,191)	(2,796)	(27,637)	(6,207)	(362)

Income (Loss) before Provision for (Benefit from) Income Taxes	(16,599)	66,220	(232,435)	35,377	(3,572)

Provision for (Benefit from) Income Taxes	6,268	29,184	(18,712)	17,878	736

Net Income (Loss)	$(22,867)	$37,036	$(213,723)	$17,499	$(4,308)

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Nine Months Ended September 30,		Years Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)
	(In thousands)
Net Income (Loss)	$(22,867)	$37,036	$(213,723)	$17,499	$(4,308)

Other Comprehensive Income (Loss):
Foreign currency translation adjustments	14,006	3,030	4,589	(6,140)	(3,935)
Minimum pension liability adjustment, net of tax benefits of $3,918,000, $58,000 and $1,546,000 in the years ended December 31, 2002, 2001 and 2000, respectively	—	—	(9,341)	(3,656)	2,431
Unrealized gains (losses) on derivative financial instruments:
Unrealized gains (losses) arising during the period, net of tax expense of $720,000 and $609,000 in the nine months ended September 30, 2003 and 2002, respectively and $615,000 and ($1,871,000) in the year ended December 31, 2002 and 2001, respectively	1,176	819	828	(2,585)	—
Reclassification adjustment for (gains) losses included in net income, net of tax (expense) benefits of ($554,000) and ($129,000) in the nine months ended September 30, 2003 and 2002, respectively and ($125,000) and $1,192,000 in the years ended December 31, 2002 and 2001, respectively	(943)	(218)	(212)	1,647	—

Other Comprehensive Income (Loss)	14,239	3,631	(4,136)	(10,734)	(1,504)

Comprehensive Income (Loss)	$(8,628)	$40,667	$(217,859)	$6,765	$(5,812)

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

(In thousands, except for share amounts)

	Common Stock		Capital in Excess of Par Value	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total Stockholder’s Equity (Deficit)
	Shares	Par Value
Balance December 31, 1999	100,100	$1,001	$116,432	$65,132	$(21,837)	$160,728

Adjustment of intercompany balances (See Note 7)	—	—	18,301	—	—	18,301
Net loss	—	—	—	(4,308)	—	(4,308)
Minimum pension liability	—	—	—	—	2,431	2,431
Translation adjustments	—	—	—	—	(3,935)	(3,935)

Balance December 31, 2000	100,100	1,001	134,733	60,824	(23,341)	173,217

Tax benefit on exercise of McDermott McDermott, Inc. stock options	—	—	2	—	—	2
Payment to McDermott International, Inc. resulting from the exercise of McDermott International, Inc. stock options	—	—	(6)	—	—	(6)
Net income	—	—	—	17,499	—	17,499
Minimum pension liability	—	—	—	—	(3,656)	(3,656)
Translation adjustments	—	—	—	—	(6,140)	(6,140)
Unrealized loss on derivatives	—	—	—	—	(938)	(938)

Balance December 31, 2001	100,100	1,001	134,729	78,323	(34,075)	179,978

Tax benefit on exercise of McDermott International, Inc. stock options	—	—	8	—	—	8
Payment to McDermott International, Inc. resulting from the exercise of McDermott International, Inc. stock options	—	—	(20)	—	—	(20)
Net loss	—	—	—	(213,723)	—	(213,723)
Minimum pension liability	—	—	—	—	(9,341)	(9,341)
Translation adjustments	—	—	—	—	4,589	4,589
Unrealized gain on derivatives	—	—	—	—	616	616

Balance December 31, 2002	100,100	$1,001	$134,717	$(135,400)	$(38,211)	$(37,893)

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Years Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$(22,867)	$37,036	$(213,723)	$17,499	$(4,308)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,453	9,156	12,528	16,814	16,256
Income from investees, less dividends	1,282	755	(162)	(1,273)	1,177
(Gain) loss on asset disposals	156	(77)	(104)	(266)	441
Provision for (Benefit from) deferred taxes	(5,393)	13,800	(44,714)	(19,309)	(10,175)
Other	(183)	—	—	2,406	(2,495)
Changes in assets and liabilities:
Accounts receivable	39,564	17,413	20,134	(21,426)	(5,439)
Accounts payable	(54,214)	(6,621)	29,967	13,285	14,868
Inventories	2,509	406	1,806	(4,633)	5,419
Net contracts in progress and advance billings	17,229	44,132	78,295	25,400	13,658
Products and environmental liabilities	64,487	(187)	286,248	(33)	(80,986)
Income taxes	7,782	(7,627)	(19,504)	9,855	(3,577)
Other	1,731	10,554	12,822	10,003	86,892
Proceeds from insurance for products liability claims	—	—	—	—	99,897
Payments of products liability claims	—	—	—	—	(23,640)

NET CASH PROVIDED BY OPERATING ACTIVITIES	64,536	118,740	163,593	48,322	107,988

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property, plant and equipment	(8,377)	(18,272)	(22,410)	(10,043)	(7,434)
Purchases of available-for-sale securities	—	—	—	(8,159)	(177,934)
Maturities of available-for-sale securities	—	—	—	69,040	97,863
Sales of available-for-sale securities	—	—	—	3,420	16,193
Decrease in loans to affiliates - net	—	—	—	—	28,950
Proceeds from asset disposals	55	82	362	11	1,707
Acquisitions of businesses	92	(2,165)	(6,996)	(2,686)	(2,133)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(8,230)	(20,355)	(29,044)	51,583	(42,788)

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

	Nine Months Ended September 30,		Years Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)
	(In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:

Debt issuance costs	$—	$—	$—	$—	$(7,950)
Payment of long-term debt	—	—	(338)	(50)	(42)
Other	(376)	(58)	(20)	(6)	(62)

NET CASH USED IN FINANCING ACTIVITIES	(376)	(58)	(358)	(56)	(8,054)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH	8,428	450	878	(2,005)	445

NET INCREASE IN CASH AND CASH EQUIVALENTS	64,358	98,777	135,069	97,844	57,591

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	310,062	174,993	174,993	77,149	19,558

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$374,420	$273,770	$310,062	$174,993	$77,149

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$2,434	$5,464	$6,571	$6,412	$4,134
Income taxes (net of refunds)	$(5,010)	$26,082	$26,810	$11,786	$14,552

SUPPLEMENTAL DISCLOSURES OF REORGANIZATION CASH FLOWS:

Cash paid (received) during the period for:
Interest income	$(664)	$(587)	$(1,299)	$(2,545)	$(3,754)
Legal and professional fees	$13,629	$17,441	$20,849	$34,278	$17,766

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
Promissory note issued to purchase the Common shares of B&W Volund ApS	$—	$—	$3,000	$—	$—

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All information related to periods subsequent to December 31, 2002, including financial information for the nine-month period ended September 30, 2003, as well as for the nine-month period ended September 30, 2002, is unaudited.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

We have presented our consolidated financial statements in U.S. Dollars in accordance with accounting principles generally accepted in the United States (“GAAP”). These consolidated financial statements include the accounts of The Babcock & Wilcox Company (a wholly owned subsidiary of Babcock & Wilcox Investment Company) and its subsidiaries. We use the equity method to account for investments in joint ventures and other entities we do not control, but over which we have significant influence. For entities over which we do not have significant influence, or distributions of dividends are unlikely, we use the cost method of accounting. We have eliminated all significant intercompany transactions and accounts in consolidation. The notes to the consolidated financial statements are presented on the basis of continuing operations, unless otherwise indicated. The financial information for the nine months ended September 30, 2003 and 2002 is presented in accordance with GAAP for interim financial information and therefore does not include all the GAAP footnotes required for complete financial statements. In addition, the interim financial data as of September 30, 2003 and for the nine-month periods ended September 30, 2003 and 2002 is unaudited; however, in our opinion, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

Hereinafter, the following terms shall mean:

•	McDermott for McDermott International, Inc.;

•	J. Ray for J. Ray McDermott, S.A., a subsidiary of McDermott, and its consolidated subsidiaries;

•	MI for McDermott Incorporated, a subsidiary of McDermott, and its consolidated subsidiaries;

•	BWICO for Babcock & Wilcox Investment Company, a subsidiary of MI, and its consolidated subsidiaries; and

•	B&W for The Babcock & Wilcox Company.

Unless the context otherwise indicates, “we,” “us” and “our” mean B&W and its consolidated subsidiaries.

On February 22, 2000, B&W and certain of its subsidiaries filed a voluntary petition in the U. S. Bankruptcy Court for the Eastern District of Louisiana in New Orleans (the “Bankruptcy Court”) to reorganize under Chapter 11 of the U. S. Bankruptcy Code. B&W and these subsidiaries took this action as a means to determine and comprehensively resolve all pending and future asbestos-related liability claims against them. As of February 22, 2000, our operations are subject to the jurisdiction of the Bankruptcy Court. See Note 2 for a discussion of the B&W Chapter 11 proceedings (the “Chapter 11 proceedings”) and further information on our asbestos liabilities.

Our financial statements have been prepared in conformity with the American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” issued November 19, 1990 (“SOP 90-7”). SOP 90-7 requires a segregation of liabilities subject to compromise by a Bankruptcy Court as of the commencement of the bankruptcy proceedings and identification of all transactions and events that are directly associated with the reorganization. See Note 2 for a detailed description of liabilities subject to compromise and reorganization charges.

Use of Estimates

We use estimates and assumptions to prepare our financial statements in conformity with GAAP. These estimates and assumptions affect the amounts we report in our financial statements and accompanying notes. Our actual results could differ from those estimates. Variances could result in a material effect on our results of operations and financial position in future periods.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Investments

Our investments, primarily debt securities, are classified as available-for-sale and are carried at fair value, with the unrealized gains and losses, net of tax, reported as a component of accumulated other comprehensive loss. We classify investments available for current operations in the balance sheet as current assets, while we classify investments held for long-term purposes as non-current assets. We adjust the amortized cost of debt securities for amortization of premiums and accretion of discounts to maturity. That amortization is included in interest income. We include realized gains and losses on our investments in other income (expense). The cost of securities sold is based on the specific identification method. We include interest on securities in interest income.

Foreign Currency Translation

We translate assets and liabilities of our foreign operations, other than operations in highly inflationary economies, into U.S. Dollars at current exchange rates, and we translate income statement items at average exchange rates for the periods presented. We record adjustments resulting from the translation of foreign currency financial statements as a component of accumulated other comprehensive loss. We report foreign currency transaction gains and losses in income. We have included in other income (expense) transaction gains (losses) of ($2,895,000), $46,000 and $472,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Contracts and Revenue Recognition

We generally recognize contract revenues and related costs on a percentage-of-completion method for individual contracts or combinations of contracts based on work performed, or a cost-to-cost method, as applicable to the product or activity involved. Some of our alliance contracts contain a risk-and-reward element, whereby a portion of total compensation is tied to the overall performance of the alliance participants. We include revenues and related costs so recorded, plus accumulated contract costs that exceed amounts invoiced to customers under the terms of the contracts, in contracts in progress. We include in advance billings on contracts billings that exceed accumulated contract costs and revenues and costs recognized under the percentage-of-completion method. Most long-term contracts contain provisions for progress payments. We expect to invoice customers for all unbilled revenues. We review contract price and cost estimates periodically as the work progresses and reflect adjustments proportionate to the percentage-of-completion in income in the period when those estimates are revised. We make provisions for all known or anticipated losses. Variations from estimated contract performance could result in a material adjustment to operating results for any fiscal year. We include claims for extra work or changes in scope of work to the extent of costs incurred in contract revenues when collection is probable. At December 31, 2002 and 2001, we have included in accounts receivable and contracts in progress approximately $1,236,000 and $4,422,000, respectively, relating to commercial contract claims whose final settlement is subject to future determination through negotiations or other procedures which had not been completed.

	December 31,
	2002	2001
	(In thousands)
Included in Contracts in Progress:

Costs incurred less costs of revenue recognized	$8,596	$3,053
Revenues recognized less billings to customers	61,983	74,133

Contracts in Progress	$70,579	$77,186

Included in Advance Billings on Contracts:

Billings to customers less revenues recognized	$274,519	$209,991
Costs incurred less costs of revenue recognized	13,329	8,671

Advance Billings on Contracts	$287,848	$218,662

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We are usually entitled to financial settlements relative to the individual circumstances of deferrals or cancellations of long-term contracts. We do not recognize those settlements or claims for additional compensation until we reach final settlements with our customers.

We have included in accounts receivable - trade, net the following amounts representing retainages on contracts:

	December 31,
	2002	2001
	(In thousands)
Retainages	$31,697	$35,249

Retainages expected to be collected after one year	$3,012	$16,172

Of the long-term retainages at December 31, 2002, we anticipate collecting $784,000 in 2004 and $2,228,000 in 2007.

Inventories

We carry our inventories at the lower of cost or market. We determine cost on an average cost basis except for certain materials inventories, for which we use the last-in first-out (“LIFO”) method. We determined the cost of approximately 20% and 21% of our total inventories using the LIFO method at December 31, 2002 and 2001, respectively. The value of inventories priced at LIFO is $9,083,000 as of December 31, 2002. Inventories are summarized below:

		December 31,
	September 30, 2003	2002	2001
	(Unaudited)
	(In thousands)
Raw Materials and Supplies	$36,787	$38,177	$35,459
Work in Progress	3,171	3,529	5,945
Finished Goods	4,301	3,377	3,855

Total Inventories	$44,259	$45,083	$45,259

Comprehensive Income (Loss)

The components of accumulated other comprehensive loss included in stockholder’s equity (deficit) are as follows:

		December 31,
	September 30, 2003	2002	2001
	(Unaudited)
	(In thousands)
Currency Translation Adjustments	$(8,324)	$(22,330)	$(26,919)
Minimum Pension Liability	(15,559)	(15,559)	(6,218)
Net Unrealized Loss on Derivative Financial Instruments	(89)	(322)	(938)

Accumulated Other Comprehensive Loss	$(23,972)	$(38,211)	$(34,075)

Warranty Expense

We accrue estimated expense to satisfy contractual warranty requirements when we recognize the associated revenue on the related contracts. In addition, we make specific provisions where we expect the costs of warranty to significantly exceed the accrued estimates. Such provisions could result in a material effect on our results of operations, financial position and cash flows.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Research and Development

Research and development activities are related to development and improvement of new and existing products and equipment and conceptual and engineering evaluation for translation into practical applications. We charge to operations the costs of research and development that is not performed on specific contracts as we incur them. These expenses totaled approximately $10,715,000, $9,026,000 and $13,929,000 in the years ended December 31, 2002, 2001 and 2000, respectively.

Long-Lived Assets

We evaluate the realizability of our long-lived assets, including property, plant and equipment, whenever events or changes in circumstances indicate that we may not be able to recover the carrying amounts of those assets.

Property, Plant and Equipment

We carry our property, plant and equipment at cost, reduced by provisions to recognize economic impairment when we determine impairment has occurred.

We depreciate our property, plant and equipment using the straight-line method, over estimated economic useful lives of 8 to 40 years for buildings and 3 to 28 years for machinery and equipment. Our depreciation expense was $12,110,000, $11,805,000 and $11,341,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Goodwill

The majority of our goodwill pertains to our acquisition by MI. On January 1, 2002, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, we no longer amortize goodwill to earnings, but instead periodically test for impairment. Due to the filing of the joint plan of reorganization with the Bankruptcy Court on December 19, 2002 (see Note 2), and the increase in the asbestos liability recorded on the balance sheet at December 31, 2002, we tested the goodwill of B&W’s reporting units for impairment as of December 31, 2002. With the assistance of an independent consultant, we completed the first step of the goodwill impairment test and determined that no impairment charge was necessary. In addition, due to the filing of the third amended joint plan of reorganization and accompanying form of settlement agreement with the Bankruptcy Court on June 25, 2003 and the additional increase in the asbestos liability recorded on the balance sheet at June 30, 2003, we again completed the first step of the goodwill impairment test with the assistance of an independent consultant and determined that no impairment charge was necessary.

Following is our reconciliation of reported net income (loss) to adjusted net income (loss), which excludes goodwill amortization expense (including related tax effects), for the periods presented:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Net income (loss)	$(213,723)	$17,499	$(4,308)
Add back: goodwill amortization	—	4,501	4,406

Adjusted net income (loss)	$(213,723)	$22,000	$98

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the carrying amount of goodwill are as follows:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Balance at beginning of period	$74,394	$77,093	$79,532
Acquisitions	23,772	1,855	1,927
Amortization expense	—	(4,501)	(4,406)
Translation adjustments and other items	621	(53)	40

Balance at end of period	$98,787	$74,394	$77,093

For more information on acquisitions see Note 3.

Other Intangible Assets

Pursuant to our adoption of SFAS No. 142, we evaluated our other intangible assets and determined that all our other intangible assets as of January 1, 2002 have definite useful lives. We continue to amortize these intangible assets. We have included our other intangible assets, consisting primarily of trademarks, in other assets, as follows:

	December 31,
	2002	2001	2000
	(In thousands)
Gross cost	$7,612	$7,612	$7,612
Accumulated amortization	(3,993)	(3,575)	(3,067)

Net	$3,619	$4,037	$4,545

Changes in the carrying amount of other intangible assets are as follows:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Balance at beginning of period	$4,037	$4,545	$5,053
Amortization expense	(418)	(508)	(508)

Balance at end of period	$3,619	$4,037	$4,545

Estimated amortization expense for the next five years is: 2003 - $418,000; 2004 - $316,000; 2005 - $215,000; 2006 - $215,000; and 2007 - $215,000.

Other Non-Current Assets

We have included deferred debt issuance costs in other assets. We amortize deferred debt issuance cost as interest expense over the life of the related debt. Following are the changes in the carrying amount of debt issuance costs using the straight-line method, which approximates the interest method:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Balance at beginning of period	$3,314	$5,920	$77
Additions	—	—	7,800
Interest expense	(2,607)	(2,606)	(1,957)

Balance at end of period	$707	$3,314	$5,920

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash Equivalents

Our cash equivalents are highly liquid investments, with maturities of three months or less when purchased, which we do not hold as part of our investment portfolio.

Derivative Financial Instruments

Our foreign operations give rise to exposure to market risks from changes in foreign exchange rates. We use derivative financial instruments, primarily forward contracts, to reduce the impact of changes in foreign exchange rates on our operating results. We use these instruments primarily to hedge our exposure associated with revenues or costs on our long-term contracts that are denominated in currencies other than our operating entities’ functional currencies. We record these contracts at fair value on our consolidated balance sheet. Depending on the hedge designation at the inception of the contract, the related gains and losses on these contracts are either deferred in stockholder’s equity (as a component of accumulated other comprehensive loss) until the hedged item is recognized in earnings or offset against the change in fair value of the hedged firm commitment through earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The gain or loss on a derivative financial instrument not designated as a hedging instrument is also immediately recognized in earnings. Gains and losses on forward contracts that require immediate recognition are included as a component of other-net in our consolidated statements of income (loss).

Stock-Based Compensation

At December 31, 2002, we participate in McDermott’s stock-based employee compensation plans, which are described more fully in Note 9. We account for those plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) and related interpretations. Under APB 25, if the exercise price of McDermott’s employee stock options equals or exceeds the fair value of the underlying stock on the measurement date, no compensation expense is recognized. If the measurement date is later than the date of grant, compensation expense is recorded to the measurement date based on the quoted market price of the underlying stock at the end of each reporting period. Stock options granted to our employees during the pendency of the Chapter 11 proceedings are accounted for using the fair value method of SFAS No. 123 “Accounting for Stock-Based Compensation,” as our employees are not considered employees of McDermott for purposes of APB 25.

The following table illustrates the effect on net income (loss) if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)
	(In thousands)
Net income (loss)	$(22,867)	$37,036	$(213,723)	$17,499	$(4,308)
Add back: stock-based compensation cost included in net income (loss), net of related tax effects	266	(282)	(339)	1,384	274
Deduct: total stock-based compensation cost determined under fair-value-based method, net of related tax effects	(777)	(573)	(730)	(2,077)	(1,083)

Balance at end of period	$(23,378)	$36,181	$(214,792)	$16,806	$(5,117)

New Accounting Standards

Effective January 1, 2002, we adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires that we no longer amortize goodwill, but instead perform periodic testing for impairment. We have completed

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

our transitional goodwill impairment test and did not incur an impairment charge as of January 1, 2002. See the Goodwill section of this note for our reconciliation of reported net income to adjusted net income, which excludes goodwill amortization expense for all periods presented.

Effective January 1, 2002, we also adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” and the accounting and reporting provisions of Accounting Pronouncements Bulletin No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” for the disposal of a segment of a business. The adoption of this standard did not have a material impact on our financial statements.

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss. We adopted SFAS No. 143 effective January 1, 2003, and this adoption did not have a material impact on our financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs associated with exit and disposal activities, including restructuring activities. It is effective for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of the recognition and measurement provisions of this Interpretation did not have a material effect on our consolidated financial position or results of operations. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. See Note 10 for the disclosures required by Interpretation No. 45 for the year ended December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002 and for interim periods beginning after December 15, 2002. See the stock-based compensation section of this note for the disclosures required by SFAS No. 148.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities,” which addresses consolidation of variable interest entities (“VIEs”) that either do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack an essential characteristic of a controlling financial interest. FIN 46 applies immediately to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. For a variable interest in a

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

VIE acquired before February 1, 2003, we will adopt FIN 46 as of January 1, 2004, the revised effective date. We are currently reviewing agreements involving entities that may require new consolidation as a result of adopting the provisions of FIN 46.

NOTE 2 – CHAPTER 11 PROCEEDINGS

General

As a result of asbestos-containing commercial boilers and other products B&W and certain of its subsidiaries sold, installed or serviced in prior decades, we are subject to a substantial volume of nonemployee liability claims asserting asbestos-related injuries. All of the personal injury claims are similar in nature, the primary difference being the type of alleged injury or illness suffered by the plaintiff as a result of the exposure to asbestos fibers (e.g., mesothelioma, lung cancer, other types of cancer, asbestosis or pleural changes).

On February 22, 2000, B&W and certain of its subsidiaries executed the filing in Bankruptcy Court. Included in the filing are B&W and its subsidiaries Americon, Inc., Babcock & Wilcox Construction Co., Inc. and Diamond Power International, Inc. (collectively, the “Chapter 11 Debtors”). The Chapter 11 Debtors took this action as a means to determine and comprehensively resolve all pending and future asbestos-related liability claims against them. Following the filing, the Bankruptcy Court issued a preliminary injunction prohibiting asbestos-related liability lawsuits and other actions for which there is shared insurance from being brought against nonfiling affiliates of the Chapter 11 Debtors, including McDermott, MI and J. Ray. The preliminary injunction is subject to periodic hearings before the Bankruptcy Court for extension. Currently, the preliminary injunction extends through January 12, 2004.

Insurance Coverage and Pending Claims

Prior to the filing, the Chapter 11 Debtors had engaged in a strategy of negotiating and settling asbestos personal injury claims brought against them and billing the settled amounts to insurers for reimbursement. At September 30, 2003, receivables of $20,694,000 were due from insurers for reimbursement of settled claims paid by the Chapter 11 Debtors prior to the filing. Currently, certain insurers are refusing to reimburse the Chapter 11 Debtors for these receivables until the Chapter 11 Debtors’ assumption, in bankruptcy, of their pre-filing contractual reimbursement arrangements with such insurers.

Pursuant to an order of the Bankruptcy Court, a March 29, 2001 bar date was set for the submission of allegedly unpaid pre-filing settled asbestos claims and a July 30, 2001 bar date was set for all other asbestos-related personal injury claims, asbestos-related property damage claims and derivative asbestos claims against the Chapter 11 Debtors, as well as claims against the Chapter 11 Debtors relating to alleged nuclear liabilities arising from the operation of two nuclear fuel processing facilities in Apollo and Parks Township, Pennsylvania (“Apollo/Parks Township Claims”). As of the March 29, 2001 bar date, over 49,000 allegedly settled claims had been filed. The Chapter 11 Debtors have accepted approximately 8,910 as pre-filing binding settled claims at this time, with an aggregate liability of approximately $69,000,000. The Bankruptcy Court has disallowed approximately 33,000 claims as settled claims, and the Chapter 11 Debtors are in the process of challenging virtually all the remaining claims. If the Bankruptcy Court determines these claims were not settled prior to the filing, these claims may be refiled as unsettled personal injury claims. As of July 30, 2001, approximately 223,000 additional asbestos-related personal injury claims, 60,000 related party claims, 183 property damage claims, 225 derivative asbestos claims and 571 claims relating to the Apollo/Parks Township facilities had been filed. Since the July 30, 2001 bar date, approximately 15,000 additional personal injury claims have been filed, including approximately 10,000 claims originally filed as allegedly settled claims that were disallowed by the Bankruptcy Court as settled claims and subsequently refiled as unsettled personal injury claims. Approximately 3,900 additional related party claims, 28 property damage claims, 218 derivative claims and three Apollo/Parks Township Claims have also been filed since the July 30, 2001 bar date. A bar date of January 15, 2003 was set for the filing of specified general unsecured claims. As of January 15, 2003, more than 2,700 general unsecured claims were filed, and the Chapter 11 Debtors commenced an analysis of these claims and filed objections to many of

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

them. These include claims filed by various insurance companies seeking recovery from the Chapter 11 Debtors under various theories and priority tax claims, which appear to be estimates of liability by taxing authorities for ongoing audits of MI. The Chapter 11 Debtors believe that these claims are without merit and are contesting them. The Chapter 11 Debtors continue to analyze the claims filed by the January 15, 2003 bar date. The estimated total alleged liability, as asserted by the claimants in the Chapter 11 proceedings and in filed proofs of claim, of the asbestos-related claims, including the alleged settled claims, substantially exceeds the combined value of the Chapter 11 Debtors and the known available products liability and property damage insurance coverages. The Chapter 11 Debtors filed a proposed Litigation Protocol with the U. S. District Court on October 18, 2001, setting forth the intention of the Chapter 11 Debtors to challenge all unsupported claims and taking the position that a significant number of those claims may be disallowed by the Bankruptcy Court. The Asbestos Claimants Committee (“ACC”) and the Future Claimants Representative (“FCR”) filed briefs opposing the Litigation Protocol and requesting an estimation of pending and future claims. No decision was rendered by the Bankruptcy Court and these matters have been stayed pending the settlement negotiations between the parties.

Settlement Negotiations

We have reached an agreement in principle with the ACC and the FCR concerning a potential settlement for the Chapter 11 proceedings. That agreement in principle includes the following key terms:

•	McDermott would effectively assign all its equity in B&W to a trust to be created for the benefit of the asbestos personal injury claimants.

•	McDermott and all its subsidiaries would assign, transfer or otherwise make available their rights to all applicable insurance proceeds to the trust.

•	McDermott would issue 4.75 million shares of restricted common stock and cause those shares to be transferred to the trust. The resale of the shares would be subject to certain limitations, in order to provide for an orderly means of selling the shares to the public. Certain sales by the trust would also be subject to a McDermott right of first refusal. If any of the shares issued to the trust are still held by the trust after three years, and to the extent those shares could not have been sold in the market at a price greater than or equal to $19.00 per share (based on quoted market prices), taking into account the restrictions on sale and any waivers of those restrictions that may be granted by McDermott from time to time, McDermott would effectively guarantee that those shares would have a value of $19.00 per share on the third anniversary of the date of their issuance. McDermott would be able to satisfy this guaranty obligation by making a cash payment or through the issuance of additional shares of its common stock. If McDermott elects to issue shares to satisfy this guaranty obligation, it would not be required to issue more than 12.5 million shares.

•	McDermott would issue promissory notes to the trust in an aggregate principal amount of $92,000,000. The notes would be unsecured obligations and would provide for payments of principal of $8,364,000 per year to be payable over 11 years, with interest payable on the outstanding balance at the rate of 7.5% per year. The payment obligations under those notes would be guaranteed by McDermott.

•	McDermott and all its subsidiaries, including its captive insurers, and all their respective directors and officers, would receive the full benefit of the protections afforded by Section 524(g) of the Bankruptcy Code with respect to asbestos-related personal injury claims and would be released and protected from all pending and future asbestos-related claims stemming from our operations, as well as other claims (whether contract claims, tort claims or other claims) of any kind relating to us, including but not limited to claims relating to the 1998 corporate reorganization that has been the subject of litigation in the Chapter 11 proceedings.

•	The proposed settlement is conditioned on the approval by McDermott’s Board of Directors and stockholders of the terms of the settlement outlined above.

This agreement in principle has been reflected in a third amended joint plan of reorganization and accompanying form of settlement agreement filed by the parties with the Bankruptcy Court on June 25, 2003, together with a third

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

amended joint disclosure statement. On July 7, 2003, the Bankruptcy Court ruled that the third amended joint disclosure statement was adequate for purposes of soliciting votes on whether to accept or reject the proposed plan of reorganization and, on July 21, 2003, that solicitation commenced. The voting deadline for the claimants entitled to vote on the proposed plan of reorganization was August 29, 2003 and objections to confirmation were due by that date. The voting deadline was extended by order of the Bankruptcy Court to November 25, 2003 for holders of asbestos personal injury claims in Class 6. The Bankruptcy Court commenced hearings on the confirmation of the proposed plan of reorganization on September 22, 2003. These hearings will continue on an intermittent schedule until complete. The process of finalizing and implementing the proposed settlement could continue for more than a year, depending on, among other things, the nature and extent of any objections or appeals in the bankruptcy case.

As noted above, the proposed settlement is subject to approval by McDermott’s Board of Directors and stockholders. We expect both of those approvals will be impacted by the progress of pending federal legislation entitled “The Fairness in Asbestos Injury Resolution Act of 2003” (Senate Bill 1125 the “FAIR Bill”), which the Judiciary Committee of the United States Senate approved on July 10, 2003. The FAIR Bill would create a privately funded, federally administered fund for a national asbestos injury claims program. The bill has not been approved by the Senate and has not been introduced in the House of Representatives.

Under the terms of the FAIR Bill as approved by the Senate Judiciary Committee, companies that have been defendants in asbestos personal injury litigation, as well as insurance companies, would contribute amounts to a national trust on a periodic basis to fund payment of claims filed by asbestos personal injury claimants who qualify for payment under the FAIR Bill based on an allocation methodology the FAIR Bill specifies. The FAIR Bill also contemplates, among other things, that the national fund would terminate if the administrator could not certify that 95% of the previous year’s eligible claimants had been paid, in which case the claimants and defendants would return to the tort system. There are many other provisions in the FAIR Bill that would affect its impact on the Chapter 11 Debtors and the Chapter 11 proceedings.

It is not possible to determine whether the FAIR Bill will ever be presented for a vote or adopted by the full Senate or the House of Representatives, or whether the FAIR Bill will be signed into law. Nor is it possible at this time to predict the final terms of any bill that might become law or its impact on the Chapter 11 Debtors or the Chapter 11 proceedings. We anticipate that, during the legislative process, the terms of the FAIR Bill, as approved by the Senate Judiciary Committee, will change and that any such changes may be material to the FAIR Bill’s impact on the Chapter 11 Debtors. Many organized labor organizations, including the AFL-CIO, have indicated their opposition to the FAIR Bill, and the American Insurance Association, a national organization of insurance companies, has also expressed opposition to the FAIR Bill in the form approved by the Senate Judiciary Committee. In light of that opposition, as well as other factors, we cannot currently predict whether the FAIR Bill will be enacted or, if enacted, how it would impact the Chapter 11 proceedings or the Chapter 11 Debtors. Although there is significant uncertainty regarding the timetable for this legislative proposal, we currently believe that the FAIR Bill will be submitted to a vote of the Senate by the end of the current calendar year.

At September 30, 2003, December 31, 2002 and 2001, we recorded an asbestos liability of $1,658,740,000, $1,594,244,000 and $1,307,725,000, respectively. At September 30, 2003, this represents our best estimate of our liability for asbestos claims based on the proposal to settle the liability outlined in the third amended joint plan of reorganization and accompanying form of settlement agreement filed by the parties with the Bankruptcy Court on June 25, 2003, together with a third amended joint disclosure statement. We have recorded an asbestos products liability insurance recoverable of $1,152,489,000 at September 30, 2003, December 31, 2002 and 2001.

Remaining Issues to be Resolved

Even assuming all requisite approvals of the proposed plan of reorganization and the proposed settlement are obtained, there are a number of issues and matters to be resolved prior to completion of the Chapter 11 proceedings. Remaining issues and matters to be resolved include, among other things, the following:

•	the ultimate asbestos-related liability of the Chapter 11 Debtors;

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	the outcome of negotiations with our insurers as to additional amounts of coverage of the Chapter 11 Debtors and their participation in the funding of the settlement trusts;

•	the Bankruptcy Court’s decisions relating to numerous substantive and procedural aspects of the Chapter 11 proceedings;

•	the outcome of objections and potential appeals involving approval of the disclosure statement and confirmation of the plan of reorganization;

•	conversion of our debtor-in-possession financing to exit financing;

•	the pension plan spin-off;

•	the continued ability of our insurers to reimburse us for payments made to asbestos claimants and the resolution of claims filed by insurers for recovery of insurance amounts previously paid for asbestos personal injury claims, as well as various insurance coverage issues; and

•	other insurance-related issues.

As a result of the Chapter 11 filing, we are prohibited from paying dividends to our parent, BWICO.

Our liabilities subject to compromise reflected in the balance sheet consist of the following:

	September 30, 2003	December 31,
		2002	2001
	(Unaudited)
	(In thousands)
Accounts payable	$3,543	$3,666	$3,720
Accrued employee benefits	683	683	715
Accrued liabilities – other	23,221	23,965	25,043
Accrued warranty reserve	98	8,476	16,346
Products liabilities	1,658,740	1,594,244	1,307,725
Accumulated postretirement benefit obligation	64,218	67,208	70,909
Long-term debt	4,529	4,567	4,617
Other non-current liabilities	13,993	12,448	12,794

Total	$1,769,025	$1,715,257	$1,441,869

Our reorganization charges consist of the following:

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000
	(Unaudited)
	(In thousands)
Legal and professional fees	$15,262	$16,230	$19,664	$35,172	$21,642
Interest earned as a result of the filing	(664)	(587)	(1,299)	(2,545)	(3,754)

Total	$14,598	$15,643	$18,365	$32,627	$17,888

The timing and ultimate outcome of the Chapter 11 proceedings are uncertain. Any changes in the estimate of our non-employee asbestos products liability and insurance recoverables, and differences between the proportion of such liabilities covered by insurance and that experienced in the past, could result in material adjustments to our financial statements.

We have assessed our liquidity position as a result of the Chapter 11 filing and believe that we can continue to fund our operating activities and meet our debt and capital requirements for the foreseeable future. However, our ability to continue as a going concern depends on our ability to settle our ultimate asbestos liability from our net assets,

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

future profits and cash flow and available insurance proceeds, whether through settlement or otherwise. The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. As a result of the Chapter 11 filing and related events, there is no assurance that the carrying amounts of our assets will be realized or that our liabilities will be liquidated or settled for the amounts recorded.

NOTE 3 – ACQUISITIONS

In October 2002, we acquired Babcock & Wilcox Volund ApS (“Volund”) from McDermott. As a result of this acquisition, we funded the payment of $14,482,000 to McDermott in settlement of a note between Volund and McDermott. In addition, we issued a promissory note of $3,000,000 to McDermott to purchase the common shares of Volund. We recorded $17,421,000 of goodwill as a result of this acquisition. The following table reflects condensed pro forma consolidated statements of income (loss) data, assuming our consolidation of Volund, for all periods presented.

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Revenues	$1,544,133	$1,479,471	$1,196,107
Net Income (Loss)	$(215,503)	$14,621	$(11,533)

In 2002, Diamond Power International, Inc. (“DPII”), a subsidiary of B&W, and its subsidiaries, acquired various businesses for a total cost of $6,996,000. A majority of this acquisition cost was recorded as goodwill.

NOTE 4 – EQUITY METHOD INVESTMENTS

We have included in other assets investments in joint ventures and other entities that we account for using the equity method of $19,526,000 and $19,330,000 at December 31, 2002 and 2001, respectively. The undistributed earnings of our equity method investees were $8,900,000 and $8,623,000 at December 31, 2002 and 2001, respectively.

Summarized below is combined balance sheet and income statement information, based on the most recent financial information, for investments in entities we accounted for using the equity method (unaudited):

	December 31,
	2002	2001
	(In thousands)
Current Assets	$4,508	$4,207
Non-Current Assets	87,438	91,338

Total Assets	$91,946	$95,545

Current Liabilities	$6,091	$6,155
Non-Current Liabilities	46,443	50,523
Owners’ Equity	39,412	38,867

Total Liabilities and Owners’ Equity	$91,946	$95,545

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Revenues	$20,397	$25,236	$32,527

Gross Profit	$2,432	$8,574	$14,264

Net Income	$503	$9,008	$15,531

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Our investment in equity method investees was greater than our underlying equity in net assets of those investees based on stated ownership percentages by $4,322,000 and $5,136,000 at December 31, 2002 and 2001, respectively. These differences are primarily related to the timing of distribution of dividends.

Our transactions with unconsolidated affiliates included the following:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Sales to	$3,404	$3,440	$6,409
Dividends received	$38	$1,673	$6,275

Our accounts receivable-trade, net includes receivables from unconsolidated affiliates of $17,000 and $19,000 at December 31, 2002 and 2001, respectively.

NOTE 5 – INCOME TAXES

We are included in the U.S. federal return filed by MI, which also includes its other U.S. domestic subsidiaries. MI’s policy for intercompany allocation of U.S. federal income taxes provides generally that we compute the provision for U.S. federal income taxes on a separate company basis. We settle against our amounts receivable from MI in the amount we would have paid to or received from the Internal Revenue Service (“IRS”) had we not been a member of the consolidated tax group. During the year ended December 31, 2002, we made a cash payment to MI of $28,530,000. During the year ended December 31, 2001, we made no cash payment to MI. Net deferred tax assets include allocated U.S. federal net deferred tax assets of $163,507,000 and $124,592,000 at December 31, 2002 and 2001, respectively, under MI’s policy for intercompany allocation of U.S. federal income taxes.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the financial and tax bases of assets and liabilities. Significant components of deferred tax assets and liabilities as of December 31, 2002 and 2001 were as follows:

	December 31,
	2002	2001
	(In thousands)
Deferred tax assets:
Contracts	$18,534	$8,552
Accrued warranty expense	17,804	17,030
Accrued vacation pay	3,406	3,432
Accrued liabilities for self-insurance (including postretirement health care benefits)	35,387	34,463
Accrued liabilities for executive and employee incentive compensation	11,823	11,198
Environmental and products liabilities	621,755	510,466
Reorganization expenditures	—	22,157
Bad debts	9,513	1,240
Foreign tax credit carryforwards	7,235	—
Pension liabilities	5,878	32
Other	9,357	5,050

Total deferred tax assets	740,692	613,620

Valuation allowance for deferred tax assets	(91,384)	(21,771)

Deferred tax assets	649,308	591,849

Deferred tax liabilities:
Property, plant and equipment	7,782	8,689
Prepaid pension costs	4,588	3,191
Investments in joint ventures and affiliated companies	10,090	8,595
Insurance and other recoverables	449,471	449,471
Other	1,150	1,002

Total deferred tax liabilities	473,081	470,948

Net deferred tax assets	$176,227	$120,901

Income (loss) before provision for (benefit from) income taxes was as follows:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
U.S.	$(224,279)	$4,865	$(41,152)
Other than U.S.	(8,156)	30,512	37,580

Income (loss) before provision for (benefit from) income taxes	$(232,435)	$35,377	$(3,572)

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The provision for (benefit from) income taxes consisted of:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Current:
U.S. - Federal	$14,460	$13,648	$(5,536)
U.S. - State and local	3,396	2,135	(36)
Other than U.S.	8,146	21,404	16,483

Total current	26,002	37,187	10,911

Deferred:
U.S. - Federal	(38,915)	(13,346)	(14,807)
U.S. - State and local	4,186	572	(720)
Other than U.S.	(9,985)	(6,535)	5,352

Total deferred	(44,714)	(19,309)	(10,175)

Provision for (benefit from) income taxes	$(18,712)	$17,878	$736

The effective income tax rate is reconciled to the statutory federal income tax rate as follows:

	December 31,
	2002	2001	2000
	Percent	Percent	Percent
Statutory federal tax rate	(35.0)	35.0	(35.0)
State and local income tax effect	4.8	8.1	13.9
Foreign operations	0.9	2.5	(20.8)
Goodwill	0.0	4.3	39.3
Non-deductible business expenses	0.2	3.0	24.0
Federal valuation allowance	20.4	0.0	0.0
Other	0.6	(2.4)	(0.8)

Effective income tax rate	(8.1)	50.5	20.6

We would be subject to withholding taxes on distributions of earnings from certain foreign subsidiaries. We have not provided for any taxes, as we treat these earnings as indefinitely reinvested. For the year ended December 31, 2002, the undistributed earnings of foreign subsidiaries amounted to approximately $79,400,000. We estimate the unrecognized deferred income tax liability on these earnings is approximately $31,000,000. Withholding taxes of approximately $4,000,000 would be payable to the applicable foreign jurisdictions upon remittance of all previously unremitted earnings.

MI has reached settlements with the IRS concerning our U.S. income tax liability through the fiscal year ended March 31, 1992, disposing of all U.S. federal income tax issues. The IRS has issued notices for the fiscal years ended March 31, 1993 through March 31, 1998 asserting deficiencies in the amount of taxes reported. We believe that any income taxes ultimately assessed will not exceed amounts for which we have already provided.

We have provided a valuation allowance ($91,384,000 at December 31, 2002) for deferred tax assets that cannot be realized through carrybacks and future reversals of existing taxable temporary differences. We believe that our remaining deferred tax assets at December 31, 2002 are realizable through carrybacks to MI’s consolidated return and future reversals of existing taxable temporary differences.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 6 – RELATED PARTY TRANSACTIONS

We have material transactions with McDermott and its other subsidiaries occurring in the normal course of operations. These transactions included activities associated with the following:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
General and administrative costs	$9,642	$11,921	$12,163
Insurance premiums	$5,847	$4,878	$12,546
Health care costs	$—	$9,708	$7,650
Pension costs (income)	$—	$1,870	$(2,280)
Sale of fabrication, construction and engineering services	$1,762	$947	$265
Purchase of engineering and fabrication services	$301	$1,581	$8,214

We also have transactions with unconsolidated affiliates of McDermott and its other subsidiaries. These transactions included the following:

	Year Ended December 31,
	2002	2001	2000
	(In thousands)
Sales to	$1,429	$1,715	$1,091
Purchases from	$1,963	$11,535	$15,903

As a result of the Chapter 11 filing, the Chapter 11 Debtors were required to segregate intercompany balances as of the Chapter 11 filing date (“Pre-Petition”) from transactions occurring after the filing date (“Post-Petition”). The Chapter 11 Debtors are precluded from making payments on any Pre-Petition balances with McDermott and its subsidiaries. Post-Petition balances are cash settled, generally within 60 to 90 days of the transaction.

During the year ended December 31, 2000, we adjusted certain Pre-Petition balances arising from billings, up to the Chapter 11 filing date, from MI for pension credits, postretirement expense and the allocation of general and administrative costs under a tax-sharing agreement. We recorded these adjustments as a net increase in capital in excess of par of $12,201,000. We also adjusted, using the same method, a Pre-Petition life insurance accrual that had been estimated initially and not formally actuarially determined. This adjustment resulted in an increase in capital in excess of par of $6,100,000.

Our accounts receivable-trade, net includes receivables from unconsolidated affiliates of McDermott of $933,000 and $1,331,000 at December 31, 2002 and 2001, respectively. Our accounts payable includes payables to these affiliates of $654,000 and $672,000 at December 31, 2002 and 2001, respectively.

Our notes receivable-affiliates include a non-interest-bearing note from BWICO of $12,043,000 and $6,793,000 at December 31, 2002 and 2001, respectively, and interest-bearing notes from affiliates of McDermott of $21,978,000 and $18,648,000 at December 31, 2002 and 2001, respectively. A reserve for an amount equal to the interest-bearing notes at December 31, 2002 was established because, as a result of the proposed Chapter 11 settlement, these notes may not be collected. All notes are payable by the borrower within 30 days of written demand. We included in interest income $990,000, $1,165,000 and $1,481,000 of interest on interest-bearing notes in the years ended December 31, 2002, 2001 and 2000, respectively.

We participate in the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), which is a defined contribution plan that includes a cash or deferred arrangement. Matching employer contributions, which are in the form of McDermott common stock, are equal to 50% of the first 6% of compensation (as defined in the plan) contributed by participants. Our charges for contributions made under the Thrift Plan were $2,758,000, $2,644,000 and $2,469,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 7 – LONG-TERM DEBT AND NOTES PAYABLE

	December 31,
	2002	2001
	(In thousands)
Long-term debt consists of:
Project financing notes payable through 2012 (1)	$4,617	$4,667
Other notes payable and capitalized lease obligations(2)	4,965	—

	9,582	4,667
Less: Amounts due within one year	288	50

Long-term debt	$9,294	$4,617

(1)	Interest at various rates ranging to 2.2%
(2)	Interest at various rates ranging from 3.9% to 7.4%

We have included long-term debt of $4,567,000 and $4,617,000 in liabilities subject to compromise at December 31, 2002 and 2001, respectively. Maturities of long-term debt during the five years subsequent to December 31, 2002 are as follows: 2003 - $288,000; 2004 - $2,402,000; 2005 - $299,000; 2006 - $307,000; and 2007 -$280,000.

In connection with the Chapter 11 filing, the Chapter 11 Debtors entered into a $300,000,000 debtor-in-possession revolving credit facility (the “DIP Credit Facility”) with a group of lenders providing for a term currently scheduled to expire in February 2004. This facility, as amended, provides for an additional one-year extension at the option of B&W and has been reduced to $227,750,000. All amounts owed under the facility have a super-priority administrative expense status in the Chapter 11 proceedings. The Chapter 11 Debtors’ obligations under the facility are (1) guaranteed by substantially all of B&W’s other domestic subsidiaries and B&W Canada Ltd. and (2) secured by security interests in B&W Canada Ltd.’s assets. Additionally, B&W and substantially all of its domestic subsidiaries granted security interests in their assets to the lenders under the DIP Credit Facility, effective only upon the defeasance or repayment of MI’s outstanding public debt. The DIP Credit Facility generally provides for borrowings by the Chapter 11 Debtors for working capital and other general corporate purposes and the issuance of letters of credit, except that the total of all borrowings and nonperformance letters of credit issued under the facility cannot exceed $100,000,000 in the aggregate. We had no borrowings under this facility at September 30, 2003 or December 31, 2002 or 2001. As a condition to borrowing or obtaining letters of credit under the DIP Credit Facility, we must comply with certain financial and nonfinancial covenants.

A permitted use of the DIP Credit Facility is the issuance of new letters of credit to backstop or replace pre-existing letters of credit issued in connection with our business operations, but for which McDermott, MI or BWICO was a maker or guarantor. As of February 22, 2000, the aggregate amount of all such pre-existing letters of credit totaled approximately $172,000,000 (the “Pre-existing LCs”), $2,900,000 of which remains outstanding at September 30, 2003. Each of McDermott, MI and BWICO has agreed to indemnify and reimburse the Chapter 11 Debtors for any customer draw on any letter of credit issued under the DIP Credit Facility to backstop or replace any Pre-existing LC for which it already had exposure and for the associated letter of credit fees paid under the facility. As of September 30, 2003, approximately $169,700,000 in letters of credit has been issued under the DIP Credit Facility of which approximately $44,300,000 was to replace or backstop Pre-existing LCs.

The interest rate on the DIP Credit Facility is Libor plus 2.50%, or prime plus 1.25% depending upon notification to borrow. Commitment fees under this facility totaled approximately $984,000, $1,562,000 and $779,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 8 – PENSION PLANS AND POSTRETIREMENT BENEFITS

Pension Plans

We participate in the Retirement Plan for Employees of McDermott Incorporated (the “McDermott Plan”). The McDermott Plan is a non-contributory plan that provides retirement benefits for substantially all regular full-time employees. Salaried plan benefits under the McDermott Plan are based on final average compensation and years of service, while hourly plan benefits are based on a flat benefit rate and years of service. MI’s funding policy is to fund applicable pension plans to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, generally, to fund other pension plans as recommended by the respective plan actuary and in accordance with applicable law.

We provide other retirement benefits, primarily through non-contributory pension plans, for employees of certain foreign subsidiaries of B&W, and supply postretirement health care and life insurance benefits to our union employees based on our union contracts. These benefits are summarized below:

	Pension Benefits		Other Benefits
	Year Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of period	$106,880	$113,514	$82,164	$78,643
Service cost	3,212	2,927	40	30
Interest cost	7,310	7,072	5,604	5,667
Plan participants’ contributions	154	139	—	—
Transfers	—	(1,321)	—	—
Amendments	(598)	—	—	—
Adoption of SFAS No. 106	—	—	323	—
Change in assumptions	2,009	(1,923)	3,712	5,116
Actuarial loss	2,214	733	520	2,798
Foreign currency exchange rate changes	3,066	(7,213)	34	(142)
Benefits paid	(6,676)	(7,048)	(9,221)	(9,948)

Benefit obligation at end of period	117,571	106,880	83,176	82,164

Change in plan assets:
Fair value of plan assets at beginning of period	93,634	119,317	—	—
Actual return on plan assets	(6,409)	(16,089)	—	—
Company contributions	3,699	4,552	9,221	9,948
Plan participants’ contributions	154	139	—	—
Foreign currency exchange rate changes	3,068	(7,237)	—	—
Benefits paid	(6,676)	(7,048)	(9,221)	(9,948)

Fair value of plan assets at the end of period	87,470	93,634	—	—

Funded status	(30,101)	(13,246)	(83,176)	(82,164)
Unrecognized net obligation	(240)	(396)	1,888	2,050
Unrecognized prior service cost	2,369	2,327	323	—
Unrecognized actuarial (gain) loss	37,932	20,976	2,689	(1,640)

Net amount recognized	$9,960	$9,661	$(78,276)	$(81,754)

Amounts recognized in the balance sheet:
Prepaid benefit cost	$5,011	$12,411	$—	$—
Accrued benefit liability	(21,261)	(12,954)	(78,276)	(81,754)
Intangible asset	3,109	2,297	—	—
Accumulated other comprehensive income	23,101	7,907	—	—

Net amount recognized	$9,960	$9,661	$(78,276)	$(81,754)

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Pension Benefits		Other Benefits
	Year Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
Weighted average assumptions:
Discount rate	6.71%	6.96%	6.50%	7.44%
Expected return on plan assets	7.31%	7.17%	—	—
Rate of compensation increase	4.09%	4.12%	—	—

For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 5.0% in 2009 and remain at that level thereafter.

	Pension Benefits			Other Benefits
	Year Ended December 31,			Year Ended December 31,
	2002	2001	2000	2002	2001	2000
	(In thousands)
Components of net periodic benefit cost (income):
Service cost	$3,212	$2,927	$2,759	$40	$30	$24
Interest cost	7,310	7,072	7,115	5,604	5,667	5,479
Expected return on plan assets	(7,494)	(9,030)	(8,121)	—	—	—
Amortization of prior service cost	442	588	636	—	—	—
Recognized net actuarial (gain) loss	535	23	(178)	36	(585)	(1,276)

Net periodic benefit cost	$4,005	$1,580	$2,211	$5,680	$5,112	$4,227

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $109,266,000, $100,557,000 and $80,488,000, respectively, for the year ended December 31, 2002. The projected benefit obligation and accumulated benefit obligation and fair value of plan assets were $88,596,000, $88,277,000 and $72,958,000, respectively, for the year ended December 31, 2001.

Assumed health care cost trend rates have a significant effect on the amounts we report for our health care plan. A one-percentage-point change in our assumed health care cost trend rates would have the following effects:

	One-Percentage- Point Increase	One-Percentage- Point Decrease
	(In thousands)

Effect on total of service and interest cost components	$150	$(145)
Effect on postretirement benefit obligation	$2,088	$(2,019)

Multiemployer Plans

One of B&W’s subsidiaries contributes to various multiemployer plans. The plans generally provide defined benefits to substantially all unionized workers in this subsidiary. Amounts charged to pension cost and contributed to the plans were $30,891,000, $27,517,000 and $17,500,000 in the years ended December 31, 2002, 2001 and 2000, respectively.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 9 – STOCK PLANS

Certain of our officers and employees participate in benefit plans of McDermott, which involve the issuance of McDermott common stock.

Under McDermott’s 1996 Officer Long-Term Incentive Plan (and its predecessor plans), shares of McDermott common stock (including approved shares that were not awarded under predecessor plans) are available for stock option grants and restricted stock awards to officers and key employees. The plan permits nonqualified stock options, incentive stock options and restricted stock. Options to purchase shares are granted at not less than 100% of the fair market value on the date of grant, become exercisable at such time or times as determined when granted, and expire not more than ten years after the date of the grant. Under the plan, eligible employees may be granted rights to purchase shares of McDermott common stock, which shares are subject to restrictions on transfer that lapse at such times and under such circumstances as specified when granted. During the year ended December 31, 2000, performance-based awards to purchase restricted shares of McDermott common stock were granted to certain officers and key employees under the plan. Under the provisions of the performance-based awards, no shares are issued at the time of the initial award, and the number of shares that will ultimately be issued will be determined based on the change in the market value of McDermott common stock over a specified performance period. The performance-based awards to our officers and employees in the year ended December 31, 2000 were represented by initial notional grants totaling 68,770 rights to purchase restricted shares of McDermott common stock. These rights had weighted average fair values of $8.41 on their date of grant during the year ended December 31, 2000. During the year ended December 31, 2002, 92,188 restricted shares were granted pursuant to the performance-based awards. These shares had weighted average fair values of $16.12 on their date of grant. During the year ended December 31, 2001, our officers and key employees were granted 37,490 shares of restricted stock with a weighted average fair value of $14.54.

Under McDermott’s 1992 Senior Management Stock Option Plan, senior management employees may be granted options to purchase shares of McDermott common stock. The Board of Directors of McDermott determines the total number of shares available for grant from time to time. Under this plan, options to purchase shares are granted at not less than 100% of the fair market value on the date of grant, become exercisable at such time or times as determined when granted, and expire not more than ten years after the date of grant.

In the event of a change in control of McDermott, both programs have provisions that may cause restrictions to lapse and accelerate the exercisability of outstanding options.

As of March 20, 2000, individuals were provided the opportunity to elect to cancel, on a grant-by-grant basis, outstanding stock options granted prior to February 22, 2000, and in exchange, receive Deferred Stock Units (“DSUs”). A DSU is a contractual right to receive a share of McDermott common stock at a point in the future, provided applicable vesting requirements have been satisfied. DSUs granted as a result of this election will vest 50% upon judicial confirmation of a plan of reorganization in connection with our Chapter 11 proceedings and 50% one year later, or 100% on the fifth anniversary of the date of grant, whichever is earlier. Under this program, our officers and employees elected to cancel approximately 338,000 stock options and were granted approximately 50,000 DSUs with a weighted average fair value of $9.41 at the date of grant.

The following table summarizes our participation in McDermott’s stock option plan (share data in thousands):

	Year Ended December 31,
	2002		2001		2000
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Outstanding, beginning of period	1,077	$15.26	772	$15.61	677	$25.03
Granted	—	—	365	14.54	434	9.41
Exercised	(4)	9.41	(2)	9.41	—	—
Cancelled/forfeited	(78)	16.81	(58)	15.61	(339)	26.50

Outstanding, end of period	995	$15.16	1,077	$15.26	772	$15.61

Exercisable, end of period	653	$16.49	465	$19.13	350	$23.08

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Included in the table above are 365,000 options granted to B&W employees during 2001. These options are accounted for using the fair value method of SFAS No. 123, as B&W employees are not considered employees of McDermott for purposes of APB 25.

The following tables summarize the range of exercise prices and the weighted-average remaining contractual life of the options outstanding and the range of exercise prices for the options exercisable at December 31, 2002 (share data in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life in Years	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$ 7.72 - 11.48	381	7.2	$9.41	254	$9.41
11.48 - 15.30	323	8.2	14.54	108	14.54
19.13 - 22.95	133	3.6	20.36	133	20.36
22.95 - 26.78	125	1.1	24.39	125	24.39
26.78 - 34.00	33	0.5	31.47	33	31.47

7.72 - 34.00	995	6.9	15.16	653	16.49

There were no options granted to B&W employees during 2002. For the years ended December 31, 2001 and 2000, the fair value of each option grant was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2001	2000
Risk-free interest rate	4.80%	6.53%
Volatility factor of the expected market price of McDermott’s common stock	.51	.48
Expected life of the option in years	5.0	5.0
Expected dividend yield of McDermott’s common stock	0.00%	0.00%

The weighted average fair value of the stock options granted in the years ended December 31, 2001 and 2000 were $7.26 and $4.73, respectively.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation

We, along with Atlantic Richfield Company (“ARCO”), are defendants in a lawsuit filed by Donald F. Hall, Mary Ann Hall and others in the United States District Court for the Western District of Pennsylvania. The suit involves approximately 500 separate claims for compensatory and punitive damages relating to the operation of two former nuclear fuel processing facilities located in Pennsylvania (the “Hall Litigation”). The plaintiffs in the Hall Litigation allege, among other things, that they suffered personal injury, property damage and other damages as a result of radioactive emissions from these facilities. In September 1998, a jury found us, along with ARCO, liable to eight plaintiffs in the first cases brought to trial, awarding $36,700,000 in compensatory damages. In June 1999, the district court set aside the $36,700,000 judgment and ordered a new trial on all issues. In November 1999, the district court allowed an interlocutory appeal by the plaintiffs of certain issues, including the granting of the new trial and the court’s rulings on certain evidentiary matters, which, following the Chapter 11 filing, the Third Circuit Court of Appeals declined to accept for review.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

There is a controversy between us and our insurers as to the amount of coverage available under the liability insurance policies covering the facilities. We filed a declaratory judgment action in a Pennsylvania State Court seeking a judicial determination as to the amount of coverage available under the policies. On April 28, 2001, in response to cross-motions for partial summary judgment, the Pennsylvania State Court issued its ruling regarding: (1) the applicable trigger of coverage under the Nuclear Energy Liability Policies issued by our insurers; and (2) the scope of the insurers’ defense obligations to us under these policies. With respect to the trigger of coverage, the Pennsylvania State Court held that a “manifestation” is an applicable trigger with respect to the underlying claims at issue. Although the Court did not make any determination of coverage with respect to any of the underlying claims, we believe the effect of its ruling is to increase the amount of coverage potentially available to us under the policies at issue to $320,000,000. With respect to the insurers’ duty to defend us, the Court held that we are entitled to separate and independent counsel funded by the insurers. On May 21, 2001, the Court granted the insurers’ motion for reconsideration of the April 25, 2001 order. On October 1, 2001, the Court entered its order reaffirming its original substantive insurance coverage rulings and further certified the order for immediate appeal by any party. Our insurers filed an appeal in November 2001. On November 25, 2002, the Superior Court of Pennsylvania affirmed the rulings in our favor on the trigger of coverage and duty to defend issues. On December 24, 2002, our insurers filed a petition for the allowance of an appeal in the Pennsylvania Supreme Court. The Pennsylvania Supreme Court has not yet made any determination regarding whether to accept discretionary review of the insurer’s appeal.

The plaintiffs’ remaining claims against us in the Hall Litigation have been automatically stayed as a result of the Chapter 11 filing. We filed a complaint for declaratory and injunctive relief with the Bankruptcy Court seeking to stay the pursuit of the Hall Litigation against ARCO during the pendency of the Chapter 11 proceedings due to common insurance coverage and the risk to us of issue or claim preclusion, which stay the Bankruptcy Court denied in October 2000. We appealed the Bankruptcy Court’s Order and on May 18, 2001, the U.S. District Court for the Eastern District of Louisiana, which has jurisdiction over portions of the Chapter 11 proceedings, affirmed the Bankruptcy Court’s Order.

We believe that all claims under the Hall Litigation will be resolved within the limits of coverage of our insurance policies; moreover, the proposed settlement agreement and plan of reorganization in the Chapter 11 proceedings contemplate an overall settlement of this dispute. However, should the Chapter 11 settlement fail, or should the settlement particular to the Hall Litigation and the Apollo-Parks issue not be consummated, there may be an issue as to whether our insurance coverage is adequate and we may be materially adversely impacted if our liabilities exceed our coverage.

In early April 2001, a group of insurers including certain underwriters at Lloyd’s and Turegum Insurance Company (the “Plaintiff Insurers”) who previously provided insurance to us under our excess liability policies filed a complaint for declaratory judgment and damages against McDermott in the Chapter 11 proceedings in the U.S. District Court for the Eastern District of Louisiana, and a declaratory judgment complaint against us in the Bankruptcy Court, which actions were later consolidated before the U.S. District Court for the Eastern District of Louisiana. The insurance policies at issue in this litigation provide a significant portion of our excess liability coverage available for the resolution of the asbestos-related claims that are the subject of the Chapter 11 proceedings. The consolidated complaints included allegations that, in the course of settlement discussions with the representatives of the asbestos claimants in the Chapter 11 proceedings, we, along with McDermott, breached the confidentiality provisions of a settlement agreement we had entered into with these Plaintiff Insurers relating to insurance payments by the Plaintiff Insurers as a result of asbestos-related claims. Our settlement agreement with the underwriters went into effect in April 1990 and has served as the allocation and payment mechanism to resolve many of the asbestos claims against us. The Plaintiff Insurers also alleged that we, along with McDermott, wrongfully attempted to expand the underwriters’ obligations under that settlement agreement and the applicable policies through the filing of a plan of reorganization in the Chapter 11 proceedings that contemplated the transfer of rights under that agreement and those policies to a trust that will manage the pending and future asbestos-related claims against us. The complaints sought declarations that, among other things, the defendants were in material breach of the settlement agreement with the Plaintiff Insurers and that the Plaintiff Insurers owed no further obligations to us, as well as McDermott, under that agreement. With respect

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

to the insurance policies, if the Plaintiff Insurers had succeeded in vacating the settlement agreement, they then would have sought to litigate issues under the policies in order to reduce their coverage obligations. The complaint against McDermott also sought a recovery of unspecified compensatory damages.

In January 2002, the District Court granted McDermott’s and our motions for summary judgment and dismissed the declaratory judgment action filed by the Plaintiff Insurers, concluding that the Plaintiff Insurers’ claims lacked a factual or legal basis. We believe this ruling reflects the extent of the underwriter’s contractual obligations and underscores that this coverage is available to settle our asbestos-related claims. As a result of the January 4, 2002 ruling, the only claims that remained in the litigation were our counterclaims against the Plaintiff Insurers for certain receivable amounts, and the parties have reached a preliminary agreement in principle to settle our counterclaim for in excess of the claimed amounts. Our counterclaim seeking a money judgment for approximately $6.5 million due and owing by insurers under the settlement agreement remains pending. A trial of this counterclaim is not currently scheduled but will likely be set to be held in the latter part of 2003. The parties have reached a preliminary agreement in principle to settle our counterclaim for in excess of the claimed amounts, and approximately $4.3 million has been received to date from the insurers, subject to reimbursement in the event a final settlement agreement is not reached. Following the resolution of this remaining counterclaim, the Plaintiff Insurers will have an opportunity to appeal the January 4, 2002 ruling. If such an appeal is perfected and ultimately successful, we and McDermott could lose access to over $750 million in insurance for asbestos-related claims.

On or about August 5, 2003, certain underwriters at Lloyd’s, London and certain London Market companies (the “London Insurers”) commenced a new adversary proceeding against us, which makes allegations similar to those made in the prior adversary action. The complaint of the London Insurers alleges that we anticipatorily repudiated the 1990 settlement agreement between us and the London Insurers. The alleged anticipatory repudiation is based primarily on our submission of the third amended joint plan of reorganization to the Bankruptcy Court. The complaint alleges that the London Insurers’ claims from the first adversary action that were ruled to be premature are now ripe for adjudication, given that we have reached agreement on a consensual plan of reorganization with representatives of asbestos claimants. In addition to seeking unspecified damages for this alleged anticipatory repudiation, the complaint also seeks declaratory relief as to the London Insurers’ obligations to indemnify us for our asbestos-related claims and seeks to prevent the assignment of rights to asbestos bodily injury coverage to the trust to be created pursuant to the third amended joint plan of reorganization and proposed settlement agreement. On or about August 6, 2003, a similar lawsuit was filed in the District Court by the London Insurers against McDermott. The London Insurers also filed a motion to withdraw the reference with respect to the action pending in the Bankruptcy Court seeking to transfer it from the Bankruptcy Court to the District Court. We and McDermott have each filed motions to dismiss or, in the alternative, to stay the actions filed against each of us by the London Insurers. The Court has not ruled on the London Insurers’ motion to withdraw the reference or on our or McDermott’s motion to dismiss or stay. No discovery has been taken in either case. However, we do not believe that a material loss with respect to these matters is likely.

On or about November 5, 2001, The Travelers Indemnity Company and Travelers Casualty and Surety Company (collectively, “Travelers”) filed adversary proceedings against us in the Bankruptcy Court, and MI and McDermott in the U.S. District Court for the Eastern District of Louisiana, seeking a declaratory judgment that Travelers was not obligated to provide any coverage to us with respect to so-called “non-products” asbestos bodily injury liabilities on account of previous settlement agreements entered into by the parties. The cases were consolidated before the District Court, and the ACC and the FCR intervened in the action. In February 2002, we, along with McDermott, filed answers to Travelers’ complaints, denying that previous agreements operated to release Travelers from coverage responsibility for asbestos “non-products” liabilities and asserting counterclaims requesting a declaratory judgment specifying Travelers’ duties and obligations with respect to coverage for our asbestos-related liabilities. The Court bifurcated the case into two phases, with Phase I addressing the issue of whether previous agreements between the parties served to release Travelers from any coverage responsibility for asbestos “non-products” claims and Phase II addressing whether, in the absence of such a release, Travelers would be obligated to cover any additional asbestos-related bodily injury claims asserted against us. After discovery was completed, the parties filed cross-motions for summary judgment on Phase I issues. On August 22, 2003, the Court granted summary judgment to us, the ACC, the FCR, MI

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

and McDermott, and against Travelers, finding that the agreements did not release Travelers from all asbestos liability and further finding that McDermott and MI were not liable to indemnify Travelers for asbestos-related non-products claims under those agreements. The issue of whether Travelers will have any additional coverage liability to us will be considered in Phase II of the litigation, which has not yet commenced.

On April 30, 2001, we filed a declaratory judgment action in our Chapter 11 proceedings in the Bankruptcy Court against MI, BWICO, BWX Technologies, Inc. (“BWXT”), Hudson Products Corporation (“HPC”) and McDermott Technology, Inc. (“MTI”) seeking a judgment, among other things, that (1) we were not insolvent at the time of, or rendered insolvent as a result of, a corporate reorganization that we completed in the fiscal year ended March 31, 1999, which included, among other things, our cancellation of a $313,000,000 note receivable and our transfer of all the capital stock of HPC, Babcock & Wilcox Tracy Power, Inc., BWXT and MTI to BWICO, and (2) the transfers are not voidable. As an alternative, and only in the event that the Bankruptcy Court finds we were insolvent at a pertinent time and the transactions are voidable under applicable law, the action preserved our claims against the defendants. The Bankruptcy Court permitted the ACC and the FCR in the Chapter 11 proceedings to intervene and proceed as plaintiff-intervenors and realigned us as a defendant in this action. The ACC and the FCR are asserting in this action, among other things, that we were insolvent at the time of the transfers and that the transfers should be voided. The Bankruptcy Court ruled that Louisiana law applied to the solvency issue in this action. Trial commenced on October 22, 2001 to determine our solvency at the time of the corporate reorganization and concluded on November 2, 2001. In a ruling filed on February 8, 2002, the Bankruptcy Court found us solvent at the time of the corporate reorganization. On February 19, 2002, the ACC and FCR filed a motion with the District Court seeking leave to appeal the February 8, 2002 ruling. On February 20, 2002, MI, BWICO, BWXT, HPC and MTI filed a motion for summary judgment asking that judgment be entered on a variety of additional pending counts presented by the ACC and FCR that we believe are resolved by the February 8, 2002 ruling. By Order and Judgment dated April 17, 2002, the Bankruptcy Court granted this motion and dismissed all claims asserted in complaints filed by the ACC and the FCR regarding the 1998 transfer of certain assets from us to MI, and dismissed the proceeding with prejudice. On April 26, 2002, the ACC and FCR filed a notice of appeal of the April 17, 2002 Order and Judgment and on June 20, 2002 filed their appeal brief. On July 22, 2002, MI, BWICO, BWXT, HPC and MTI filed their brief in opposition. The ACC and FCR have not yet filed their reply brief pending discussions regarding settlement and a consensual joint plan of reorganization. If a consensual joint plan of reorganization is confirmed, the ACC and the FCR have agreed to dismiss this appeal with prejudice. In addition, an injunction preventing asbestos suits from being brought against our nonfiling affiliates, including McDermott, MI, and J. Ray, and B&W subsidiaries not involved in the Chapter 11 proceedings, extends through January 12, 2004.

On or about August 22, 2003, Continental Insurance Co. (“Continental”) commenced an action in the Eastern District of Louisiana against MII and MI which makes allegations similar to those made in the prior adversary actions. The complaint of Continental alleges, among other things, that MII anticipatorily repudiated the settlement agreement MII and B&W had entered into in 2000 with Continental relating to insurance payments by Continental as a result of asbestos-related products liability claims.

Additionally, due to the nature of our business, we are, from time to time, involved in routine litigation or subject to disputes or claims related to our business activities, including performance or warranty related matters under our customer and supplier contracts and other business arrangements. In our management’s opinion, none of this litigation or disputes and claims will have a material adverse effect on our consolidated financial position, results of operations and cash flows.

Products Liability

See Note 2 to the consolidated financial statements regarding our potential liability for non-employee asbestos claims and a discussion of the Chapter 11 proceedings commenced on February 22, 2000.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Environmental Matters

We have been identified as a potentially responsible party at various cleanup sites under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (“CERCLA”). CERCLA and other environmental laws can impose liability for the entire cost of cleanup on any of the potentially responsible parties, regardless of fault or the lawfulness of the original conduct. Generally, however, where there are multiple responsible parties, a final allocation of costs is made based on the amount and type of wastes disposed of by each party and the number of financially viable parties, although this may not be the case with respect to any particular site. We have not been determined to be a major contributor of wastes to any of these sites. On the basis of our relative contribution of waste to each site, we expect our share of the ultimate liability for the various sites will not have a material adverse effect on our consolidated financial position, results of operations or liquidity in any given year.

At December 31, 2002 and 2001, we had total environmental reserves of $1,187,000 and $1,379,000 included in liabilities subject to compromise, respectively. Inherent in the estimates of those reserves are our expectations regarding the levels of contamination, which may vary significantly as restoration activities progress. Accordingly, changes in estimates may cause the ultimate loss to differ from the amounts we have provided for in our consolidated financial statements; however, we do not believe that these differences will have a material effect on our operating results.

Operating Leases

Future minimum payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 2002 are as follows:

Year Ending December 31,	Amount
2003	$532,000
2004	$411,000
2005	$170,000
2006	$47,000
2007	$19,000
Thereafter	$—

Total rental expense for the years ended December 31, 2002, 2001 and 2000 was $4,918,000, $5,755,000 and $6,406,000, respectively. These expense amounts include contingent rentals and are net of sublease income, neither of which is material.

Product Warranties

Following is a reconciliation of the changes in our warranty liability for the year ended December 31, 2002:

(In thousands)
Balance at beginning of period	$45,729
Accruals for warranties issued during the period	9,293
Accruals related to pre-existing warranties	3,940
Settlements made during the period	(10,085)

Balance at end of period	$48,877

See Note 1 for our policy related to our warranty liability.

Other

We maintain liability and property insurance against such risk and in such amounts as we consider adequate. However, certain risks are either not insurable or insurance is available only at rates we consider uneconomical.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We are contingently liable under standby letters of credit totaling $150,390,000 at December 31, 2002, all of which were issued in the normal course of business. We have been notified by our two surety companies that they are no longer willing to issue bonds on our behalf. We obtain surety bonds in the ordinary course of business to secure contract bids and to meet the bonding requirements of various construction and other contracts with customers. We expect to obtain the coverage we require through other surety companies as well as to use our existing credit facility for contract-related performance guarantees. See Note 7.

NOTE 11 – FOREIGN OPERATIONS

Summarized financial information of foreign subsidiaries (primarily Canadian operations) included in our consolidated financial statements is as follows:

	December 31,
	2002	2001
	(In thousands)

Assets	$417,843	$312,405

Liabilities	$303,063	$188,404

	Year Ended December 31,
	2002	2001	2000
	(In thousands)

Net Income (Loss)	$(5,503)	$24,583	$22,180

NOTE 12 – FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

Our principal businesses are the supply of fossil-fuel and nuclear steam generating equipment to the electric power generation industry. Our customers are principally the electric power generation industry (including government-owned utilities and independent power producers) and the pulp and paper and other process industries. These concentrations of customers may impact our overall exposure to credit risk, either positively or negatively, in that our customers may be similarly affected by changes in economic or other conditions. In addition, we and many of our customers operate worldwide and are therefore exposed to risks associated with the economic and political forces of various countries and geographic areas. Approximately 19% of our trade receivables at December 31, 2002 was due from foreign customers. We generally do not obtain any collateral for our receivables.

We believe that our provision for possible losses on uncollectible accounts receivable is adequate for our credit loss exposure. At December 31, 2002 and 2001, the allowance for possible losses deducted from accounts receivable-trade, net on the accompanying balance sheet was $1,473,000 and $1,855,000, respectively.

NOTE 13 – INVESTMENTS

Proceeds and gross realized losses on sales of available-for-sale securities were as follows:

	Proceeds	Gross Realized Losses
	(In thousands)

Year Ended December 31, 2001	$3,420	$2,580
Year Ended December 31, 2000	$16,190	$3

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 14 – DERIVATIVE FINANCIAL INSTRUMENTS

Effective January 1, 2001, we adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138, which adds to the guidance related to accounting for derivative instruments and hedging activities. SFAS No. 133 requires us to recognize all derivatives on our consolidated balance sheet at their fair values. The initial adoption of SFAS No. 133, as amended by SFAS No. 138, had no material effect on our consolidated financial position or results of operations.

Our foreign operations give rise to exposure to market risks from changes in foreign exchange rates. We use derivative financial instruments, primarily forward contracts, to reduce the impact of changes in foreign exchange rates on our operating results. We use these instruments primarily to hedge our exposure associated with revenues or costs on our long-term contracts that are denominated in currencies other than our operating entities’ functional currencies. We do not hold or issue financial instruments for trading or other speculative purposes.

We enter into forward contracts primarily as hedges of certain firm purchase and sale commitments denominated in foreign currencies. We record these contracts at fair value on our consolidated balance sheet. Depending on the hedge designation at the inception of the contract, the related gains and losses on these contracts are either deferred in stockholder’s equity (as a component of accumulated other comprehensive loss) until the hedged item is recognized in earnings or offset against the change in fair value of the hedged firm commitment through earnings. The ineffective portion of a derivative’s change in fair value and any portion excluded from the assessment of effectiveness are immediately recognized in earnings. The gain or loss on a derivative instrument not designated as a hedging instrument is also immediately recognized in earnings. Gains and losses on forward contracts that require immediate recognition are included as a component of other-net in our consolidated statements of income (loss).

At December 31, 2002 and 2001, we had forward contracts to purchase $21,092,000 and $110,168,000, respectively, in foreign currencies (primarily Canadian Dollars) and to sell $4,648,000 and $39,338,000, respectively, in foreign currencies (primarily Swedish Krona and Canadian Dollars) at varying maturities through January 2004. We have designated substantially all of these contracts as cash flow hedging instruments. The hedged risk is the risk of changes in our functional-currency-equivalent cash flows attributable to changes in spot exchange rates of forecasted transactions related to our long-term contracts. We exclude from our assessment of effectiveness the portion of the fair value of the forward contracts attributable to the difference between spot exchange rates and forward exchange rates. At December 31, 2002, we had deferred approximately $322,000 of net losses on these forward contracts, 64% of which we expect to recognize in income over the next 12 months in accordance with the percentage-of-completion method of accounting. At December 31, 2001, we had deferred approximately $938,000 of net losses on forward contracts. For the years ended December 31, 2002 and 2001, we recognized net losses on forward contracts of approximately $153,000 and $1,779,000, respectively. Substantially all of these net losses represent changes in the fair value of forward contracts excluded from hedge effectiveness.

We are exposed to credit-related losses in the event of nonperformance by counterparties to derivative financial instruments. We mitigate this risk by using major financial institutions with high credit ratings.

NOTE 15 – FAIR VALUES OF FINANCIAL INSTRUMENTS

We use the following methods and assumptions in estimating our fair value disclosures for financial instruments:

Cash and cash equivalents:    The carrying amounts we have reported in the accompanying balance sheet for cash and cash equivalents approximate their fair values.

Notes receivable - affiliates:    It is not practical for us to estimate the fair value of our non-current notes receivable from affiliates because the timing of the settlement of these notes has not been determined.

Long- and short-term debt:    We base the fair values of debt instruments on estimated prices based on current yields for debt issues of similar quality and terms. The carrying amounts reported in the accompanying balance sheet approximate their fair values.

THE BABCOCK & WILCOX COMPANY

(a wholly owned subsidiary of Babcock & Wilcox Investment Company)

Debtor-in-Possession

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Liabilities subject to compromise:    It is not practical for us to estimate the fair value of our liabilities subject to compromise because the timing and ultimate outcome of the Chapter 11 proceedings are uncertain.

Foreign currency forward contracts:    We estimate the fair values of foreign currency forward contracts by obtaining quotes from brokers. At December 31, 2002 and 2001, we had net forward contracts outstanding to purchase foreign currencies with notional values of $16,444,000 and $70,830,000 and fair values of ($1,870,000) and ($5,830,000), respectively.

The estimated fair values of our financial instruments are as follows:

	December 31, 2002		December 31, 2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
Balance Sheet Instruments
Cash and cash equivalents	$310,062	$310,062	$174,993	$174,993
Notes receivable – affiliates	$12,043	$12,043	$25,441	$25,441
Debt excluding capital leases	$9,582	$8,607	$4,667	$4,667

Appendix A

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is made as of             , 2003 by and among McDermott International, Inc., a Panamanian corporation (“MII”), McDermott Incorporated, a Delaware corporation and a direct, wholly owned subsidiary of MII (“MI”), Babcock & Wilcox Investment Company, a Delaware corporation and a direct, wholly owned subsidiary of MI (“BWICO”), The Babcock & Wilcox Company, a Delaware corporation and a direct, wholly owned subsidiary of BWICO (“B&W”), Diamond Power International, Inc., a Delaware corporation and a direct, wholly owned subsidiary of B&W (“DPII”), Americon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of B&W (“Americon”), Babcock & Wilcox Construction Co., Inc., a Delaware corporation and a direct, wholly owned subsidiary of Americon (“BWCCI” and, collectively with B&W, DPII and Americon, the “Chapter 11 Debtors”), the Asbestos Claimants Committee in the Chapter 11 Proceedings defined below (the “ACC”), the Legal Representative for Future Asbestos-Related Claimants in the Chapter 11 Proceedings (the “FCR”), the Asbestos PI Trust (as defined in the Plan of Reorganization referred to herein), the Asbestos PD Trust (as defined in the Plan of Reorganization referred to herein) and the Apollo/Parks Township Trust (as defined in the Plan of Reorganization referred to herein).

PRELIMINARY STATEMENT

On February 22, 2000, the Chapter 11 Debtors commenced jointly administered reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (collectively, the “Chapter 11 Proceedings”) in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”).

In an adversary proceeding commenced on April 30, 2001 in connection with the Chapter 11 Proceedings (Adversary Proceeding Number 01-1155), the ACC and the FCR challenged the 1998 transfers by B&W to BWICO of, among other things, the capital stock of Hudson Products Corporation, Babcock & Wilcox Tracy Power, Inc., BWX Technologies, Inc. (“BWXT”) and McDermott Technology, Inc. (“MTI”) and the concurrent cancellation by B&W of a $313 million intercompany note receivable (collectively, the “1998 Transfers”) and have appealed the decision of the Bankruptcy Court in that adversary proceeding pursuant to an appeal filed with the United States District Court for the Eastern District of Louisiana (the “District Court”).

B&W, on the one hand, and the ACC and the FCR, on the other hand, have heretofore filed competing plans of reorganization in the Chapter 11 Proceedings.

MII, MI, BWICO, the Chapter 11 Debtors, the ACC and the FCR have agreed to a settlement of (1) the outstanding disputes among them concerning the contents of the plan of reorganization to be confirmed in the Chapter 11 Proceedings, as reflected in a plan of reorganization the parties have negotiated and submitted to the Bankruptcy Court, and (2) various other issues, as reflected in the Plan of Reorganization (as hereinafter defined) and this Agreement.

As part of the settlement, MII, MI, BWICO and the Chapter 11 Debtors have agreed to, among other things, cause a trust to be established for the benefit of asbestos personal injury claimants, and the ACC and the FCR have agreed to, among other things, file a motion with the District Court to dismiss, with prejudice, their appeal of the Bankruptcy Court’s decision with respect to the 1998 Transfers, effective as of the Effective Date (as hereinafter defined).

The respective Boards of Directors of MII, MI, BWICO and the Chapter 11 Debtors have concluded it is in the best interest of their respective corporations, and the ACC and the FCR have concluded it is in the best interest of their respective constituencies, to enter into this Agreement and to effect the settlement reflected in the Plan of Reorganization and this Agreement.

ARTICLE I

DEFINITIONS AND DEFINITIONAL PROVISIONS

Section 1.1    Defined Terms.  The following terms this Agreement uses have the meanings this Section 1.1 assigns to them.

“ACC” has the meaning the Preliminary Statement specifies.

“Affiliate” means, as to any specified Entity, (i) any other Entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Entity and (ii) any Entity that is an “affiliate” (within the meaning of Section 101(2) of the U.S. Bankruptcy Code) of the specified Entity. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an Entity (whether through ownership of Capital Stock of that Entity, by contract or otherwise).

“Agreement” has the meaning the Preamble specifies.

“Amended and Restated Indemnification and Reimbursement Agreements” means, collectively, (i) the Amended and Restated Indemnification and Reimbursement Agreements, each dated as of February 21, 2000, between each of MII, MI and BWICO, on the one hand, and the Chapter 11 Debtors, on the other hand, and (ii) the related Amended and Restated Guaranty Agreements, each dated as of February 21, 2000, between each of MII, MI and BWICO, on the one hand, and Babcock & Wilcox Canada Ltd., a Canadian corporation and a direct, wholly owned subsidiary of B&W, on the other hand.

“Americon” has the meaning the Preamble specifies.

“Antidilution Adjustment Factor” means:

(i)	in the case of any subdivision or combination of MII Common Stock or dividend or other distribution of shares of MII Common Stock made in respect of outstanding shares of MII Common Stock, an amount equal to the Conversion Factor (determined as of the third anniversary of the Effective Date);

(ii)	in the case of any Dilutive Issuance, an amount equal to

(A)	one, divided by

(B)	the amount equal to the quotient obtained by dividing:

(1)	the sum of

(x)	the number of shares of MII Common Stock (assuming the conversion of any and all securities which are convertible into MII Common Stock and the exercise of any and all options, rights, warrants or similar securities of MII) issued and outstanding immediately prior to such Dilutive Issuance, plus

(y)	the amount equal to

(i)	the total value of the consideration received by MII (as determined by its Board of Directors in good faith) with respect to such Dilutive Issuance, divided by

(ii)	the Assumed Minimum Price;

by

(2)	the total number of shares of MII Common Stock (assuming the conversion of any and all securities which are convertible into MII Common Stock and the exercise of any and all options, rights, warrants or similar securities of MII) outstanding immediately after such Dilutive Issuance; and

(iii)	in all other cases, one;

provided that, in the event that, during the period from the Effective Date through the third anniversary of the Effective Date, there shall have occurred more than one Dilutive Issuance, subdivision or combination of MII Common Stock or dividend or other distribution of shares of MII Common Stock made in respect of outstanding shares of MII Common Stock, the Antidilution Adjustment Factor shall be calculated by taking into account all such events.

“Apollo/Parks Township Channeling Injunction” has the meaning the Plan of Reorganization specifies.

“Apollo/Parks Township Claim” has the meaning the Plan of Reorganization specifies.

“Apollo/Parks Township Insurance Policies” has the meaning the Plan of Reorganization specifies.

“Apollo/Parks Township Trust” has the meaning the Plan of Reorganization specifies.

“Asbestos Insurance Rights Assignment Agreement” has the meaning the Plan of Reorganization specifies.

“Asbestos PD Channeling Injunction” has the meaning the Plan of Reorganization specifies.

“Asbestos PD Insurance Rights” has the meaning the Plan of Reorganization specifies.

“Asbestos PD Trust” has the meaning the Plan of Reorganization specifies.

“Asbestos PI Channeling Injunction” has the meaning the Plan of Reorganization specifies.

“Asbestos PI Trust” has the meaning the Plan of Reorganization specifies.

“Asbestos Protected Parties” has the meaning the Plan of Reorganization specifies.

“Assumed Minimum Price” means, at any particular time, the amount equal to (i) $5.23 multiplied by (ii) the Price Adjustment Factor (determined as of that time).

“B&W” has the meaning the Preamble specifies.

“B&W Common Stock” means the common stock, par value $10.00 per share, of B&W.

“B&W Entities” means B&W and its Subsidiaries.

“Bankruptcy Code” means Title 11 of the United States Code, as applicable to the Chapter 11 proceedings.

“Bankruptcy Court” has the meaning the Preliminary Statement specifies.

“BWCCI” has the meaning the Preamble specifies.

“BWICO” has the meaning the Preamble specifies.

“BWIICO” means Babcock & Wilcox International Investments Co., Inc., a Panamanian corporation and an indirect, wholly owned subsidiary of MII.

“BWXT” means BWX Technologies, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BWICO.

“Capital Stock” means, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (ii) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

“Captive Insurance Company Formation Agreement” means a Captive Insurance Company Formation Agreement, the parties to which would include (if the ACC and the FCR make the Captive Insurance Company Formation Election) the MII Captive Insurance Companies and B&W, containing such terms as are outlined in Exhibit A and the final form of which would be approved by MII, B&W, the ACC and the FCR.

“Captive Insurance Company Formation Election” has the meaning Section 2.3 specifies.

“Chapter 11 Debtors” has the meaning the Preamble specifies.

“Claims” means any past, present or future liability, obligation, claim, demand or cause of action whatsoever, whether such liability, obligation, claim, demand or cause of action is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefor are known or unknown, and whether in the nature of or sounding in tort, or under contract, warranty or any other theory of law, equity or admiralty.

“Conversion Factor” means, as of any time of determination, (i) in the case of any subdivision or combination of MII Common Stock or dividend or other distribution of shares of MII Common Stock made in respect of outstanding shares of MII Common Stock occurring at any time during the period from the Effective Date through such time of determination, an amount equal to (A) the number of shares of MII Common Stock issued and outstanding immediately after such event divided by (B) the number of shares of MII Common Stock issued and outstanding immediately prior to such event and (ii) in all other cases, one; provided that, in the case of more than one subdivision or combination of MII Common Stock or dividend or other distribution of shares of MII Common Stock made in respect of outstanding shares of MII Common Stock during the period from the Effective Date through the time of determination, the Conversion Factor will be calculated by taking into account all of such events. For example, in the event of a 2-for-1 stock split followed by a subsequent 2-for-1 stock split, the Conversion Factor would be four.

“Creole 1979 Year Policy” means the insurance policy issued by Creole Insurance Company, Ltd., a Subsidiary of MII, for the policy coverage period from April 1, 1979 to April 1, 1980 (policy no. 22,007).

“Current Per Share Value” means the average of the Per Share Daily Prices (as defined below) during the 45 consecutive trading days ending on the fifth trading day prior to the third anniversary of the date of issuance of the Shares, taking into account the effect of any subdivision or combination of MII Common Stock or dividend or other distribution of shares of MII Common Stock made in respect of outstanding shares of MII Common Stock during that period with respect to MII Common Stock which is issued and outstanding.

“Damage” to any specified person or other Entity means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and costs of litigation) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that person or other Entity.

“D&O Insurers” means the respective past, present and future insurers that issued directors and officers liability policies to any of the MII Indemnified Parties, but, in the case of each such insurer, only in its capacity as an issuer of any such directors and officers liability policies.

“Debtor-Related Contingent Liability Arrangements” means (a) the letters of credit, surety bonds and performance, payment, advance payment or retention bonds described on Schedule 1.1(a) and (b) all of the guaranty arrangements with respect to obligations of any of the B&W Entities and as to which any of the MII Entities has any direct or contingent obligation as of the Effective Date, including those letters of credit, surety bonds, performance bonds, payment bonds, nonpayment bonds, retention bonds and guaranty arrangements described on Schedule 1.1(a).

“Debtors’ Apollo/Parks Township Insurance Rights” has the meaning the Plan of Reorganization specifies.

“December 31, 2008 Adjusted Equity Value of B&W” means the amount of the Effective Date Equity Value of B&W, as adjusted by: (i) adding the amount of the cumulative consolidated net income (or subtracting the amount of cumulative consolidated net loss) of B&W and its subsidiaries for the period from the Effective Date through December 31, 2008; (ii) subtracting the aggregate amount of all dividends, distributions or other transfers of cash or other property to the stockholder or stockholders of B&W (other than dividends or distributions involving only the issuance of additional shares of B&W common stock to the then current stockholder or stockholders of B&W in connection with any stock dividend, recapitalization or similar issuance transaction) during the period from the Effective Date through December 31, 2008 (provided that, for purposes of this determination, in the event of any such dividend, distribution or transfer of property other than cash, the amount of such dividend, distribution or transfer shall be the book value of the property subject to such dividend, distribution or transfer, in each case determined as of the date of such dividend, distribution or transfer); and (iii) adding the aggregate amount of any increases (and subtracting the aggregate amount of any decreases) in the consolidated stockholders’ equity of B&W and its subsidiaries (in each case to the extent such increases or decreases are not reflected in the adjustment pursuant to clause (i) or (ii) of this definition) for the period from the Effective Date through December 31, 2008; provided, however, that, notwithstanding the foregoing, no adjustment shall be made pursuant to clause (ii) or (iii) of this definition for any dividends of “excess cash” (as determined in good faith by the board of directors of B&W) effected within 90 days after the Effective Date, as long as those dividends do not reduce the aggregate fair market value of the outstanding Capital Stock of B&W, as of the date of the last of any such dividends and after giving effect to all such dividends, to an amount below $350 million. All accounting determinations to be made for purposes of this definition shall be made in accordance with accounting principles generally accepted in the United States, as in effect on the Effective Date, consistently applied.

“Demand Right” has the meaning Section 7.2(b) specifies.

“Designated Broker” means a firm that is a registered broker/dealer under the Exchange Act and is jointly designated by MII and the trustees of the Asbestos PI Trust from time to time.

“Dilutive Issuance” means any issuance of MII Common Stock, other than Permitted Issuances, for cash at a price per share below the Assumed Minimum Price which is in effect at the time of such issuance.

“District Court” has the meaning the Preliminary Statement specifies.

“DPII” has the meaning the Preamble specifies.

“Effective Date” has the meaning the Plan of Reorganization specifies.

“Effective Date Equity Value of B&W” means the aggregate fair market value of the outstanding Capital Stock of B&W as of the Effective Date, as determined in accordance with U.S. Treasury Regulation 1.468B-3 and as reflected in the consolidated U.S. federal income tax return filed by MI for the tax period which includes the Effective Date pursuant to the provisions of the Tax Separation Agreement.

“Eligible Offering” means an underwritten public offering by MII of any shares of MII Common Stock for its own account in the United States for cash at any time prior to the third anniversary of the Effective Date.

“Entity” means any individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, trust, unincorporated organization, Governmental Authority or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Former Subsidiaries” means Hudson Products Corporation, a Texas corporation, BWX Technologies, Inc., a Delaware corporation, and McDermott Technology, Inc., a Delaware corporation, but excludes any predecessor business operations of any of those corporations.

“FCR” has the meaning the Preliminary Statement specifies.

“Final Order” means an order as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing by the Entity possessing such right, or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

“Governmental Approval” means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of any Governmental Authority.

“Governmental Authority” means any federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.

“Guaranty Settlement Amount” has the meaning Section 7.9(a) specifies.

“Guaranteed Share Value” means, at any particular time, the amount equal to (i) $19.00 multiplied by (ii) the Price Adjustment Factor (determined as of that time).

“Intellectual Property Agreements” means the Intellectual Property Agreement, effective as of             , 2003, by and among MI, BWXT, MTI, B&W and Babcock & Wilcox Canada Ltd. and the related (i) Patent Assignments, dated as of             , 2003 by MTI to B&W, (ii) Patent License Agreement, effective as of             , 2003, among B&W, BWXT and MTI and (iii) License of Nuclear Technology, made as of             , 2003, by and among BWXT, B&W and Babcock & Wilcox Canada Ltd.

“International Joint Ventures” means: (i) Babcock & Wilcox Beijing Company, Ltd., a Sino-foreign equity joint venture established pursuant to a joint venture contract originally entered into between Babcock & Wilcox Asia Ltd., a corporation organized and existing under the laws of Hong Kong, and Beijing Boiler Works, an independent legal person established and existing under the laws of the People’s Republic of China, dated October 22, 1985, as amended; (ii) Diamond Power Hubei Machine Company, Ltd., a Sino-foreign equity joint venture established pursuant to a joint venture contract originally entered into between Babcock & Wilcox Asia Ltd., a corporation organized and existing under the laws of Hong Kong, and Hubei Boiler Aided Machinery Factory, an independent legal person established and existing under the laws of the People’s Republic of China, dated July 10, 1987, and duly approved by the Hubei Province Bureau of Foreign Trade and Economic Cooperation on September 9, 1987, as amended; and (iii) Halley & Mellowes Pty. Ltd., a corporation organized and existing under the laws of Australia and a wholly owned subsidiary of BWIICO.

“JRMHI” means J. Ray McDermott Holdings, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of MII.

“L/C Cap Amount” has the meaning Section 4.1 specifies.

“Maximum Share Amount” means the amount equal to (i) the product of (A) 12,500,000 and (B) the Antidilution Adjustment Factor less (ii) the product of (A) an amount equal to the number of Shares to which the MII Price Guaranty Obligation becomes inapplicable as a result of the proviso in the definition of Price Guaranteed Shares and (B) the Antidilution Adjustment Factor.

“MI” has the meaning the Preamble specifies.

“MII” has the meaning the Preamble specifies.

“MII Captive Insurance Companies” means Brick Insurance Company, Ltd. and Creole Insurance Company, Ltd., each of which is a company organized under the laws of Bermuda and a Subsidiary of MII.

“MII Common Stock” means the common stock, par value $1.00 per share, of MII.

“MII Indemnified Parties” means: (i) MII; (ii) all Entities that Schedule 1.1(b) identifies as Affiliates of MII; (iii) all natural persons who are past or present Affiliates of MII or any of its Subsidiaries; (iv) all future Affiliates of MII or any of its Subsidiaries; (v) Hudson Products Corporation, a Delaware corporation, and all of its present Subsidiaries; (vi) all the respective Representatives of the persons or other Entities described in clauses (i) through (v) of this definition; (vii) all the respective past, present and future Representatives of the B&W Entities; and (viii) all the respective successors (by operation of law or otherwise) of the Entities described in clauses (i) through (vii) of this definition.

“MII Price Guaranty Obligation” has the meaning Section 7.9(a) specifies.

“MII Special Meeting of Stockholders” means a meeting of the holders of the outstanding MII Common Stock duly called and convened, pursuant to resolutions of the Board of Directors of MII, for the purpose of voting on the approval of this Agreement and the settlement contemplated by this Agreement.

“MTI” means McDermott Technology, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BWICO.

“1998 Transfers” has the meaning the Preliminary Statement specifies.

“Notes” has the meaning Section 2.1 specifies.

“NYSE” means the New York Stock Exchange.

“Pending Ohio Workers’ Compensation Claims” means the self-insured workers’ compensation claims arising out of, resulting from or attributable to the operations of the foundry facility and/or the nuclear equipment division facilities in Barberton, Ohio which had been received by BWXT or any of its Subsidiaries in writing prior to June 15, 2003 and remained unresolved as of that date. For the avoidance of doubt, the term “Pending Ohio Workers’ Compensation Claims” shall not include any workers’ compensation claims received by BWXT or any of its Subsidiaries on or after June 15, 2003 which arise out of or result from or are attributable to the operations referred to in the immediately preceding sentence.

“Per Share Daily Price” means for any day, the volume weighted average of the per share selling prices for shares of MII Common Stock (as reported by the NYSE) on that day.

“Per Share Present Value” means, as of any time of determination, the present value of the Guaranteed Share Value, discounted from the third anniversary of the Effective Date to the time of such determination at a discount rate of 7.5% per annum.

“Permitted Issuances” means the issuance of MII Common Stock to (i) equipment lessors, banks or other lenders which provide borrowing facilities to MII or its Affiliates which are primarily for non-equity financing purposes and (ii) directors, officers, employees and consultants of MII and its Affiliates pursuant to the exercise of stock options, pursuant to incentive compensation arrangements or otherwise.

“Plan of Reorganization” means a plan of reorganization of the Chapter 11 Debtors, in such form as was filed with the Bankruptcy Court on             , 2003, with such amendments, supplements or other modifications thereto as shall hereafter be approved by the parties hereto through the date on which a confirmation order of the Bankruptcy Court or the District Court with respect to such plan of reorganization (as so amended, supplemented or modified) becomes a Final Order.

“Price Adjustment Factor” means, as of any time of determination, (i) one divided by (ii) the Conversion Factor (as of such time of determination).

“Price Guaranteed Shares” means any Shares that are held by the Asbestos PI Trust on the third anniversary of the Effective Date and that, in the opinion (expressed in writing) of the Designated Broker, the Asbestos PI Trust could not have sold previously at a price greater than or equal to the Guaranteed Share Value (based on quoted market prices and taking into account any adjustments made to the Guaranteed Share Value hereunder and the quoted market prices prior to and after any such adjustments), taking into account the restrictions on sale and any waivers of those restrictions that may be granted by MII from time to time pursuant to Section 7.6, the Demand Right and the dribble-out provisions set forth in Section 7.2(c); provided, however, that the Price Guaranteed Shares shall exclude any Shares (i) as to which the MII Price Guaranty Obligation shall have been extinguished pursuant to Section 7.3 or (ii) which MII offers to purchase, at any time prior to the third anniversary of the Effective Date, at a price per share equal to the Guaranteed Share Value, calculated at the time of such offer.

“Released Claims” has the meaning Section 3.1 specifies.

“Representatives” means, with respect to any Entity, the directors, officers, employees, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Entity, or any other representatives of that Entity or of any of those directors, officers, employees, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

“Shares” means the shares of MII Common Stock issued to the Asbestos PI Trust on the Effective Date pursuant to Section 2.1 and any shares of MII Common Stock that are issued with respect to those shares on account of any subdivision or combination of MII Common Stock or dividend or other distribution of shares of MII Common Stock made in respect of outstanding shares of MII Common Stock.

“Subject Asbestos Insurance Policies” has the meaning the Plan of Reorganization specifies.

“Subsidiary” of any specified Entity at any time means any Entity a majority of the Capital Stock of which the specified Entity owns or controls at that time, directly or indirectly through another Subsidiary of the specified Entity.

“Support Services Agreement” means the existing Support Services Agreement dated as of January 1, 2000, the parties to which include the Chapter 11 Debtors and MI.

“Tax Allocation Agreement” means the existing Tax Allocation Agreement dated as of January 1, 2000, the parties to which include B&W and MI.

“Tax Separation Agreement” means a Tax Separation Agreement between MI, on the one hand, and the B&W Entities, on the other hand, in substantially the form of Exhibit B.

“2003 Insured Asbestos Workers’ Compensation Claims” means all workers’ compensation claims received by the MII Captive Insurance Companies in writing during the period from January 1, 2003 through December 31, 2003 that: (i) arise out of or result from or are attributable to the operations of B&W and its Subsidiaries (including any such claims that arise out of or result from or are attributable to any business operations that were transferred to any of the Excluded Former Subsidiaries and that relate to any period prior to such transfer); (ii) involve claims for personal injuries caused, or allegedly caused, by the presence of or exposure to asbestos or asbestos-containing materials; and (iii) are insured under insurance policies issued by the MII Captive Insurance Companies.

“2003 Insured Asbestos Workers’ Compensation Limit” means the limitation that is reached by taking the first 2003 Insured Asbestos Workers’ Compensation Claim received by either of the MII Captive Insurance Companies on or after January 1, 2003 and adding each succeeding 2003 Insured Asbestos Workers’ Compensation Claim (in the order that they are made) until the addition of the next succeeding 2003 Insured Asbestos Workers’ Compensation Claim would result in the aggregate number of such 2003 Insured Asbestos Workers’ Compensation Claims exceeding the greater of: (i) the product of (A) the aggregate number of 2003 Insured Workers’ Compensation Claims received by the MII Captive Insurance Companies prior to July 1, 2003 multiplied by (B) two; or (ii) the average number of workers’ compensation claims received per year by the MII Captive Insurance Companies during the three-year period ended December 31, 2002 that (A) arose out of or resulted from or were attributable to the operations of B&W and its Subsidiaries (including any such claims that arose out of or resulted from or were attributable to any business operations that were transferred to any of the Excluded Former Subsidiaries and that related to any period prior to such transfer), (B) involved claims for personal injuries caused, or allegedly caused, by the presence of or exposure to asbestos or asbestos-containing materials and (C) were insured under insurance policies issued by the MII Captive Insurance Companies.

“Transition Services Agreement” means a Transition Services Agreement between MI and B&W, in substantially the form of Exhibit C.

“U.S.” means the United States of America.

“Volund Note” means the promissory note dated October 11, 2002, in the original principal amount of $3,000,000, issued by B&W to BWIICO.

Section 1.2    Other Defined Terms.  Words and terms this Agreement uses which other Sections of this Agreement define (whether specifically or by reference to the Plan of Reorganization or any law or regulation) are used in this Agreement as those other Sections define them.

Section 1.3    Other Definitional Provisions.  (a) This Agreement uses the words “herein,” “hereof” and “hereunder” and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article,” “Section,” “Preliminary Statement,” “Schedule” and “Exhibit” refer to Articles and Sections of, the Preliminary Statement in, and Schedules and Exhibits to, this Agreement unless otherwise specified.

(b)    In this Agreement, whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

(c)    As used herein, the word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.

(d)    As used herein, the term “business day” means any day other than a Saturday, Sunday or U.S. federal holiday.

(e)    Unless the context otherwise requires, any reference in this Agreement to B&W or the Chapter 11 Debtors shall also mean reorganized B&W or the reorganized Chapter 11 Debtors (in each case after giving effect to the consummation of the Plan of Reorganization), respectively.

(f)    All references herein to “$” or “dollars” are to U.S. dollars.

(g)    The language this Agreement uses will be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

Section 1.4    Captions.  This Agreement includes captions to Articles, Sections and subsections of, and Schedules and Exhibits to, this Agreement for convenience of reference only, and these captions do not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

ARTICLE II

CONTRIBUTIONS TO THE ASBESTOS PI TRUST AND RELATED MATTERS

Section 2.1    Contribution of B&W Common Stock, the Subject Asbestos Insurance Policies, MII Common Stock and Notes.  In consideration of the provision of the Asbestos PI Channeling Injunction and the releases and indemnification protection to be provided pursuant to the Plan of Reorganization and this Agreement, MII, MI and BWICO will, subject to the satisfaction (or waiver by the appropriate party or parties) of the conditions set forth in Article VI, take the following actions, effective as of the Effective Date:

(i)    BWICO will cause the Asbestos PI Trust to become the holder of record of all the outstanding shares of B&W Common Stock by consenting to the cancellation of all the outstanding shares of B&W Common Stock currently held by BWICO and the issuance of a like number of shares of B&W Common Stock to the Asbestos PI Trust;

(ii)    MII will, and will cause all of its Subsidiaries that are listed in the Asbestos Insurance Rights Assignment Agreement as parties thereto to, execute and deliver to the Asbestos PI Trust the Asbestos Insurance Rights Assignment Agreement;

(iii)    MII will cause one of its Subsidiaries to transfer 4.75 million shares of MII Common Stock to the Asbestos PI Trust (those shares shall be subject to the provisions set forth in Articles VII and IX); and

(iv)    MII will cause MI to issue $92 million aggregate principal amount of promissory notes to the Asbestos PI Trust (the “Notes”), which will provide for annual payments of principal and interest as described in Sections 8.1 and 8.2; and MII will fully and unconditionally guarantee MI’s payment obligations under the Notes.

Section 2.2    Cooperation With Respect to Insurance Litigation and Settlement Activity.  To the extent permitted by applicable law and not inconsistent with the provisions of any of the provisions of the Plan of Reorganization, MII will, after the Effective Date, provide the Asbestos PI Trust with such reasonable cooperation as the Asbestos PI Trust may reasonably request in connection with the ongoing insurance litigation and/or settlement activity with respect to the Subject Asbestos Insurance Policies; provided, however, that the Asbestos PI Trust shall reimburse MII for its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in connection with providing such cooperation, promptly (and, in any event, within 20 days) following MII’s request for reimbursement therefor.

Section 2.3    Captive Insurance Company Formation Election.  On or prior to August 15, 2003, the ACC and the FCR shall jointly elect (pursuant to a written notice delivered to MII and BWXT in accordance with the provisions of Section 10.5) whether B&W will enter into the Captive Insurance Company Formation Agreement (if the ACC and the FCR elect that B&W will enter into the Captive Insurance Company Formation Agreement, that election shall be referred to as the “Captive Insurance Company Formation Election”). If the ACC and the FCR do not make the Captive Insurance Company Formation Election, the B&W Entities will withdraw from the existing insurance arrangements with the MII Captive Insurance Companies effective as of December 31, 2003, provided that each MII Captive Insurance Company will remain obligated to provide coverage for auto, general liability and workers’ compensation claims that are received by it in writing on or prior to December 31, 2003 and that arise out of or result from or are attributable to the operations of B&W and its Subsidiaries (including any such claims that arise out of or result from or are attributable to any business operations that were transferred to the Excluded Former Subsidiaries and that relate to any period prior to such transfer), in each case to the extent (and only to the extent) that such MII Captive Insurance Company has provided such coverage under existing insurance policies in effect prior to the date hereof; provided, however, that: (i) beginning with the first 2003 Insured Asbestos Workers’ Compensation Claim received by either of the MII Captive Insurance Companies after the 2003 Insured Asbestos Workers’ Compensation Limit has been reached, all 2003 Insured Asbestos Workers’ Compensation Claims received by either of the MII Captive Insurance Companies from and after the date the 2003 Insured Asbestos Workers’ Compensation Limit has been reached will be deemed (for purposes of this Section 2.3) to have been received after December 31, 2003; (ii) the obligations of the MII Captive Insurance Companies to continue to provide coverage for any workers’ compensation claims as contemplated by this sentence will be subject to their receipt, on or before the Effective Date, of a written undertaking (in form and substance reasonably satisfactory to the MII Captive Insurance Companies) for B&W and its Subsidiaries (and their respective successors and assigns) to use their reasonable best efforts to (A) place any employee of B&W or any of the other B&W Entities who has made or hereafter makes any such workers’ compensation claim in a position of active employment with (to the extent necessary) appropriate accommodations for any continuing physical impairment or other lingering effects arising out of, resulting from or attributable to the occurrence or event that gave rise or hereafter gives rise to his or her workers’ compensation claim and (B) take all such other reasonable actions as shall be necessary to mitigate the aggregate amount of such claims; and (iii) nothing in this Agreement shall be deemed to limit, restrict or condition the ability of either or both of the MII Captive Insurance Companies to transfer their insurance obligations referred to in this Section 2.3 to one or more insurance companies that have a rating of BBB or higher by A.M. Best Company or its successor at the time of such transfer. Regardless of whether the ACC and the FCR make the Captive Insurance Company Formation Election, each of the B&W Entities (and their respective successors) shall be fully responsible for any and all auto, general liability and workers’ compensation Claims that arise out of, result from or are attributable to their respective operations and are made (or deemed to be made, as provided herein) after December 31, 2003, and, as provided in Section 3.2(d), the MII Indemnified Parties (including the MII Captive Insurance Companies) shall be fully protected, indemnified and held harmless from all such Claims and all costs of administering such Claims, to the fullest extent permitted by applicable law. Prior to August 15, 2003, MII shall provide the ACC and the FCR with such information as is (i) in the possession of MII and the MII Captive Insurance Companies, (ii) reasonably requested by the ACC and the FCR and (iii) reasonably necessary for the ACC and the FCR to determine whether to make the Captive Insurance Company Formation Election. If the ACC and the FCR do not provide the written notice contemplated by the first sentence of this Section 2.3 on or prior to August 15, 2003, then the ACC and the FCR shall be deemed to have declined to make the Captive Insurance Company Formation Election.

ARTICLE III

GENERAL RELEASE AND INDEMNIFICATION

Section 3.1    General Release.  Effective as of the Effective Date, each of the Reorganized Debtors (as that term is defined in the Plan of Reorganization) and the respective estates of the Chapter 11 Debtors hereby release, to the fullest extent permitted by applicable law, each of the MII Indemnified Parties from any and all Claims and/or Damages arising out of, resulting from or attributable to, directly or indirectly, (a) the business or operations of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated, as reflected in Schedule 3.1(a)), (b) the ownership of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), (c) any contract, agreement, arrangement or understanding between one or more of the MII Indemnified Parties, on the one hand, and any one or more of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), on the other hand, in effect prior to the Effective Date (other than this Agreement, the Tax Allocation Agreement and the Intellectual Property Agreements), (d) any affiliation or relationship with any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated) prior to the Effective Date (other than as parties to this Agreement, the Tax Allocation Agreement and the Intellectual Property Agreements) and/or (e) any legal or equitable claims or causes of action of any kind by any of the B&W Entities relating to any period prior to the Effective Date, including, in the case of each of clauses (a) through (e), any Claims based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful or wanton misconduct of any of the Asbestos Protected Parties or any conduct for which any of the Asbestos Protected Parties may be deemed to have strict liability under any applicable law (collectively, the “Released Claims”), including:

(i)    any and all Claims arising out of, resulting from or attributable to, directly or indirectly, exposure to products, equipment or materials completed, products, equipment or materials in the process of construction, or products, equipment or materials engineered, designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed or used at any time by (A) any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), (B) any predecessor of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries, or (C) any other Entity for whose products or operations any of the Entities referred to in the immediately preceding clauses (A) and (B) allegedly has liability or is otherwise liable, including any and all Claims that may also constitute Asbestos PI Trust Claims, Asbestos PD Trust Claims and Workers’ Compensation Claims (as those terms are defined in the Plan of Reorganization), and including any such Claim (1) for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages, (2) for reimbursement, indemnification, subrogation and contribution or (3) under any settlement entered into by or on behalf of any of the Entities referred to in the immediately preceding clauses (A), (B) and (C) prior to the commencement of the Chapter 11 Proceedings; provided, however, that the Released Claims exclude Claims of the kind described above in this clause (i) against any of the MII Indemnified Parties in respect of any premises liability of any of the MII Indemnified Parties that is not derived in any way from or based upon or resulting from any affiliation with any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated);

(ii)    any and all Apollo/Parks Township Claims;

(iii)    any and all Claims arising out of, resulting from or attributable to, directly or indirectly, the 1998 Transfers, including any and all Claims which were or could have been asserted against any of the MII Indemnified Parties in the action captioned Asbestos Claimants’ Committee and Eric D. Green, Esq., Legal Representative for Future Asbestos Claimants on behalf of the Bankruptcy Estate of the Babcock & Wilcox Company v. Babcock & Wilcox Investment Company, et al., Adversary Proceeding No. 01-1155 filed in the Bankruptcy Court;

(iv)    any and all Claims (A) that (1) may be asserted by or through any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries or (2) may arise out of or result from, or may be attributable to, any act or omission on the part of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries and (B) that may arise out of or result from, or may be attributable to, insurance or the placement of insurance coverage under which any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries is or was insured, including all Claims for contribution, indemnity, retrospective premiums, insurance coverages owed and reinsurance coverages owed, and all other Claims arising from or relating to such insurance coverages, whether based on statute, regulation or common law, and whether sounding in contract or tort, including any extra-contractual claims relating to the handling, adjustment or resolution of any coverage claims and including any and all Claims (including for contribution or indemnity) brought by any Entity in, pursuant to or in connection with any Insurer Misconduct Action (as defined in the Plan of Reorganization);

(v)    any and all Claims (in addition to those described in Sections 3.1(i) through (iv)) that may be asserted by or through any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries against any of the MII Indemnified Parties (including Claims arising under Section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code or similar Claims arising under state or any other law) which are in the nature of fraudulent transfer, successor liability, veil piercing or alter ego-type claims, as a consequence of transactions, events or circumstances involving or affecting any of the B&W Entities (or any of their respective predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date; and

(vi)    any and all Claims (in addition to those described in Sections 3.1(i) through (v)) arising out of, resulting from or attributable to, directly or indirectly, any and all other intercompany dealings between MII and/or its past and present Affiliates (other than the B&W Entities), on the one hand, and any of the Chapter 11 Debtors and/or any of their respective past or present Subsidiaries, on the other hand, prior to the Effective Date;

provided, however, that the “Released Claims” shall not include: (A) any Claim referred to in clause (ii) or (v) of the first sentence of Section 5.1; (B) any Claim referred to in clause (ii) or (v) of the second sentence of Section 5.2; (C) any item described on Schedule 3.1(b); (D) any Pending Ohio Workers’ Compensation Claim; (E) any Claim for retiree medical benefits with respect to which BWXT has the continuing obligation to fund pursuant to Section 3(b) of the Transition Services Agreement; (F) with respect to each MII Captive Insurance Company, if the ACC and the FCR do not make the Captive Insurance Company Formation Election, any Claim with respect to which such MII Captive Insurance Company will remain obligated pursuant to the provisions of Section 2.3; or (G) any Claim specifically established or preserved by, specifically disposed of by or otherwise the specific subject of any provision of the Tax Separation Agreement, the Transition Services Agreement or the Intellectual Property Agreements. The releases provided pursuant to this Section 3.1 shall also extend to each of the D&O Insurers, in each case to the extent, and only to the extent, that such insurer may have liability in respect of a Released Claim that is derivative of any liability of any of the MII Indemnified Parties with respect to such Released Claim (before giving effect to the release to be provided pursuant to this Section 3.1), and only with respect to such insurer’s obligations under directors and officers liability policies. The Plan of Reorganization shall provide that the releases provided for in this Section 3.1 and the indemnification provisions set forth in Section 3.2 shall be binding on the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust and the Apollo/Parks Township Trust with the same force and effect as if the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust and the Apollo/Parks Township Trust were included in the list of parties granting the releases in this Section 3.1. MII hereby represents that it has no knowledge of any Released Claims that (i) may be made by third parties under any federal, state, local or foreign statute, law, ordinance, rule, regulation or code relating to pollution or protection of the environment and (ii) may arise out of or result from or may be attributable to the historical operations of B&W that were transferred to BWXT in connection with the formation of BWXT in 1997 and have since been continuing operations of BWXT (provided that the operations of the foundry facility in Barberton, Ohio are not to be considered continuing operations of BWXT). For purposes of the immediately preceding sentence, the term “knowledge,” with respect to MII, means the collective actual knowledge of the following persons as of the date hereof, in each case following reasonable inquiry of the current employees of MII and BWXT that such person has identified as having substantive knowledge of the environmental-related liabilities associated with the operations of BWXT: John T. Nesser, III, Executive Vice President, General Counsel and Corporate Secretary of MII; and Louis W. Burkart, Vice President, Internal Audit of MII and former Director of Environmental Safety, Health and Risk Management of MII. Nothing in this Section 3.1 shall be deemed to limit or modify the releases provided or to be provided pursuant to Sections 5.1 and 5.2.

Section 3.2    Indemnification.

(a)    From and after the Effective Date, the Asbestos PI Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of the MII Indemnified Parties from and against: (A) any and all Released Claims (whether or not brought by or through any of the Chapter 11 Debtors or any of their respective estates), to the extent they are channeled (or purported to be channeled) to the Asbestos PI Trust as contemplated by the Plan of Reorganization and the Asbestos PI Channeling Injunction, together with any and all related Damages; (B) any and all Damages relating to Claims purported to be covered by the Asbestos PI Channeling Injunction, to the extent such Claims are brought in jurisdictions outside the United States of America or are not otherwise, for any reason, subject to the Asbestos PI Channeling Injunction; (C) any and all Claims or Damages arising out of, resulting from or attributable to, directly or indirectly, the assignment, transfer or other provision to the Asbestos PI Trust of the rights to the coverages under the Subject Asbestos Insurance Policies and under the settlement and coverage-in-place agreements relating to the Subject Asbestos Insurance Policies as contemplated by Section 2.1; (D) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with (1) the Subject Asbestos Insurance Policies and/or (2) any settlement, coverage-in-place, insurance, reinsurance or other agreement relating to any of the Subject Asbestos Insurance Policies, together with any and all related Damages, including any and all Claims (including for contribution or indemnity) brought by any Entity in, pursuant to or in connection with any Insurer Misconduct Action (as defined in the Plan of Reorganization); (E) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with any insurance policy issued by any captive insurance Subsidiary of MII, including the Creole 1979 Year Policy, to the extent such Claims arise out of, result from or are attributable to, directly or indirectly, Asbestos PI Trust Claims, together with any and all related Damages; and (F) any and all Claims that have been or hereafter may be made against any of the MII Indemnified Parties for insurance or reinsurance coverage related to asbestos-related workers’ compensation or employer’s liability claims that are (1) asserted against any of the B&W Entities and (2) within the scope of the term “Asbestos PI Trust Claims,” as defined in the Plan of Reorganization, together with any and all related Damages. If there shall be pending any Claim against the Asbestos PI Trust for indemnification under this Section 3.2(a), the Asbestos PI Trust shall maintain sufficient assets (as determined in good faith by the trustees of the Asbestos PI Trust) to fund any payments in respect of that Claim for indemnification.

(b)    From and after the Effective Date, the Asbestos PD Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of (i) the B&W Entities, (ii) the respective past, present and future parent Entities and Subsidiaries of each of the B&W Entities, (iii) the respective past, present and future Representatives of the Entities described in the foregoing clauses (i) and (ii) of this Section 3.2(b) and (iv) the MII Indemnified Parties from and against: (A) any and all Released Claims (whether or not brought by or through any of the Chapter 11 Debtors or any of their respective estates), to the extent they are channeled (or purported to be channeled) to the Asbestos PD Trust as contemplated by the Plan of Reorganization and the Asbestos PD Channeling Injunction, together with any and all related Damages; (B) any and all Damages relating to Claims purported to be covered by the Asbestos PD Channeling Injunction, to the extent such Claims are brought in jurisdictions outside the United States of America or are not otherwise, for any reason, subject to the Asbestos PD Channeling Injunction; (C) any and all Claims or Damages arising out of, resulting from or attributable to, directly or indirectly, the assignment, transfer or other provision to the Asbestos PD Trust of any of the Asbestos PD Insurance Rights; (D) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with (1) the Subject Asbestos Insurance Policies to which the Asbestos PD Insurance Rights relate and/or (2) any settlement, coverage-in-place, insurance, reinsurance or other agreement relating to any of those Subject Asbestos Insurance Policies, together with any and all related Damages; and (E) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with any insurance policy issued by any captive insurance Subsidiary of MII, including the Creole 1979 Year Policy, to the extent such Claims arise out of, result from or are attributable to, directly or indirectly, Asbestos PD Trust Claims, together with any and all related Damages. If there shall be pending any Claim against the Asbestos PD Trust for indemnification under this Section 3.2(b), the Asbestos PD Trust shall maintain sufficient assets (as determined in good faith by the trustees of the Asbestos PD Trust) to fund any payments in respect of that Claim for indemnification.

(c)    From and after the Effective Date, the Apollo/Parks Township Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of (i) the B&W Entities, (ii) the respective past, present and future parent Entities and Subsidiaries of each of the B&W Entities, (iii) the respective past, present and future Representatives of the Entities described in the foregoing clauses (i) and (ii) of this Section 3.2(c) and (iv) the MII Indemnified Parties from and against: (A) any and all Released Claims (whether or not brought by or through any of the Chapter 11 Debtors or any of their respective estates), to the extent they are channeled (or purported to be channeled) to the Apollo/Parks Township Trust as contemplated by the Plan of Reorganization and the Apollo/Parks Township Channeling Injunction, together with any and all related Damages; (B) any and all Damages relating to Claims purported to be covered by the Apollo/Parks Township Channeling Injunction, to the extent such Claims are brought in jurisdictions outside the United States of America or are not otherwise, for any reason, subject to the Apollo/Parks Township Channeling Injunction; (C) any and all Claims or Damages arising out of, resulting from or attributable to, directly or indirectly, the assignment, transfer or other provision to the Apollo/Parks Township of any of the Debtors’ Apollo/Parks Township Insurance Rights; (D) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with (1) the Apollo/Parks Township Insurance Policies and/or (2) any settlement, coverage-in-place, insurance, reinsurance or other agreement relating to any of the Apollo/Parks Township Insurance Policies, together with any and all related Damages; and (E) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with any insurance policy issued by any captive insurance Subsidiary of MII, including the Creole 1979 Year Policy, to the extent such Claims arise out of, result from or are attributable to, directly or indirectly, Apollo/Parks Township Claims, together with any and all related Damages. If there shall be pending any Claim against the Apollo/Parks Township Insurance Trust for indemnification under this Section 3.2(c), the Apollo/Parks Township Trust shall maintain sufficient assets (as determined in good faith by the trustees of the Apollo/Parks Township Trust) to fund any payments in respect of that Claim for indemnification.

(d)    From and after the Effective Date, the B&W Entities shall, jointly and severally, protect, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of the MII Indemnified Parties from and against: (i) any and all of the Released Claims (whether or not brought by or through any of the Chapter 11 Debtors or any of their respective estates), together with any and all related Damages; (ii) any and all Claims that may arise out of or result from, or may be attributable to, the ownership or operation of B&W’s foundry facility in Barberton, Ohio, other than (A) the Pending Ohio Workers’ Compensation Claims and (B) with respect to each MII Captive Insurance Company, if the ACC and the FCR do not make the Captive Insurance Company Formation Election, any Claim with respect to which such MII Captive Insurance Company will remain obligated pursuant to the provisions of Section 2.3; (iii) any and all Claims described in Section 3.2(b) or (c), together with any and all related Damages; and (iv) except as provided in Section 2.3 in the event the ACC and the FCR do not make the Captive Insurance Company Formation Election, any and all other Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with any insurance policy issued by any captive insurance Subsidiary of MII, including the Creole 1979 Year Policy, to the extent such Claims arise out of, result from or are attributable to, directly or indirectly, the business or operations of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), together with any and all related Damages. To the extent any provision of any existing agreement between or among any of the B&W Entities, on the one hand, and any of the MII Indemnified Parties, on the other hand, is inconsistent with any of the release or indemnification provisions of this Agreement, such provision of such other agreement is hereby superseded.

ARTICLE IV

RELEASE AND INDEMNIFICATION FROM DEBTOR-RELATED

CONTINGENT LIABILITIES

Section 4.1    Termination or Replacement of Debtor-Related Contingent Liability Arrangements.  Subject to the satisfaction (or waiver by the appropriate party or parties) of the conditions set forth in Article VI, the Chapter 11 Debtors shall, and shall cause the other B&W Entities to, use their best efforts to terminate or replace, as of the Effective Date or as promptly as practicable thereafter, each of the Debtor-Related Contingent Liability Arrangements. If the B&W Entities are unable to terminate or replace any of the Debtor-Related Contingent Liability Arrangements as of the Effective Date, B&W will cause letters of credit to be issued to MII (or, as applicable, the Subsidiaries of MII that are directly or contingently liable with respect thereto) by one or more financial institutions reasonably acceptable to MII to provide, in each case, MII (or, as applicable, its Subsidiaries) with prompt cash reimbursement, in full, in the event of any draw, cash call or other event giving rise to any payment obligation on the part of MII or any of its Subsidiaries with respect to any such letters of credit, bonds or guarantees, for so long as such letters of credit, bonds or guarantees remain outstanding or in effect; provided, however, that, the aggregate face amount of such letters of credit outstanding at any time will not be required to exceed $75 million (the “L/C Cap Amount”); provided, further, that:

(i)

at B&W’s election, B&W may satisfy this obligation by providing cash collateral in an amount up to the L/C Cap Amount (pursuant to cash escrow arrangements in form and substance reasonably acceptable to MII) in lieu of letters of credit (with each dollar of cash collateral so provided being a one dollar reduction of the aggregate face amount of the letters of credit required pursuant to this Section 4.1); and

if B&W elects to satisfy this obligation by providing cash collateral, it may do so by causing B&W Canada Ltd. (a subsidiary of B&W) to provide some or all of the cash collateral in Canadian dollars to the extent that providing such cash collateral in Canadian dollars would not give rise to any adverse tax consequences to any of the MII Indemnified Parties, provided that any amount of cash collateral provided in Canadian dollars will, as of any given date, be deemed to be equal to the amount of U.S. dollars into which such Canadian dollars could be converted based on the noon buying rate in New York City for cable transfers in Canadian dollars for the immediately preceding day, as certified for customs purposes by the Federal Reserve Bank of New York; and

(ii)	from and after January 1, 2009, the L/C Cap Amount shall be the lesser of:

(A)	$75 million; or

(B)	an amount equal to the sum of (1) the aggregate face amount of all letters of credit, surety bonds and performance, payment, advance payment and retention bonds that are outstanding as of December 31, 2008 and that constitute Debtor-Related Contingent Liability Arrangements and (2) the aggregate amount of Claims that, as of December 31, 2008, have been asserted or threatened in writing by third parties in respect of any other Debtor-Related Contingent Liability Arrangements, to the extent those Claims have not been resolved as of such date;

provided, however, that, if the December 31, 2008 Adjusted Equity Value of B&W is less than the Effective Date Equity Value of B&W, then in no event will the L/C Cap Amount be reduced pursuant to the provisions of this clause (ii) to an amount that is less than the amount determined by subtracting from $75 million the product of:

(A)	$75 million; and

(B)	the amount determined by dividing (1) the December 31, 2008 Adjusted Equity Value of B&W by (2) the Effective Date Equity Value of B&W.

Section 4.2    Indemnification with Respect to Debtor-Related Contingent Liability Arrangements.  The Asbestos PI Trust and the B&W Entities will, jointly and severally, indemnify and hold harmless MII and each of the other MII Indemnified Parties from and against any and all Claims and any and all losses, costs, Damages or expenses whatsoever (including reasonable attorneys’ fees) that any of them may sustain, suffer or incur after the Effective Date and that result from, arise out of or relate to any of the Debtor-Related Contingent Liability Arrangements (any such Claims, losses, costs, Damages or expenses being “Debtor-Related Contingent Liability Damages”); provided, however, that (i) the Asbestos PI Trust’s indemnification obligation with respect to any Debtor-Related Contingent Liability Damages pursuant to this Section 4.2 shall be (i) subject to the condition that MII or one or more of the MII Indemnified Parties shall have provided notice to B&W and the Asbestos PI Trust of such Debtor-Related Contingent Liability Damages and B&W shall not have fully reimbursed (or shall not have caused one of its Subsidiaries to fully reimburse) the applicable MII Indemnified Party or Parties for, or funded the payment in full by the applicable MII Indemnified Party or Parties of, such Debtor-Related Contingent Liability Damages within 10 days of such notice and (ii) the aggregate obligations of the Asbestos PI Trust pursuant to this Section 4.2 shall be limited to an amount equal to the aggregate of (A) the aggregate Per Share Present Value of the Shares as of the Effective Date and (B) $92 million.

ARTICLE V

MUTUAL RELEASE OF INTERCOMPANY ACCOUNTS

AND OTHER CLAIMS

Section 5.1    Mutual Release of Pre-Petition Intercompany Accounts and Claims.  Subject to the satisfaction (or waiver by the appropriate party or parties) of the conditions set forth in Article VI, effective as of the Effective Date: (a) MII, MI and BWICO (for themselves and their respective Subsidiaries (other than the B&W Entities)) hereby release the Chapter 11 Debtors and the other B&W Entities from any and all pre-petition accounts receivable, notes receivable, debts, liabilities, Damages and obligations owed by any of the Chapter 11 Debtors or any of the other B&W Entities to MII or any of its Subsidiaries (other than the B&W Entities) and any and all Claims, demands, actions or causes of action, suits, judgments and controversies of any kind whatsoever of MII or any of its Subsidiaries (other than the B&W Entities) against any of the Chapter 11 Debtors or any of the other B&W Entities, in each case whether at law or in equity, known or unknown; and (b) in addition to the releases effected pursuant to Section 3.1, the Chapter 11 Debtors (for themselves and the other B&W Entities) hereby release the MII Indemnified Parties from any and all pre-petition accounts receivable, notes receivable, debts, liabilities, Damages and obligations owed by any of the MII Indemnified Parties to any of the Chapter 11 Debtors or any of the other B&W Entities and any and all Claims, demands, actions or causes of action, suits, judgments and controversies of any kind whatsoever of any of the Chapter 11 Debtors or any of the other B&W Entities against any of the MII Indemnified Parties, in each case whether at law or in equity, known or unknown, including, in the case of each of clause (a) and clause (b) of this sentence, any liabilities, obligations, Claims, demands, actions or causes of action, suits, judgments or controversies based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful or wanton misconduct of any of the Entities being released hereby or any conduct for which any of the Entities being released hereby may be deemed to have strict liability under any applicable law; provided, however, that the releases set forth in this Section 5.1 shall not have any effect on:

(i)    any amounts owed to MI under the Support Services Agreement;

(ii)    any amounts owed under the Tax Allocation Agreement by any party to that agreement to any other party to that agreement;

(iii)    any amounts owed by any of the Chapter 11 Debtors to any of MII, MI or BWICO under any of the Amended and Restated Indemnification and Reimbursement Agreements;

(iv)    any Claims (whether for indemnification, contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities in respect of warranty claims, breach of contract claims or similar claims, in any case, initiated by a customer and arising out of, resulting from or attributable to actions by or omissions of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries prior to the Effective Date (including any warranty or indemnification Claim relating to work performed for Northland Power Iroquois Falls Partnership in connection with the design and construction of a cogeneration plant in Iroquois Falls, Ontario, Canada);

(v)    any Claims (whether for indemnification, contribution or otherwise) by any of the B&W Entities against MII or any of its Subsidiaries (other than (A) the Excluded Former Subsidiaries, in each case with respect to Claims that relate to periods prior to the date it was incorporated, and (B) the B&W Entities) in respect of warranty claims, breach of contract claims or similar claims, in any case, initiated by a customer and arising out of, resulting from or attributable to actions by or omissions of MII or any of its Subsidiaries (other than the B&W Entities);

(vi)    any Claim (whether for contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities, the Asbestos PI Trust or the Asbestos PD Trust in respect of any premises liability or other independent liability arising out of, resulting from or attributable to, directly or indirectly, exposure to products, equipment or materials completed, products, equipment or materials in the process of construction or products, equipment or materials engineered, designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed or used at any time by B&W or any of its past or present Subsidiaries (other than the Excluded Former Subsidiaries), any predecessor of B&W or any of its past or present Subsidiaries, or any other Entity for whose products or operations any of the B&W Entities allegedly has liability or is otherwise liable, including any such Claim (A) for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages or (B) for reimbursement, indemnification, subrogation and contribution at any time, which Claims shall be fully preserved and remain viable after the Effective Date; or

(vii)    any accounts receivable, notes receivable, debts, liabilities, obligations, claims, demands, actions, causes of action, suits, judgments or controversies that are specifically established or preserved by, specifically disposed of by or otherwise the specific subject of any other provision of this Agreement or any provision of the Plan of Reorganization, the Tax Separation Agreement, the Transition Services Agreement, the Intellectual Property Agreements or (if the ACC and the FCR make the Captive Insurance Company Formation Election) the Captive Insurance Company Formation Agreement;

provided, further, that the releases set forth in this Section 5.1 shall also not have any effect on: (A) any defenses any of the B&W Entities may have with respect to any of the Claims referred to in clause (iv) of this Section 5.1; or (B) any defenses any of the MII Indemnified Parties may have with respect to any of the Claims referred to in clause (v) of this Section 5.1.

Section 5.2    Cash Settlement of Post-Petition Intercompany Accounts.  Promptly after the Effective Date, the MII Entities, on the one hand, and the B&W Entities, on the other hand, shall: (i) complete a cash settlement of the post-petition intercompany accounts and notes between them (in each case, the cash settlement will be an amount in cash equal to the amount of the intercompany account, as reflected on the respective books and records of the MII Entities and the B&W Entities), other than (A) the Volund Note, which will be marked “cancelled” and returned to B&W and treated for all purposes as indebtedness that has been forgiven by BWIICO, (B) any amounts owed by any of the B&W Entities to MI under the Support Services Agreement, which amounts will be collectible under the provisions of the Transition Services Agreement, and (C) any amounts owed by any of the MII Entities to any of the B&W Entities or owed by any of the B&W Entities to any of the MII Entities under the Tax Allocation Agreement, which amounts will be collectible or otherwise disposed of as provided under the provisions of the Tax Separation Agreement; provided, however, that, for purposes of this clause (i), any amounts that have actually been paid by B&W (and for which B&W has not been provided reimbursement by one or more of the MII Entities) to National Economic Research Associates, Inc., in connection with the expert testimony provided by Dr. Frederick Dunbar in the litigation proceedings with respect to the 1998 Transfers, shall be treated as an intercompany account receivable owed to B&W by BWICO; and (ii) enter into a mutual release that will evidence the release of any other debts, liabilities, Damages, obligations, Claims, demands, actions or causes of action arising during the period from February 22, 2000 through the Effective Date, including any based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful or wanton misconduct of any of the Entities being so released or any conduct for which any of the Entities being so released may be deemed to have strict liability under any applicable law. Notwithstanding the provisions of clause (ii) of the immediately preceding sentence, the mutual release to be entered into pursuant to this Section 5.2 shall not have any effect on:

(i)    any amounts owed to MI under the Support Services Agreement;

(ii)    any amounts owed under the Tax Allocation Agreement by any party to that agreement to any other party to that agreement;

(iii)    any amounts owed by any of the Chapter 11 Debtors to any of MII, MI or BWICO under any of the Amended and Restated Indemnification and Reimbursement Agreements;

(iv)    any Claims (whether for indemnification, contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities in respect of warranty claims, breach of contract claims or similar claims, in any case, initiated by a customer and arising out of, resulting from or attributable to actions by or omissions of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries prior to the Effective Date (including any warranty or indemnification Claim relating to work performed for Northland Power Iroquois Falls Partnership in connection with the design and construction of a cogeneration plant in Iroquois Falls, Ontario, Canada);

(v)    any Claims (whether for indemnification, contribution or otherwise) by any of the B&W Entities against MII or any of its Subsidiaries (other than (A) the Excluded Former Subsidiaries, in each case with respect to Claims that relate to periods prior to the date it was incorporated, and (B) the B&W Entities) in respect of warranty claims, breach of contract claims or similar claims, in any case, initiated by a customer and arising out of, resulting from or attributable to actions by or omissions of MII or any of its Subsidiaries (other than the B&W Entities);

(vi)    any Claim (whether for contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities, the Asbestos PI Trust or the Asbestos PD Trust in respect of any premises liability or other independent liability arising out of, resulting from or attributable to, directly or indirectly, exposure to products, equipment or materials completed, products, equipment or materials in the process of construction or products, equipment or materials engineered, designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed or used at any time by B&W or any of its past or present Subsidiaries (other than the Excluded Former Subsidiaries), any predecessor of B&W or any of its past or present Subsidiaries, or any other Entity for whose products or operations any of the B&W Entities allegedly has liability or is otherwise liable, including any such Claim (A) for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages or (B) for reimbursement, indemnification, subrogation and contribution at any time, which Claims shall be fully preserved and remain viable after the Effective Date; or

(vii)    any accounts receivable, notes receivable, debts, liabilities, obligations, claims, demands, actions, causes of action, suits, judgments or controversies that are specifically established or preserved by, specifically disposed of by or otherwise the specific subject of any other provision of this Agreement (including the indemnification provisions of Sections 3.2 and 4.2) or any provision of the Plan of Reorganization, the Tax Separation Agreement, the Transition Services Agreement, the Intellectual Property Agreements or (if the ACC and the FCR make the Captive Insurance Company Formation Election) the Captive Insurance Company Formation Agreement;

it being understood that the releases to be provided pursuant to this Section 5.2 shall also not have any effect on: (A) any defenses any of the B&W Entities may have with respect to any of the Claims referred to in clause (iv) of this sentence; or (B) any defenses any of the MII Indemnified Parties may have with respect to any of the Claims referred to in clause (v) of this sentence.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE SETTLEMENT

Section 6.1    Conditions to the Obligations of Each Party.  The obligation of each party hereto to take the actions contemplated to be taken by that party under this Agreement is subject to the satisfaction on or before the Effective Date, or the written waiver by that party under Section 10.2, of each of the following conditions:

(i)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or otherwise interfering with the consummation of the settlement contemplated by this Agreement shall be in effect;

(ii)    Effectiveness of Asbestos PI Channeling Injunction. The Plan of Reorganization shall contain all provisions necessary under Section 524(g) of the Bankruptcy Code to implement the Asbestos PI Channeling Injunction to the fullest extent possible under Section 524(g) of the Bankruptcy Code; and the Asbestos PI Channeling Injunction shall be in full force and effect; and

(iii)    No Legal Prohibitions. No Governmental Authority shall have enacted, promulgated, issued, adopted, decreed or otherwise implemented any law, statute, order, rule, regulation, judgment, decree, award or other governmental requirement that prohibits or restricts in any material respect the consummation of the settlement contemplated by this Agreement.

Section 6.2    Conditions to the Obligations of the Chapter 11 Debtors.  The obligations of the Chapter 11 Debtors with respect to the actions contemplated to be taken by them under this Agreement are subject to the satisfaction on or before the Effective Date, or the written waiver by the Chapter 11 Debtors under Section 10.2, of (i) all the conditions set forth in Section 6.1 and (ii) all the following conditions:

(A)	Delivery of Documents by MII, MI and BWICO. MII, MI and BWICO shall have delivered to B&W:

(1)	the Tax Separation Agreement, duly executed and delivered by MI;

(2)	the Transition Services Agreement, duly executed and delivered by MI;

(3)	if the ACC and the FCR make the Captive Insurance Company Formation Election, the Captive Insurance Company Formation Agreement, duly executed and delivered by MII; and

(4)	the Intellectual Property Agreements to which either or both of BWXT and MTI are parties, duly executed by BWXT and MTI, as applicable.

(B)	International Joint Ventures. MII shall have caused BWIICO to transfer, or commit to transfer as promptly as practicable after the Effective Date, all of BWIICO’s equity interests in each of the International Joint Ventures to a Subsidiary of B&W to be designated by B&W (or, in the absence of such designation, to B&W) pursuant to transfer documentation that shall contain no representations or warranties or provisions for indemnification.

Section 6.3    Conditions to the Obligations of MII, MI and BWICO.  The obligations of MII, MI and BWICO with respect to the actions contemplated to be taken by them under this Agreement are subject to the satisfaction on or before the Effective Date, or the written waiver by MII, MI and BWICO under Section 10.2, of (i) all the conditions set forth in Section 6.1 and (ii) all the following conditions:

(A)	Delivery of Documents by the Chapter 11 Debtors. The Chapter 11 Debtors shall have delivered to MII:

(1)	the Tax Separation Agreement, duly executed and delivered by B&W;

(2)	the Transition Services Agreement, duly executed and delivered by B&W;

(3)	if the ACC and the FCR make the Captive Insurance Company Formation Election, the Captive Insurance Company Formation Agreement, duly executed and delivered by B&W; and

(4)	the Intellectual Property Agreements to which any one or more of the B&W Entities are parties, duly executed by the applicable B&W Entities.

(B)	Approval of MII’s Board of Directors and Stockholders. This Agreement, and the settlement contemplated by this Agreement, shall have been duly approved by (i) the Board of Directors of MII and (ii) a majority of the voting power of the outstanding shares of MII Common Stock present in person or represented by proxy at the MII Special Meeting of Stockholders (and the total number of shares for which votes shall have been cast at the MII Special Meeting of Stockholders on the proposal to approve this Agreement and the settlement contemplated by this Agreement shall have represented at least 50% of the voting power of all the outstanding shares of MII Common Stock entitled to vote on such proposal).

(C)	Letters of Credit. The letters of credit (or cash collateral in lieu thereof) required to be provided to MII and/or its Subsidiaries pursuant to the provisions of Section 4.1 shall have been provided as so required.

Section 6.4    Conditions to the Obligations of the Asbestos PI Trust.  The obligation of the Asbestos PI Trust with respect to the actions contemplated to be taken by it under this Agreement is subject to the satisfaction on or before the Effective Date, or the written waiver by the Asbestos PI Trust under Section 10.2, of (i) all the conditions set forth in Section 6.1 and (ii) all the following conditions:

(A)	Delivery of Documents. The Chapter 11 Debtors, MII, MI and BWICO shall have delivered to the Asbestos PI Trust:

(1)	a copy of the Tax Separation Agreement, duly executed and delivered by B&W and MI;

(2)	a copy of the Transition Services Agreement, duly executed and delivered by B&W and MI;

(3)	if the ACC and the FCR make the Captive Insurance Company Formation Election, a copy of the Captive Insurance Company Formation Agreement, duly executed by each of the parties thereto; and

(4)	copies of the Intellectual Property Agreements, duly executed and delivered by each of the parties thereto.

(B)	International Joint Ventures. The condition set forth in Section 6.2(ii)(B) shall have been satisfied.

(C)	NYSE Listing. The NYSE shall have approved the shares of MII Common Stock to be issued pursuant to Section 2.1 for listing on the NYSE, subject to official notice of issuance.

ARTICLE VII

PROVISIONS RELATING TO THE SHARES

Section 7.1    Restrictions on Resale.  Except as permitted pursuant to this Article VII, the Asbestos PI Trust will not, without the prior written consent of MII, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Shares or any securities convertible into or exchangeable or exercisable for the Shares, or publicly announce its intention to do any of the foregoing; or

(ii)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares;

whether any such transaction described in either of the foregoing clauses is to be settled by delivery of shares of MII Common Stock or other securities, in cash or otherwise.

Section 7.2    Underwritten Offer Demand Right and Dribble-Out Provisions.

(a)    Except pursuant to the provisions of Section 7.4, none of the Shares may be sold in the first year after the Effective Date.

(b)    Subject to the provisions of Section 7.5, the Asbestos PI Trust shall have the right (exercisable by written notice from the trustees of the Asbestos PI Trust delivered to MII at any time prior to the date which is 60 days prior to the third anniversary of the Effective Date) to request that MII cooperate with the Asbestos PI Trust to effect a single offering of all or part of the Shares held by the Asbestos PI Trust to the public pursuant to an underwriting arrangement with the Designated Broker or one or more investment banking firms mutually agreed on by the trustees of the Asbestos PI Trust and MII (the “Demand Right”), and, following the Asbestos PI Trust’s exercise of the Demand Right (and subject to the other provisions of this Article VII), MII shall provide the Asbestos PI Trust with such reasonable cooperation as shall be necessary to effect the offering contemplated thereby; provided, however, that the number of Shares to be offered pursuant to the Demand Right shall not, in any event, be less than the amount equal to (i) 1,000,000 multiplied by (ii) the Conversion Factor (determined as of the time of MII’s receipt of the notice referred to in this sentence). If the trustees of the Asbestos PI Trust elect to withdraw from or terminate the underwritten offering following their delivery of the notice contemplated by the immediately preceding sentence, the delivery of that notice will not constitute the exercise of the single Demand Right if the trustees’ determination to withdraw from or terminate that offering (i) follows the exercise by MII of any of its rights under Section 7.5(a) or (b) or (ii) results from a subsequent material adverse change in the business, financial condition or results of operations of MII and its Subsidiaries taken as a whole. In connection with the exercise of the Demand Right, the Asbestos PI Trust will (i) pay any and all out-of-pocket costs and expenses, including SEC registration fees (if applicable) and underwriting discounts and commissions, relating thereto and (ii) execute customary underwriting agreements, questionnaires and other documents as are required by the underwriter or underwriters.

(c)    Subject to the provisions of Section 7.5, during the period from the first anniversary of the Effective Date through the third anniversary of the Effective Date, the number of Shares that may be sold by the Asbestos PI Trust in any three-month period (in addition to any Shares that may be sold pursuant to the Demand Right) shall be limited to the same extent as if the volume limitations established by Rule 144 under the Securities Act of 1933 (as currently in effect) were applicable to the Shares during those periods. Any sales of the Shares in accordance with the immediately preceding sentence may be sold only in brokerage transactions through the Designated Broker. The limitations on sales described in this paragraph will not be applicable to (and any computations made in connection with these limitations will exclude) any sales of Shares made pursuant to the exercise of the Demand Right or the piggyback rights set forth in Section 7.4 or pursuant to any waiver granted by MII under Section 7.6.

(d)    From and after the third anniversary of the Effective Date, the Shares may be freely sold or otherwise transferred by the Asbestos PI Trust, except that (i) the number of Shares that may be sold or transferred by the Asbestos PI Trust in the public market on any single day may not exceed the amount equal to (A) 500,000 multiplied by (B) the Conversion Factor (determined as of the time of such sale or transfer) and (ii) the provisions of Section 7.3 shall remain applicable. Upon the transfer of any of the Shares pursuant to this Section 7.2(d), such transferred Shares shall be free and clear of the restitutions set forth in this Agreement.

Section 7.3    Right of First Refusal.  The Asbestos PI Trust shall provide MII with at least five days’ prior notice of any sale transaction or series of related sale transactions under the provisions of Section 7.2 that involve a number of Shares in excess of the amount equal to (i) 100,000 multiplied by (ii) the Conversion Factor (determined as of the time of MII’s receipt of the notice referred to in this sentence), which notice shall set forth the sales price and the other material terms of the sale transaction or series of related transactions. MII will then have the option, exercisable at any time prior to the fifth day following its receipt of such notice, to purchase any of the Shares proposed to be sold as set forth in such notice, at the sales price set forth in such notice. If MII makes an offer with respect to any of the Shares offered for sale in accordance with the foregoing provisions, the MII Price Guaranty Obligation (as defined below) with respect to those Shares will be extinguished, regardless of whether that offer is accepted by the Asbestos PI Trust.

Section 7.4    Piggyback Rights.  If MII proposes to complete an Eligible Offering, MII will offer the Asbestos PI Trust an opportunity to participate in that offering by including Shares in that offering. MII will have the right to determine the aggregate size of each Eligible Offering and to limit the number of Shares to be included in that offering to a number it determines, in its discretion, if the lead managing underwriter selected by MII for that offering determines that marketing factors render necessary or advisable a limitation on the number of Shares to be included in that offering. MII will also have the right, in connection with each Eligible Offering, to determine whether to proceed with or terminate the offering at any time and to select the underwriter or underwriters for the offering. In connection with its participation in any Eligible Offering, unless MII terminates the Eligible Offering (as contemplated by the immediately preceding sentence), the Asbestos PI Trust will be required to (i) pay its proportionate share of any out-of-pocket costs and expenses, including SEC registration fees and underwriting discounts and commissions, and (ii) execute customary underwriting agreements, questionnaires and other documents as are required by the underwriter or underwriters.

Section 7.5    Market Standoff.

(a)    MII will be entitled to defer the offering of Shares pursuant to the Demand Right for a period of up to 90 days after it receives the notice of exercise with respect thereto if it furnishes to the trustees of the Asbestos PI Trust a certificate signed by the Chief Executive Officer of MII stating that, in the good faith judgment of the Board of Directors of MII, it would cause a material adverse effect on MII, or on MII’s ability to consummate a planned transaction, if that offering were to be made and it is therefore beneficial to defer that offering. MII will promptly give notice to the trustees of the Asbestos PI Trust at the end of any delay period it initiates pursuant to this Section 7.5(a).

(b)    If, at the time of the exercise of the Demand Right pursuant to the provisions described in Section 7.2, MII has fixed plans to file within 90 days a registration statement for the public offering and sale of any of its securities under the Securities Act of 1933, as amended, MII will be entitled to defer the offering pursuant to the exercise of the Demand Right until 180 days after the effective date of that registration statement if, after it receives the notice of exercise from the trustees of the Asbestos PI Trust, it (i) furnishes to the trustees of the Asbestos PI Trust a written notice of that intent, (ii) files that registration statement within that 90-day period and (iii) affords the Asbestos PI Trust the right to participate in that public offering pursuant to, and subject to, the provisions described in Section 7.4.

(c)    If, at any time prior to the third anniversary of the Effective Date, MII engages in an Eligible Offering or any other capital raising transaction and provides the Asbestos PI Trust with a written notice of such offering or transaction, the Asbestos PI Trust will not sell any of the Shares pursuant to the dribble-out provisions set forth in Section 7.2(c) for a period (i) beginning on the latter of (A) the date the Asbestos PI Trust receives such notice and (B) the date that is ten days prior to the circulation of a “prospectus subject to completion” or preliminary offering circular for that Eligible Offering or capital raising transaction and (ii) ending on such date as the lead managing underwriter, placement agent or financial advisor for such offering or transaction shall require; provided that such period does not extend beyond the 180th day following the closing of such offering or transaction; provided, further, that this provision shall not be applicable to any Shares to be sold in such Eligible Offering.

Section 7.6    Waivers.  MII may, in its sole discretion, waive the restrictions set forth in this Article VII in whole or in part and at any time and from time to time, in order to permit the Asbestos PI Trust to sell Shares over and above the amounts otherwise permitted. Any such waiver must be in writing.

Section 7.7    Restrictive Legend.  The certificates evidencing the Shares will bear a legend indicating that their transfer is restricted as provided in this Article VII.

Section 7.8    Other Requirements and Restrictions.  The Asbestos PI Trust will timely make all filings with respect to the Shares on Schedule 13D under the Exchange Act. Neither the Asbestos PI Trust nor any of the trustees of the Asbestos PI Trust will form or otherwise become a member of a “group” (within the meaning set forth in Section 13(d)(3) of the Exchange Act) with any other person or other Entity to (i) become a “participant” in any “election contest” relating to the election of MII’s directors or in any “solicitation” of “proxies” (as those terms are defined in Regulation 14A of the Exchange Act) or (ii) otherwise act to control or influence the management, Board of Directors or policies of MII.

Section 7.9    Price Guaranty.

(a)    With respect to any Price Guaranteed Shares, MII will guarantee the Asbestos PI Trust a settlement value equal to the Guaranteed Share Value per share (such guaranty obligation of MII is referred to herein as the “MII Price Guaranty Obligation”). The aggregate amount of the MII Price Guaranty Obligation payable by MII will be equal to (i) the excess, if any, of (A) the Guaranteed Share Value over (B) the Current Per Share Value multiplied by (ii) the aggregate number of Price Guaranteed Shares (such amount being the “Guaranty Settlement Amount”).

(b)    MII will satisfy its obligation with respect to the Guaranty Settlement Amount in cash or by delivering unregistered shares of MII Common Stock (valued for this purpose at the Current Per Share Value). Such settlement will be completed on the third business day following the third anniversary of the Effective Date.

(c)    If MII elects to satisfy its obligation with respect to the Guaranty Settlement Amount in shares of MII Common Stock, in no event will MII be required to issue more than the Maximum Share Amount, which issuance will be in full and final satisfaction of the Guaranty Settlement Amount.

(d)    The MII Price Guaranty Obligation will terminate as to all Shares if the Asbestos PI Trust commits a material breach of its obligations under Section 7.1 or if the Asbestos PI Trust or B&W breaches, in any material respect, any of its indemnification obligations to any of the MII Indemnified Parties under the Plan of Reorganization and fails to cure such breach within 10 days following delivery of written notice of such breach to the Asbestos PI Trust.

Section 7.10    Representation Regarding Listing.  MII hereby represents and warrants that shares of MII Common Stock (which are of the same class as the shares to be delivered to the Asbestos PI Trust pursuant to this Agreement on the Effective Date) are currently listed on the NYSE.

ARTICLE VIII

PROVISIONS RELATING TO THE NOTES

Section 8.1    General.  The Notes will be in the original aggregate principal amount of $92 million. The Notes will be general unsecured obligations of the maker and will bear interest at the rate of 7.5% per annum on the outstanding principal balance thereof. The Notes will not contain any restrictive covenants or change-of-control provisions. The Notes will have customary nonpayment and bankruptcy-related event of default provisions. The Notes will be subject to prepayment at any time at the option of the maker, without any premium or prepayment penalty. The Notes will not be assignable or otherwise transferable.

Section 8.2    Payments.  The Notes will provide for (i) annual payments of principal in an amount equal to the amount obtained by dividing $92 million by 11, rounded to the nearest whole cent, with such payments to be due and payable on each anniversary of the Effective Date, beginning with the first anniversary of the Effective Date, until the final maturity of the Notes on the eleventh anniversary of the Effective Date (or, if any such day is not a business day, the next following business day) (each such date being a “Payment Date”) and (ii) annual payments of accrued interest (in arrears) on each Payment Date.

ARTICLE IX

SET-OFF PROVISIONS

Section 9.1    General.  If and to the extent the Asbestos PI Trust becomes obligated to make any reimbursement or other payment to MII or any other MII Indemnified Party under this Agreement (including pursuant to Section 4.2), subject to the provisions of Section 4.2 (if applicable), MII or such other MII Indemnified Party may elect, in lieu of receiving cash for all or any part of that indemnification obligation, to obtain from the Asbestos PI Trust a return of Shares then held by the Asbestos PI Trust or a reduction in the principal amount of and/or accrued interest on the Notes then outstanding (or any combination of the foregoing). For purposes of applying amounts toward the reduction of any such indemnification obligation, (i) any Shares returned pursuant to this Section 9.1 will be valued at the Per Share Present Value as of the date such Shares are so returned and (ii) any reduction in the principal amount of or accrued interest on the Notes pursuant to this Section 9.1 will be on a dollar-for-dollar basis and will be applied first to reduce the next succeeding payment and then to each subsequent payment in the order of their respective due dates.

Section 9.2    Legends.  The certificates representing the Shares and the Notes will bear legends and other provisions indicating that those securities are subject to set-off as provided in Section 9.1.

ARTICLE X

GENERAL PROVISIONS

Section 10.1    Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall be binding on each of the parties hereto and their respective successors and assigns. In addition, the Plan of Reorganization shall provide that this Agreement is binding on the Reorganized Debtors. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and will be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties hereto agree that, in the event of a sale or transfer of all or a substantial part of the assets (in a single or series of transactions) of any Entity that has any obligations hereunder is effected at any time after the Effective Date, the documentation providing for such sale or transfer shall provide for an express assumption by the purchaser or the transferee of such assets of those obligations (provided that such assumption shall not relieve the selling or transferring Entity of its obligations hereunder without the prior written consent of the parties entitled to the benefits of those obligations). This Agreement is not intended, and shall not be construed, deemed or interpreted, to confer on any person or other Entity not a party hereto any rights or remedies hereunder, except as otherwise provided expressly herein.

Section 10.2    Entire Agreement; Amendment; Waivers.  This Agreement, the Plan of Reorganization and the documents to be delivered under this Agreement or the Plan of Reorganization shall constitute the entire agreement and understanding among the parties to this Agreement with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement. Except as Section 10.9 contemplates, this Agreement may not be amended or modified, and no provision hereof may be waived, except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification or waiver is sought. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

Section 10.3    Termination of This Agreement.  (a) This Agreement may be terminated at any time prior to the Effective Date solely:

(i) by the mutual written consent of the parties hereto; or

(ii) by MII if, at the MII Special Meeting of Stockholders, the stockholder approval contemplated by Section 6.3 shall not have been obtained.

(b)    If this Agreement is terminated under Section 10.3(a), there shall be no liability or obligation under this Agreement on the part of any party hereto.

Section 10.4    No Admissions.  This Agreement does not constitute, and shall not be construed, interpreted or otherwise read to constitute any admission by any of the Chapter 11 Debtors or the MII Entities with respect to any alleged asbestos-related liabilities arising out of, resulting from or attributable to the business or operations of the B&W Entities or their respective predecessors.

Section 10.5    Notices.  All notices required or permitted under this Agreement must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if deposited with the United States Postal Service (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties, at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance with this Section 10.5):

(A)	if to any of the Chapter 11 Debtors, addressed to it at:

20 S. Van Buren Avenue

Barberton, Ohio 44203

Attention: David L. Keller

Facsimile: (330) 860-1057

with copies (which will not constitute notice for purposes of this Agreement) to:

Kirkland & Ellis

Citicorp Center

153 E. 53rd Street

New York, New York 10022-4675

Attention: Theodore L. Freedman, Esq.

Facsimile: (212) 446-4900

(B)	If to MI, MII, BWICO or BWXT:

1450 Poydras

New Orleans, Louisiana 70112-6050

Attention: John T. Nesser, Esq.

Facsimile: (504) 587-5657

with a copy (which shall not constitute notice for purposes of this Agreement) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002-4995

Attention: Ted W. Paris, Esq.

Facsimile: (713) 229-7738

(C)	if to the ACC, addressed to it at:

c/o Caplin & Drysdale, Chartered

399 Park Avenue, 27th Floor

New York, New York 10022

Attention: Elihu Inselbuch, Esq.

Facsimile: (212) 644-6755

with copies (which will not constitute notice for purposes of this Agreement) to:

Caplin & Drysdale, Chartered

One Thomas Circle, N.W., Suite 1100

Washington, D.C. 20005

Attention: Peter Van N. Lockwood, Esq.

Facsimile: (202) 429-3329

(D)	if to the FCR, addressed to him at:

Eric D. Green, Esq.

155 Federal Street

Boston, Massachusetts 02110

Facsimile: (617) 556-9900

with copies (which will not constitute notice for purposes of this Agreement) to:

Young Conaway Stargatt

& Taylor, LLP

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, Delaware 19899 Attention: James L. Patton, Jr., Esq.

Facsimile: (302) 571-1253

(E)	if to the Asbestos PI Trust, the Asbestos PD Trust or the Apollo/Parks Township Trust, to the trustees of such trust at the address for such trustees as shall be specified in the Asbestos PI Trust Agreement (as defined in the Plan of Reorganization), the Asbestos PD Trust Agreement (as defined in the Plan of Reorganization) or the Apollo/Parks Township Trust Agreement (as defined in the Plan or Reorganization), respectively.

Section 10.6    Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of Louisiana without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 10.7    Exercise of Rights and Remedies.  Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver. No right, remedy or election any term of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.

Section 10.8    Further Assurances.  From and after the Effective Date, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary under applicable laws and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement and to consummate, perform and make effective the settlement contemplated hereby. Without limiting the generality of the foregoing, on or after the Effective Date, (i) MII, MI and BWICO will, and will cause the other MII Entities to, execute and deliver such release documents as any of the Chapter 11 Debtors may reasonably request, and (ii) the Chapter 11 Debtors will, and will cause the other B&W Entities to, execute and deliver such release documents as any of the MII Entities may reasonably request, in each case in order to fully implement and effectuate the releases set forth in or contemplated by the provisions of Article V.

Section 10.9    Reformation and Severability.  If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby, it being intended by each party hereto that all the rights and privileges of all parties hereto will be enforceable to the fullest extent permitted by applicable law.

Section 10.10    Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written:

MCDERMOTT INTERNATIONAL, INC.

By:
Name:
Title:

MCDERMOTT INCORPORATED

By:
Name:
Title:

BABCOCK & WILCOX INVESTMENT COMPANY

By:
Name:
Title:

THE BABCOCK & WILCOX COMPANY

By:
Name:
Title:

DIAMOND POWER INTERNATIONAL, INC.

By:
Name:
Title:

AMERICON, INC.

By:
Name:
Title:

BABCOCK & WILCOX CONSTRUCTION CO., INC.

By:
Name:
Title:

THE ASBESTOS CLAIMANTS COMMITTEE

By:
Name:
Title:

THE LEGAL REPRESENTATIVE FOR FUTURE ASBESTOS-RELATED CLAIMANTS

By:
Name:
Title:

THE ASBESTOS PI TRUST

By:
Name:
Title:

THE ASBESTOS PD TRUST

By:
Name:
Title:

THE APOLLO/PARKS TOWNSHIP TRUST

By:
Name:
Title:

SCHEDULE 1.1(a)

[to come]

Schedule 1.1(b)

MII Indemnified Parties

Name	% Owned	Jurisdiction of Organization
B&W de Panama, Inc.	100	Panama
B&W SOFC G.P., Inc.	100	Delaware
B&W SOFC L.P., Inc.	100	Delaware
Babcock & Wilcox Asia Limited	100	Hong Kong
Babcock & Wilcox Beijing Company, Ltd.	50	China
Babcock & Wilcox China Investment Co., Inc.	100	Panama
Babcock & Wilcox HRSG Company	100	Delaware
Babcock & Wilcox International Investments Co., Inc.	100	Panama
Babcock & Wilcox Investment Company	100	Delaware
Barmada McDermott (L) Limited	30	Malaysia
Barmada McDermott Sdn. Bhd.	30	Malaysia
Bechtel B&W Idaho, LLC	33	Delaware
Brick Insurance Company, Ltd.	100	Bermuda
BWX Technologies, Inc.	100	Delaware
BWXT Federal Services, Inc.	100	Delaware
BWXT Hanford Company	100	Delaware
BWXT of Idaho, Inc.	100	Delaware
BWXT of Ohio, Inc.	100	Delaware
BWXT Pantex, L.L.C.	59	Delaware
BWXT Protec, Inc.	100	Delaware
BWXT Savannah River Company	100	Delaware
BWXT Services, Inc.	100	Delaware
BWXT Y-12, L.L.C.	51	Delaware
Chartering Company (Singapore) Pte. Ltd.	100	Singapore
Columbia Basin Ventures, LLC	18	Delaware
Construcciones Maritimas Mexicanas, S.A. de C.V.	49	Mexico
Creole Insurance Company, Ltd.	100	Bermuda
Deep Oil Technology, Inc.	50	California
Delta Catalytic (Holland) B.V.	100	Netherlands
Delta Hudson International, Inc.	100	Panama
DHEC Corporation	100	Texas
Diamond Power (Australia) Pty. Limited	50	Australia
Diamond Power Hubei Machine Company, Ltd.	50	China
DynMcDermott Petroleum Operations Company	30	Louisiana
Eastern Marine Services, Inc.	100	Panama
First Emirates Trading Corporation	100	United Arab Emirates
Global Energy -McDermott Limited	100	British Virgin Islands
Greenbank Terotech Pty. Limited	50	Australia
Halley & Mellowes Pty. Ltd.	50	Australia
Honore Insurance Company, Ltd.	100	Bermuda
Hudson Engineering (Canada), Ltd.	100	Canada
Hudson Engineering International, Inc.	100	Panama
Hydro Marine Services, Inc.	100	Panama
Initec, Astano y McDermott International Inc., S.A.	50	Spain
J. Ray McDermott (Aust.) Holding Pty. Limited	100	Australia
J. Ray McDermott (Nigeria) Ltd.	100	Nigeria
J. Ray McDermott Contractors, Inc.	100	Panama
J. Ray McDermott de Mexico, S.A. de C. V.	100	Mexico
J. Ray McDermott Diving International, Inc.	100	Panama

Name	% Owned	Jurisdiction of Organization
J. Ray McDermott Eastern Hemisphere Limited	100	Mauritius
J. Ray McDermott Engineering Holdings, Inc.	100	Delaware
J. Ray McDermott Engineering, LLC	100	Texas
J. Ray McDermott Far East, Inc.	100	Panama
J. Ray McDermott Holdings, Inc.	100	Delaware
J. Ray McDermott International Services Limited	100	United Kingdom
J. Ray McDermott International Vessels, Ltd.	100	Cayman Islands
J. Ray McDermott International, Inc.	100	Panama
J. Ray McDermott Middle East, Inc.	100	Panama
J. Ray McDermott Technology, Inc.	100	Delaware
J. Ray McDermott Underwater Services, Inc.	100	Delaware
J. Ray McDermott Underwater Services, Inc.	100	Panama
J. Ray McDermott West Africa Holdings, Inc.	100	Delaware
J. Ray McDermott West Africa, Inc.	100	Delaware
J. Ray McDermott, Inc.	100	Delaware
J. Ray McDermott, S.A.	100	Panama
Lagniappe Insurance Company, Ltd.	100	Bermuda
Macshelf Ltd	50	United Kingdom
Malmac Sdn. Bhd.	55	Malaysia
McDermott (Malaysia) Sendirian Berhad	100	Malaysia
McDermott Abu Dhabi Offshore Construction Company	49	United Arab Emirates
McDermott Arabia Company Limited	49	Saudi Arabia
McDermott Azerbaijan Marine Construction, Inc.	80	Panama
McDermott Caspian Contractors, Inc.	100	Panama
McDermott Far East, Inc.	100	Panama
McDermott Gulf Operating Company, Inc.	100	Panama
McDermott Holdings (U.K.) Limited	100	United Kingdom
McDermott Incorporated	100	Delaware
McDermott Industries (Aust.) Pty. Limited	100	Australia
McDermott International B.V.	100	Netherlands
McDermott International Beijing, Inc.	100	Panama
McDermott International Investments Co., Inc.	100	Panama
McDermott International Marine Investments N.V.	100	Netherlands Antilles
McDermott International Trading Co., Inc.	100	Panama
McDermott Marine Construction Limited	100	United Kingdom
McDermott Marine UK Limited	100	United Kingdom
McDermott Offshore Services Company, Inc.	100	Panama
McDermott Old JV Office, Inc.	100	Panama
McDermott Overseas Investment Co. N.V.	100	Netherlands Antilles
McDermott Overseas, Inc.	100	Panama
McDermott Servicos de Construcao, Ltda.	100	Brazil
McDermott Shipbuilding, Inc.	100	Delaware
McDermott South East Asia Pte. Ltd.	100	Singapore
McDermott Technology, Inc.	100	Delaware
McDermott Trade Corporation	100	Delaware
McDermott West Indies Company	100	United Arab Emirates
Menck B.V.	100	Netherlands
Menck GmbH	100	Germany
Mentor Engineering Consultants Limited	100	United Kingdom
Mentor Subsea Technology Services, Inc.	100	Delaware
Nooter/Eriksen -Babcock & Wilcox, L.L.C.	50	Missouri

Name	% Owned	Jurisdiction of Organization
North Atlantic Vessel, Inc.	100	Panama
Oak Ridge Security Associates, L.L.C.	49	Delaware
Oceanic Red Sea Company	100	United Arab Emirates
Offshore Hyundai International Limited	50	Vanuatu
Offshore Hyundai International, Ltd.	50	Cayman Islands
Offshore Pipelines International Gulf E.C.	100	Bahrain
Offshore Pipelines International, Ltd.	100	Cayman Islands
Offshore Pipelines Nigeria Limited	60	Nigeria
Offshore Pipelines Sdn. Bhd.	100	Malaysia
OPI Vessels, Inc.	100	Delaware
OPMI, E.C.	100	Bahrain
OPMI, Ltd.	100	Cayman Islands
P. T. Armandi Pranaupaya	100	Indonesia
P. T. Babcock & Wilcox Indonesia	49	Indonesia
P. T. Bataves Fabricators	80	Indonesia
P. T. McDermott Indonesia	75	Indonesia
Pirogue Insurance Company, Ltd.	100	Bermuda
POGC Sensor Technology Pty. Limited	50	Australia
PT. J. Ray McDermott Indonesia	100	Indonesia
Rocky Flats Technical Associates, Inc.	33	Colorado
Sabine River Realty, Inc.	100	Louisiana
Safe Sites of Colorado, L.L.C.	35	Delaware
Saudi OPMI Company Limited	40	Saudi Arabia
SOFCo-EFS Holdings LLC (formerly SOFCO Holdings LLC)	100	Delaware
SOFCo L. P.	100	Delaware
SparTEC, Inc.	100	Delaware
Spars International Inc.	50	Texas
Tallares Navales del Golfo, S.A. de C.V.	95	Mexico
Thermax Babcock & Wilcox Limited	40	India
TL Marine Sdn. Bhd.	49	Malaysia
Trispec Technical Services Ltd.	50	Canada
Valveco Industries Pty. Ltd.	50	Australia
Varsy International N.V.	100	Netherlands Antilles
WD 140 Platform LLC	45	Louisiana

Schedule 3.1(a)

[to come]

Schedule 3.1(b)

[to come]

EXHIBIT A

Outline of Captive Insurance Company Formation Agreement

This Outline sets forth the anticipated contents of the Captive Insurance Company Formation Agreement that will be entered into pursuant to the Settlement Agreement to which this outline is attached (the “Settlement Agreement”), in the event that the ACC and the FCR make the Captive Insurance Company Formation Election. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Settlement Agreement.

I.	PRINCIPAL TERMS OF THE CAPTIVE INSURANCE COMPANY FORMATION AGREEMENT

A new captive insurance company (“NEWCAP”) will be established by MII for and on behalf of the Chapter 11 Debtors to provide the Chapter 11 Debtors with a casualty coverage program for workers’ compensation, automobile liability and general liability risks. In so doing, NEWCAP will take over the role previously performed by the MII Captive Insurance Companies with respect to the Chapter 11 Debtors and their respective Subsidiaries, including the responsibilities in respect of reinsurance of and administrative agreements with a unit of ACE Limited (“ACE”), its predecessors in interest or other Entities which previously “fronted” for the MII Captive Insurance Companies.

Subject to obtaining the necessary approvals (including any required approvals of the relevant regulatory officials in Bermuda and ACE), the MII Captive Insurance Companies will transfer to NEWCAP:

(i)	all liability for any and all insured Claims arising out of, resulting from or relating to, directly or indirectly, the business or operations of B&W or any of its past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated, as reflected in Schedule 3.1(a) to the Settlement Agreement); and

(ii)	the reserves set aside within the MII Captive Insurance Companies for such Claims (currently, approximately $42 million, but subject to change based upon normal business events such as the payment or settlement of claims and actuarial adjustments).

As a result of these transfers, and following the completion of the steps set forth herein and the approvals required by the Settlement Agreement, the MII Captive Insurance Companies and other MII Indemnified Parties will have no reinsurance, stop-loss, contractual or other exposure or liability of any kind for Claims arising out of, resulting from or relating to, directly or indirectly, the business or operations of B&W or any of its past or present Subsidiaries, except for those relating to the Excluded Former Subsidiaries which are solely based on occurrences after their respective dates of incorporation.

II.	SIGNIFICANT ACTION STEPS

The activities set forth below will be undertaken by the McDermott Corporate Insurance and Risk Management Department (the “CIRM”) in consultation with B&W. All out of pocket expenses associated with formation of NEWCAP and the other activities outlined or contemplated herein (e.g., legal and accounting fees, filing and regulatory charges, capitalization costs, posting of security, etc.) shall be borne by B&W.

It is currently anticipated that the following steps will be taken to form NEWCAP:

A.	Approach ACE to present plan and obtain its preliminary approval

ACE currently has reimbursement, reinsurance or other recovery rights against MII and the MII Captive Insurance Companies for certain of the Claims that will be transferred to NEWCAP, and the corresponding reimbursement, reinsurance or other recovery obligations of MII and the MII Captive Insurance Companies are secured. As a result, ACE’s approval may be necessary to accomplish the transfers contemplated herein.

B.	Identify Fronting Insurer for NEWCAP

Although ACE is likely the best entity to issue fronting policies for NEWCAP based upon ACE’s familiarity with B&W and the type of program contemplated, other options may be examined.

1

C.	Retain law firm for incorporation of NEWCAP

A Bermudian law firm will be retained to prepare the necessary incorporation documents for NEWCAP. This will likely be Appleby, Spurling & Kempe (“AS&K”), which acts for the MII Captive Insurance Companies. AS&K will require a deposit for services and fees of approximately $10,000.

D.	Aon Insurance Management assistance

Aon Insurance Management (“AIM”) currently manages the MII Captive Insurance Companies and will assist with the formulation of the business plan for NEWCAP. Given the complexity of the transfer, AIM will likely not act on a lump sum compensation basis, although one will be sought. If compensation is at an hourly rate, that rate is currently estimated to be approximately $200 per hour.

E.	Company name

Submit first, second and third choice of company name for NEWCAP to the law firm, who will reserve the name with the Bermuda Monetary Authority (the “BMA”) in order of preference and availability.

F.	Incorporation documents

Complete lawyer’s pre-incorporation form:

1.	DISCLOSURE OF BENEFICIAL OWNERSHIP

Information on the beneficial owners is required to be submitted to the BMA, the regulatory body which is required to vet potential shareholders of Bermuda companies.

2.	PERSONAL DECLARATION

Completion and submission of a Personal Declaration Form provides information on the ultimate beneficial owners if they are individuals. Individuals who are intending to acquire 5% or more of the shares of the NEWCAP are required to complete and sign such a Personal Declaration.

Where a private company is to own shares in the Bermuda company, a list of the shareholders of that private company must be submitted, which list must include their names, addresses and the number of shares owned in the company. In addition, each shareholder must complete a Personal Declaration Form.

G.	Appoint directors and officers

1.	COMPLIANCE WITH KNOW YOUR CUSTOMER REGULATIONS

As part of the engagement procedure, the Bermudian law firm will require certified copies of the passports or other photo identification for all shareholders, directors, authorized signatories and individuals who will control, manage or direct the management of NEWCAP or instruct the law firm in relation to the same. An executed compliance form will also be required for each of the foregoing individuals.

2.	BERMUDA DIRECTORS AND REPRESENTATIVES

It is necessary to have a minimum of two people in Bermuda appointed to represent any Bermuda company. The Bermuda Companies Act requires either:

(a)	a Bermuda resident representative and a Bermuda resident secretary;

(b)	one Bermuda resident director and a Bermuda resident secretary; or

(c)	two Bermuda resident directors.

The resident representative is an individual appointed by the company, who acts as an agent for service of process in Bermuda and is entitled to attend and be heard at all meetings of the directors and shareholders.

H.	Prepare Memorandum & Articles of Organization and bye-laws

The standard forms of memorandum and articles of organization and bye-laws may need to be modified to reflect ultimate ownership of NEWCAP by the Asbestos PI Trust.

2

I.	Appoint auditors

The auditors of NEWCAP will need to provide a letter of acceptance as part of the license application.

J.	Obtain actuarial opinion on the loss portfolios to be transferred

There will have to be a recent actuarial opinion in support of the application.

The actuary must provide an acceptance letter and must be approved by the BMA, if not already known to them.

K.	Merge program pro forma projections

The programs of business to be transferred into NEWCAP will be identified and segregated. The actuary will determine the consolidation of the portfolios and project the run-off five years forward.

L.	Determine capitalization and sourcing

Once the actuary has consolidated the various loss portfolios, it will be necessary to determine the funding of the run-off. The advice of a qualified tax expert will then be obtained to determine whether to argue for risk transfer due to reasonable volatility of outcome (the “10/10” rule) and the presence of risk shifting and risk distribution, or to accept that this is a funding arrangement to be treated as deposit accounting.

Once the numbers have been projected and operating costs determined, the capital requirement and composition will be determined according to Bermuda minimum statutory ratios. Arrangements must then be made to deposit the funds in a client trust account opened by the law firm, since a bank will not usually open a bank account in the name of NEWCAP prior to BMA approval of the license.

However, at some point before filing the application, banking arrangements should be made and signatories decided upon, so that accounts can be opened swiftly upon approval being obtained.

M.	Appoint Principal Representative and Insurance Manager

Negotiate and enter into a management agreement for AIM (or another Entity approved by the interested parties) to manage NEWCAP, with a letter from AIM accepting the position of principal representative and insurance manager. AIM’s address will be the principal address for NEWCAP. The law firm’s address will be the registered address for NEWCAP.

3

EXHIBIT B

TAX SEPARATION AGREEMENT

between

McDermott Incorporated,

on behalf of itself and

the members of the

McDermott Incorporated

Group

and

The Babcock & Wilcox Company,

on behalf of itself and

the members of the

The Babcock & Wilcox

Company Group

TAX SEPARATION AGREEMENT

This Tax Separation Agreement (the “Agreement”) is entered into as of,             between McDermott Incorporated (“MI”), a Delaware corporation, on behalf of itself and the members of the MI Group, and The Babcock & Wilcox Company (“B&W”), a Delaware corporation, on behalf of itself and the members of the B&W Group.

WITNESSETH:

WHEREAS, pursuant to the tax laws of various jurisdictions, certain members of the B&W Group, as defined below, presently file certain tax returns on an affiliated, consolidated, combined, unitary, fiscal unit or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the “Code”)) with certain members of MI Group, as defined below;

WHEREAS, MI, B&W and the Asbestos Claimants’ Committee (the “ACC”) and the Legal Representative for Future Asbestos Claimants (the “FCR”) in Bankruptcy Case No. 00-10992 (jointly administered with Bankruptcy Case Nos. 00-10993 through 00-10995), In re Babcock & Wilcox Company, et al., United States Bankruptcy Court for the Eastern District of Louisiana, have agreed to a settlement of the outstanding disputes and issues among them, relating, among other things, to certain asbestos claims against B&W and its affiliates, which agreement will be reflected in the plan of reorganization of the Chapter 11 Debtors (the “Plan of Reorganization”) and a settlement agreement (the “Settlement Agreement”), to be approved by the parties prior to the date that a confirmation order of the Bankruptcy Court or the District Court with respect to such Plan of Reorganization becomes a final order;

WHEREAS, pursuant to the Plan of Reorganization and Settlement Agreement, various asbestos-related liabilities for personal injuries arising out of, resulting from or relating to the business and operations of B&W and its subsidiaries will be channeled to and assumed by a settlement trust (the “Asbestos PI Trust”);

WHEREAS, pursuant to the Plan of Reorganization and Settlement Agreement, the following events (the “Contributions”) will occur on the Contribution Date (as defined below): (i) B&W will contribute shares of the common stock of McDermott International Inc. (“MII”) (which B&W will have received through a series of capital contributions by MII through its direct and indirect subsidiaries) to the Asbestos PI Trust (the “MII Shares”), (ii) MII and its subsidiaries will assign their rights to certain insurance proceeds to the Asbestos PI Trust, (iii) MI will issue $92 million aggregate principal amount of promissory notes (the “Notes”) to the Asbestos PI Trust, with the intent that such transfer be treated, in substance, as a contribution of the Notes to the capital of B&W followed by a contribution by B&W of such Notes to the Asbestos PI Trust, (iv) B&W will contribute cash to the Asbestos PI Trust (the “B&W Cash Payment”), (v) B&W may incur an obligation to contribute additional cash to the Asbestos PI Trust on a date or dates following the Contribution Date (the “B&W Future Cash Payments”), (vi) B&W will incur an obligation to make Asbestos PI Trust Tax Benefit Payments (as defined below) and (vii) after all the events in (i), (ii), (iii), (iv), (v) and (vi) have been completed, all the outstanding stock of B&W will be cancelled and new shares representing 100% of B&W’s outstanding stock (the “B&W Shares”) will be issued to the Asbestos PI Trust;

WHEREAS, the cancellation of the old B&W Shares and issuance to the Asbestos PI Trust of the new B&W Shares will cause the companies in the B&W Group to cease to be members of the affiliated group of which MI is the common parent;

WHEREAS, pursuant to the Plan of Reorganization and Settlement Agreement, on the third anniversary of the date of the contribution of the MII Shares to the Asbestos PI Trust, MII will, subject to certain conditions and potentially applicable adjustments and limitations, make a payment, in cash or in additional stock, to the Asbestos PI Trust in an amount equal to the product of (i) the excess, if any, of (A) $19.00 over (B) the “current per share value” (as determined pursuant to the Settlement Agreement), and (ii) the aggregate number of MII Shares that are held by the Asbestos PI Trust on the third anniversary of the date of the contribution of the MII Shares to the Asbestos PI Trust and that the Asbestos PI Trust could not have sold previously at a price greater than or equal to $19.00 per share (as computed pursuant to the Settlement Agreement, the “Share Price Guarantee”), with the intent that such payment be treated, in substance, as a contribution by MII to the capital of MI, followed by a contribution by MI of such payment to B&W, followed by a contribution by B&W of such payment to the Asbestos PI Trust;

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WHEREAS, MI and B&W have agreed to file tax returns reflecting that (i) in the Pre-Contribution Tax Period that includes the Contribution Date (a period during which B&W will be a member of the MI Consolidated Group for federal income tax purposes), B&W will claim deductions equal to the value of the MII Shares, the B&W Shares, and the B&W Cash Payment transferred to the Asbestos PI Trust, and (ii) in the year of payment, B&W will claim deductions equal to (w) the principal, but not interest, payments on the Notes, (x) any payment under the Share Price Guarantee, (y) the B&W Future Cash Payments, and (z) the Asbestos PI Trust Tax Benefit Payments (as defined below);

WHEREAS, notwithstanding the foregoing, MII, MI, B&W, the ACC and the FCR have agreed that the B&W Group shall be entitled to the economic benefit of any tax deductions arising in any taxable year in respect of the issuance of the B&W Shares to the Asbestos PI Trust, the B&W Cash Payment, the B&W Future Cash Payments, and the Asbestos PI Trust Tax Benefit Payments (as defined below) and MI and the MI Group shall be entitled to the economic benefit of any tax deductions arising in any taxable year in respect of the transfer of the MII Shares to the Asbestos PI Trust, any payment under the Share Price Guarantee and the principal and interest payments on the Notes;

WHEREAS, MI and B&W desire to set forth their agreement on the rights and obligations of MI, B&W and the members of MI Group and B&W Group, respectively, with respect to the handling and allocation of federal, state, local and foreign taxes incurred in taxable periods beginning prior to the Contribution Date, as defined below, and various other tax matters; and

WHEREAS, MI, B&W and other subsidiaries of MII have entered into an agreement allocating and apportioning liabilities for taxes and related matters, effective as of January 1, 2000 (the “Tax Allocation Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.    Definitions.

(a)    As used in this Agreement:

“Asbestos PI Trust Tax Benefit Payments” shall mean any payments by B&W to the Asbestos PI Trust of (i) any Tax Benefit amounts received by B&W from MI pursuant to Section 3(a)(i), (ii), (iii) or (iv) of this Agreement, and (ii) any additional Tax Benefits realized by B&W as a result of contributions by it to the Asbestos PI Trust pursuant to the Settlement Agreement or Plan of Reorganization.

“B&W Contributions” shall mean the contributions to the Asbestos PI Trust of the B&W shares, the B&W Cash Payment, the B&W Future Cash Payments, and the Asbestos PI Trust Tax Benefit Payments.

“B&W Contribution Year Federal Tax Liability” shall mean the Federal Tax liability of the B&W Group for the Short Contribution Year computed as if the B&W Group were part of a separate consolidated group consisting solely of the members of the B&W Group, provided, however, that transactions with members of the MI Consolidated Group shall be reflected in accordance with the provisions of the consolidated return regulations promulgated under the Code governing intercompany transactions, and taking into account any deferred amounts or similar intercompany items triggered by the cancellation of the old B&W Shares and issuance of the new B&W Shares to the Asbestos PI Trust. The B&W Contribution Year Federal Tax Liability shall not be less than zero and shall be determined (i) without regard to the income, deductions (including net operating loss and capital loss deductions) and credits in any year of any member of the MI Group that is not a member of B&W Group, (ii) by allocating income, deductions and credits to the Short Contribution Year in accordance with Section 2(d) of this Agreement and (iii) on a basis consistent with Section 2(c)(ii).

“B&W Contribution Year Net Operating Loss” shall mean the excess of deductions over income of the B&W Group for the Short Contribution Year computed as if the B&W Group were filing a separate consolidated Federal Income Tax Return or Combined Income Tax Return, as the case may be, for that year consisting solely of the members of the B&W Group. The B&W Contribution Year Net Operating Loss shall be determined in accordance with the same principles as the B&W Contribution Year Federal Tax Liability.

“B&W Group” shall mean, at any time, B&W and each of its direct or indirect corporate subsidiaries that would be eligible to join with B&W or a member of the B&W Group in the filing of (i) for Federal Tax purposes, a consolidated federal Income Tax Return, and (ii) for Combined Income Tax purposes, a Combined Income Tax Return if, in either case, it were not a member of the group of which MI is the common parent.

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“B&W Tax Liability” shall mean, (i) Federal Taxes relating to a Pre-Contribution Tax Period determined in accordance with the principles set forth in the definition of B&W Contribution Year Federal Tax Liability, (ii) the amount of Combined Income Taxes relating to a Pre-Contribution Tax Period determined in accordance with the principles set forth in the definition of B&W Contribution Year Federal Tax Liability, and (iii) any Separate Taxes relating to a Pre-Contribution Tax Period.

“Combined Income Tax” shall mean, with respect to each state, local or foreign taxing jurisdiction, any income, franchise or similar tax (together with any related interest or penalty) with respect to which a consolidated, combined or unitary Return is filed that includes at least one member of the B&W Group and at least one member of the MI Group.

“Contribution Date” shall mean the date on which the Contributions are effected.

“Contribution Year” shall mean the calendar year that includes the Contribution Date.

“Federal Tax” shall mean any tax imposed under Subtitle A of the Code and any related interest or penalty imposed under Subtitle F of the Code.

“Final Determination” shall mean (i) with respect to Federal Taxes, a “determination” as defined in Section 1313(a) of the Code and, with respect to taxes other than Federal Taxes, any final determination of liability in respect of a tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, (ii) any final disposition of a tax issue by reason of the expiration of a statute of limitations or (iii) the payment of tax (including by reduction of any refund) by the MI Group with respect to any item disallowed or adjusted by any taxing authority where MI determines in good faith, and, where provided in this Agreement, where B&W determines in good faith, subject to the consent of B&W or MI, as the case may be, which shall not be unreasonably withheld, that no action should be taken to recoup such payment.

“Income Tax” shall mean Federal Tax, Combined Income Tax and Separate Tax.

“IRS” shall mean the Internal Revenue Service.

“MI Consolidated Group” shall mean MI and each direct and indirect corporate subsidiary, including a member of B&W Group, that is eligible to join with MI or a member of the MI Group in the filing of (i) for Federal Tax purposes, a consolidated federal Income Tax Return, and (ii) for Combined Income Tax purposes, a consolidated, combined or unitary Return.

“MI Contribution Benefit” shall mean an amount equal to the Tax Benefits attributable to the deductions arising in respect of the MI Contributions at the time such benefits are realized. Such amount shall be determined by multiplying (A) the amount of Tax Benefits attributable to the aggregate of the tax deductions arising in, or carried forward or back to, the particular taxable year in respect of (i) the MI Contributions and (ii) the B&W Contributions by (B) a fraction in which the numerator is the Tax deductions resulting in a Tax Benefit for that year in respect of the MI Contributions (including any carryback or carryforward of such Tax deductions to that particular year) and the denominator is the aggregate of (i) the Tax deductions resulting in a Tax Benefit for that particular year in respect of the MI Contributions and (ii) the Tax deductions resulting in a Tax Benefit for that particular year in respect of the B&W Contributions (including in the case of each of (i) and (ii) any carryback or carryforward of such Tax deductions to that particular year). The amounts of Tax deductions attributable to the MI Contributions and the B&W Contributions taken into account in implementing the previous sentence with respect to any particular year shall be reduced to reflect the proportionate share of such Tax deductions that were utilized to produce Tax Benefits in prior taxable years.

“MI Contributions” shall mean the contributions to the Asbestos PI Trust of the MII Shares, the Notes (and, where applicable in the particular context, principal and interest payments on the Notes), and the cash or additional stock, if any, associated with the Share Price Guarantee.

“MI Group” shall mean, at any time, MI and each of its direct and indirect corporate subsidiaries other than B&W and its subsidiaries.

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“Other Taxes” shall mean all taxes, levies, charges or fees including, without limitation, gross receipts, transfer, excise, property, sales, use, value-added, goods and services, license, payroll, withholding, social security or other governmental taxes or charges (including any interest, penalties or additional taxes attributable thereto), imposed by the United States or any state, county, local or foreign government, but excluding any Income Taxes.

“Post-Contribution Tax Period” means (i) any tax period beginning after the Contribution Date and (ii) with respect to a tax period that begins on or before and ends after the Contribution Date, the portion of the tax period that commences on the day immediately after the Contribution Date.

“Pre-Contribution Tax Period” means (i) any tax period ending before or on the Contribution Date and (ii) with respect to a period that begins before and ends after the Contribution Date, the portion of the tax period ending on and including the Contribution Date.

“Prime” shall mean, the rate announced from time to time as “prime” as reported in the Wall Street Journal’s Money Rates table as the prime rate with respect to the applicable currency.

“Return” shall mean any tax return, statement, report or form (including estimated tax returns and reports, amended tax returns, net operating loss carryback claims, other claims for refund, extension requests and forms, and information returns and reports) filed or required to be filed with any taxing authority.

“Separate Tax” shall mean, with respect to each state, local or foreign taxing jurisdiction, any income, franchise or similar tax (together with any related interest or penalty) with respect to which a consolidated, combined, unitary or separate Return is filed that includes any member or members of the B&W Group but does not include any member of the MI Group.

“Short Contribution Year” shall mean the short taxable year beginning on the first day of the Contribution Year and ending on the Contribution Date.

“Tax” or tax” shall mean any tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a taxing authority.

“Tax Asset” shall mean any net operating loss, net capital loss, investment tax credit, foreign tax credit, deduction or any loss, credit or tax attribute that could reduce taxes (including without limitation tax credits that are freed up for use in another taxable year as the result of a net operating loss carryback or carryforward to the year in which such credits arose or were used, and deductions and credits related to alternative minimum taxes).

“Tax Benefit” shall mean the tax savings (including a reduction in taxes payable and any refunds) with respect to a Tax Asset equal to the difference between (A) the amount of Federal Taxes or Combined Income Taxes, as the case may be, that would have been payable, or the amount of a refund that would have been received, with respect to a particular tax period by the recipient of the Tax Benefit without the use of the Tax Asset (including, but not limited to, a carryback, carryforward, or reattribution of the Tax Asset), and (B) the amount of Federal Taxes or Combined Income Taxes, as the case may be, actually payable or the amount of the refund actually received with respect to such tax period by such recipient.

“Tax Packages” shall mean one or more packages of information that are (i) reasonably necessary for the purpose of preparing Returns of MI, B&W or any of their subsidiaries with respect to any tax period in which the information is relevant, and (ii) completed in all material respects in accordance with the standards that MI has established for its subsidiaries.

“Tax Proceeding” shall mean any tax audit, dispute or proceeding (whether administrative or judicial).

(b) Any term used in this Agreement that is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations promulgated thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of applicable law.

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2.    Administrative and Compliance Matters.

(a)    Termination of Other Tax Sharing Agreements.  Any and all existing tax allocation or sharing agreements or arrangements, written or unwritten, between any member of the MI Group and any member of the B&W Group shall be terminated as of the date of this Agreement. As of the date of this Agreement, neither the members of the B&W Group nor the members of the MI Group shall have any further rights or liabilities under any such preexisting tax sharing agreements, and this Agreement shall be the sole tax sharing agreement between the members of the B&W Group and the members of the MI Group. Notwithstanding the foregoing, the Tax Allocation Agreement shall remain in effect for all tax periods ending on or before December 31 of the year preceding the Contribution Year, but only to the extent it is not inconsistent with this Agreement.

(b)    Designation of Agent.  Except as otherwise provided in Section 8(a) or elsewhere in this Agreement, B&W hereby irrevocably authorizes and designates, and agrees to cause each other member of the B&W Group to irrevocably authorize and designate, MI as its exclusive agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Return, any amended Return, or any claim for refund (including where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Contribution Tax Period), credit or offset of tax or any other proceedings, and for the purpose of making payments to, or collecting refunds from, any taxing authority, in each case relating to any Pre-Contribution Tax Period and, with respect to a Return for any tax period that begins on or before the Contribution Date and ends after the Contribution Date, any Post-Contribution Period included in such Return.

(c)    Pre-Contribution Tax Period Returns.

(i) Preparation of Income Tax Returns.  MI will prepare and file, with the assistance of the B&W Group as set forth in this Section (c), (A) all consolidated, combined and unitary Income Tax Returns of the MI Consolidated Group for all Pre-Contribution Tax Periods (including Returns for any tax period that begins on or before the Contribution Date and ends after the Contribution Date), (B) all Separate Tax Returns of any member of the B&W Group for all Pre-Contribution Tax Periods where such Separate Returns have a due date that is not later than the Contribution Date, and (C) all Returns of the B&W Group for Other Taxes where such Returns have a due date that is not later than the Contribution Date.

(ii) Consistency and Neutrality of Accounting Practices.  Any Return described in Section 2(c)(i) shall be prepared in accordance with past Tax accounting practices and applicable Tax law and in a manner that does not unreasonably accelerate deductions or defer income to the disadvantage of the B&W Group and corresponding advantage of the MI Group, nor to the disadvantage of the MI Group and corresponding advantage of the B&W Group .

(iii) Delivery of Drafts and Filed Versions of Tax Returns.  MI shall make a draft of any Return described in Section 2(c)(i)(B) or (C) available for review by B&W no later than 30 days in advance of the due date for filing such Returns. B&W has the right to object to such draft Return within 10 days, and such draft Return shall be modified to reflect such objection unless the objection is unreasonable. Within 15 days of the filing of such Return with a taxing authority, MI shall deliver to B&W a copy of such Return as filed.

(iv) Dispute Resolution.  In the event of a dispute between MI and B&W with respect to any item or items included in a Return to be prepared and filed by MI under Section 2(c)(i), the matter shall be submitted to a law firm with a recognized Income Tax practice, selected jointly by MI and B&W, whose resolution of the dispute shall be binding on MI and B&W for purposes of completing such Return in a timely manner, but without prejudice to either party to pursue the matter further in litigation. The costs and expenses for such resolution shall be borne equally by MI and B&W.

(v) Payment of Taxes.  Any Separate Tax or Other Tax of a member of the B&W Group due to any taxing authority shall be paid by the B&W Group. With respect to any Separate Tax Return or Other Tax Return described in Section 2(c)(i), prior to the filing of such Return the B&W Group shall pay to MI the amount of tax reflected on such Return, less any payments or estimated payments previously made by the B&W Group in respect of such tax, and MI shall remit such amount to the appropriate taxing authority.

(vi) Refunds.  With respect to all consolidated, combined and unitary Returns of the MI Consolidated Group and all separate Tax Returns of any member of that group for all Pre-Contribution Tax Periods (including Returns for

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any tax period that begins on or before the Contribution Date and ends after the Contribution Date), except as otherwise provided in Section 8, MI shall have the right to (A) file, prosecute, compromise or settle any claim for refund, and (B) determine whether any refunds to which any member of the MI Group may be entitled shall be received by way of refund or credit against tax liability.

(vii) Delivery of Tax Packages.  By April 1 of the year following the Contribution Year, B&W or MI, as the case may be, shall prepare and deliver to the other party responsible for preparing and filing the Return under this Agreement Tax Packages for any Pre-Contribution Tax Period (including Returns for any tax period that begins on or before the Contribution Date and ends after the Contribution Date).

(d)    Allocation.  As of the close of business on the Contribution Date, unless MI and B&W mutually agree otherwise, members of the B&W Group will close their books utilizing a “cut off” method and the provisions of Treasury Regulation Sections 1.1502-76(b)(1)(ii) and (2)(i) (general rules for determining items included in the consolidated return) shall be applied to the Short Contribution Year.

(e)    Other Income Tax Returns and Post-Contribution Tax Period Income Tax Returns of the B&W Group.  Except as provided in Section 2(c)(i) above and in the “Transition Services Agreement” to be executed by the parties under the Plan of Reorganization and Settlement Agreement, B&W shall be solely responsible for the preparation and filing of all (i) consolidated, combined and unitary Income Tax Returns of the B&W Group for all Post-Contribution Tax Periods that do not include any Pre-Contribution Tax Period and (ii) Separate Returns of the B&W Group with a due date (including extensions) that is later than the Contribution Date, and (iii) Returns of the B&W Group for Other Taxes with a due date (including extensions) that is later than the Contribution Date.

(f)    Short Contribution Year State, Local and Foreign Returns.  MI and B&W agree that Combined Income Tax Returns filed for tax periods that begin prior to the Contribution Date will, unless MI and B&W mutually agree otherwise, reflect a short taxable year for the B&W Group that includes and ends on the Contribution Date in any state, local or foreign taxing jurisdiction in which such a short tax year is allowed by administrative practice and permitted by law and the allocation of items to such short year shall, to the extent permitted by applicable law and regulations, be completed in the same manner as provided in paragraph (d) above. If applicable law or regulations in any state, local or foreign taxing jurisdiction do not permit filing of such Combined Income Tax Returns reflecting a short taxable year for the B&W Group that includes and ends on the Contribution Date, the computation of tax sharing payments shall be determined as if such jurisdiction did permit such a filing and the allocation of items to the short year was determined in the same manner as provided in paragraph (d) above.

3.    Tax Sharing.

(a)    Certain Tax Liabilities and Tax Assets Relating to the MI Consolidated Group’s Federal Tax and Combined Income Tax Returns for the Contribution Year.

(i) No later than 45 days before MI files the MI Consolidated Group’s Federal Tax Return for the Contribution Year, MI shall deliver to B&W a copy of the portion of such return relating to the B&W Group (the “B&W Contribution Year Hypothetical Consolidated Return”), together with a statement setting forth the B&W Contribution Year Federal Tax Liability. Such B&W Contribution Year Hypothetical Consolidated Return shall be prepared and reviewed in accordance with Sections 2(c)(ii), (iii) and (iv) provided that B&W shall have a right to object within 21 days of receiving the B&W Contribution Year Hypothetical Consolidated Return. No later than 30 days after such delivery or within 15 days of the completion of the dispute resolution process described in Section 2(c)(iv), whichever is later, but in no case later than the date on which MI files the MI Consolidated Group’s Federal Tax Return for the Contribution Year, B&W shall pay to MI an amount equal to the B&W Contribution Year Federal Tax Liability shown on the B&W Contribution Year Hypothetical Consolidated Return (A) adjusted to reflect the outcome of a dispute resolution process, if any, described in Section 2(c)(iv), and (B) less any Contribution Year estimated federal tax payments previously made by B&W. To the extent the sum of such Contribution Year estimated federal tax payments exceeds the B&W Contribution Year Federal Tax Liability, such excess shall be paid to B&W within 10 days of the date MI files the MI Consolidated Group’s Federal Tax Return for the Contribution Year. B&W shall make estimated tax payments in respect of the B&W Contribution Year Federal Tax Liability in accordance with the Tax Allocation Agreement.

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(ii) MI shall prepare a statement with an estimation of any Tax Benefits the MI Consolidated Group may realize as a result of the B&W Contribution Year Net Operating Loss, including Tax Benefits realized with respect to prior taxable years as a result of the carryback of the B&W Contribution Year Net Operating Loss. Such statement shall be delivered to B&W at the time that the B&W Contribution Year Hypothetical Consolidated Return is delivered to it, and such statement shall be prepared and reviewed in accordance with Sections 2(c)(ii), (iii) and (iv). MI shall pay to B&W an amount equal to such Tax Benefit, as adjusted to reflect the outcome of a dispute resolution process, if any, described in Section 2(c)(iv), and reduced as described in Section 3(a)(iii), within 15 days of the date that the MI Consolidated Group realizes any such Tax Benefit which, in the case of a Contribution Year Tax savings, shall be the date MI files the MI Consolidated Group’s Federal Tax Return for the Contribution Year and, in the case of a Tax refund, shall be the date on which MI receives such Tax refund from the IRS.

(iii) Any payments under Section 3(a)(ii) shall be reduced by the MI Contribution Benefit. To the extent the MI Contribution Benefit exceeds the payments due under Section 3(a)(ii), B&W shall pay to MI an amount equal to such excess within 15 days of receiving notice in writing from MI, which notice shall be given no earlier than the date MI files the MI Consolidated Group’s Federal Tax Return for the Contribution Year.

(iv) The tax liability under, and the Tax Benefits reflected on, a Combined Income Tax Return prepared and filed by MI in accordance with Section 2(c) shall be borne or enjoyed, as the case may be, and payments shall be made, by MI and B&W in the same manner as the MI Consolidated Group’s Federal Tax liability is borne and payments are made pursuant to Section 3(a)(i), (ii) and (iii). The principles set forth in the balance of this Agreement shall also be applicable to these Returns.

(b)    Certain Tax Assets Relating to the B&W Consolidated Group’s Tax Returns for Post-Contribution Periods. B&W shall file Post-Contribution Tax Returns claiming tax deductions for principal payments on the Notes and payments, in either cash or additional stock, under the Share Price Guarantee made during the period covered by each such Return. The claiming of any such deductions shall be subject to a reasonableness standard and, if necessary, the dispute resolution process described in Section 2(c)(iv). B&W shall not claim any tax deductions with respect to interest payments on the Notes unless MI requests it to do so, subject to a reasonableness standard and the dispute resolution process described in Section 2(c)(iv). In the case of each Post-Contribution Tax Period Return filed by B&W reflecting an MI Contribution Benefit (including a benefit arising as a result of interest and principal payments on the Notes, payments under the Share Price Guarantee, and a net operating loss carryforward from B&W’s Short Contribution Year), B&W shall compute the amount of such benefit and provide MI with notice of its computation within 45 days of the due date for such Return (including extensions). MI shall have the right to object to such computation within 21 days of receipt of such notice. B&W shall pay to MI an amount equal to such MI Contribution Benefit, as adjusted to reflect the outcome of a dispute resolution process, if any, described in Section 2(c)(iv) within 15 days of the date that the B&W Consolidated Group realizes any such MI Contribution Benefit which, in the case of a current year Tax savings, shall be the date B&W files the B&W Consolidated Group’s Tax Return for that year, and in the case of a Tax refund, shall be the date on which B&W receives such Tax refund.

(c)    Certain Tax Assets Relating to the MI Consolidated Group’s Tax Returns for Post-Contribution Periods. In the case of each Post-Contribution Tax Period Return filed by MI reflecting a Tax Benefit in respect of one or more B&W Contributions (including a benefit arising from the freeing up of tax credits from Pre-Contribution Years as a result of carrying back MI’s Net Operating Loss for the Contribution Year to such years), MI shall compute the amount of such benefit using a reasonable method and provide B&W with a notice of its computation within 45 days of the due date for such Return (including extensions). B&W shall have the right to object to such computation within 21 days of receipt of such notice. MI shall pay to B&W an amount equal to such Tax Benefit, as adjusted to reflect the outcome of a dispute resolution process, if any, described in Section 2(c)(iv) within 15 days of the date that the MI Consolidated Group realizes any such Tax Benefit which, in the case of a current year Tax savings, shall be the date MI files the MI Consolidated Group’s Tax Return for that year, and in the case of a Tax refund, shall be the date on which MI receives such Tax refund.

(d)    Carrybacks From Post-Contribution Years. B&W may not carry back any Tax Asset of the B&W Group from a Post-Contribution Tax Period to a Pre-Contribution Tax Period without the advance written consent of MI unless such carryback is required by applicable law or regulations, provided that MI’s consent shall not be unreasonably withheld, and if withheld shall be subject to the dispute resolution process described in Section 2(c)(iv). In the event of such carryback, (A) MI shall prepare and file the appropriate amended Tax Return in accordance with

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Sections 2(c)(ii), (iii) and (iv), and (B) MI agrees to pay to B&W the Tax Benefit received by the MI Consolidated Group from the use in any Pre-Contribution Tax Period of a carryback of any Tax Asset of the B&W Group from a Post-Contribution Tax Period within 15 days of the receipt of such Tax Benefit.

(e)    Adjustments to Originally Filed Returns. If subsequent to the payment by MI to B&W, or by B&W to MI, of any amount pursuant to Section 3(a), (b), (c) or (d), there is a Final Determination with respect to any consolidated Federal income Tax Return filed by the MI Consolidated Group for any Pre-Contribution Period or with respect to any other Income Tax Return filed or required to be filed for a Pre-Contribution Period, then the amount of such payment shall be recomputed according to the principles set forth in Sections 3(a), (b), (c), or (d) and the difference between the original payment and the recomputed payment shall be paid to the party entitled to receive such amount to reflect such adjustment. Such payment shall be made within 15 days of the date that any payment is due the IRS or a refund is received from the IRS, as the case may be, pursuant to a Final Determination of this matter. The requirements of this Section 3(e) shall be carried out consistently with the provisions of Sections 7 and 9.

(f)    Certain Taxes Related to the MI Contribution Benefit. If, pursuant to a Final Determination, MI’s receipt of the MI Contribution Benefits pursuant to Sections 3(a)(iii) or (iv), or (b) results in an increased tax liability or reduction of any Tax Asset of a member of the MI Group, then, upon MI’s request and subject to B&W’s consent, which shall not be unreasonably withheld, and the dispute resolution process described in Section 2(c)(iv), B&W shall (i) file any applicable Returns, amended Returns or claims for refund claiming any corresponding Tax Benefits that become available to the B&W Group, and (ii) pay to MI an amount equal to the Tax Benefit if any, actually received by any member of the B&W with respect to such Tax Benefit, within 15 days of the receipt of such benefit.

(g)    Carrybacks from the Year of the Contributions. MI and B&W agree that upon B&W’s request and subject to MI’s consent, which shall not be unreasonably withheld, and if withheld shall be subject to the dispute resolution process described in Section 2(c)(iv), MI will elect (i) pursuant to Section 172(f)(6) of the Code, to have the carryback period with respect to a specified liability loss (as defined in Section 172(f) of the Code) for the taxable year of the Distributions determined without regard to Section 172(b)(1)(C) of the Code, and/or (ii) to relinquish the entire carryback period with respect to a net operating loss for the taxable year of the Contributions pursuant to Section 172(b)(3) of the Code.

(h)    Look-Back Interest for a Pre-Contribution Tax Period. If, in a Post-Contribution Tax Period, MI is required to pay interest to the IRS pursuant to Section 460(b) of the Code (“Look-Back Interest”), which is attributable to a member of the B&W Group, B&W shall pay to MI an amount equal to such interest payment within 15 days of the date that the interest payment is due the IRS. If, in a Post-Contribution Period, MI receives a refund of Look-Back Interest which is attributable to a member of the B&W Group, MI shall pay to B&W an amount equal to such refund within 15 days of the date that the refund is received from the IRS. Payments under this Section 3(h) are subject to the dispute resolution process described in Section 2(c)(iv) and the contest provisions in Section 8.

4.    Certain Covenants.

(a) B&W covenants to MI that:

(i) it will not, nor will it permit any member of the B&W Group, to make or change any tax accounting method, change its taxable year, amend any Return or take any tax position on any Return, take any other action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any Tax Asset of the MI Consolidated Group or any member thereof in respect of any Pre-Contribution Tax Period;

(ii) it will file Returns consistent with the assumptions set forth in the recitals to this Agreement; and

(iii) it will execute all necessary forms, including powers of attorney, requested by MI in connection with the exercise of MI’s rights and responsibilities under this Agreement, including those described in Section 2(b).

(b) MI covenants to B&W that:

(i) it will not, nor will it permit any member of the MI Group, to make or change any tax accounting method, change its taxable year, amend any Return or take any tax position on any Return, take any other action, omit to take any action or enter into any transaction that results in any increased tax liability or reduction of any Tax Asset of the B&W Consolidated Group or any member thereof in respect of any Pre-Contribution Tax Period;

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(ii) it will file Returns consistent with the assumptions set forth in the recitals to this Agreement; and

(iii) it will execute all necessary forms, including powers of attorney, requested by B&W in connection with the exercise of B&W’s rights and responsibilities under this Agreement.

5.    Indemnities.

(a)    B&W Indemnity. B&W and each member of the B&W Group will jointly and severally indemnify MI and the members of the MI Group against and hold them harmless from:

(i) any tax liability of any member of the B&W Group;

(ii) any liability or damage resulting from a breach by B&W or any member of the B&W Group of any representation or covenant made by B&W herein;

(iii) all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any tax liability or damage described in clause (i) or (ii) of this Section 5(a), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such tax, liability or damage; and

(iv) in the event B&W does not make an election pursuant to Section 382(l)(5)(H) of the Code not to have the provisions of Section 382(l)(5) apply, the loss of any amounts MI would have been entitled to under this Agreement had an election pursuant to Section 382(l)(5)(H) been made.

(b)    MI Indemnity. MI will indemnify B&W and the members of the B&W Group against and hold them harmless from:

(i) any tax liability of any member of the MI Group;

(ii) any liability or damage resulting from a breach by MI or any member of the MI Group of any representation or covenant made by MI herein; and

(iii) all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any tax liability or damage described in clause (i) or (ii) of this Section 5(b), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such tax, liability or damage.

(c)    Tax Benefits. If an indemnification obligation of any member of the MI Group or any member of the B&W Group, as the case may be, under this Section 5 with respect to the MI Consolidated Group arises in respect of an adjustment that makes allowable to a member of the B&W Group or a member of the MI Group, respectively, any Tax Benefit that would not, but for such adjustment, be allowable, then any payment by any member of the MI Group or any member of the B&W Group, respectively, pursuant to this Section 5 shall be an amount equal to (A) the amount otherwise due but for this paragraph (c), minus (B) the tax savings actually realized as a result of such Tax Benefit.

6.    Subsidiaries.

MI agrees and acknowledges that MI shall be responsible for the performance by each member of the MI Group of the obligations hereunder applicable to such member. B&W agrees and acknowledges that B&W shall be responsible for the performance by each member of the B&W Group of the obligations hereunder applicable to such member.

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7.    Communication and Cooperation.

(a)    Consult and Cooperate. B&W and MI shall consult and cooperate (and shall cause each member of the B&W Group or the MI Group, respectively, to cooperate) fully at such time and to such extent as are reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation:

(i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information pertaining to tax matters (including Income Taxes and Other Taxes) relating to the MI Group and the B&W Group, any necessary explanations of information, and access to personnel, in each case until two years after the expiration of the applicable statute of limitations (giving effect to any extension, waiver, or mitigation thereof);

(ii) the execution of any document that may be necessary or helpful in connection with any required Return or in connection with any audit, proceeding, suit or action and

(iii) the use of the parties’ reasonable efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

(b)    Provide Information. MI and B&W shall keep each other informed with respect to any material development relating to the matters subject to this Agreement.

(c)    Tax Attribute Matters. MI and B&W shall advise each other with respect to any proposed tax adjustments relating to a Pre-Contribution Tax Period, which are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and which may affect any tax liability or any tax attribute of MI, B&W, the MI Group, the B&W Group or any member of the B&W Group or the MI Group (including, but not limited to, basis in an asset or the amount of earnings and profits). Except as otherwise provided herein, MI shall reasonably and in good faith determine the apportionment of tax attributes between the MI Group and the B&W Group in accordance with applicable laws and the provisions of this agreement.

8.    Audits and Contest.

(a)    MI Control. If MI as common parent of the MI Consolidated Group receives notice of any audit or other examination by the IRS of any Consolidated Federal income Tax Return involving any Pre-Contribution Period and relating to a tax matter of a member of the B&W Group, MI shall promptly notify B&W of such audit or examination. MI shall control the conduct of any audit or audit matter and the defense of any suit, action or proceeding resulting therefrom relating to the Tax liability of the MI Consolidated Group, unless the B&W Group, upon timely written notice to MI, elects to control an audit, suit, action or proceeding that relates solely to the Tax liability of the B&W Group as determined under Sections 3(a), (b), (c) or (d), or any other section of this Agreement or under the Tax Allocation Agreement (including, without limitation, any matter relating to the value of the B&W stock contributed to the Asbestos PI Trust). In the event that an audit matter relates to the Tax liability of the MI Group and the Tax liability of the B&W Group, MI shall not enter into any settlement which would result in a payment obligation of the B&W Group without the consent of B&W, which shall not be unreasonably withheld. Similarly, B&W shall not enter into any settlement that would result in a payment obligation of the MI Group without the consent of MI, which shall not be unreasonably withheld. Each party will cooperate with the other in these proceedings and provide such assistance and documents, without charge, as may reasonably be requested by the other party for such purpose. The party controlling the audit or audit matter shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any Income Tax matter relating to any Return described in the preceding sentence; provided, however, that such controlling party shall keep the other party informed of all material developments and events relating to such matters to the extent they may affect its Tax liability or may reasonably be expected to give rise to a claim for indemnity under Section 5(a) of this Agreement or payment under Section 3(c) of this Agreement; and at its own cost and expense, each party shall have the right to participate in (but not to control) the defense of any such tax claim.

(b)    B&W Control. B&W shall have full control over all tax matters relating to any Tax Proceeding with respect to Returns of the B&W Group relating to any Post-Contribution Period.

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9.    Payments.

(a)    Timing. All payments required to be made hereunder shall be made in immediately available funds. Except as otherwise provided, all payments required to be made pursuant to this Agreement will be due 30 days after the receipt of notice of such required payment or, where no notice is required, 30 days after the fixing of liability or the resolution of a dispute. Payments shall be deemed made when received. Any payment that is not made when due shall bear interest at a rate equal to Prime for each day until paid.

(b)    Netting of Payments. If, on the day payment is due under this Agreement, each of B&W and MI (each, a “Party”) owes an amount to the other Party pursuant to this Agreement, the Parties shall satisfy their respective obligations to each other by netting the aggregate amounts due to one Party against the aggregate amounts due to the other Party, with the Party, if any, owing the greater aggregate amount paying the other Party the difference between the amounts owed. Such net payment shall be made pursuant to the provision of Section 9(a).

10.    Notices.

Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

If to MI:

McDermott Incorporated

1450 Poydras Street

New Orleans, LA 70112

Attn: J.T. Nesser III

Executive Vice President and General Counsel

If to B&W:

The Babcock & Wilcox Company

1450 Poydras Street

New Orleans, LA 70112

Attn: R.J. Shopf

Senior Vice President and Chief Restructuring Officer

11.    Costs and Expenses.

Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred in connection with this Agreement.

12.    Effectiveness; Termination and Survival.

This Agreement shall become effective upon the consummation of the Contributions. All rights and obligations arising hereunder with respect to a Pre-Contribution Tax Period shall survive until they are fully effectuated or performed. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitations (giving effect to any extension, waiver or mitigation thereof).

13.    Headings.

The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

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14.    Entire Agreement; Amendments and Waivers; Severability.

(a)    Entire Agreement. This Agreement and the Tax Allocation Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained hereof. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of each of MI and B&W, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)    Amendments and Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any right, power or privilege.

(c)    Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision or the application of such provision to such party or circumstances, other than those determined to be so invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by applicable law and shall not be affected by such determination, unless such a construction would be unreasonable.

15.    Governing Law and Interpretation.

This Agreement has been made in, and shall be construed and enforced in accordance with the laws of, the State of New York, without giving effect to any laws or principles relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

16.    Dispute Resolution.

The parties shall endeavor in good faith promptly to resolve any disagreement or dispute relating to this Agreement.

17.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

18.    Assignments; Third Party Beneficiaries.

Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the tax attributes of such party under applicable law). This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no other person shall be a third party beneficiary hereof.

19.    Further Assurances.

MI and B&W shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

20.    Authorization.

Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of applicable law or of its charter or bylaws or any agreement, instrument or order binding on such party.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

MI, on its own behalf and on behalf of each member of MI Group.

By:

Name:
Title:

B&W, on its own behalf and on behalf of each member of B&W Group.

By:

Name:
Title:

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EXHIBIT C

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is made as of                          , 20031 (the “Effective Date”) by and between McDermott Incorporated, a Delaware corporation (“McDermott”), and The Babcock & Wilcox Company, a Delaware corporation (“B&W”).

WITNESSETH:

WHEREAS, McDermott and B&W are parties to a Support Services Agreement dated as of January 1, 2000 (the “Support Services Agreement”), pursuant to which McDermott performs and provides certain services and resources to B&W;

WHEREAS, McDermott and B&W are parties to a Settlement Agreement dated as of                          , 2003 (the “Settlement Agreement”), which they entered into in conjunction with the plan of reorganization that has been confirmed by the U.S. Bankruptcy Court for the Eastern District of Louisiana in the Chapter 11 bankruptcy proceedings involving B&W as a debtor (the “Plan of Reorganization”);

WHEREAS, as contemplated by the settlement being effected pursuant to the Settlement Agreement and the Plan of Reorganization, B&W will cease to be an indirect wholly owned subsidiary of McDermott and the Asbestos PI Trust (as defined in the Plan of Reorganization) will become the holder of record of all the outstanding shares of capital stock of B&W, effective as of the Effective Date;

WHEREAS, the termination provisions of the Support Services Agreement currently provide that the Support Services Agreement will terminate with respect to B&W on the date that is 90 days after the date on which McDermott ceases to own or control, directly or indirectly, a majority of the voting stock of B&W, and B&W and McDermott desire to modify those provisions as provided in Section 6(d) hereof; and

WHEREAS, B&W desires that McDermott provide, and McDermott desires to provide to B&W, administrative transition services on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.    TRANSITION SERVICES

(a)    Transition Services.

Subject to the terms and conditions set forth in this Agreement, during the Service Term (as defined below), McDermott will provide to B&W and its subsidiaries: (i) the transition services set forth on Attachment A hereto (the “G&A Services”), in each case consistent with the types and amounts of administrative services that have been provided by McDermott under the Support Services Agreement; and (ii) the Employee Benefits Services (as defined in Section 3 and, collectively with the G&A Services, the “Transition Services”).

(b)    Term.

(i)    Subject to the termination provisions of Section 1(b)(ii) and the provisions of Section 1(b)(iii) with respect to Employee Benefits Services, the term for the provision of Transition Services (the “Service Term”) under this Agreement will be for an initial term of nine months (the “Initial Term”), provided that, beginning on the date that is 91 days after the Effective Date (the “First Renewal Date”), the Service Term will be for a continually renewing term of six months commencing on the First Renewal Date and renewing each day thereafter for an additional day, without any further action on the part of either party to this Agreement, until one of the parties terminates the Service Term pursuant to Section 1(b)(ii).

1 Date will be the same as the Effective Date as defined in the Plan of Reorganization.

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(ii)    Notwithstanding the provisions of Section 1(b)(i), McDermott may terminate the Service Term at any time following any breach by B&W of any of the provisions of Section 2 or any of B&W’s other obligations under this Agreement by providing B&W with written notice of termination, which notice shall clearly state the nature of the breach; provided, however, that, in the event of a breach involving a failure to pay the Monthly G&A Services Fee (as hereinafter defined) on a timely basis as provided in Section 2(a), the Service Term shall not terminate until the third Business Day (as hereinafter defined) following McDermott’s delivery of such notice of termination to B&W, and then only if the failure to so pay such Monthly G&A Services Fee shall not have been cured by the payment in full of such Monthly G&A Services Fee (together with interest thereon, at the rate of 8% per annum, from (and including) the due date thereof to (but excluding) the date of such payment); provided, further, that, in the event of a breach other than a breach involving a failure to pay the Monthly G&A Services Fee on a timely basis as provided in Section 2(a), the Service Term shall not terminate until the 15th day following McDermott’s delivery of such notice of termination to B&W, and then only if such breach shall not have been remedied to the reasonable satisfaction of McDermott. If the Service Term is terminated during the Initial Term pursuant to the foregoing provisions of this Section 1(b)(ii), B&W will become obligated to pay McDermott, on the date such termination becomes effective, a termination fee equal to (A) $11,250,000 less (B) the aggregate amount of Monthly G&A Service Fees previously paid by B&W to McDermott under this Agreement with respect to the Initial Term. From and after the First Renewal Date, either party hereto may terminate the Service Term at any time by providing at least 180 days’ prior written notice to the other party.

(iii)    Subject to all other provisions of this Agreement, (A) B&W may terminate its obtaining from McDermott all or a portion of the Employee Benefits Services, with 90 days’ prior written notice to McDermott, at any time during the Service Term, (B) McDermott may terminate its provision of all or a portion of the Employee Benefits Services at any time, by providing written notice of such termination to B&W, if McDermott ceases (in accordance with the provisions of this Agreement or any amendment hereto) to administer the payroll and human resources information systems of B&W and its subsidiaries and (C) McDermott may terminate its provision of all or a portion of the Employee Benefit Services at any time, by providing written notice of such termination to B&W, following any breach by B&W of any of the provisions of Section 2 or any of B&W’s other obligations under this Agreement. Notwithstanding the foregoing: (A) the services described in Sections 3(a) and (b) may only be provided hereunder as a whole and may only be terminated hereunder in their entirety; (B) the services described in Section 3(d) may only be provided hereunder as a whole and may only be terminated hereunder in their entirety; and (C) the services described in Sections 3(e) and (f) may only be provided hereunder as a whole and may only be terminated hereunder in their entirety.

(iv)    Notwithstanding the termination of the Service Term or any termination of this Agreement, the provisions of Section 1(c), Section 2 (in its entirety as those provisions relate to any then-unreimbursed payments), and Sections 2(d), 4, 5 and 6 shall remain in full force and effect.

(c)    Limited Warranty for Transition Services.  McDermott will, in good faith, endeavor to provide the Transition Services hereunder with substantially the same level of care and diligence that it has historically applied in providing administrative services to B&W and its subsidiaries under the Support Services Agreement (except to the extent that such level of care and diligence will be reduced by reason of the fact that McDermott is not providing executive management services to B&W and subsidiaries from and after the Effective Date). EXCEPT AS EXPRESSLY PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, ALL TRANSITION SERVICES WILL BE PROVIDED WITHOUT ANY WARRANTIES OF ANY KIND AND MCDERMOTT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING THE WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION. For purposes of this Agreement, the term “Affiliate” means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of that Person, by contract or otherwise).

2.    PAYMENTS FOR TRANSITION SERVICES; REIMBURSEMENT; PRESERVATION OF CERTAIN THIRD-PARTY ARRANGEMENTS.

(a)    Fees.  For the G&A Services, B&W shall pay to McDermott a monthly fee in the amount of $1,250,000 (the “Monthly G&A Services Fee”), which shall be due and payable at the end of each month during the Service Term;

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provided, however, that, with respect to each of the first month of the Service Term and, if the Service Term ends on a day other than the last day of a month, the last month of the Service Term, the Monthly G&A Services Fee for such month shall be prorated based on a ratio the numerator of which shall be the number of days during such month that are within the Services Term and the denominator of which shall be the total number of days of such month. The Monthly G&A Services Fee does not cover services other than the types of services that have been provided by McDermott under the Support Services Agreement or amounts of service that exceed the amounts of services that have been provided by McDermott under the Support Services Agreement. If B&W desires to obtain any such different or additional services from McDermott and McDermott desires to provide those services, the parties will negotiate in order to mutually determine the appropriate compensation arrangements for those services. B&W’s monetary obligations with respect to the Employee Benefits Services are described in Section 3. McDermott shall not be obligated to advance any funds on behalf of B&W or its subsidiaries.

(b)    Taxes.  In addition to any other amounts payable to McDermott hereunder, B&W shall promptly reimburse McDermott for any taxes, excises, imposts, duties, levies, withholdings or other similar charges (excepting any charges based on net income) that it may be required to pay in connection with the performance of Transition Services and that are not of the kind that were historically included in the determination of the fees paid to McDermott by B&W or any of its subsidiaries for administrative services under the Support Services Agreement.

(c)    Reimbursement.  The parties hereto acknowledge that, notwithstanding the last sentence of Section 2(a) above, McDermott may, in its sole discretion, make payments to third parties (including for legal, insurance, financial, accounting, payroll processing, data processing, telecommunications, travel and public relations fees, costs and expenses) on behalf of B&W in connection with McDermott’s provision of Transition Services to B&W (or its subsidiaries) or otherwise. Subject to the last sentence of this Section 2(c), B&W agrees to promptly, and in any event within 20 days of written notice, reimburse McDermott for any such third party fees, costs and expenses paid by McDermott. Subject to the last sentence of this Section 2(c), B&W also agrees to promptly reimburse McDermott for any and all other costs, expenses and other amounts paid by McDermott, directly or indirectly, to third parties on behalf or for the benefit of B&W or any of its subsidiaries in connection with McDermott’s provision of Transition Services to B&W or any of its subsidiaries after the Effective Date. Notwithstanding the foregoing provisions of this Section 2(c), B&W will not be obligated to reimburse McDermott for any third-party fees, costs or expenses that: (i) were incurred by McDermott to obtain any services in replacement of administrative services that were regularly performed by McDermott (and not by a third party) under the Support Services Agreement in the 24-month period immediately preceding the Effective Date; or (ii) (A) were paid to any third party which was not, directly or indirectly (pursuant to the Support Services Agreement, pursuant to McDermott’s administration of any of the employee benefit plans or arrangements referred to in Section 3, or otherwise), a third-party service provider to B&W or any of its subsidiaries in the 24-month period immediately preceding the Effective Date and which was retained by McDermott without B&W’s consent (provided that such consent shall not have been unreasonably withheld or delayed) and (B) either involve a specified contract amount or a separately invoiced amount in excess of $100,000 or involve independent auditing services or legal representation in any legal proceeding.

(d)    Preservation of Certain Third-Party Arrangements.  Each of McDermott and B&W will use commercially reasonable efforts to preserve the relationships with third parties who, as of the Effective Date, provide services, directly or indirectly, to McDermott and B&W, if and to the extent it continues to be mutually beneficial to McDermott and B&W to maintain those relationships; provided, however, that, upon the post-Effective Date termination of any contract with any such third party, either McDermott or B&W may (in its sole discretion) decline to enter into an extension or replacement contract with such third party. With respect to each contract referred to on Attachment B hereto (each a “Long-Term Discount Contract”), B&W shall continue to use the services to be provided pursuant to that contract for the remaining term of that contract (notwithstanding that such term may extend beyond the Service Term), in a manner consistent with its past practices, and B&W shall continue to reimburse McDermott for the portion of the fees and expenses payable by McDermott or any of its subsidiaries under that contract that are allocable to B&W and its subsidiaries on the same basis that the fees and expenses payable under that contract have been allocated in the 24-month period immediately preceding the Effective Date; provided, however, that B&W shall be relieved of its obligations under this sentence with respect to a Long-Term Discount Contract if the service provider under that contract agrees to reduce the volume or other commitments by the amounts attributable to B&W and its subsidiaries, if such agreement is effected at no cost to McDermott or any of its subsidiaries.

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3.    EMPLOYEE BENEFIT PLAN MATTERS.

McDermott and its subsidiaries will provide the services to B&W and its subsidiaries described below in Sections 3(a), (b), (c), (d), (e) and (f) (the “Employee Benefits Services”) and, in that connection, the parties hereto agree to the matters set forth below in this Section 3:

(a)    Healthcare, Medical, Insurance and Other Employee Welfare Plans.  McDermott and its subsidiaries will assist B&W and its subsidiaries in establishing employee welfare plans (the “B&W Welfare Plans”) that will provide employees of B&W and its subsidiaries with substantially the same benefits as they are currently being provided under the McDermott employee welfare plans listed in Schedule 3(a) hereto (the “McDermott Welfare Plans”). For purposes of this Agreement, the term “B&W Welfare Plans” shall include the welfare plans sponsored by B&W or Diamond Power International, Inc., pursuant to collective bargaining agreements with the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers or the United Steelworkers of America (the “B&W Union Plans”). McDermott and its subsidiaries shall retain responsibility for providing retiree welfare benefits to participants in the McDermott Welfare Plans who terminated employment from the Nuclear Equipment Division of BWXT Technologies, Inc., including such employees who were employed at the B&W foundry in Barberton, Ohio prior to the Effective Date. McDermott will assist B&W in working with outside vendors to establish the B&W Welfare Plans and, if requested by B&W, provide administrative support for one or more of the B&W Welfare Plans until the first to occur of (i) the termination of the Service Term, (ii) B&W’s or McDermott’s termination of the services described in this Section 3(a) in accordance with the provisions of Section 1(b)(iii), and (iii) a Change of Control of B&W. For so long as McDermott is providing the Employee Benefits Services, B&W covenants and agrees that provisions of the B&W Welfare Plans, other than the B&W Union Plans, shall not deviate in any material respect from the provisions of the McDermott Welfare Plans without the consent of McDermott, which consent shall not be unreasonably withheld. Nothing in this Section 3(a) shall be construed as prohibiting B&W or its subsidiaries from adopting other welfare benefit programs in addition to the B&W Welfare Plans; however, B&W hereby acknowledges and agrees that it shall be solely responsible for the establishment and administration of any such additional welfare program. McDermott covenants and agrees that, for so long as it is providing the Employee Benefit Services, it will not initiate any elimination of or material modification to the benefits provided under the McDermott Welfare Plans without prior consultation with B&W. Pending the establishment of the B&W Welfare Plans, the employees of B&W and its subsidiaries will be permitted to continue to participate in the McDermott Welfare Plans to the extent they are currently participating in such plans (with appropriate payroll deductions to be made in connection with such continued participation); provided, however, that such participation shall not, in any event, extend for more than 90 days from the Effective Date. B&W shall bear all third-party incremental costs and expenses associated with establishing and administering the B&W Welfare Plans (and the employer-paid costs incurred for the benefits provided under the McDermott Welfare Plans and the B&W Welfare Plans to or on behalf of current and former B&W employees), and, subject to the last sentence of Section 2(c), to the extent McDermott or any of its subsidiaries incurs any such costs or expenses, B&W shall reimburse McDermott or such subsidiary in full promptly upon request therefor.

(b)    Retiree Medical and Life Insurance for Discontinued Operations.  McDermott and its subsidiaries will administer the retiree medical and life insurance programs provided to eligible former employees of divested or discontinued B&W operations and eligible former employees associated with the Power Generation product lines of the Barberton Plant (other than former employees of the B&W foundry), until the first to occur of (i) the termination of the Service Term, (ii) B&W’s or McDermott’s termination of the services described in this Section 3(b) in accordance with the provisions of Section 1(b)(iii), and (iii) a Change in Control of B&W. B&W shall bear all third-party incremental costs and expenses associated with administering such plans, and the employer-paid premium or benefit cost incurred in connection with the benefits provided under such plans, and, subject to the last sentence of Section 2(c), to the extent McDermott or any of its subsidiaries incurs any such cost or expense, B&W shall reimburse McDermott or such subsidiary in full promptly upon request therefore.

(c)    B&W LTD Plan.  The interests and entitlements of employees of participating employers other than B&W and its subsidiaries in the Long Term Disability Plan for Salaried Employees of The Babcock & Wilcox Company, PIN:627 (the “B&W LTD Plan) shall be spun-off from the B&W LTD Plan into the Long Term Disability Plan for Employees of McDermott Incorporated and Participating Subsidiary and Participating Subsidiary and Affiliated Companies, PIN: 510 (the “McDermott LTD Plan”), effective as of the Effective Date. Funds held under the B&W LTD Plan’s Funding Agreement and used to provide a premium holiday to certain participants in the B&W LTD Plan shall be allocated between the McDermott LTD Plan and the B&W LTD Plan based on the ratio of the number of participants in each LTD Plan on the Effective Date who were enjoying a premium holiday as of the day before the Effective Date to the total number of participants enjoying a premium holiday as of such day.

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(d)    401(k) Plan.  Effective as of the Effective Date, B&W shall establish, at its sole cost and expense, a new defined contribution plan with a cash or deferred arrangement (the “B&W 401(k) Plan”). McDermott and its subsidiaries, as reasonably requested by B&W, will give reasonable assistance to B&W in establishing and administering the B&W 401(k) Plan during the period of time described in the following paragraph of this Section 3(d). B&W will timely file an application with the Internal Revenue Service for a favorable determination of the initial qualification of the B&W 401(k) Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and will adopt any amendments that may be required by the Internal Revenue Service as a condition to issuing such favorable determination. Each B&W employee and each employee of B&W’s subsidiaries who was an active participant in the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”) immediately prior to the Effective Date shall immediately participate in the B&W 401(k) Plan on the Effective Date, and shall cease to actively participate in the Thrift Plan as of the Effective Date. McDermott shall cause to be transferred (in accordance with the requirements of Section 414(1) of the Code) to the funding vehicle established by B&W to hold the assets of the B&W 401(k) Plan the aggregate account balances under the Thrift Plan of participants in the entities codes listed on Attachment C hereto who have account balances in the Thrift Plan. Such transfer shall occur as soon as administratively practicable (but in no event later than 90 days after the Effective Date) in cash, in kind, or in some combination of the two, whichever B&W and The Vanguard Group mutually agree to be the most efficient and cost effective for participants under the circumstances. B&W represents and warrants to McDermott that the B&W 401(k) Plan shall be designed in a manner that, in all material respects, preserves any and all Code Section 411(d)(6) protected benefits provided under the terms of the Thrift Plan.

Effective as of the Effective Date, B&W shall appoint a Plan Administrator of the B&W 401(k) Plan, within the meaning of Section 3(16) of ERISA and Section 414(g) of the Code, who shall be the “named fiduciary” for purposes of ERISA. Such Plan Administrator shall appoint McDermott, acting through its Legal, Tax and Employee Benefit Departments, as agent of the Plan Administrator for purposes of carrying out the ministerial, nonfiduciary administrative functions described in U.S. Department of Labor Regulation Section 2509.75-8, QDRO administration and first-level claims adjudication, which appointments shall continue until the first to occur of (i) the termination of the Service Term, (ii) B&W’s or McDermott’s termination of the services described in this Section 3(d) in accordance with the provisions of Section 1(b)(iii), and (iii) a Change in Control of B&W. B&W shall bear any incremental third-party costs associated with administering the B&W 401(k) Plan, and, subject to the last sentence of Section 2(c), to the extent McDermott or any of its subsidiaries incurs any such costs or expenses, B&W shall promptly reimburse McDermott or such subsidiary in full upon request therefor.

(e)    U.S. Pension Plan.  Effective as of the Effective Date, B&W shall establish, at its sole cost and expense, a new defined benefit pension plan (the “B&W Pension Plan”) and a trust or other funding vehicle to hold the assets of the B&W Pension Plan. McDermott and its subsidiaries, as reasonably requested by B&W, will give reasonable assistance to B&W in establishing and administering the B&W Pension Plan during the period of time described in the following paragraph of this Section 3(e). B&W will timely file with the Internal Revenue Service an application for a favorable determination of the initial qualification of the B&W Pension Plan under Section 401(a) of the Code, and will adopt any amendments that may be required by the Internal Revenue Service as a condition to issuing such favorable determination. Each B&W employee and each employee of B&W’s subsidiaries who was an active participant in the Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Pension Plan”) immediately prior to the Effective Date shall immediately participate in the B&W Pension Plan on the Effective Date and shall cease to actively participate in the McDermott Pension Plan as of the Effective Date. McDermott shall cause to be transferred to the B&W Pension Plan the accrued liabilities (the “Pension Liability”) of Transferred Participants. For this purpose, the term “Transferred Participants” shall mean participants in the entity codes described in Attachment D hereto, which, in general, shall include participants who, on the Effective Date, are (i) employees of Babcock & Wilcox International Investments Co., Inc. or B&W or any current direct or indirect subsidiary of B&W, (ii) participants who terminated employment, on or before the Effective Date, with Babcock & Wilcox International Investments Co., Inc. or the current business lines of B&W or any current direct or indirect subsidiary of B&W and (iii) participants who, as of the Effective Date, are employed at, or terminated employment from B&W’s foundry in Barberton, Ohio. The Pension Liability shall be calculated pursuant to Section 414(l) of the Code and using applicable PBGC regulations and assumptions, as described in PBGC regulation Part 4044 and related appendices. The McDermott Pension Plan assets attributable to the Transferred Participants’ Pension Liability, minus any benefit payments made between the Effective Date and the date of transfer, shall be transferred to the funding vehicle established by B&W to hold the assets of the B&W Pension Plan as soon as administratively practicable, but in no event later than the first day of the month coincident with or next following the

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90th day after the Effective Date. Such assets shall be transferred in cash or in kind or in some combination thereof, determined at the discretion of B&W; provided, however, that any transaction costs associated with liquidating investments to raise cash at B&W’s request shall be paid from the assets of the B&W Pension Plan and the B&W Pension Plan shall receive, in kind, its proportionate share of any illiquid assets held by the McDermott Pension Plan. Any calculations of the amount to be transferred under this Section 3(e) by the McDermott enrolled actuary shall be subject to review by an enrolled actuary retained by B&W solely for this purpose. If the actuaries cannot agree on the amount to be transferred, McDermott and B&W shall appoint a third mutually acceptable actuary whose decision on the amount to be transferred shall be binding on the parties. In that case, McDermott and B&W shall cause the third actuary to act promptly to resolve the issues in dispute, and the fees and expenses of such third actuary shall be borne by B&W. McDermott shall furnish, or cause to be furnished, to the actuary designated by B&W and the third actuary (if one is appointed) all information such actuary shall reasonably request for purposes of making this determination. McDermott and B&W shall each be responsible for completing and filing IRS Form 5310-A with the accompanying actuarial statement of compliance under Section 414(l) of the Code prepared by their respective enrolled actuary.

Effective as of the Effective Date, B&W shall appoint a Plan Administrator of the B&W Pension Plan, within the meaning of Section 3(16) of ERISA and Section 414(g) of the Code, who shall be the “named fiduciary” of the Plan for purposes of ERISA. Such Plan Administrator shall appoint (A) The McDermott Retirement Service Center and McDermott, acting through its Legal, Tax and Employee Benefits Departments, as agents of the Plan Administrator for purposes of carrying out the ministerial, nonfiduciary functions described in U.S. Department of Labor Regulation Section 2509.75-8, QDRO administration and first level claims adjudication, and (B) Buck Consultants as enrolled actuary for the B&W Pension Plan (provided, however, that Buck Consultants shall not be retained by B&W as its enrolled actuary for purposes of the transfer of the Pension Liability described above), which appointments shall continue until the first to occur of (i) the termination of the Service Term, (ii) B&W’s or McDermott’s termination of the services described in this Section 3(e) in accordance with the provisions of Section 1(b)(iii), and (iii) a Change in Control of B&W. B&W shall bear any incremental third-party costs associated with administering the B&W Pension Plan, and, subject to the last sentence of Section 2(c), to the extent McDermott or any of its subsidiaries incurs any such costs or expenses, B&W shall promptly reimburse McDermott or such subsidiary in full upon receipt. To the extent that payments of certain reasonable third-party costs and expenses of administering the McDermott Pension Plan have historically been made directly by the McDermott Pension Plan, such costs and expenses attributable to the Transferred Participants and/or the administration of the B&W Pension Plan that are incurred on or after the Effective Date shall be paid directly by B&W or by the B&W Pension Plan, whichever B&W determines is appropriate, and in either case as promptly as practicable.

(f)    Terminated Plans and Discontinued Operations.  McDermott and its subsidiaries will continue to provide administrative services in connection with the terminated defined benefit pension plans of divested or discontinued B&W operations until the first to occur of (i) the termination of the Service Term, (ii) B&W’s or McDermott’s termination of the services described in this Section 3(f) in accordance with the provisions of Section 1(b)(iii), and (iii) a Change in Control of B&W. B&W shall bear all third-party incremental costs and expenses associated with providing such administrative services, and, subject to the last sentence of Section 2(c), to the extent McDermott or any of its subsidiaries incurs any such cost or expense, B&W shall reimburse McDermott or such subsidiary in full promptly upon request therefor.

(g)    Canadian and U.K. Plans.  B&W will cause Babcock & Wilcox Canada Ltd. (“B&W Canada”) to be fully responsible for the Babcock & Wilcox Canada Limited Salaried Employees Retirement Plan, the Babcock & Wilcox Canada Limited Hourly-Paid Employees Pension Plan and the Diamond Canapower Employee Retirement Plan (Hourly) (the “B&W Canada Pension Plans”) after the Effective Date and shall cause Diamond Power (Scotland) Ltd. to be fully responsible for its defined benefit occupational pension scheme after the Effective Date, and neither McDermott nor any of its Affiliates shall have any liability or responsibility therefor. The investment committee of the master trust associated with the B&W Canada Pension Plans will be reconstituted as of the Effective Date so that it will be composed of persons designated by B&W Canada. B&W will also cause B&W Canada to be fully responsible for the Babcock & Wilcox Canada Limited Employee Profit Sharing Plan (the “B&W Canada Profit Sharing Plan”), and neither McDermott nor any of its Affiliates shall have any further liability or responsibility with respect thereto.

(h)    Foreign Pension Plan.  The benefit accruals for employees of B&W and its subsidiaries who have participated in the J. Ray McDermott S.A. Third Country National Employees Pension Plan (the “TCN Pension Plan”) will be frozen as of the Effective Date, and employees of B&W and its subsidiaries shall no longer participate in the TCN Pension Plan after the Effective Date.

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(i)    Nonqualified Pension Plans.  The interests and entitlements of current and former employees of participating employers other than B&W and its subsidiaries in the Restoration of Retirement Income Plan for Certain Participants in the Employee Retirement Plan of The Babcock & Wilcox Company (the “B&W Excess Plan”) shall be spun-off from the B&W Excess Plan and shall be transferred to the Restoration of Retirement Income Plan for Certain Participants in the Retirement Plan for Employees of McDermott Incorporated (the “McDermott Excess Plan”) effective as of the Effective Date. B&W and its subsidiaries shall cease to be participating employers in the McDermott International, Inc. Supplemental Executive Retirement Plan (the “SERP”) and the McDermott Incorporated Supplemental Retirement Payments Plan (“SRPP”) and employees of B&W and its subsidiaries shall no longer participate in the SRPP or SERP after the Effective Date. B&W shall have sole responsibility for the administration of the B&W Excess Plan and the payment of benefits thereunder to or on behalf of current and former employees of B&W and its subsidiaries and any SRPP or SERP benefits to or on behalf of former employees of B&W and its subsidiaries and neither McDermott nor any of its Affiliates shall have any liability or responsibility therefor. B&W shall bear all costs and expenses associated with administering the B&W Excess Plan and the payment of benefits thereunder and the payment of benefits under SERP and SRPP to former employees of B&W and its subsidiaries, and to the extent McDermott or any of its subsidiaries incurs any such cost or expense, B&W shall reimburse McDermott or such subsidiary in full promptly upon request therefor.

(j)    Definition of Change of Control of B&W.

(i)    For purposes of this Section 3, the term “Change of Control of B&W” means the occurrence of either of the following after the Effective Date but prior to the termination of the Service Term: (A) any Person (other than an Exempt Person), together with all its Affiliates and Associates, becomes the Beneficial Owner of 50.1% or more of the shares of B&W Common Stock then outstanding or (B) a merger of B&W with or into, or a sale by B&W of all or substantially all of its properties or assets to, another Person and, immediately thereafter, any Person (other than an Exempt Person), together with all its Affiliates and Associates, is the Beneficial Owner of 50.1% or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case of a merger or consolidation) or the Person acquiring all or substantially all of those properties or assets.

(ii)    For purposes of the definition of “Change of Control of B&W,” the following terms have the respective meaning set forth below:

“Associate” means, with reference to any person or entity, (A) any corporation, firm, partnership, association, unincorporated organization or other entity (other than B&W or a subsidiary of B&W) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (B) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

“B&W Common Stock” means the common stock of B&W, par value $10.00 per share.

A Person is deemed the “Beneficial Owner” of, and is deemed to “beneficially own,” any securities:

(A)    of which that Person or any of its Affiliates or Associates, directly or indirectly, is the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing);

(B)    which that Person or any of its Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; or

(C)    which are beneficially owned, directly or indirectly, by (1) any other Person (or any Affiliate or Associate thereof) with which that Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any voting securities of B&W or (2) any group (as Rule 13d-5(b) under the Exchange Act uses that term) of which that Person is a member.

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For purposes of this definition, “voting” a security includes voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of that security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Person” means the Asbestos PI Trust and the group (as Rule 13d-5(b) under the Exchange Act uses that term) comprised of the Asbestos PI Trust and the beneficiaries of the Asbestos PI Trust who, but for their status as claimants under the Asbestos PI Trust in respect of personal injuries or property damages, would not be Beneficial Owners of B&W Common Stock or Voting Shares of the Person surviving a transaction described in clause (B) of the definition of “Change of Control of B&W.”

“Person” means any natural person, sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or other employee organization or any federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.

“Voting Shares” means (A) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation’s board of directors; and (B) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

4.    INDEMNIFICATION; LIMITATION OF LIABILITY.

(a)    Indemnification.  B&W and its subsidiaries agree to and do hereby indemnify, defend and hold McDermott and each of its subsidiaries and Affiliates, the independent contractors any of them use to provide Transition Services, and the respective officers, directors, employees, consultants, agents and other representatives of McDermott and each of such subsidiaries, Affiliates and independent contractors (collectively, the “Indemnified Parties”) harmless from and against any and all demands, claims, actions, causes of action, suits and encumbrances brought or asserted by, or liabilities, penalties, obligations, losses, damages, fines, fees, penalties, costs and expenses paid or attributable to, third parties (collectively, “Losses”) to which any of the Indemnified Parties may be subjected arising out of, resulting from, or attributable to, directly or indirectly, (i) the performance or nonperformance of any Transition Service for or on behalf of B&W or any of its subsidiaries, except for any such Losses arising out of, resulting from, or attributable to, directly or indirectly, McDermott’s gross negligence or willful misconduct, (ii) the B&W Welfare Plans, (iii) the B&W LTD Plan, (iv) the B&W 401(k) Plan, (v) the B&W Pension Plan, (vi) the B&W Canada Pension Plans, (vii) the Diamond Power (Scotland) Ltd. defined benefit occupational pension scheme, (viii) the B&W Canada Profit Sharing Plan, (ix) the B&W Excess Plan, (x) any other obligation as to which this Agreement contemplates B&W or any of its subsidiaries shall have liability or responsibility, (xi) any acts or omissions of B&W or any of its subsidiaries, or (xii) personal injuries, including death, or damage to property occurring on B&W’s or any of its subsidiaries’ premises or arising out of or due to their operation of their businesses or their negligence; provided, however, that, notwithstanding the foregoing, neither B&W nor any of its subsidiaries is indemnifying McDermott or agreeing to defend and hold McDermott harmless from and against any claim by B&W against McDermott made in accordance with the provisions of Section 4(b). THE FOREGOING INDEMNIFICATION PROVISIONS ARE EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING THE STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL FAULT OF MCDERMOTT OR ANY OF THE OTHER INDEMNIFIED PARTIES (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR WHETHER LOSSES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN STATUTE OR OTHERWISE.

(b)    Limitation of Liability.

(i) B&W’s receipt of any Transition Service performed hereunder shall be an unqualified acceptance of, and a waiver by B&W of, any and all claims with respect to such Transition Service (except for any claims arising from the gross negligence or willful misconduct of McDermott), unless B&W gives McDermott written notice of a claim that

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relates to McDermott’s failure to perform with the level of care and diligence contemplated by Section 1(c) and such notice is delivered to McDermott prior to (A) the 90th day after the last day of the month in which such Transition Service was performed or (B) if the basis of any such claim could not have been discovered with reasonable diligence within that 90-day period, and (1) the Transition Service at issue did not involve the preparation or filing of a tax return, the first anniversary of the last day of the month in which such Transition Service was performed, or (2) the Transition Service at issue involved the preparation or filing of a tax return, the second anniversary of the last day of the month in which such Transition Service was performed. In the event that B&W shall have provided written notice to McDermott of a claim pursuant to this Section 4(b) and provided McDermott a reasonable opportunity to cure with respect to such claim, but such claim remains unresolved as of the date of termination of the Service Term, B&W shall have the right to withhold such portion of the final payment of the Monthly G&A Services Fee as shall be reasonably necessary to secure an appropriate resolution of the unresolved claim; provided, however, that, if any such claim involves any matter in dispute between B&W and McDermott, the parties shall endeavor in good faith to reach a rapid resolution of such dispute in accordance with the provisions of Section 6(j).

(ii)    Except as contemplated by Section 4(b)(i), in no event shall McDermott (or any of the other Indemnified Parties) be liable (in contract, infringement, warranty, tort, strict liability, negligence, indemnity or otherwise) to B&W or its subsidiaries for any Losses suffered by B&W or its subsidiaries arising out of, resulting from, or attributable to, or in any way associated with, directly or indirectly, the performance or nonperformance of any Transition Services or otherwise arising under this Agreement, except for any such Losses arising out of, or attributable to, directly or indirectly, the gross negligence or willful misconduct of McDermott. THIS LIMITATION OF LIABILITY IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING THE STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL FAULT OF MCDERMOTT OR ANY OF THE OTHER INDEMNIFIED PARTIES (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR WHETHER LOSSES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN STATUTE OR OTHERWISE.

(iii)    Any liability of McDermott to B&W arising with respect to any matters arising out of, or attributable to, directly or indirectly, this Agreement or the provision of Transition Services, regardless of the form of the claim or cause of action (whether based in contract, infringement, warranty, indemnification, negligence, strict liability, tort or otherwise), shall be limited to proper performance or reperformance of the applicable Transition Services. Without limiting the generality of the foregoing, in no event shall McDermott be liable to B&W for, and B&W hereby waives as to McDermott, to the fullest extent permitted by applicable law, any indirect, special, consequential, incidental or punitive damages, whether based in contract, infringement, warranty, indemnification, negligence, strict liability, tort or otherwise, incurred by B&W in connection with this Agreement or in any way associated with the performance of Transition Services under this Agreement, even if McDermott has been advised of the possibility of such damages. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy. “Consequential damages” shall include, but not be limited to, loss of anticipated profits, loss of use of money or products, loss of revenue, loss of data, loss of goodwill, cost of capital and loss or damage of other property or equipment.

5.    OWNERSHIP OF WORK PRODUCT.

(a)    Except as set forth in Section 5(b) below, all proprietary data, tools and methodologies and all proprietary written material, including programs, card decks, tapes, listings and other proprietary programming documentation, that were preexisting or originated with or prepared by McDermott (or one of its subsidiaries) pursuant to this Agreement shall belong to McDermott (or such subsidiary).

(b)    All proprietary data, tools and methodologies and all proprietary written material, including proprietary computer programs, card decks, types, listings and other proprietary programming documentation that B&W or any subsidiary of B&W provides to McDermott or any of its subsidiaries pursuant to this Agreement will be, and shall remain, the property of B&W or its subsidiaries.

(c)    No license under any patents, know-how, trade secrets, copyrights or other rights is granted by this Agreement or any disclosure in connection with this Agreement by either party hereto.

(d)    During the Service Term, (i) McDermott shall have reasonable access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of B&W relating to the Transition Services

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provided pursuant to this Agreement and (ii) B&W shall have reasonable access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of McDermott relating to the Transition Services provided pursuant to this Agreement.

6.    MISCELLANEOUS.

(a)    Limitation on Transition Services/Force Majeure.

(i)    Notwithstanding any other provision of this Agreement: (A) in connection with the performance of its obligations under this Agreement, in no event shall McDermott be obligated to acquire additional assets, rights or properties that McDermott would not acquire in the ordinary course of its business; and (B) McDermott shall not be required to perform services or take any other action hereunder that conflict with any applicable law, rule, regulation, order, contract, license, authorization, certification or permit.

(ii)    McDermott shall be relieved of its obligation to provide Transition Services hereunder, if and to the extent that any of the following events hinder, limit or make commercially impracticable the performance of any of its obligations hereunder: act of God, war, civil commotion, riot, acts of public enemies, blockade or embargo, fire, explosion, lightning, casualty, accident, flood, sabotage, national defense requirements, labor trouble, strike, lockout or injunction; governmental requests, laws, regulations, orders or actions, whether valid or invalid (including import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions); breakage or failure of machinery or apparatus; inability to obtain power, materials, facilities, equipment, communication or transportation; or any other event, whether or not of the class or kind enumerated herein, beyond the control of McDermott such as cannot be circumvented by reasonable diligence and without unusual expense. McDermott shall notify B&W in writing of the events causing delay or default in performance and take reasonable steps to attempt to remove or otherwise address the impediment to action.

(b)    Confidentiality.  Each party will hold, and will use its best efforts to cause its respective officers, directors, employees and other agents to hold, in confidence, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known by such party on a nonconfidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party on a nonconfidential basis from sources other than the other party; provided, however, that such party may disclose such information in connection with the transactions contemplated by this Agreement to the officers, directors, employees and other agents of such party so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to keep such information confidential and not to use it for any purpose other than its intended use; provided, further, that, if any person described in the immediately preceding proviso breaches its confidentiality obligations, the party to whom the disclosure is attributable will inform the other affected parties and will take reasonable steps at the request of such other affected parties to enforce such obligation. Notwithstanding the foregoing, each party may disclose such information if (i) compelled to disclose by judicial or administrative process or by other requirements of law or (ii) necessary to establish such party’s position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any disclosure pursuant to the preceding sentence, the disclosing party shall give reasonable prior notice to the other affected parties to this Agreement of such intended disclosure and, if requested by such party, shall use all reasonable efforts to obtain a protective order or similar protection for such information or data and shall otherwise disclose such information and data to the extent and only to the extent necessary to comply with any applicable rule, regulation or policy of a governmental entity or securities exchange. The obligation of a party hereto to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. The provisions of this Section 6(b) shall survive any termination of this Agreement or the provision of services hereunder.

(c)    Records.  McDermott shall maintain its business records pertaining to the Transition Services in accordance with its policies and procedures relating to records retention and disposal in effect as of the Effective Date (a written summary of which has been provided to B&W). Until any such business records have been disposed of in accordance with those policies and procedures, B&W shall be entitled, after reasonable notice and during normal business hours, to have reasonable access to those records at its sole cost and expense. Notwithstanding the foregoing, if at any time McDermott desires to dispose of any records that belong to B&W or that primarily relate to B&W, McDermott shall

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provide written notification to B&W and, at B&W’s request (which request shall be provided to McDermott in writing no later than 30 days following B&W’s receipt of such written notification from McDermott), McDermott shall transfer such records to B&W at B&W’s sole cost and expense, and if McDermott does not receive such request within that 30-day period, McDermott may destroy or otherwise dispose of the records that were the subject of such notification.

(d)    Entire Agreement.  This Agreement memorializes, constitutes and supersedes all prior agreements and understandings, oral or written, express or implied, between the parties with respect to the subject matter of this Agreement. Without limiting the generality of the foregoing, this Agreement shall be deemed to amend Section 1(d)(i) of the Support Services Agreement to provide for the Support Services Agreement to terminate immediately as of the Effective Date (except that the provisions of the Support Services Agreement that are to survive any termination of the Support Services Agreement (as specified in Section 1(d)(iv) thereof) shall remain in full force and effect) and this Agreement shall be deemed to supersede the Support Services Agreement with respect to any and all services to be provided by McDermott (or any of its Affiliates) to B&W (or any of its Affiliates) from and after the Effective Date; provided, however, that, with respect to any unpaid amounts due for services provided pursuant to the Support Services Agreement prior to the Effective Date, the provisions of Section 2 of the Support Services Agreement shall remain operative. This Agreement also supersedes the Support Services Agreement dated as of July 1, 1997 by and between B&W and BWX Technologies, Inc., a Delaware corporation and an indirect wholly owned subsidiary of MII, which Support Services Agreement is hereby deemed to be terminated in its entirety. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto in entering into this Agreement.

(e)    Binding Effect; Assignment; No Third-Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that McDermott may, without the consent of B&W, assign, delegate or transfer any of its rights or obligations under this Agreement to one or more of its Affiliates, and may discharge its obligation to render Transition Services in whole or in part through third parties (provided that any such assignment or use of third parties by McDermott pursuant to this exception will not relieve McDermott of its obligations under this Agreement). This Agreement is not intended, and shall not be construed, deemed or interpreted, to confer on any person or entity not a party hereto any rights or remedies hereunder, except as otherwise provided expressly herein.

(f)    Amendments and Waivers.  (i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement affected by the amendment, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(g)    Notices.  All notices required or permitted under this Agreement must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if deposited with the United States Postal Service (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the party to whom notice is sent, at the address of such party set forth below (or at such other address as such party may designate by written notice to the other party hereto in accordance with this Section 6(g)):

(A) if B&W, addressed to it at:

20 S. Van Buren Avenue

Barberton, Ohio 44203

Attn.: Michael J. Grady, Esq.

Facsimile: (330) 860-1057

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(B) If to McDermott, addressed to it at:

1450 Poydras

New Orleans, Louisiana 70112-6050

Attention: John T. Nesser, III, Esq.

Fax No.: (504) 587-5657

(h)    Independent Contractors.  The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. McDermott’s employees shall at all times remain under McDermott’s exclusive control and direction and shall be employees of McDermott and shall not be employees B&W or any Affiliate of B&W. Neither party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other party. Neither party hereto shall have power to control the activities and operations of the other party, nor to bind or commit the other party.

(i)    Headings/Interpretation.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms used herein shall have the respective meanings set forth herein. This Agreement uses the words “herein,” “hereof” and “hereunder” and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the word “Section” refers to Sections of this Agreement unless otherwise specified. In this Agreement, whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter. As used in this Agreement, (i) the term “Business Day” means any day other than a Saturday, Sunday or U.S. federal holiday, (ii) all references to “$” or “dollars” are to U.S. dollars, (iii) the word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and (iv) the words “shall” and “will” are used interchangeably and have the same meaning. The language this Agreement uses will be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against either party hereto.

(j)    Commercially Reasonable Efforts to Resolve Disputes; Mediation.  If either party hereto has a claim, action or dispute with the other party hereto which arises out of or relates to this Agreement and as to which this Agreement does not provide a specific remedy (any such claim, action or dispute being referred to herein as a “Dispute”), McDermott and B&W shall exercise commercially reasonable efforts to resolve the Dispute in good faith as promptly as practicable. If a Dispute is not resolved to the satisfaction of either party pursuant to the provisions of the immediately preceding sentence, that party may notify the other party in writing, which notice shall contain a description of the Dispute and a proposed resolution thereof (a “Dispute Notice”). Each of McDermott and B&W shall designate a member of its executive management to serve on a joint dispute resolution committee to be formed to attempt to resolve the Dispute. The persons serving on that committee may, if they desire, consult outside experts or a mutually respected disinterested person for assistance in arriving at a resolution. All negotiations pursuant to this Section 6(j) shall be kept confidential and shall be treated as compromise and settlement negotiations for purposes of any applicable rules of evidence. If the joint dispute resolution committee is unable to arrive at a resolution, the parties will undertake mediation in accordance with the Model ADR Procedures for Mediation of Business Disputes of the CPR Institute for Dispute Resolution (the “CPR”), either as written or as modified by mutual agreement. The parties will make a good-faith effort to select a mutually acceptable mediator to mediate the Dispute. If the parties encounter difficulty in agreeing on a mediator, they will seek the assistance of the CPR in the selection process. In the mediation, each of McDermott and B&W shall be represented by persons with authority and discretion to negotiate a resolution of the Dispute and may be represented by counsel. The mediator shall determine the format for any meetings to be held in connection with such mediation, and any such mediation sessions shall be private. The mediator shall keep confidential all information learned in private caucus with any party unless specifically authorized by such party to make disclosure of the information to another party. McDermott and B&W agree that the entire mediation process shall be kept confidential, and any actions, statements, promises, offers, views and opinions taken, made or expressed shall be treated as compromise and settlement negotiations and shall not be discoverable or admissible in any proceeding for any purpose. The fees and expenses of the mediator shall be shared as deemed appropriate by the mediator. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the Dispute and any related matters. Notwithstanding the foregoing, neither McDermott nor B&W will be precluded from submitting any Dispute to an appropriate judicial proceeding for resolution at any time.

(k)    Governing Law; Jurisdiction; Service of Process.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the

12

State of Louisiana, without regard to any conflicts of law provision or rule thereof that would result in the application of the laws of any other jurisdiction. Each of B&W and McDermott hereby irrevocably (i) submits to the nonexclusive jurisdiction of the federal and state courts in New Orleans, Louisiana in any action, suit or proceeding arising out of or relating to this Agreement and (ii) agrees that any and all claims in respect of any such action, suit or proceeding may be heard and determined in any such court. Each of B&W and McDermott hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may have to laying of venue in respect of any action, suit or proceeding to which it is a party that (i) arises out of or relates to this Agreement and (ii) is brought in any federal or state court located in New Orleans, Louisiana; and each of B&W and McDermott hereby agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. Service of process on any party to this Agreement for any action, suit or proceeding arising out of or relating to this Agreement may be made in any manner Section 6(g) specifies for notices.

(l)    Severability.  If any term or other provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby, it being intended by each party hereto that all the rights and privileges of all parties hereto will be enforceable to the fullest extent permitted by applicable law.

(m)    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

McDERMOTT INCORPORATED

By:

Name:
Title:

THE BABCOCK & WILCOX COMPANY

By:

Name:
Title:

13

Schedule 3(a)

McDermott Welfare Plans

1.	Health Care Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

•	Medical

•	Dental

•	Mental Health

•	Prescription Drug

2.	Health Care Plan for Retired Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

•	Medical

•	Mental Health

•	Prescription Drug

3.	Group Insurance Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

•	Life Insurance

•	Personal Accident Insurance

•	Cancer Care Insurance

•	Hospital Income Insurance

•	Long Term Care Insurance

4.	Cafeteria Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

•	Health Care Premium Conversion

•	Medical FSA

•	Dependent Care FSA

5.	Vision Insurance Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

6.	Travel Insurance Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

7.	Medical and Life Insurance Plan – West Point Works

8.	Medical and Life Insurance Plan – Paris Works

9.	Severance Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies

10.	Medical and Life Insurance Plan for Hourly Employees of BWX Technologies, Inc. Nuclear Equipment Division

11.	The Babcock & Wilcox Company West Point Hourly Long-Term Disability Plan

ATTACHMENT A

G&A SERVICES

•	Accounting & financial reporting

•	Business analysis & corporate development

•	Communications & marketing

•	Compliance services

•	Coordinating external & internal audit services

•	Government contracting administration

•	Information technology administration

•	Corporate secretary services

•	Payroll, payables & record keeping administration

•	Personnel & human resource administration

•	Purchasing, procurement & transportation administration

•	Safety, health, environmental & risk management

•	Salary & benefits administration

•	Tax return preparation and related services

•	Treasury administration

ATTACHMENT B

LONG-TERM DISCOUNT CONTRACTS

1.	AT&T contract to which McDermott Incorporated and certain of its affiliates are parties, providing for services of voice calling from the U.S. to worldwide locations and for data circuits in the U.S. for the usage period from May 1, 1999 to April 30, 2009

ATTACHMENT C

401(k) PLAN PARTICIPANT ENTITY CODES

0014 MAIN

(TO BE SPLIT BETWEEN B&W & McDERMOTT)

0051 B&W – HOME OFFICE

0508 NUCLEAR EQUIPMENT DIV.

(FOUNDRY EMPLOYEES WILL HAVE TO BE IDENTIFIED)

0511 B&W CANADA

0513 B&W TUBULAR PRODUCTS DIVISION

0524 BAILEY CONTROLS USA

0532 DIAMOND POWER USA

0595 MANUFACTURING DIV. – WEST POINT, MS.

0602 PGG DIV. – PARIS PLANT

0603 PGG DIV. – WEST POINT PLANT

0619 P.T. B&W INDONESIA

0621 POWER SAFETY INTERNATIONAL

0635 B&W PGG DIV.

0651 AMERICON, INC.

0652 B&W CONSTRUCTION CO., INC.

0653 SUNLAND

0662 B&W INTL. INV. CO., INC.

0665 AMERICON EQUIPMENT SERVICES

0671 POWER COMPUTING

0694 PALM BEACH RESOURCES RECOVERY CORP.

0735 POWER SYSTEMS OPERATIONS – EDENSBURG

0736 POWER SYSTEMS OPERATIONS – DANVILLE

0737 NATIONAL ECOLOGY ACQUISITION COMPANY

0744 POWER SYSTEMS – REVLOC

0745 POWER SYSTEMS – LITTLE ROCK

0781 B&W EGYPT SAE

0798 MONMOUTH MATERIALS PROCESSING RECOVERY FACILITY

1564 DIAMOND OPERATING COMPANY

1875 JOY ENVIRONMENTAL SERVICES

1876 JOY ENVIRONMENTAL ENTERPRISES

H603 WEST POINT PLANT – HOURLY

H798 MONMOUTH MATERIALS PROCESSING & RECOVERY HOURLY

M635 MAINE POWER SERVICE

P635 POWER GENERATION – PARIS, TEXAS

S693 B&W ENGINEERING RESEARCH SALARIED

S703 SPECIAL METALS

PARTICIPANTS WITH NO ENTITY # –

(TO BE MANUALLY IDENTIFIED)

ATTACHMENT D

PENSION PARTICIPANT ENTITY CODES

McDermott Benefit Structure

	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
1	001	Offshore Fabrication Main office	McD	300	McDermott Inc

2	002	McDermott Marine Division	McD	300	McDermott Inc

3	003	McD Admin and Services Division	McD	300	McDermott Inc

4	004	McD Inland Service Div.	McD	300	McDermott Inc

5	005	MVS Domestic Operating	McD	300	McDermott Inc

6	006	Harvey Fabrication Division	McD	300	McDermott Inc

7	008	McDermott Fabricators	McD	300	McDermott Inc

8	009	McDermott Offshore Division	McD	300	McDermott Inc

9	010	Morgan City Shipyard Division	McD	300	McDermott Inc

10	011	Materials & Transportation Division	McD	300	McDermott Inc

11	012	Marine Engineering NOLA Pre 6-30-82	McD	300	McDermott Inc

12	014	McDermott Incorporated	McD	300	McDermott Inc

13	016	Engineering & Services – Administration	McD	300	McDermott Inc

14	017	McDermott Equipment & Machinery	McD	300	McDermott Inc

15	018	Harvey Supply Company	McD	300	McDermott Inc

16	019	McDermott Research & Development: Pre 4-1-83	McD	300	McDermott Inc

17	021	New Iberia Fabrication Division	McD	300	McDermott Inc

18	023	McDermott Bayou Black Division	McD	300	McDermott Inc

19	025	Marine Engineering - NOLA	McD	300	McDermott Inc

20	027	Marine Engineering - Lafayette	McD	300	McDermott Inc

21	029	Mentor Subsea Technology Services, Inc.	McD	306	Mentor Subsea Technology Services, Inc.

22	033	McDermott Sakhalin, Inc	McD	105	McDermott Sakhalin, Inc

23	048	McDermott International Beijing, Inc	N/A	213	McDermott International Beijing, Inc	No participants

24	053	Spar Tec, Inc	McD	640	Spar Tec, Inc

25	057	Harbor Island Fabrication	McD	601	J. Ray McDermott, Inc

26	085	J. Ray McDermott West Africa, Inc	McD	244	J. Ray McDermott West Africa, Inc

27	101	Delta Hudson International, Ltd	McD	316	Delta Hudson International, Inc

28	102	J. Ray McDermott Gulf Contractors, Inc	McD	307	J. Ray McDermott Gulf Contractors, Inc

	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
29	105	Hudson Engineering Company, Inc.	McD	310	Hudson Engineering Company, Inc.

30	106	Hudson Products Corp.	McD	567	Hudson Products Corp.

31	109	Marine Engineering - Houston	McD	301	Houston Engineering Sale

32	110	HEC - Construction Division	McD	301	DHEC Corporation

33	112	DHEC - Eldridge Building Administration	McD	301	DHEC Corporation

34	113	Marine Engineering Lafayette	McD	301	DHEC Corporation

35	116	Engineering & Services – Administration	McD	301	DHEC Corporation

36	117	McDermott Marketing Services, Inc	McD	462	McDermott Marketing Services, Inc

37	125	McDermott International, Inc Soviet Projects	McD	100	McDermott International, Inc

38	131	McDermott International, Project Management, Inc	McD	186	McDermott International, Project Management, Inc

39	134	Corporate Marketing Domestic	McD	300	McDermott Incorporated

40	135	Corporate Marketing International Division	McD	100	McDermott International

41	140	McDermott Underwater Services	McD	101	J. Ray McDermott International Services, Ltd.

42	169	McDermott Southeast Asia Pte Ltd. Construction Division	McD	194	McDermott Southeast Asia Pte Ltd. Construction Division

43	213	P.T. McDermott Indonesia	McD	180	P.T. McDermott Indonesia

44	219	MMSB Engineering Div	McD	132	McDermott (Malaysia) Sendirian Berhad

45	229	MMC Group Delaware	McD	300	McDermott, Inc

46	242	McDermott International, B.V.	McD	147	McDermott International, B.V.

47	252	JRSA Qatar	McD	207	J.Ray McDermott, S.A.

48	253	JRSA Iron Branch	McD	207	J.Ray McDermott, S.A.

49	256	McDermott Dubai	McD	100	McDermott International, Inc

50	258	McDermott International, Inc	McD	100	McDermott International, Inc

51	294	McDermott Offshore Services Co, Inc	McD	135	McDermott Offshore Services Co, Inc

52	306	Oceanic Del Sud	McD	100	McDermott International, Inc

53	310	MII - Far East Division	McD	100	McDermott International, Inc

54	314	MII - North Sea Division	McD	100	McDermott International, Inc

2

	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
55	315	McDermott Scotland	McD	100	McDermott International, Inc

56	316	McDermott Engineering Europe	McD	100	McDermott International, Inc

57	317	JRM - ETPM JV Subs POC Consolidation Div.	McD	220	J. Ray McDermott Far East, Inc

58	323	Marine Contractors, Inc	McD	360	Marine Contractors, Inc

59	334	J.Ray McDermott (Aust.) Pty Ltd.	McD	150	J.Ray McDermott (Aust.) Pty Ltd.

60	341	J.Ray McDermott Far East, Inc	McD	220	J.Ray McDermott Far East, Inc

61	344	Russian Operations Support	McD	300	McDermott, Inc

62	348	Marine Contractors, Inc - West Africa	McD	360	Marine Contractors, Inc

63	352	OCI - Belgium Branch	McD	100	McDermott International, Inc

64	411	Construcciones Maritime Mexicanas S.A. de C.V. div	McD	320	McDermott Trade Corporation

65	419	McDermott Project Management General Estimating & Sales	McD	300	McDermott, Inc

66	421	Gulfport Shipyard Division	McD	300	McDermott, Inc

67	451	McDermott Engineering (Europe) Ltd.	McD	128	McDermott Engineering (Europe) Ltd.

68	454	J.Ray McDermott Far East, Inc - Brunei Branch	McD	220	J.Ray McDermott Far East, Inc

69	455	P.T. McDermott Indonesia - Engineering Division	McD	180	P.T. McDermott Indonesia

70	464	McDermott International Inc. Administrative Services	McD	100	McDermott Incorporated

71	473	McDermott International Investments Co., Inc	McD	120	McDermott International Investments Co., Inc

72	476	McDermott International Trading Co., Inc	McD	130	McDermott International Trading Co., Inc

73	495	DynMcDermott Petroleum Operations Company	McD	930	DynMcDermott Petroleum Operations Company

74	496	E&I Group Administration	McD	230	McDermott Engineers & Constructors (USA) Inc.

75	510	TLT - Babcock, Inc	McD	502	TLT - Babcock, Inc

3

	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
76	511	B&W Canada	B&W	532	Babcock & Wilcox Canada, Ltd

77	532	Diamond Power Specialty Co. USA	B&W	597	Diamond Power International

78	536	Nuclear Products Division	McD	596	BWX Technologies, Inc

79	537	Research & Development Division	McD	595	McDermott Technology, Inc

80	538	Contract Research Division	McD	595	McDermott Technology, Inc

81	595	Fossil Manufacturing Division	B&W	500	The Babcock & Wilcox Company

82	603	Mfg. Div. - West Point Plant	B&W	500	The Babcock & Wilcox Company

83	619	P.T. Babcock & Wilcox Indonesia	B&W	901	P.T. Babcock & Wilcox Indonesia

84	622	MII - B&W Offshore Investments	N/A	100	McDermott International, Inc	No participants

85	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

86	651	Americon, Inc	B&W	554	Americon, Inc

87	652	Babcock & Wilcox Construction Co., In	B&W	555	Babcock & Wilcox Construction Co., In

88	704	TPG - Welded Operations	McD	500	The Babcock & Wilcox Company

89	709	Hudson Products Corp. (Texas)	McD	312	Hudson Products Corporation

90	745	Babcock & Wilcox HSRG Company	McD	395	Babcock & Wilcox HSRG Company	Formerly named B&W - ST Company

91	755	BWXT Services, Inc	McD	572	BWXT Services, Inc

92	758	BWXT Equity Investments Division	McD	596	BWX Technologies, Inc

93	767	ASD Service Center	McD	596	BWX Technologies, Inc

94	769	Power Computing Company Post 4-1-94	McD	576	Power Computing Company

95	784	BWXT Federal Services	McD	580	BWXT Federal Services

96	809	JRSA – Dubai	McD	207	J.Ray McDermott, S.A.

97	830	JRSA Far East Division	McD	207	J.Ray McDermott, S.A.

98	831	JRSA MMC Group Division	McD	207	J.Ray McDermott, S.A.

99	891	McDermott Shipbuilding, Inc	McD	347	McDermott Shipbuilding, Inc

100	893	McDermott Amur, Inc	McD	348	McDermott Amur, Inc

4

	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
101	915	McDermott ETPM North Sea Pipelay Division	McD	176	McDermott Old JV office, Inc

102	916	North Sea Pipelay Div.	McD	100	McDermott International, Inc

103	923	McDermott – ETPM Dubai	McD	136	J.Ray McDermott Middle East, Inc

104	934	McDermott offshore Services Co, JV branch	McD	135	McDermott Offshore Services Co, Inc

105	941	McDermott offshore Services Co, OSO branch	McD	135	McDermott Offshore Services Co, Inc

106	981	Talleres Navales Del Golfo S.A. de C.V.	McD	989	Talleres Navales Del Golfo S.A. de C.V.

107	983	Personal Ejecutivo de Vera Cruz, S.A. de C.V	McD	991	Personal Ejecutivo de Vera Cruz, S.A. de C.V

108	998	Spars International, Inc	McD	995	Spars International, Inc

109	1001	J.Ray McDermott, Inc	McD	601	J.Ray McDermott, Inc

110	1002	JRMI Marine Division	McD	601	J.Ray McDermott, Inc

111	1003	JRMI Administration & Services Div	McD	601	J.Ray McDermott, Inc

113	1005	JRMI MUS Operations	McD	601	J.Ray McDermott, Inc

114	1008	JRMI Fabricators Div	McD	601	J.Ray McDermott, Inc

115	1025	JRMI – Engineering - New Orleans	McD	601	J.Ray McDermott, Inc

116	1137	BWICO Nassau Branch Atlantic Int’l	McD	380	Babcock & Wilcox Investment Company

117	1138	Mentor Subsea Technology Services/ (029)	McD

118	1428	JRSA Operating Unit Foreign Adjustments	McD	207	J.Ray McDermott, S.A.

119	1531	BWX Technologies, Inc	McD	596	BWX Technologies, Inc

120	1550	BWX Other Operations	McD	596	BWX Technologies, Inc

121	1902	J.Ray McDermott Engineering, LLC	McD	1950	J.Ray McDermott Engineering, LLC

122	8709	Hudson Products Corporation (709)	McD

123	20537	Research & Development Division (537)	McD

124	A537	Alliance Research & Development Division	McD	595	McDermott Technology, Inc

125	H709	Hudson Products Hourly	McD	312	Hudson Products Corporation

126	S693	ERI Salaried	McD	500	The Babcock & Wilcox Company

127	Metlife	Participants paid thru MetLIfe GAC	McD/B&W			Will have to be split manually

5

B&W Salaried Benefit Structure

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
1	1	Barberton Hourly (NED)	H508	Nuclear Equipment Division	McD/B&W	596	BWX Technologies, Inc	Will have to manually identify foundry people

2	2	Barberton Salary	635		B&W	500	The Babcock & Wilcox Company

3	3	PGG	3	Domestic Fossil Operations	B&W		The Babcock & Wilcox Company	2 T.V. employees from entity #635.

4	5	West Point Hourly	H603	Manufacturing Division / West Point Plant	B&W	500	The Babcock & Wilcox Company

5	7	Barberton Salary/Old PGG	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

6	8	Wilmington Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

7	9	Brunswick Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

8	10	West Point Salary	595	Fossil Manufacturing Division / Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

9	11	Paris Salary	595	Fossil Manufacturing Division / Mfg Div. Paris	McD	500	The Babcock & Wilcox Company

10	12	Scranton & St. Petersburg Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

11	13	North Canton Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

12	14	Corporate office salary	501	The Babcock & Wilcox Company	B&W	500	The Babcock & Wilcox Company

13	15	Canton Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

14	17	Lynchburg Salary (NPD)	616	Nuclear Business Pre & Post 9-84 / B&W Nuclear Service Company	McD	537	McDermott Technologies, Inc

15	19	Rockford Salary	501	The Babcock & Wilcox Company	McD	500	The Babcock & Wilcox Company

16	22	Beaver Falls Hourly Super	H513	Tubular Products Division	McD	500	The Babcock & Wilcox Company

6

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/ B&W	Legal Entity #	Legal Entity Description	Comments
17	24	All Hrly Super welded salary	704	TPG - Welded Operations	McD	500	The Babcock & Wilcox Company

18	25	Beaver Falls Salary	501	Tubular Products Division	McD	500	The Babcock & Wilcox Company / Same
19	26	Milwaukee Hourly Guards	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

20	28	Milwaukee Hourly Super	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

21	29	Milwaukee Salaried	502	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

22	30	CNFP Salary (Fuelco)	708	B&W Fuel Company	McD	950	B&W Fuel Company	Part of Framatome Sale

23	31	Augusta Salary	501	Insulating Products Division	McD	500	The Babcock & Wilcox Company

24	34	Albion Mine Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

25	35	West Coast Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

26	36	Barberton Salary	583	Babcock & Wilcox International, Inc	B&W	541	Babcock & Wilcox International, Inc

27	37	Barberton Salary NP Group	508	Nuclear Equipment Division	McD	596	BWX Technologies, Inc

28	38	Barberton Salary	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

29	39	Barberton Salary / Fossil Power	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

30	40	Copley Salary	651	American, Inc / B&W Construction Co. , Inc	B&W	554	Americon Inc / B&W Construction Co. Inc

31	41	Barberton Salary	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

32	42	Alliance Salary R&D	537	Research & Development Division	McD	595	McDermott Technologies, Inc

33	43	Lynchburg Research Center Salary	537	Research & Development Division	McD	595	McDermott Technologies, Inc

34	44	West Coast Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

35	45	West Coast Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

36	46	Rockford Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

37	47	Apollo & Parks (NESI) Salaried	755	BWXT Services, Inc	McD	572	BWXT Services, Inc

7

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/ B&W	Legal Entity #	Legal Entity Description	Comments
38	49	Bryan Plant Hourly	513	Tubular Products Division	McD	500	The Babcock & Wilcox Company

39	50	Bryan Plant Salary	501	Tubular Products Division	McD	500	The Babcock & Wilcox Company / Same

40	51	Copley Semi-Monthly Salary	652	B&W Construction Co	B&W	555	Babcock & Wilcox Construction Co. Inc.
41	52	Copley Field Salary	651	American, Inc / B&W Construction Co. , Inc	B&W	554	Americon Inc / B&W Construction Co. Inc

42	53	B&W Construction Co	652	B&W Construction Co	B&W	555	Babcock & Wilcox Construction Co. Inc.

43	55		741	Mt. Vernon Operations	McD	596	BWX Technologies, Inc

44	56	West Coast Salary	651	American, Inc / Domestic Fossil Operations	McD	554	Americon Inc / The Babcock Wilcox Company

45	57	Wilmington Salary	635	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

46	58	Copley Hourly Salary	651	American, Inc / B&W Construction Co. , Inc	B&W	554	Americon Inc / The Babcock Wilcox Company

47	61	Lynchburg NNFD-Hourly	H536	Nuclear Products Division	McD	596	BWX Technologies, Inc

48	62	NNFD Salary	536	Nuclear Products Division	McD	596	BWX Technologies, Inc

49	63	Barberton Salary (DFO)	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

50	64	Barberton Salary (Sales & Serv)	635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

51	66	Bloomfield Hills Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

52	67	Rochester Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

53	68	Greer Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

54	69	Babcock Marine Salary - G.O.	501	MII Parent Creole / Honore	N/A	100	McD. Intl. Inc.	No participants

55	72	Bailey Controls Salary	501	Bailey Controls USA	McD	500	The Babcock & Wilcox Company

56	73	Belfab Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

57	74	Bailey Controls Salary - G.O.	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

8

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/ B&W	Legal Entity #	Legal Entity Description	Comments
58	77	Power Safety Salary	621	Power Safety International, Inc. B&W PSI Div.	McD	905	Power Safety International, Inc.

59	78	PT B&W Indonesia	619	PT B&W Indonesia	B&W	901	PT Babcock & Wilcox Indonesia

60	79	Emporia Salary	501	Insulating Products Division	McD	500	The Babcock & Wilcox Company

61	81	Diamond Power Salary	532	Diamond Power Specialty Company - USA	B&W	597	Diamond Power International, Inc

62	82	Diamon Power Salary - G. O.	501	Babcock & Wilcox	B&W	500	The Babcock & Wilcox Company

63	83	Babcock Southwest Salary -G.O.	651	Americon Inc.	B&W	554	Americon, Inc

64	87	American Copley Salary	651	American Inc. / Babcock Southwest Const. Corp	B&W	554	Americon, Inc / Babcock Southwest Construction Corporation

65	88	Sunland Salary G.O. (SCCI)	651	American, Inc / Sunland Construction	B&W	554	Americon, Inc / Sunland Construction Co., Inc

66	89	American Equip Svcs.	651	American, Inc / American Equipment Services	B&W	554	Americon, Inc / Americon Equipment Services, Inc

67	92	Power Computing Company (NPD)	671	Power Computing Company Pre 4-1-94	McD	500	The Babcock & Wilcox Company

68	93	B&W Beijing Co. Salary	660	Babcock & Wilcox Beijing Co. Ltd.	B&W	916	B&W Beijing Co. , Ltd

69	94	ERI Salaried	693	ERI Division	McD	500	The Babcock & Wilcox Company

70	95	ASEA Salaried	676	ASEA Babcock	McD	924	ASEA Babcock

71	96	Controls Components Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

72	98	Controls Components Salary	501	Babcock & Wilcox	McD	500	The Babcock & Wilcox Company

73	99	TLT - Babcock	501	Domestic Fossil Operations	McD	500	The Babcock & Wilcox Company

74	101		101	Delta Hudson Int’l Ltd	McD	316	Delta Hudson Intl., Ltd.

75	103	Admin & Services Salary	501	McDermott Admin & Services Div.	N/A	300	McDermott Inc.	No participants

9

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
76	105		105	Hudson Engineering Company, Inc	MCD	310	Hudson Engineering Company, Inc

77	109	Houston Engr. Salary	501	Marine Engineering Houston	McD	500	The Babcock & Wilcox Company

78	114	McD. Main Office Salary	501	The Babcock & Wilcox Company	McD/B&W	500	The Babcock & Wilcox Company / McDermott Incorporated	B&W Corporate Types; will have to be manually split.

79	117	McDermott Marketing Services	117		N/A	462	McDermott Marketing Services	No participants

80	132	Nuclear Service Salary	732	B&W Nuclear Service Company	McD	537	McDermott Technologies, Inc

81	134	Worldwide Marketing Salary	501	The Babcock & Wilcox Company	N/A	500	The Babcock & Wilcox Company / McDermott Incorporated	No participants

82	135		135	Corporate Marketing Int’l Division	McD	100	McDermott International, Inc

83	137	Nat’l Ecology Salary	737	National Ecology Company Pre 1-1-94	B&W	540	National Ecology Company

84	139	AOD Admin Salary	739	AOD - Administration	McD	500	The Babcock & Wilcox Company

85	140	ASRM OPS Salary	740	ASRM Operations	McD	500	The Babcock & Wilcox Company

86	144	Revloc / Evensburg	744	Revloc Reclamation Service, Inc	B&W	568	Revloc Reclamation Service, Inc

87	145	B&W ST - Company (Little Rock)	745	Babcock & Wilcox HSRG Company	McD	395	Babcock & Wilcox HSRG Company

88	163	Power Systems Salary	663	Power Systems Operations, Inc	B&W	560	Power Systems Operations, Inc

89	175	EIS Salary	501	Information Systems Division	N/A	500	The Babcock & Wilcox Company / McDermott Incorporated	No participants

90	194	Palm Beach Salary	694	Palm Beach Resource Recovery Corporation	B&W	534	Palm Beach Resource Recovery Corporation

10

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
91	256	Middle East Salary	501	McDermott Dubai	N/A	500	The Babcock & Wilcox Company / McDermott International Inc	No participants

92	310	Southeast Asia Salary	501	MII Far East Division	N/A	500	The Babcock & Wilcox Company / McDermott International Inc	No participants

93	343		343	McDermott Energy Services, Inc	MCD	464	McDermott Energy Services, Inc

94	473	MIICO Salary	501	McDermott International Investments Co., Inc	N/A	120	The Babcock & Wilcox Company / McDermott International Investments Co., Inc	No participants

95	495		495	DynMcDermott Petroleum Operations Company	McD	930	DynMcDermott Petroleum Operations Company

96	501	Seamless Salary	501	TPG Seamless	McD	500	The Babcock & Wilcox Company

97	503	Special Metals Salary	703	TPG - Special Metals	McD	500	The Babcock & Wilcox Company

98	508		508	Nuclear Equipment Division	McD	596	BWX Technologies, Inc	Need to check for Foundry Employees

99	511		511	B&W Canada	B&W	532	Babcock & Wilcox Canada, Ltd

100	513	Unknown	501	No participants in this #	N/A	500	The Babcock & Wilcox Company

101	536		536	Nuclear Products Division	McD	596	BWX Technologies, Inc

102	537		537	Research & Development Division	McD	595	McDermott Technologies, Inc

103	538		538	Contract Research Division	McD	595	McDermott Technologies, Inc

104	571	Wickliffe Hourly	524	Bailey Controls USA	McD	500	Babcock & Wilcox Company

105	592		592	Sellco	McD/B&W	500	The Babcock & Wilcox Company	See line #138, MetLife have to be split manually

11

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
106	604	Seamless Hrly Special #4	701	Tpg Seamless Operations	McD	500	The Babcock & Wilcox Company

107	619		619	PT B&W Indonesia	B&W	901	PT Babcock & Wilcox Indonesia

108	635		635	Domestic Fossil Operations	B&W	500	The Babcock & Wilcox Company

109	658		658	Babcock & Wilcox General Contracting Company	B&W	552	Babcock & Wilcox General Contracting Company

110	660		660	Babcock & Wilcox Beijing Co. Ltd.	B&W	916	Babcock & Wilcox Beijing Co. Ltd.

111	671	Power Computing Dallas	671	Power Computing Company Pre 4-1-94	McD	500	The Babcock & Wilcox Company

112	673		673	B&W Mexicana, SA de CV	B&W	922	B&W Mexicana, SA de CV

113	696		696	Diamond Power Hubei Machine Company, Ltd	B&W	949	Diamond Power Hubei Machine Company, Ltd

114	709	Hudson Products Salary	501	Hudson Products corp	McD	500	The Babcock & Wilcox Company / Hudson Products Corporation

115	719	Thermax	719	Thermax Babcock & Wilcox Ltd.	B&W	953	Thermax Babcock & Wilcox Ltd.

116	720		720	B&W IIC - Babcock & Wilcox Int’l Div.	B&W	126	The Babcock & Wilcox International Investments Company, Inc

117	735		735	Power Systems Operations, Edensburg	B&W	560	Power Systems Operations, Inc

118	736		736	Power Systems Operations - Danville	McD	560	Power Systems Operations, Inc

119	747		747	B&W Advanced Systems Engineering	McD	500	The Babcock & Wilcox Company

120	750		750	BWXT of Idaho, Inc	McD	382	BWXT of Idaho, Inc

121	751		751	Babcock & Wilcox Turkey	B&W	126	Babcock & Wilcox International Investments Co. , Inc

122	754		754	B&W Energy Investments, Inc.	McD	460	B&W Energy Investments, Inc.

12

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
123	755		755	BWXT Services, Inc	McD	572	BWXT Services, Inc

124	758		758	BWXT Equity Investments Division	McD	596	BWX Technologies, Inc

125	767		767	ASD Service Center	McD	596	BWX Technologies, Inc

126	768		768	B&W Commonwealth Services	n/a	500	The Babcock & Wilcox Company	No participants

127	780		780	BWIICO - Egypt Division	B&W	126	Babcock & Wilcox International Investments Co., Inc

128	784		784	BWXT Federal Services, Inc	McD	580	BWXT Federal Services, Inc

129	798		798	Monmouth Materials Processing & Recovery Facility	B&W	540	National Ecology Company

130	799		799	BWXT Protec, Inc	McD	590	BWXT Protec, Inc

131	875		875	Diamond Power/Joy	B&W	616 /235	Ash Acquisition Company

132	885		885	Delta Catalytic Industrial Services, Ltd.	McD	334	Delta Catalytic Industrial Services, Ltd.

133	891		891	McDermott Shipbuilding Inc.	McD	347	McDermott Shipbuilding Inc.

134	893		893	McDermott Amur, Inc.	McD	348	McDermott Amur, Inc.

135	1001		1001	J. Ray McDermott, Inc	McD	601	J. Ray McDermott, Inc

136	1902		1902	J. Ray McDermott Engineering, LLC	McD	1950	J. Ray McDermott Engineering, LLC

137	—	—	662	Babcock & Wilcox International, Inv. Inc.	B&W	126	Babcock & Wilcox International, Inv. Inc.	Includes 3 Rets. Captured by Buck @ Unit # 0

138			MetLife	Participants paid through MetLife GAC	B&W/McD			Will have to be split manually

13

Subtotal #1

B&W Hourly Benefit Structure

	Unit #	Unit Description	Buck Entity #	Entity Description	McD/B&W	Legal Entity #	Legal Entity Description	Comments
1	1	NED Hourly	508	Nuclear Equipment Division	McD/B&W	596		Foundry employees will have to be manually identified.

2	5	West Point	595	Fossil Manufacturing Division	B&W		The Babcock & Wilcox Company

3	6	Paris hourly	595	Fossil Manufacturing Division	McD	500	The Babcock & Wilcox Company

4	48	Appollo & Parks hourly	729	B&W Nuclear Decommissioning projects	McD	596	BWX Technologies, Inc

5	61	NNFD hourly	536	Nuclear Products Division	McD	596	BWX Technologies, Inc

6	84	Lancaster hourly	532	Diamond Power Specialty Co. USA	B&W	597	Diamond Power International, Inc

7	85	Mirror Insulation hourly	532	Diamond Power Specialty Co. USA	B&W	597	Diamond Power International, Inc

8	86	Controls Mfg. hourly	532	Diamond Power Specialty Co. USA	B&W	597	Diamond Power International, Inc

9	104	ERI hourly	693	ERI Division	McD	500	The Babcock & Wilcox Company	ERI and Bryan Plans merged 12-31-89. Will have to be manually split.

			MetLife	Participants paid thru MetLife GAC	B&W/BWXT			Will have to split manually

14

X

IMPORTANT—PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN ABOVE:

McDERMOTT INTERNATIONAL, INC.

Signature:                                          Date:                                  Signature:                                          Date:

McDermott International, Inc.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8242

EDISON, NJ 08818-8242

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Vote-by-Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/mdr
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed

24-hours a day, seven days a week until 11:59 PM on 12/16/03.

Please mark

votes as in

this example.

Voter Control Number

Your vote is important. Please vote immediately.

OR

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

1. Resolution approving the form, terms and provisions of the Settlement Agreement in the form attached as Appendix A to the accompanying Proxy Statement; the settlement contemplated by the Settlement Agreement, including the disposition of assets of McDermott; and McDermott’s execution and delivery of, and performance under, the Settlement Agreement; in each case subject to the subsequent approval of McDermott’s Board of Directors referred to in such resolution. Every properly signed Proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR the resolution. The proxy holders named on the reverse side also will vote in their discretion on any other matter that may properly come before the meeting.

NOTE: Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate their capacities when signing. All proxies heretofore given by the signatory to vote at such meeting or any adjournment or postponement thereof are hereby revoked.

FOR AGAINST ABSTAIN

    ☐            ☐            ☐

1317

P

R

O

X

Y

PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

McDERMOTT INTERNATIONAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

Wednesday, December 17, 2003

1:30 p.m.

Hotel Inter-Continental

Pelican I Room

444 St. Charles Avenue

New Orleans, Louisiana

Dear Stockholder:

McDermott International, Inc. encourages you to vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the voter control number printed in the box on the reverse side. The series of numbers that appear in the box must be used to access the system.

1. To vote over the Internet:

•	Log on the Internet and go to the web site http://www.eproxyvote.com/mdr

2. To vote over the telephone:

•	On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

•	Outside of the U.S. and Canada call 201-536-8073.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.

PROXY

McDERMOTT INTERNATIONAL, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. Nesser III and Francis S. Kalman, and each of them individually, as attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, to vote all the shares of common stock of McDermott International, Inc. (“McDermott”) that the undersigned may be entitled to vote at McDermott’s Special Meeting of Stockholders to be held on December 17, 2003, and at any adjournment or postponement of such meeting, as indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of McDermott’s Notice of Special Meeting of Stockholders and related Proxy Statement.

SEE REVERSE SIDE

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

[VANGUARD FIDUCIARY TRUST COMPANY LOGO]

NOTICE TO PARTICIPANTS OF

THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED

AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

November 17, 2003

Dear Thrift Plan Participant:

As you may know, a Special Meeting of McDermott International, Inc. (“McDermott”) will be held on Wednesday, December 17, 2003. Enclosed for your careful review are the Notice of McDermott’s Special Meeting of Stockholders and the related Proxy Statement.

YOUR VOTE IS IMPORTANT!

As a participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), you are strongly encouraged to direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of your Thrift Plan, to vote your shares of McDermott common stock held in your separate Thrift Plan account.

PROVIDING YOUR INSTRUCTIONS TO VANGUARD

To instruct Vanguard how to vote the shares of McDermott common stock in your Thrift Plan account, complete, sign, and date the enclosed instruction form and mail it to Vanguard in the enclosed postage-paid reply envelope. Your instruction form must be received at Vanguard by the Thrift Plan Deadline, which is 4:00 p.m. Eastern time on Friday, December 12, 2003.

Your proxy voting direction will apply to shares held in your Thrift Plan account at the close of the New York Stock Exchange on the record date, November 7, 2003.

THE TERMS OF YOUR THRIFT PLAN

Please note, the terms of your Thrift Plan provide that Vanguard will vote the shares of McDermott common stock held in your Thrift Plan account as directed. Additionally, any shares of McDermott common stock held in the Thrift Plan for which Vanguard does not receive timely participant directions generally will be voted by Vanguard in the same proportion as the shares for which Vanguard receives timely voting instructions from participants within the Thrift Plan.

The enclosed information relates only to shares of McDermott common stock held in your Thrift Plan account. If you own other shares outside of the Thrift Plan, you should receive separate mailings relating to those shares.

YOUR DECISION IS CONFIDENTIAL

All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including McDermott, or any of their respective directors, officers, employees or affiliates.

FOR ADDITIONAL QUESTIONS

If you have any questions about the proxy solicitation by McDermott, please direct all inquiries to:

McDermott International, Inc.

1450 Poydras Street

New Orleans, LA 70112-6050

Attention: Corporate Secretary

Or call (504) 587-5400

Additionally, all proxy-solicitation materials are available online at www.sec.gov. If you have questions on how to provide voting instructions to Vanguard, please contact Vanguard Participant Services weekdays during normal business hours at 1-800-523-1188.

Sincerely,

Vanguard Fiduciary Trust Company

[THE VANGUARD GROUP LETTERHEAD APPEARS HERE]

Please fold and detach card at perforation before mailing

CONFIDENTIAL VOTING INSTRUCTION FORM

TO: VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE

UNDER THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED

AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

The undersigned participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”) hereby directs Vanguard Fiduciary Trust Company (“Vanguard”), the trustee for the Thrift Plan, to vote all the shares of common stock (“common stock”) of McDermott International, Inc. (“McDermott”) held in the undersigned’s Thrift Plan account at McDermott’s Special Meeting of Stockholders to be held on Wednesday, December 17, 2003.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If your voting instruction form is not properly signed or dated or if no direction is provided, your shares generally will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from participants in the Thrift Plan.

THIS INSTRUCTION FORM MUST BE RECEIVED AT VANGUARD BY 4:00 p.m. Eastern time,

Friday, December 12, 2003

The undersigned acknowledges receipt of McDermott’s Notice of Special Meeting of Stockholders and related Proxy Statement.

Dated , 2003

SIGNATURE (please sign in box)

NOTE: Signature should be the same as the name on your Thrift Plan account. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. The person signing above hereby revokes all instructions heretofore given by such person to vote the shares of McDermott common stock held in such person’s Thrift Plan account at such meeting or any adjournment or postponement thereof.

Please fold and detach card at perforation before mailing

Please fill in box(es) as shown using black or blue ink or number 2 pencil.     ☒

PLEASE DO NOT USE FINE POINT PENS.

FOR	AGAINST	ABSTAIN

1.      Resolution approving the form, terms and provisions of the Settlement Agreement in the form attached as Appendix A to the accompanying Proxy Statement; the settlement contemplated by the Settlement Agreement, including the disposition of assets of McDermott; and McDermott’s execution and delivery of, and performance under, the Settlement Agreement; in each case subject to the subsequent approval of McDermott’s Board of Directors referred to in such resolution.

☐	☐	☐

The terms of your Thrift Plan provide that Vanguard will vote the shares of McDermott common stock held in your Thrift Plan account as directed. Additionally, McDermott common stock held in the Thrift Plan for which Vanguard does not receive direction before 4:00 p.m. Eastern time, on Friday, December 12, 2003, generally will be voted by Vanguard in the same proportion as the shares for which Vanguard receives timely voting instructions from participants in the Thrift Plan.

PLEASE SIGN AND DATE THE FRONT SIDE OF THIS VOTING INSTRUCTION FORM

AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

McDERMOTT INTERNATIONAL, INC.

The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada

November 17, 2003

To those individuals (“Plan Participants”) who have an interest in McDermott International, Inc. common stock, par value $1.00 per share (“common stock”), under The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada (the “Thrift Plan”):

We would like to give Plan Participants having an interest in shares of common stock through the Thrift Plan the right to instruct BMO Trust Company, the trustee for the Thrift Plan (the “Trustee”), or its agent, how to vote the shares of common stock representing their interest in the Thrift Plan. The proxy mailing and tabulation will be coordinated through the Trustee, or its agent.

In order that you may have the same information as a stockholder outside the Thrift Plan, we have enclosed a copy of the Notice of McDermott International, Inc.’s Special Meeting of Stockholders and the related Proxy Statement. This information is being mailed to all stockholders of record as of November 7, 2003. We are providing this material for your information. You do not need to return it.

Also enclosed is a voting instruction form with which you may instruct the Trustee, or its agent, how to vote your interest in shares of common stock in the Thrift Plan. Please return this voting instruction form in the envelope provided as soon as possible.

If the Trustee, or its agent, does not receive your instructions by 10 a.m. (local time), December 12, 2003, the Trustee will vote your shares FOR the resolution.

This letter and the enclosed materials relate only to your interest in shares of common stock under the Thrift Plan. They do not relate to any other shares of common stock which you may own. If you own other shares of common stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

Very truly yours,

Bruce W. Wilkinson

Chairman of the Board and

Chief Executive Officer

CONFIDENTIAL VOTING INSTRUCTIONS

TO: BMO TRUST COMPANY, TRUSTEE

UNDER THE THRIFT PLAN FOR SALARIED EMPLOYEES OF BABCOCK & WILCOX CANADA

The undersigned participant in The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada (the “Thrift Plan”) hereby directs BMO Trust Company, the trustee for the Thrift Plan (the “Trustee”), to vote all the shares of common stock (“common stock”) of McDermott International, Inc. (“McDermott”) held in the undersigned’s Thrift Plan account at McDermott’s Special Meeting of Stockholders to be held in the Pelican I Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, December 17, 2003, at 1:30 p.m. local time, and at any adjournment or postponement of such meeting.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If not otherwise specified, this voting instruction form will be voted FOR the resolution.

The undersigned acknowledges receipt of McDermott’s Notice of Special Meeting of Stockholders and related Proxy Statement.

PLEASE MARK APPROPRIATE BOXES (☐) IN BLACK OR BLUE INK AND SIGN AND DATE WHERE INDICATED BELOW AND PROMPTLY RETURN THIS VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE.

1.	Resolution approving the form, terms and provisions of the Settlement Agreement in the form attached as Appendix A to the accompanying Proxy Statement; the settlement contemplated by the Settlement Agreement, including the disposition of assets of McDermott; and McDermott’s execution and delivery of, and performance under, the Settlement Agreement; in each case subject to the subsequent approval of McDermott’s Board of Directors referred to in such resolution.

FOR	AGAINST	ABSTAIN
☐	☐	☐

NOTE: Signature should be the same as the name on your Thrift Plan account. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. The person signing below hereby revokes all instructions heretofore given by such person to vote the shares of common stock held in such person’s Thrift Plan account at such meeting or any adjournment or postponement thereof.

, 2003
SIGNATURE	DATE

ADDITIONAL INSTRUCTIONS CONCERNING THIS PROXY ARE CONTAINED ON THE CHAIRMAN’S LETTER TO MEMBERS OF THE THRIFT PLAN FOR SALARIED EMPLOYEES OF BABCOCK & WILCOX CANADA.